                                                                    EXHBIT 4.1

                  RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.,

                                  Depositor,

                       RESIDENTIAL FUNDING CORPORATION,

                               Master Servicer,

                                     and

                                     [ ]

                                   Trustee

                   FORM OF POOLING AND SERVICING AGREEMENT

                       Dated as of [________] 1, 20[_]

               Mortgage Asset-Backed Pass-Through Certificates

                             Series 20[__]-RZ[_]

ARTICLE II     CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF

      Section 2.03.  Representations, Warranties and Covenants of the
                     Master Servicer and the Depositor......................66

      Section 2.04.  Representations and Warranties of Sellers..............68

      Section 2.05.  Execution and Authentication of Certificates;
                     Conveyance of Uncertificated REMIC Regular

      Section 3.02.  Subservicing Agreements Between Master Servicer
                     and Subservicers; Enforcement of Subservicers'

      Section 3.05.  No Contractual Relationship Between Subservicer
                     and Trustee or Certificateholders......................75

      Section 3.06.  Assumption or Termination of Subservicing
                     Agreements by Trustee..................................75

      Section 3.07.  Collection of Certain Mortgage Loan Payments;
                     Deposits to Custodial Account..........................76

      Section 3.08.  Subservicing Accounts; Servicing Accounts..............78

      Section 3.09.  Access to Certain Documentation and Information

      Section 3.12.  Maintenance of Fire Insurance and Omissions and
                     Fidelity Coverage......................................83

      Section 3.13.  Enforcement of Due-on-Sale Clauses; Assumption and

      Section 3.16.  Servicing and Other Compensation; Compensating

      Section 3.19.  Annual Independent Public Accountants' Servicing
                     Report.................................................92

      Section 3.20.  Right of the Depositor in Respect of the Master

      Section 4.03.  Statements to Certificateholders; Statements to
                     Rating Agencies; Exchange Act Reporting...............101

      Section 4.04.  Distribution of Reports to the Trustee and the
                     Depositor; Advances by the Master Servicer............104

      Section 4.05.  Allocation of Realized Losses.........................106

      Section 4.06.  Reports of Foreclosures and Abandonment of

      Section 5.02.  Registration of Transfer and Exchange of

      Section 6.01.  Respective Liabilities of the Depositor and the
                     Master Servicer.......................................120

      Section 6.02.  Merger or Consolidation of the Depositor or the
                     Master Servicer; Assignment of Rights and
                     Delegation of Duties by Master Servicer...............120

      Section 6.03.  Limitation on Liability of the Depositor, the

      Section 7.02.  Trustee or Depositor to Act; Appointment of

      Section 8.03.  Trustee Not Liable for Certificates or Mortgage
                     Loans.................................................130

      Section 8.04.  Trustee May Own Certificates..........................130

      Section 8.05.  Master Servicer to Pay Trustee's Fees and

      Section 9.01.  Termination Upon Purchase or Liquidation of All

      Section 10.02. Master Servicer, REMIC Administrator and Trustee

EXHIBITS
Exhibit A      Form of Class A Certificate
Exhibit B-1    Form of Class M Certificate
Exhibit B-2    Form of Class B Certificate
Exhibit C      Form of Class SB Certificate
Exhibit D      Form of Class R Certificate
Exhibit E      Form of Custodial Agreement
Exhibit F      Mortgage Loan Schedule
Exhibit G      Form of Request for Release
Exhibit H-1    Form of Transfer Affidavit and Agreement
Exhibit H-2    Form of Transferor Certificate
Exhibit I      Form of Investor Representation Letter
Exhibit J      Form of Transferor Representation Letter
Exhibit K      Form of Form 10-K Certification
Exhibit L      Form of Back-Up Certification to Form 10-K Certification
Exhibit M      Form of Lender Certification for Assignment of Mortgage Loan
Exhibit N      Form of Rule 144A Investment Representation
Exhibit O      Form of ERISA Representation Letter for Class SB Certificates
Exhibit P      Form of ERISA Representation Letter for Class M Certificates
Exhibit Q      Information to be Provided by the Master Servicer to the
               Rating Agencies Relating to Reportable Modified Mortgage Loans
Exhibit R      Schedule of Swap Agreement Notional Balances
Exhibit S      Swap Agreement
Exhibit T      Servicing Criteria to be Addressed in Assessment of Compliance

      This Pooling and  Servicing  Agreement,  effective as of  [________]  1,
20[_],  among  RESIDENTIAL  ASSET  MORTGAGE  PRODUCTS,  INC., as the depositor
(together  with  its  permitted  successors  and  assigns,  the  "Depositor"),
RESIDENTIAL  FUNDING  CORPORATION,  as  master  servicer  (together  with  its
permitted    successors   and   assigns,    the   "Master   Servicer"),    and
[_____________],  a banking association organized under the laws of the United
States,  as trustee (together with its permitted  successors and assigns,  the
"Trustee").

                            PRELIMINARY STATEMENT:

      The  Depositor  intends  to  sell  mortgage  asset-backed   pass-through
certificates  (collectively,  the  "Certificates"),  to be issued hereunder in seventeen classes,  which in the aggregate will evidence the entire beneficial ownership  interest  in the  Mortgage  Loans (as  defined  herein) and certain other related assets.

                                   REMIC I

      As provided  herein,  the REMIC  Administrator  will make an election to treat the  segregated  pool of assets  consisting  of the  Mortgage  Loans and certain  other  related  assets  (exclusive  of the Swap  Account and the Swap
Agreement)  subject to this  Agreement  as a real estate  mortgage  investment conduit (a "REMIC") for federal income tax purposes,  and such segregated pool of assets will be designated as "REMIC I." The Class [R-I]  Certificates  will represent  the sole Class of  "residual  interests" in REMIC I for purposes of the REMIC  Provisions  (as defined  herein) under federal  income tax law. The following table  irrevocably sets forth the designation,  remittance rate (the
"Uncertificated   REMIC I  Pass-Through  Rate")  and  initial   Uncertificated
Principal  Balance  for  each  of the  "regular  interests"  in  REMIC I  (the
"REMIC I   Regular   Interests").   The  "latest   possible   maturity   date"
(determined   solely  for   purposes   of   satisfying   Treasury   regulation
Section 1.860G-1(a)(4)(iii))  for each REMIC I  Regular  Interest shall be the
Maturity Date.  None of the REMIC I Regular Interests will be certificated.

                Uncertificated     Initial Uncertificated
                    REMIC I                REMIC I             Latest Possible
 Designation   Pass-Through Rate      Principal Balance         Maturity Date
[I-1-A]            [____](1)              [_______]           [________] 20[_]
[I-1-B]            [____](1)              [_______]           [________] 20[_]
[I-2-A]            [____](1)              [_______]           [________] 20[_]
[I-2-B]            [____](1)              [_______]           [________] 20[_]
[I-3-A]            [____](1)              [_______]           [________] 20[_]
[I-3-B]            [____](1)              [_______]           [________] 20[_]
[I-4-A]            [____](1)              [_______]           [________] 20[_]
[I-4-B]            [____](1)              [_______]           [________] 20[_]
[I-5-A]            [____](1)              [_______]           [________] 20[_]
[I-5-B]            [____](1)              [_______]           [________] 20[_]
[I-6-A]            [____](1)              [_______]           [________] 20[_]
[I-6-B]            [____](1)              [_______]           [________] 20[_]
[I-7-A]            [____](1)              [_______]           [________] 20[_]
[I-7-B]            [____](1)              [_______]           [________] 20[_]
[I-8-A]            [____](1)              [_______]           [________] 20[_]
[I-8-B]            [____](1)              [_______]           [________] 20[_]
[I-9-A]            [____](1)              [_______]           [________] 20[_]
[I-9-B]            [____](1)              [_______]           [________] 20[_]
[I-10-A]           [____](1)              [_______]           [________] 20[_]
[I-10-B]           [____](1)              [_______]           [________] 20[_]
[I-11-A]           [____](1)              [_______]           [________] 20[_]
[I-11-B]           [____](1)              [_______]           [________] 20[_]
[I-12-A]           [____](1)              [_______]           [________] 20[_]
[I-12-B]           [____](1)              [_______]           [________] 20[_]
[I-13-A]           [____](1)              [_______]           [________] 20[_]
[I-13-B]           [____](1)              [_______]           [________] 20[_]
[I-14-A]           [____](1)              [_______]           [________] 20[_]
[I-14-B]           [____](1)              [_______]           [________] 20[_]
[I-15-A]           [____](1)              [_______]           [________] 20[_]
[I-15-B]           [____](1)              [_______]           [________] 20[_]
[I-16-A]           [____](1)              [_______]           [________] 20[_]
[I-16-B]           [____](1)              [_______]           [________] 20[_]
[I-17-A]           [____](1)              [_______]           [________] 20[_]
[I-17-B]           [____](1)              [_______]           [________] 20[_]
[I-18-A]           [____](1)              [_______]           [________] 20[_]
[I-18-B]           [____](1)              [_______]           [________] 20[_]
[I-19-A]           [____](1)              [_______]           [________] 20[_]
[I-19-B]           [____](1)              [_______]           [________] 20[_]
[I-20-A]           [____](1)              [_______]           [________] 20[_]
[I-20-B]           [____](1)              [_______]           [________] 20[_]
[I-21-A]           [____](1)              [_______]           [________] 20[_]
[I-21-B]           [____](1)              [_______]           [________] 20[_]
[I-22-A]           [____](1)              [_______]           [________] 20[_]
[I-22-B]           [____](1)              [_______]           [________] 20[_]
[I-23-A]           [____](1)              [_______]           [________] 20[_]
[I-23-B]           [____](1)              [_______]           [________] 20[_]
[I-24-A]           [____](1)              [_______]           [________] 20[_]
[I-24-B]           [____](1)              [_______]           [________] 20[_]
[I-25-A]           [____](1)              [_______]           [________] 20[_]
[I-25-B]           [____](1)              [_______]           [________] 20[_]
[I-26-A]           [____](1)              [_______]           [________] 20[_]
[I-26-B]           [____](1)              [_______]           [________] 20[_]
[I-27-A]           [____](1)              [_______]           [________] 20[_]
[I-27-B]           [____](1)              [_______]           [________] 20[_]
[I-28-A]           [____](1)              [_______]           [________] 20[_]
[I-28-B]           [____](1)              [_______]           [________] 20[_]
[I-29-A]           [____](1)              [_______]           [________] 20[_]
[I-29-B]           [____](1)              [_______]           [________] 20[_]
[I-30-A]           [____](1)              [_______]           [________] 20[_]
[I-30-B]           [____](1)              [_______]           [________] 20[_]
[I-31-A]           [____](1)              [_______]           [________] 20[_]
[I-31-B]           [____](1)              [_______]           [________] 20[_]
[I-32-A]           [____](1)              [_______]           [________] 20[_]
[I-32-B]           [____](1)              [_______]           [________] 20[_]
[I-33-A]           [____](1)              [_______]           [________] 20[_]
[I-33-B]           [____](1)              [_______]           [________] 20[_]
[I-34-A]           [____](1)              [_______]           [________] 20[_]
[I-34-B]           [____](1)              [_______]           [________] 20[_]
[I-35-A]           [____](1)              [_______]           [________] 20[_]
[I-35-B]           [____](1)              [_______]           [________] 20[_]
[I-36-A]           [____](1)              [_______]           [________] 20[_]
[I-36-B]           [____](1)              [_______]           [________] 20[_]
[I-37-A]           [____](1)              [_______]           [________] 20[_]
[I-37-B]           [____](1)              [_______]           [________] 20[_]
[I-38-A]           [____](1)              [_______]           [________] 20[_]
[I-38-B]           [____](1)              [_______]           [________] 20[_]
[I-39-A]           [____](1)              [_______]           [________] 20[_]
[I-39-B]           [____](1)              [_______]           [________] 20[_]
[I-40-A]           [____](1)              [_______]           [________] 20[_]
[I-40-B]           [____](1)              [_______]           [________] 20[_]
[I-41-A]           [____](1)              [_______]           [________] 20[_]
[I-41-B]           [____](1)              [_______]           [________] 20[_]
[I-42-A]           [____](1)              [_______]           [________] 20[_]
[I-42-B]           [____](1)              [_______]           [________] 20[_]
[I-43-A]           [____](1)              [_______]           [________] 20[_]
[I-43-B]           [____](1)              [_______]           [________] 20[_]
[I-44-A]           [____](1)              [_______]           [________] 20[_]
[I-44-B]           [____](1)              [_______]           [________] 20[_]
[I-45-A]           [____](1)              [_______]           [________] 20[_]
[I-45-B]           [____](1)              [_______]           [________] 20[_]
[I-46-A]           [____](1)              [_______]           [________] 20[_]
[I-46-B]           [____](1)              [_______]           [________] 20[_]
[I-47-A]           [____](1)              [_______]           [________] 20[_]
[I-47-B]           [____](1)              [_______]           [________] 20[_]
[I-48-A]           [____](1)              [_______]           [________] 20[_]
[I-48-B]           [____](1)              [_______]           [________] 20[_]
[I-49-A]           [____](1)              [_______]           [________] 20[_]
[I-49-B]           [____](1)              [_______]           [________] 20[_]
[A-I]              [____](1)              [_______]           [________] 20[_]
_______________
------------------------------------------------------------------------------
(1)   Calculated  as  provided in the  definition  of  Uncertificated  REMIC I
   Pass-Through Rate.

                                   REMIC II

      As provided  herein,  the REMIC  Administrator  will make an election to treat  the  segregated  pool  of  assets  consisting  of the  REMIC I  Regular
Interests  subject  to  this  Agreement  as a REMIC  for  federal  income  tax
purposes,   and  such   segregated  pool  of  assets  will  be  designated  as
"REMIC II."  The  Class [R-II]  Certificates  will represent the sole Class of
"residual  interests"  in REMIC II  for purposes of the REMIC  Provisions  (as
defined   herein)   under  federal   income  tax  law.  The  following   table
irrevocably sets forth the designation,  remittance rate (the  "Uncertificated
REMIC II Pass-Through Rate") and initial Uncertificated  Principal Balance for
each  of  the  "regular   interests"  in  REMIC II  (the   "REMIC II   Regular
Interests").  The  "latest  possible  maturity  date"  (determined  solely for purposes of satisfying  Treasury regulation  Section 1.860G-1(a)(4)(iii))  for each  REMIC II  Regular  Interest  shall  be the  Maturity  Date.  None of the
REMIC II Regular Interests will be certificated.

                  Uncertificated     Initial Uncertificated
                     REMIC II               REMIC II           Latest Possible
 Designation    Pass-Through Rate      Principal Balance        Maturity Date
    [LT1]            [____](1              [_______]            November 2035
    [LT2]            [____](1              [_______]            November 2035
    [LT3]            [____](1              [_______]            November 2035
    [LT4]            [____](1              [_______]            November 2035
   [LT-IO]           [____](1                 (2)               November 2035
_______________
------------------------------------------------------------------------------
(1)   Calculated  as provided in the  definition  of  Uncertificated  REMIC II
   Pass-Through Rate.
(2)   REMIC  II  Regular  Interest  LT-IO  will  not  have  an  Uncertificated
   Principal Balance but will accrue interest on its  uncertificated  notional amount  calculated in  accordance  with the  definition of  "Uncertificated
   Notional Amount" herein.

                                  REMIC III

      As  provided  herein,  the REMIC  Administrator  will elect to treat the segregated pool of assets  consisting of the REMIC II  Regular  Interests as a
REMIC for federal  income tax  purposes,  and such  segregated  pool of assets will be designated as REMIC III.  The Class R-III  Certificates will represent the sole Class of "residual  interests" in REMIC III for purposes of the REMIC
Provisions  under  federal  income tax law. The  following  table  irrevocably sets forth the designation,  Pass-Through Rate,  aggregate Initial Certificate
Principal  Balance,  certain features,  month of Final Scheduled  Distribution
Date  and  initial  ratings  for each  Class of  Certificates  comprising  the
interests   representing   "regular  interests"  in  REMIC III.   The  "latest
possible  maturity  date"  (determined   solely  for  purposes  of  satisfying
Treasury Regulation  Section 1.860G-1(a)(4)(iii))  for each Class of REMIC III
Regular Certificates shall be the Maturity Date.

                                         Aggregate                           Month of
                                          Initial                              Final
                                        Certificate                          Scheduled
                        Pass-Through     Principal                          Distribution
Designation    Type        Rate           Balance           Features           Date        Initial Ratings
                                                                                         [S&P]    [Moody's]
Class [__]   Regular(1) Adjustable      $[_______]     [Senior/Adjustable   [___] 20[_]    [AAA]     [Aaa]
                                                            Rate]
Class [__]   Regular(1) Adjustable      $[_______]    [Senior/Adjustable   [___] 20[_]    [AAA]     [Aaa]
                                                            Rate]
Class [__]   Regular(1) Adjustable      $[_______]    [Senior/Adjustable   [___] 20[_]    [AAA]     [Aaa]
                                                            Rate]
Class [__]   Regular(1) Adjustable(2)(3)$[_______]    [Mezzanine/Adjustable[___] 20[_]    [AA+]     [Aa1]
                                                            Rate]
Class [__]   Regular(1) Adjustable(2)(3)$[_______]    [Mezzanine/Adjustable[___] 20[_]    [AA]      [Aa2]
                                                            Rate]
Class [__]   Regular(1) Adjustable(2)(3)$[_______]    [Mezzanine/Adjustable[___] 20[_]    [AA-]     [Aa3]
                                                            Rate]
Class [__]   Regular(1) Adjustable(2)(3)$[_______]    [Mezzanine/Adjustable[___] 20[_]    [A+]       [A2]
                                                            Rate]
Class [__]   Regular(1) Adjustable(2)(3)$[_______]    [Mezzanine/Adjustable[___] 20[_]     [A]       [A3]
                                                            Rate]
Class [__]   Regular(1) Adjustable(2)(3)$[_______]    [Mezzanine/Adjustable[___] 20[_]    [A-]      [Baa1]
                                                            Rate]
Class [__]   Regular(1) Adjustable(2)(3)$[_______]    [Mezzanine/Adjustable[___] 20[_]   [BBB+]     [Baa2]
                                                            Rate]
Class [__]   Regular(1) Adjustable(2)(3)$[_______]    [Mezzanine/Adjustable[___] 20[_]    [BBB]     [Baa3]
                                                            Rate]
Class [__]   Regular(1) Adjustable(2)(3)$[_______]  [Subordinate/Adjustable[___] 20[_]   [BBB-]     [Ba1]
                                                            Rate]
Class [__]   Regular        (4)        $[_______]    [Subordinate Rate]      [N/A]       [N/A]     [N/A]
                (4)
Class [__]   Regular(5)     (6)           (7)            [Residual]          [N/A]       [N/A]     [N/A]
_______________
------------------------------------------------------------------------------
_______________
(1)   The  [Class  A,  Class  M  and  Class  B]  Certificates  will  represent ownership  of a  REMIC III  Regular  Interest  [together  with  (i) certain rights  to  payments  to be made  from  amounts  received  under  the  Swap
   Agreement  which  will be  deemed  made for  federal  income  tax  purposes outside of  REMIC III  by the holder of the  Class SB  Certificates  as the owner of the Swap  Agreement  and (ii) the  obligation  to pay the Class IO
   Distribution  Amount.  Any amount distributed on this Class of Certificates on any  Distribution  Date in excess  of the  amount  distributable  on the related  REMIC III  Regular  Interest  on such  Distribution  Date shall be treated for federal  income tax  purposes as having been paid from the Swap
   Account and any amount  distributable on such REMIC III Regular Interest on such Distribution Date in excess of the amount  distributable on such Class of Certificates on such  Distribution  Date shall be treated as having been paid to the Swap  Account,  all  pursuant  to and as  further  provided  in
   Section 4.08 hereof].
(2)   [The REMIC III  Regular  Interests  ownership of which is represented by the Class A,  Class M and Class B  Certificates,  will accrue interest at a per annum rate equal to LIBOR plus the applicable  Margin,  each subject to a payment cap as described in the  definition  of  "Pass-Through  Rate" and the  provisions  for the  payment of Basis Risk  Shortfalls  herein,  which payments  will not be part of the  entitlement  of the  REMIC  III  Regular
   Interests related to such Certificates].
(3)   The [Class A,  Class M and Class B] Certificates will also entitle their holders to certain  payments  from the Holder of the Class SB  Certificates from  amounts to which the related  REMIC III Regular  Interest is entitled and from amounts  received  under the Swap  Agreement,  which will not be a part of their ownership of the REMIC III Regular Interests].
(4)   The  Class SB  Certificates  will accrue  interest as  described  in the definition  of Accrued  Certificate  Interest.  The  Class SB  Certificates
   will not  accrue  interest  on their  Certificate  Principal  Balance.  The
   Class SB   Certificates   will  be  comprised  of  two  REMIC III   Regular
   Interests,  a  principal  only  regular  interest  designated  SB-PO and an interest only regular interest  designated SB-IO, which will be entitled to distributions  as  set  forth  herein.  The  rights  of the  Holder  of the
   Class SB  Certificates to payments from the Swap Agreement shall be outside and apart from its rights under the REMIC III  Regular  Interests SB-IO and
   SB-PO.
(5)   [REMIC  III  Regular  Interest  IO will be held as an  asset of the Swap
   Account established by the Trustee].
(6)   [For federal  income tax  purposes,  REMIC III Regular  Interest IO will not have a  Pass-Through  Rate, but will be entitled to 100% of the amounts distributed on REMIC II Regular Interest LT-IO].
(7)   [For federal  income tax  purposes,  REMIC III Regular  Interest IO will not have an  Uncertificated  Principal  Balance,  but will have a  notional amount  equal to the  Uncertificated  Notional  Amount of REMIC II  Regular
   Interest LT-IO].

      In  consideration  of  the  mutual  agreements  herein  contained,   the
Depositor, the Master Servicer and the Trustee agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

Section 1.01.     Definitions

      Whenever  used in this  Agreement,  the  following  words  and  phrases, unless the context otherwise  requires,  shall have the meanings  specified in this Article.

      Accrued  Certificate  Interest:  With respect to each  Distribution Date and each Class of  [Class A  Certificates,  Class M  Certificates  and Class B
Certificates],  an  amount  equal  to  interest  accrued  during  the  related
Interest  Accrual  Period  on  the  Certificate   Principal   Balance  thereof
immediately prior to such  Distribution Date at the related  Pass-Through Rate for that Distribution Date.

      The  amount  of   Accrued   Certificate   Interest   on  each  Class  of
Certificates  shall  be  reduced  by the  amount  of  (a) Prepayment  Interest
Shortfalls  on the  Mortgage  Loans  during the prior  calendar  month (to the extent not  covered by  Eligible  Master  Servicing  Compensation  pursuant to
Section 3.16) and Relief Act  Shortfalls on Mortgage  Loans during the related
Due Period,  in each case allocated to each Class of Certificates pro rata, on the basis of Accrued  Certificate  Interest payable on such  Distribution Date absent such  reductions;  and  (b) the  interest  portion of  Realized  Losses allocated to such Class through Subordination as described in Section 4.05.

      Accrued  Certificate  Interest  shall  accrue  on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

      With respect to each  Distribution  Date and the Class SB  Certificates,
interest  accrued  during  the  preceding   Interest  Accrual  Period  at  the
Pass-Through  Rate on the  Uncertificated  Notional Amount as specified in the definition of Pass-Through Rate,  immediately prior to such Distribution Date, reduced  by any  interest  shortfalls  with  respect  to the  Mortgage  Loans, including  Prepayment  Interest  Shortfalls  to  the  extent  not  covered  by
Compensating  Interest  pursuant  to  Section  3.16  or by  Excess  Cash  Flow pursuant to Section  4.02(c)(v) and  (vi). Accrued Certificate Interest on the
Class SB  Certificates  shall  accrue on the  basis of a 360-day  year and the actual number of days in the related Interest Accrual Period.

      Adjusted  Mortgage Rate:  With respect to any Mortgage Loan and any date of  determination,  the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

      Adjustment  Date:  With respect to each  adjustable-rate  Mortgage Loan, each date set forth in the related  Mortgage  Note on which an  adjustment  to the interest rate on such Mortgage Loan becomes effective.

      Advance:  With  respect to any  Mortgage  Loan,  any advance made by the
Master Servicer, pursuant to Section 4.04.

      Affected Party:  As defined in the Swap Agreement.

      Affiliate:  With respect to any Person,  any other  Person  controlling, controlled  by or  under  common  control  with  such  first  Person.  For the purposes  of  this  definition,  "control"  means  the  power  to  direct  the management  and  policies  of such  Person,  directly or  indirectly,  whether through the ownership of voting securities,  by contract or otherwise; and the
terms  "controlling"  and  "controlled"  have  meanings   correlative  to  the
foregoing.

      Agreement:  This  Pooling and  Servicing  Agreement  and all  amendments hereof and supplements hereto.

      Amount Held for Future  Distribution:  With respect to any  Distribution
Date,  the total of the amounts held in the Custodial  Account at the close of business on the  preceding  Determination  Date on account of  (i) Liquidation
Proceeds,  Insurance Proceeds,  Principal Prepayments,  Subsequent Recoveries,
REO Proceeds,  Mortgage Loan  purchases made pursuant to  Section 2.02,  2.03,
2.04 or 4.07 and Mortgage Loan  substitutions made pursuant to Section 2.03 or
2.04 received or made in the month of such  Distribution Date (other than such
Liquidation Proceeds, Subsequent Recoveries,  Insurance Proceeds, REO Proceeds
and  purchases of Mortgage  Loans that the Master  Servicer has deemed to have been received in the preceding month in accordance with  Section 3.07(b))  and
(ii) payments   which  represent  early  receipt  of  scheduled   payments  of
principal  and interest due on a date or dates  subsequent  to the Due Date in the related Due Period.

      Appraised  Value:  With respect to any  Mortgaged  Property,  one of the following:  (i) the  lesser  of  (a) the  appraised  value  of such  Mortgaged
Property  based upon the appraisal or appraisals (or field review) made at the time of the origination of the related  Mortgage Loan, and (b) the sales price of the Mortgaged Property at such time of origination,  or (ii) in the case of a Mortgaged  Property  securing a refinanced or modified Mortgage Loan, one of
(1) the  appraised  value  based  upon  the  appraisal  made  at the  time  of origination  of the loan which was refinanced or modified,  (2) the  appraised value  determined  in  an  appraisal  made  at  the  time  of  refinancing  or modification or (3) the sales price of the Mortgaged Property.

      Assignment:  An  assignment  of the  Mortgage,  notice  of  transfer  or equivalent  instrument,  in recordable form,  sufficient under the laws of the jurisdiction  wherein the related Mortgaged  Property is located to reflect of record  the  sale of the  Mortgage  Loan to the  Trustee  for the  benefit  of
Certificateholders,   which  assignment,  notice  of  transfer  or  equivalent
instrument  may be in the  form of one or more  blanket  assignments  covering
Mortgages  secured by  Mortgaged  Properties  located in the same  county,  if permitted by law and accompanied by an Opinion of Counsel to that effect.

      Assignment  Agreement:  The Assignment and Assumption  Agreement,  dated the Closing Date,  between  Residential  Funding and the Depositor relating to the transfer and assignment of the Mortgage Loans.

      Available  Distribution  Amount:  With respect to any Distribution Date, an amount equal to (a) the sum of (i) the  amount on deposit in the  Custodial
Account  as  of  the  close  of   business   on  the   immediately   preceding
Determination  Date,   including  any  Subsequent   Recoveries,   and  amounts
deposited in the Custodial  Account in  connection  with the  substitution  of
Qualified  Substitute  Mortgage Loans,  (ii) the amount of any Advance made on the immediately  preceding  Certificate Account Deposit Date, (iii) any amount deposited  in the  Certificate  Account  on the  related  Certificate  Account
Deposit Date  pursuant to the second  paragraph of  Section 3.12(a),  (iv) any amount  that  the  Master  Servicer  is not  permitted  to  withdraw  from the
Custodial  Account  pursuant  to  Section 3.16(e) in  respect of the  Mortgage
Loans and (v) any  amount  deposited in the  Certificate  Account  pursuant to
Section 4.07  or 9.01,  reduced by (b) the  sum as of the close of business on
the  immediately   preceding   Determination   Date  of  (i) any  payments  or
collections  consisting of prepayment  charges on the Mortgage Loans that were received  during the  related  Prepayment  Period,  (ii) the  Amount  Held for
Future  Distribution,  (iii) amounts  permitted  to be withdrawn by the Master
Servicer from the Custodial Account pursuant to clauses  (ii)-(x),  inclusive, of Section 3.10(a),  and (iv) any Net Swap Payments required to be made to the
Swap   Counterparty  and  Swap   Termination   Payments  not  due  to  a  Swap
Counterparty Trigger Event for such Distribution Date.

      Balloon  Loan:  Each of the Mortgage  Loans  having an original  term to maturity that is shorter than the related amortization term.

      Balloon  Payment:  With respect to any Balloon Loan, the related Monthly
Payment payable on the stated maturity date of such Balloon Loan.

      Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

      Basis Risk  Shortfall:  Any  [Class A  Basis Risk  Shortfall],  [Class B
Basis Risk Shortfall] [or] [Class M Basis Risk Shortfall].

      Basis Risk  Shortfall  Carry-Forward  Amount:  Any  [Class A  Basic Risk
Shortfall  Carry-Forward Amount],  [Class B Basis Risk Shortfall Carry-Forward
Amount] [or] [Class M Basis Risk Shortfall Carry-Forward Amount].

      Book-Entry  Certificate:  Any Certificate  registered in the name of the
Depository or its nominee.

      Business  Day:  Any day other than (i) a  Saturday or a Sunday or (ii) a day on which  banking  institutions  in the  State of New  York,  the State of
California,  the  State of  Texas,  the  State of  Minnesota  or the  State of
Illinois  (and such other  state or states in which the  Custodial  Account or the  Certificate  Account are at the time  located) are required or authorized by law or executive order to be closed.

      Calendar  Quarter:  A  Calendar  Quarter  shall  consist  of  one of the following  time periods in any given year:  January 1 through  March 31, April
1  through  June 30,  July 1  through  September  30,  and  October  1 through
December 31.

      Capitalization  Reimbursement  Amount:  With respect to any Distribution
Date,  the amount of  unreimbursed  Advances or Servicing  Advances  that were added to the  Stated  Principal  Balance  of the  Mortgage  Loans  during  the preceding  calendar month and reimbursed to the Master Servicer or Subservicer pursuant to Section 3.10(a)(vii) on or prior to such Distribution Date.

      Cash  Liquidation:  With respect to any  defaulted  Mortgage  Loan other than a Mortgage Loan as to which an REO Acquisition  occurred, a determination
by  the  Master  Servicer  that  it  has  received  all  Insurance   Proceeds,
Liquidation  Proceeds and other payments or cash  recoveries  which the Master
Servicer  reasonably and in good faith expects to be finally  recoverable with respect to such Mortgage Loan.

      Certificate:   Any   [Class A]   Certificate,   [Class M]   Certificate,
[Class B] Certificate, Class SB Certificate or Class R Certificate.

      Certificate  Account:  The  account or accounts  created and  maintained pursuant  to  Section 4.01,  which shall be  entitled  "[_______________],  as trustee,  in trust for the registered  holders of  Residential  Asset Mortgage
Products,  Inc.,  Mortgage  Asset-Backed  Pass-Through  Certificates,   Series
20[_]-RZ[_]"  and  which  account  shall  be  held  for  the  benefit  of  the
Certificateholders and which must be an Eligible Account.

      Certificate  Account  Deposit  Date:  With  respect to any  Distribution
Date, the Business Day prior thereto.

      Certificateholder  or Holder:  The Person in whose name a Certificate is registered in the  Certificate  Register,  except that neither a  Disqualified
Organization  nor a  Non-United  States  Person shall be a holder of a Class R
Certificate  for any  purpose  hereof.  Solely  for the  purpose of giving any consent or direction pursuant to this Agreement,  any Certificate,  other than a Class R  Certificate,  registered in the name of the  Depositor,  the Master
Servicer or any  Subservicer  or any Affiliate  thereof shall be deemed not to be outstanding and the Percentage  Interest or Voting Rights evidenced thereby shall not be taken into account in  determining  whether the requisite  amount of Percentage  Interests or Voting Rights necessary to effect any such consent or  direction  has been  obtained.  All  references  herein  to  "Holders"  or
"Certificateholders"  shall reflect the rights of  Certificate  Owners as they may indirectly  exercise such rights through the Depository and  participating members thereof,  except as otherwise  specified  herein;  provided,  however,
that  the  Trustee   shall  be  required  to   recognize   as  a  "Holder"  or
"Certificateholder"  only the Person in whose name a Certificate is registered in the Certificate Register.

      Certificate  Owner:  With  respect  to  a  Book-Entry  Certificate,  the
Person who is the beneficial  owner of such  Certificate,  as reflected on the books of an  indirect  participating  brokerage  firm for  which a  Depository
Participant  acts as agent, if any, and otherwise on the books of a Depository
Participant, if any, and otherwise on the books of the Depository.

      Certificate   Principal   Balance:   With   respect   to  any   [Class A
Certificate,  Class M  Certificate  or  Class B  Certificate],  on any date of determination, an amount equal to:

      (i)   the Initial  Certificate  Principal Balance of such Certificate as specified on the face thereof, minus

      (ii)  the  sum  of  (x) the   aggregate   of  all   amounts   previously
            distributed  with respect to such  Certificate (or any predecessor
            Certificate)  and  applied  to reduce  the  Certificate  Principal
            Balance thereof pursuant to Section  4.02(c) and (y) the aggregate of  all  reductions  in  Certificate  Principal  Balance  of  such
            Certificates  deemed to have occurred in connection  with Realized
            Losses which were  previously  allocated to such  Certificate  (or any predecessor Certificate) pursuant to Section 4.05;

provided,  that  with  respect  to  any  Distribution  Date,  the  Certificate
Principal  Balances of the [Class A  Certificates,  Class M  Certificates  and
Class B  Certificates]  will be  increased,  in each  case  to the  extent  of
Realized Losses previously  allocated thereto and remaining  unreimbursed,  to the  extent of  Subsequent  Recoveries  in the  following  order of  priority:
first to the  [Class A  Certificates,  pro  rata,  and  then to the  Class M-1
Certificates  , Class M-2  Certificates,  Class M-3  Certificates  , Class M-4
Certificates  , Class M-5  Certificates  , Class M-6  Certificates , Class M-7
Certificates, Class M-8 Certificates and Class B Certificates], in that order.

      [With   respect   to  any   Class SB   Certificate,   on  any   date  of
determination,  an amount equal to the Percentage  Interest  evidenced by such
Certificate  multiplied  by an amount  equal to  (i) the  excess,  if any,  of
(A) the then  aggregate  Stated  Principal  Balance of the Mortgage Loans over
(B) the  then  aggregate   Certificate   Principal   Balance  of  the  Class A
Certificates,  Class M Certificates and Class B Certificates then outstanding, which  represents  the  sum  of  (i) the  Initial  Principal  Balance  of  the
REMIC III  Regular  Interest SB-PO,  as reduced by Realized  Losses  allocated thereto  and  payments  deemed  made  thereon,  and  (ii) accrued  and  unpaid interest  on the  REMIC III  Regular  Interest  SB-IO,  as reduced by Realized
Losses allocated thereto.]

      The Class R Certificates will not have a Certificate Principal Balance.

      Certificate   Register   and   Certificate   Registrar:   The   register
maintained and the registrar appointed pursuant to Section 5.02.

      Class:   Collectively,   all  of  the  Certificates  or   uncertificated
interests bearing the same designation.

      Class A  Basis Risk  Shortfall:  [With  respect to each Class of Class A
Certificates  and any Distribution  Date for which the  Pass-Through  Rate for any such Class of  Certificates  is equal to the Net WAC Cap Rate, the excess, if any, of (x) the  lesser of (a) Accrued  Certificate  Interest on that Class of  Certificates  on such  Distribution  Date,  calculated  at a rate equal to
One-Month LIBOR plus the related Margin,  as calculated for such  Distribution
Date, and (b) 11.00% per annum, over (y) Accrued  Certificate Interest on such
Class of Class A  Certificates  for such  Distribution  Date calculated at the
Net WAC Cap Rate.]

      Class A  Basis Risk  Shortfall  Carry-Forward  Amount:  [With respect to each Class of  Class A  Certificates  and any  Distribution  Date,  the sum of
(a) the  aggregate  amount of Class A  Basis Risk  Shortfall for such Class on
such   Distribution   Date  plus   (b) any   Class A   Basis  Risk   Shortfall
Carry-Forward  Amount  for such  Class  remaining  unpaid  from the  preceding
Distribution  Date,  plus  (c) one  month's  interest  on the amount in clause
(b) (based on the number of days in the preceding  Interest  Accrual  Period), to the  extent  previously  unreimbursed  by  Excess  Cash  Flow  or the  Swap
Agreement  pursuant  to  this  Agreement,  at a  rate  equal  to  the  related
Pass-Through Rate.]

      Class A  Certificates:   Collectively,   the  Class [__]   Certificates,
Class [__] Certificates and Class [__] Certificates.

      [Class A   Principal   Distribution   Amount:   With   respect   to  any
Distribution  Date  (a) prior to the Stepdown Date or on or after the Stepdown
Date  if a  Trigger  Event  is in  effect  for  that  Distribution  Date,  the
Principal  Distribution  Amount for that  Distribution Date or (b) on or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution
Date, the lesser of:

      (i)   the Principal Distribution Amount for that Distribution Date; and

      (ii)  the excess,  if any, of (A) the  aggregate  Certificate  Principal
            Balance  of the  Class A  Certificates  immediately  prior to that
            Distribution  Date over  (B) the  lesser  of  (x) the  product  of
            (1) the applicable  Subordination Percentage and (2) the aggregate
            Stated  Principal  Balance  of the  Mortgage  Loans  after  giving effect to distributions to be made on that  Distribution  Date and
            (y) the excess,  if any, of the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to  distributions  to be made on that  Distribution  Date,  over the  Overcollateralization
            Floor.]

      [Class A-1  Certificate:  Any one of the Class A-1 Certificates executed by the Trustee and  authenticated by the Certificate  Registrar  substantially in the form annexed hereto as Exhibit A,  senior to [the Class M Certificates,
the  Class B   Certificates],   the  Class SB  Certificates  and  the  Class R
Certificates  with respect to  distributions  and the  allocation  of Realized
Losses in  respect of the  Mortgage  Loans as set forth in  Section 4.05,  and evidencing  (i) an  interest  designated as a "regular  interest" in REMIC III for  purposes  of the REMIC  Provisions,  (ii) the  right to receive  payments under  the  Swap  Agreement  and  (iii) the  obligation  to pay the  Class  IO
Distribution Amount.]

      [Class A-1 Margin:  Initially,  [__]% per annum, and on any Distribution
Date on or after  the  second  Distribution  Date  after  the  first  possible
Optional Termination Date, [__]% per annum.]

      [Class A-2  Certificate:  Any one of the Class A-2 Certificates executed by the Trustee and  authenticated by the Certificate  Registrar  substantially in the form annexed hereto as Exhibit A,  senior to [the Class M Certificates,
the  Class B   Certificates],   the  Class SB  Certificates  and  the  Class R
Certificates  with respect to  distributions  and the  allocation  of Realized
Losses in  respect of the  Mortgage  Loans as set forth in  Section 4.05,  and evidencing  (i) an  interest  designated as a "regular  interest" in REMIC III for  purposes  of the REMIC  Provisions,  (ii) the  right to receive  payments under  the  Swap  Agreement  and  (iii) the  obligation  to pay the  Class  IO
Distribution Amount.]

      [Class A-2 Margin:  Initially,  [__]% per annum, and on any Distribution
Date on or after  the  second  Distribution  Date  after  the  first  possible
Optional Termination Date, [__]% per annum.]

      [Class A-3  Certificate:  Any one of the Class A-3 Certificates executed by the Trustee and  authenticated by the Certificate  Registrar  substantially in the form annexed hereto as Exhibit A,  senior to [the Class M Certificates,
the  Class B   Certificates],   the  Class SB  Certificates  and  the  Class R
Certificates  with respect to  distributions  and the  allocation  of Realized
Losses in  respect of the  Mortgage  Loans as set forth in  Section 4.05,  and evidencing  (i) an  interest  designated as a "regular  interest" in REMIC III for  purposes  of the REMIC  Provisions,  (ii) the  right to receive  payments under  the  Swap  Agreement  and  (iii) the  obligation  to pay the  Class  IO
Distribution Amount.]

      [Class A-3 Margin:  Initially,  [__]% per annum, and on any Distribution
Date on or after  the  second  Distribution  Date  after  the  first  possible
Optional Termination Date, [__]% per annum.]

      [Class B   Basis  Risk   Shortfalls:   With   respect  to  the  Class  B
Certificates  and any Distribution  Date for which the  Pass-Through  Rate for such Class of  Certificates  is equal to the Net WAC Cap Rate, the excess,  if any, of  (x) Accrued  Certificate  Interest on that Class of  Certificates  on such Distribution  Date,  calculated at a rate equal to LIBOR plus the related
Margin,   as  calculated  for  such   Distribution   Date,  over   (y) Accrued
Certificate   Interest  on  such  Class  of  Class  B  Certificates  for  such
Distribution Date calculated at the Net WAC Cap Rate.]

      [Class B Basis Risk  Shortfall  Carry-Forward  Amounts:  With respect to the  Class  B  Certificates  and any  Distribution  Date,  the sum of  (a) the
aggregate  amount of Class B Basis Risk  Shortfall on such  Distribution  Date plus  (b) any  Class B Basis Risk  Shortfall  Carry-Forward  Amount  remaining unpaid from the preceding  Distribution Date, plus (c) one month's interest on the  amount  in  clause  (b) (based  on the  number  of days in the  preceding
Interest  Accrual  Period),  to the extent  previously  unreimbursed by Excess
Cash Flow or the Swap Agreement  pursuant to this  Agreement,  at a rate equal to the related Pass-Through Rate.]

      [Class B  Certificate:  Any one of the Class B Certificates  executed by the Trustee and  authenticated by the Certificate  Registrar  substantially in the form annexed hereto as  Exhibit B-2,  senior to the Class SB  Certificates and the Class R  Certificates with respect to distributions and the allocation of Realized  Losses in as set forth in  Section 4.05,  and  evidencing  (i) an interest  designated as a "regular  interest" in REMIC III for purposes of the
REMIC Provisions,  (ii) the right to receive payments under the Swap Agreement and (iii) the obligation to pay the Class IO Distribution Amount.]

      [Class B  Margin:  Initially,  [__]% per annum,  and on any Distribution
Date on or after  the  second  Distribution  Date  after  the  first  possible
Optional Termination Date, [__]% per annum.]

      [Class B   Principal   Distribution   Amount:   With   respect   to  any
Distribution  Date  (a) prior to the Stepdown Date or on or after the Stepdown
Date  if a  Trigger  Event  is in  effect  for  that  Distribution  Date,  the remaining  Principal  Distribution  Amount  for that  Distribution  Date after distribution  of the Class A  Principal  Distribution  Amount,  the  Class M-1
Principal  Distribution  Amount, the Class M-2 Principal  Distribution Amount,
Class M-3 Principal  Distribution  Amount,  Class M-4  Principal  Distribution
Amount,   Class M-5  Principal   Distribution   Amount,   Class M-6  Principal
Distribution  Amount,  the  Class M-7  Principal  Distribution  Amount and the
Class M-8 Principal  Distribution Amount] or (b) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

      (i)   the remaining Principal  Distribution Amount for that Distribution
            Date after  distribution  of the  Class A  Principal  Distribution
            Amount,   the  Class M-1   Principal   Distribution   Amount,  the
            Class M-2  Principal  Distribution  Amount,   Class M-3  Principal
            Distribution  Amount,  Class M-4  Principal  Distribution  Amount,
            Class M-5  Principal  Distribution  Amount,   Class M-6  Principal
            Distribution  Amount, the Class M-7 Principal  Distribution Amount
            and the Class M-8 Principal Distribution Amount; and

      (ii)  the  excess,   if  any,  of  (A) the  sum  of  (1) the   aggregate
            Certificate   Principal  Balance  of  the  Class A   Certificates,
            Class M-1   Certificates,    Class M-2   Certificates,   Class M-3
            Certificates,   Class M-4  Certificates,  Class M-5  Certificates,
            Class M-6  Certificates,  Class M-7 Certificates and the Class M-8
            Certificates  (after  taking  into  account  the  payment  of  the
            Class A Principal  Distribution  Amount,  the Class M-1  Principal
            Distribution Amount, the Class M-2 Principal  Distribution Amount,
            Class M-3  Principal  Distribution  Amount,   Class M-4  Principal
            Distribution  Amount,  Class M-5  Principal  Distribution  Amount,
            Class M-6 Principal  Distribution  Amount, the Class M-7 Principal
            Distribution  Amount  and  the  Class M-8  Principal  Distribution
            Amount  for  that  Distribution  Date)  and  (2) the   Certificate
            Principal  Balance of the Class B  Certificates  immediately prior to that  Distribution  Date over (B) the lesser of (x) the product
            of  (1) the  applicable   Subordination   Percentage  and  (2) the
            aggregate  Stated  Principal  Balance of the Mortgage  Loans after giving  effect to  distributions  to be made on that  Distribution
            Date  and  (y) the  excess,   if  any,  of  the  aggregate  Stated
            Principal  Balance of the Mortgage  Loans after  giving  effect to distributions  to be made  on that  Distribution  Date,  over  the
            Overcollateralization Floor.]

      [Class IO  Distribution  Amount:  As defined in Section  4.08(f) hereof.
For  purposes  of  clarity,   the  Class  IO   Distribution   Amount  for  any
Distribution  Date shall equal the amount  payable to the Swap Account on such
Distribution  Date in  excess  of the  amount  payable  on REMIC  III  Regular
Interest  IO on such  Distribution  Date,  all as further  provided in Section
4.08(b) hereof.]

      [Class M  Basis Risk  Shortfall:  With  respect to each Class of Class M
Certificates  and any Distribution  Date for which the  Pass-Through  Rate for any such Class of  Certificates  is equal to the Net WAC Cap Rate, the excess, if any, of (x) the  lesser of (a) Accrued  Certificate  Interest on that Class of  Certificates  on such  Distribution  Date,  calculated  at a rate equal to
One-Month LIBOR plus the related Margin,  as calculated for such  Distribution
Date, and (b) 11.00% per annum, over (y) Accrued  Certificate Interest on such
Class of Class M  Certificates  for such  Distribution  Date calculated at the
Net WAC Cap Rate.]

      [Class M  Basis Risk  Shortfall  Carry-Forward  Amount:  With respect to each Class of  Class M  Certificates  and any  Distribution  Date,  the sum of
(a) the  aggregate  amount of Class M  Basis Risk  Shortfall for such Class on
such   Distribution   Date  plus   (b) any   Class M   Basis  Risk   Shortfall
Carry-Forward  Amount  for such  Class  remaining  unpaid  from the  preceding
Distribution  Date,  plus  (c) one  month's  interest  on the amount in clause
(b) (based on the number of days in the preceding  Interest  Accrual  Period), to the  extent  previously  unreimbursed  by  Excess  Cash  Flow  or the  Swap
Agreement  pursuant  to  this  Agreement,  at a  rate  equal  to  the  related
Pass-Through Rate.]

      Class M  Certificates:   Collectively,   the  Class [__]   Certificates,
Class [__]  Certificates,  Class [__]  Certificates,  Class [__] Certificates,
Class [__] Certificates,  Class [__] Certificates, Class [__] Certificates and
Class [__] Certificates.

      [Class M-1  Certificate:  Any one of the Class M-1 Certificates executed by the Trustee and  authenticated by the Certificate  Registrar  substantially in  the  form  annexed  hereto  as  Exhibit B-1,  senior  to  [the  Class [__]
Certificates,  the Class [__] Certificates,  the Class [__] Certificates,  the
Class [__]   Certificates,   the  Class [__]   Certificates,   the  Class [__]
Certificates,  the Class [__]  Certificates,  the Class B  Certificates,]  the
Class SB   Certificates   and  the  Class R   Certificates   with  respect  to
distributions   and  the  allocation  of  Realized  Losses  as  set  forth  in
Section 4.05,   and  evidencing  (i) an  interest  designated  as  a  "regular interest" in REMIC III for purposes of the REMIC  Provisions,  (ii) the  right to receive  payments under the Swap Agreement and (iii) the  obligation to pay the Class IO Distribution Amount.]

      [Class M-1 Margin:  Initially,  [__]% per annum, and on any Distribution
Date on or after  the  second  Distribution  Date  after  the  first  possible
Optional Termination Date, [__]% per annum.]

      [Class M-1   Principal   Distribution   Amount:   With  respect  to  any
Distribution  Date  (a) prior to the Stepdown Date or on or after the Stepdown
Date  if a  Trigger  Event  is in  effect  for  that  Distribution  Date,  the remaining  Principal  Distribution  Amount  for that  Distribution  Date after distribution of the Class A Principal  Distribution  Amount or (b) on or after the Stepdown  Date if a Trigger  Event is not in effect for that  Distribution
Date, the lesser of:

      (i)   the remaining Principal  Distribution Amount for that Distribution
            Date after  distribution  of the  Class A  Principal  Distribution
            Amount; and

      (ii)  the  excess,   if  any,  of  (A) the  sum  of  (1) the   aggregate
            Certificate  Principal Balance of the Class A  Certificates (after
            taking  into   account  the  payment  of  the  Class A   Principal
            Distribution  Amount  for  that  Distribution  Date)  and  (2) the
            Certificate  Principal  Balance  of  the  Class M-1   Certificates
            immediately  prior to that  Distribution  Date over (B) the lesser of (x) the product of (1) the applicable  Subordination Percentage and (2) the  aggregate  Stated  Principal  Balance of the Mortgage
            Loans  after  giving  effect to  distributions  to be made on that
            Distribution  Date and (y) the  excess,  if any, of the  aggregate
            Stated  Principal  Balance  of the  Mortgage  Loans  after  giving effect  to  distributions  to be made on that  Distribution  Date, over the Overcollateralization Floor.]

      [Class M-2  Certificate:  Any one of the Class M-2 Certificates executed by the Trustee and  authenticated by the Certificate  Registrar  substantially in  the  form  annexed  hereto  as  Exhibit B-1,  senior  to  [the  Class [__]
Certificates,  the Class [__] Certificates,  the Class [__] Certificates,  the
Class [__]   Certificates,   the  Class [__]   Certificates,   the  Class [__]
Certificates,  the Class B  Certificates,]  the Class SB  Certificates and the
Class R  Certificates  with respect to  distributions  and the  allocation  of
Realized Losses as set forth in Section 4.05,  and evidencing  (i) an interest designated  as a "regular  interest"  in  REMIC III  for purposes of the REMIC
Provisions,  (ii) the  right to receive  payments under the Swap Agreement and
(iii) the obligation to pay the Class IO Distribution Amount.]

      [Class M-2 Margin:  Initially,  [__]% per annum, and on any Distribution
Date on or after  the  second  Distribution  Date  after  the  first  possible
Optional Termination Date, [__]% per annum.]

      [Class M-2   Principal   Distribution   Amount:   With  respect  to  any
Distribution  Date  (a) prior to the Stepdown Date or on or after the Stepdown
Date  if a  Trigger  Event  is in  effect  for  that  Distribution  Date,  the remaining  Principal  Distribution  Amount  for that  Distribution  Date after distribution of the Class A  Principal  Distribution  Amount and the Class M-1
Principal  Distribution  Amount  or (b) on  or after  the  Stepdown  Date if a
Trigger Event is not in effect for that Distribution Date, the lesser of:

      (i)   the remaining Principal  Distribution Amount for that Distribution
            Date after  distribution  of the  Class A  Principal  Distribution
            Amount and the Class M-1 Principal Distribution Amount; and

      (ii)  the  excess,   if  any,  of  (A) the  sum  of  (1) the   aggregate
            Certificate  Principal  Balance of the  Class A  Certificates  and
            Class M-1  Certificates  (after taking into account the payment of the  Class A  Principal  Distribution  Amount  and  the  Class M-1
            Principal  Distribution  Amount  for that  Distribution  Date) and
            (2) the   Certificate   Principal   Balance   of   the   Class M-2
            Certificates  immediately  prior to that  Distribution  Date  over
            (B) the   lesser  of  (x) the   product   of  (1) the   applicable
            Subordination  Percentage and (2) the  aggregate  Stated Principal
            Balance   of  the   Mortgage   Loans   after   giving   effect  to
            distributions  to be made on that  Distribution  Date and  (y) the excess,  if any, of the aggregate Stated Principal  Balance of the
            Mortgage Loans after giving effect to  distributions to be made on that Distribution Date, over the Overcollateralization Floor.]

      [Class M-3  Certificate:  Any one of the Class M-3 Certificates executed by the Trustee and  authenticated by the Certificate  Registrar  substantially in  the  form  annexed  hereto  as  Exhibit B-1,  senior  to  [the  Class [__]
Certificates,  the Class [__] Certificates,  the Class [__] Certificates,  the
Class [__]   Certificates,    the   Class [__]   Certificates,   the   Class B
Certificates,]  the Class SB  Certificates and the Class R  Certificates  with respect to  distributions  and the allocation of Realized  Losses as set forth in  Section 4.05,  and  evidencing  (i) an  interest  designated as a "regular interest" in REMIC III for purposes of the REMIC  Provisions,  (ii) the  right to receive  payments under the Swap Agreement and (iii) the  obligation to pay the Class IO Distribution Amount.]

      [Class M-3 Margin:  Initially,  [__]% per annum, and on any Distribution
Date on or after  the  second  Distribution  Date  after  the  first  possible
Optional Termination Date, [__]% per annum.]

      [Class M-3   Principal   Distribution   Amount:   With  respect  to  any
Distribution  Date  (a) prior to the Stepdown Date or on or after the Stepdown
Date  if a  Trigger  Event  is in  effect  for  that  Distribution  Date,  the remaining  Principal  Distribution  Amount  for that  Distribution  Date after distribution  of the Class A  Principal  Distribution  Amount,  the  Class M-1
Principal  Distribution Amount and the Class M-2 Principal Distribution Amount
or (b) on or after the Stepdown  Date if a Trigger  Event is not in effect for that Distribution Date, the lesser of:

      (i)   the remaining Principal  Distribution Amount for that Distribution
            Date after  distribution  of the  Class A  Principal  Distribution
            Amount,  the  Class M-1  Principal  Distribution  Amount  and  the
            Class M-2 Principal Distribution Amount; and

      (ii)  the  excess,   if  any,  of  (A) the  sum  of  (1) the   aggregate
            Certificate   Principal  Balance  of  the  Class A   Certificates,
            Class M-1  Certificates and Class M-2  Certificates  (after taking into  account the payment of the  Class A  Principal  Distribution
            Amount,  the  Class M-1  Principal  Distribution  Amount  and  the
            Class M-2  Principal  Distribution  Amount  for that  Distribution
            Date) and (2) the  Certificate  Principal Balance of the Class M-3
            Certificates  immediately  prior to that  Distribution  Date  over
            (B) the   lesser  of  (x) the   product   of  (1) the   applicable
            Subordination  Percentage and (2) the  aggregate  Stated Principal
            Balance   of  the   Mortgage   Loans   after   giving   effect  to
            distributions  to be made on that  Distribution  Date and  (y) the excess,  if any, of the aggregate Stated Principal  Balance of the
            Mortgage Loans after giving effect to  distributions to be made on that Distribution Date, over the Overcollateralization Floor.]

      [Class M-4  Certificate:  Any one of the Class M-4 Certificates executed by the Trustee and  authenticated by the Certificate  Registrar  substantially in  the  form  annexed  hereto  as  Exhibit B-1,  senior  to  the  [Class [__]
Certificates,  the Class [__] Certificates,  the Class [__] Certificates,  the
Class [__] Certificates,  the Class B Certificates,] the Class SB Certificates
and the Class R  Certificates with respect to distributions and the allocation of  Realized  Losses  as set  forth in  Section 4.05,  and  evidencing  (i) an interest  designated as a "regular  interest" in REMIC III for purposes of the
REMIC Provisions,  (ii) the right to receive payments under the Swap Agreement and (iii) the obligation to pay the Class IO Distribution Amount.]

      [Class M-4 Margin:  Initially,  [__]% per annum, and on any Distribution
Date on or after  the  second  Distribution  Date  after  the  first  possible
Optional Termination Date, [__]% per annum.]

      [Class M-4   Principal   Distribution   Amount:   With  respect  to  any
Distribution  Date  (a) prior to the Stepdown Date or on or after the Stepdown
Date  if a  Trigger  Event  is in  effect  for  that  Distribution  Date,  the remaining  Principal  Distribution  Amount  for that  Distribution  Date after distribution  of the Class A  Principal  Distribution  Amount,  the  Class M-1
Principal  Distribution  Amount, the Class M-2  Principal  Distribution Amount
and the  Class M-3  Principal  Distribution  Amount  or  (b) on  or after  the
Stepdown Date if a Trigger Event is not in effect for that Distribution  Date, the lesser of:

      (i)   the remaining Principal  Distribution Amount for that Distribution
            Date after  distribution  of the  Class A  Principal  Distribution
            Amount,   the  Class M-1   Principal   Distribution   Amount,  the
            Class M-2   Principal   Distribution   Amount  and  the  Class M-3
            Principal Distribution Amount ; and

      (ii)  the  excess,   if  any,  of  (A) the  sum  of  (1) the   aggregate
            Certificate   Principal  Balance  of  the  Class A   Certificates,
            Class M-1  Certificates,   Class M-2  Certificates  and  Class M-3
            Certificates  (after  taking  into  account  the  payment  of  the
            Class A Principal  Distribution  Amount,  the Class M-1  Principal
            Distribution  Amount, the Class M-2 Principal  Distribution Amount
            and  the  Class M-3   Principal   Distribution   Amount  for  that
            Distribution  Date) and (2) the  Certificate  Principal Balance of
            the Class M-4 Certificates  immediately prior to that Distribution
            Date over (B) the lesser of (x) the product of (1) the  applicable
            Subordination  Percentage and (2) the  aggregate  Stated Principal
            Balance   of  the   Mortgage   Loans   after   giving   effect  to
            distributions  to be made on that  Distribution  Date and  (y) the excess,  if any, of the aggregate Stated Principal  Balance of the
            Mortgage Loans after giving effect to  distributions to be made on that Distribution Date, over the Overcollateralization Floor.]

      [Class M-5  Certificate:  Any one of the Class M-5 Certificates executed by the Trustee and  authenticated by the Certificate  Registrar  substantially in  the  form  annexed  hereto  as  Exhibit B-1,  senior  to  [the  Class [__]
Certificates,  the Class [__] Certificates,  the Class [__] Certificates,  the
Class B  Certificates,] the Class SB Certificates and the Class R Certificates
with respect to  distributions  and the  allocation of Realized  Losses as set forth  in  Section 4.05,  and  evidencing  (i) an  interest  designated  as  a
"regular  interest"  in  REMIC III  for  purposes  of  the  REMIC  Provisions,
(ii) the  right to receive  payments  under the Swap  Agreement  and (iii) the obligation to pay the Class IO Distribution Amount.]

      [Class M-5 Margin:  Initially,  [__]% per annum, and on any Distribution
Date on or after  the  second  Distribution  Date  after  the  first  possible
Optional Termination Date, [__]% per annum.]

      [Class M-5   Principal   Distribution   Amount:   With  respect  to  any
Distribution  Date  (a) prior to the Stepdown Date or on or after the Stepdown
Date  if a  Trigger  Event  is in  effect  for  that  Distribution  Date,  the remaining  Principal  Distribution  Amount  for that  Distribution  Date after distribution  of the Class A  Principal  Distribution  Amount,  the  Class M-1
Principal  Distribution  Amount, the Class M-2 Principal  Distribution Amount,
Class M-3   Principal   Distribution   Amount  and  the  Class M-4   Principal
Distribution  Amount or (b) on or after the Stepdown  Date if a Trigger  Event is not in effect for that Distribution Date, the lesser of:

      (i)   the remaining Principal  Distribution Amount for that Distribution
            Date after  distribution  of the  Class A  Principal  Distribution
            Amount,   the  Class M-1   Principal   Distribution   Amount,  the
            Class M-2  Principal  Distribution  Amount,   Class M-3  Principal
            Distribution  Amount  and  the  Class M-4  Principal  Distribution
            Amount; and

      (ii)  the  excess,   if  any,  of  (A) the  sum  of  (1) the   aggregate
            Certificate   Principal  Balance  of  the  Class A   Certificates,
            Class M-1   Certificates,    Class M-2   Certificates,   Class M-3
            Certificates  and  Class M-4   Certificates   (after  taking  into
            account the payment of the Class A Principal  Distribution Amount,
            the  Class M-1  Principal   Distribution   Amount,  the  Class M-2
            Principal  Distribution Amount,  Class M-3 Principal  Distribution
            Amount and the Class M-4  Principal  Distribution  Amount for that
            Distribution  Date) and (2) the  Certificate  Principal Balance of
            the Class M-5 Certificates  immediately prior to that Distribution
            Date over (B) the lesser of (x) the product of (1) the  applicable
            Subordination  Percentage and (2) the  aggregate  Stated Principal
            Balance   of  the   Mortgage   Loans   after   giving   effect  to
            distributions  to be made on that  Distribution  Date and  (y) the excess,  if any, of the aggregate Stated Principal  Balance of the
            Mortgage Loans after giving effect to  distributions to be made on that Distribution Date, over the Overcollateralization Floor.]

      [Class M-6  Certificate:  Any one of the Class M-6 Certificates executed by the Trustee and  authenticated by the Certificate  Registrar  substantially in  the  form  annexed  hereto  as  Exhibit B-1,  senior  to  [the  Class [__]
Certificates,  the Class [__]  Certificates,  the Class B  Certificates,]  the
Class SB   Certificates   and  the  Class R   Certificates   with  respect  to
distributions   and  the  allocation  of  Realized  Losses  as  set  forth  in
Section 4.05,   and  evidencing  (i) an  interest  designated  as  a  "regular interest" in REMIC III for purposes of the REMIC  Provisions,  (ii) the  right to receive  payments under the Swap Agreement and (iii) the  obligation to pay the Class IO Distribution Amount.]

      [Class M-6 Margin:  Initially,  [__]% per annum, and on any Distribution
Date on or after  the  second  Distribution  Date  after  the  first  possible
Optional Termination Date, [__]% per annum.]

      [Class M-6   Principal   Distribution   Amount:   With  respect  to  any
Distribution  Date  (a) prior to the Stepdown Date or on or after the Stepdown
Date  if a  Trigger  Event  is in  effect  for  that  Distribution  Date,  the remaining  Principal  Distribution  Amount  for that  Distribution  Date after distribution  of the Class A  Principal  Distribution  Amount,  the  Class M-1
Principal  Distribution  Amount, the Class M-2 Principal  Distribution Amount,
Class M-3 Principal  Distribution  Amount,  Class M-4  Principal  Distribution
Amount and the Class M-5 Principal  Distribution Amount or (b) on or after the
Stepdown Date if a Trigger Event is not in effect for that Distribution  Date, the lesser of:

      (i)   the remaining Principal  Distribution Amount for that Distribution
            Date after  distribution  of the  Class A  Principal  Distribution
            Amount,   the  Class M-1   Principal   Distribution   Amount,  the
            Class M-2  Principal  Distribution  Amount,   Class M-3  Principal
            Distribution Amount,  Class M-4 Principal  Distribution Amount and
            the Class M-5 Principal Distribution Amount; and

      (ii)  the  excess,   if  any,  of  (A) the  sum  of  (1) the   aggregate
            Certificate   Principal  Balance  of  the  Class A   Certificates,
            Class M-1   Certificates,    Class M-2   Certificates,   Class M-3
            Certificates,  Class M-4  Certificates and Class M-5  Certificates
            (after  taking into  account the payment of the Class A  Principal
            Distribution Amount, the Class M-1 Principal  Distribution Amount,
            the Class M-2 Principal  Distribution Amount,  Class M-3 Principal
            Distribution Amount,  Class M-4 Principal  Distribution Amount and
            the Class M-5 Principal  Distribution Amount for that Distribution
            Date) and (2) the  Certificate  Principal Balance of the Class M-6
            Certificates  immediately  prior to that  Distribution  Date  over
            (B) the   lesser  of  (x) the   product   of  (1) the   applicable
            Subordination  Percentage and (2) the  aggregate  Stated Principal
            Balance   of  the   Mortgage   Loans   after   giving   effect  to
            distributions  to be made on that  Distribution  Date and  (y) the excess,  if any, of the aggregate Stated Principal  Balance of the
            Mortgage Loans after giving effect to  distributions to be made on that Distribution Date, over the Overcollateralization Floor.]

      [Class M-7  Certificate:  Any one of the Class M-7 Certificates executed by the Trustee and  authenticated by the Certificate  Registrar  substantially in  the  form  annexed  hereto  as  Exhibit B-1,  senior  to  [the  Class [__]
Certificates,  the Class B  Certificates,]  the Class SB  Certificates and the
Class R  Certificates  with respect to  distributions  and the  allocation  of
Realized Losses as set forth in Section 4.05,  and evidencing  (i) an interest designated  as a "regular  interest"  in  REMIC III  for purposes of the REMIC
Provisions,  (ii) the  right to receive  payments under the Swap Agreement and
(iii) the obligation to pay the Class IO Distribution Amount.]

      [Class M-7 Margin:  Initially,  [__]% per annum, and on any Distribution
Date on or after  the  second  Distribution  Date  after  the  first  possible
Optional Termination Date, [__]% per annum.]

      [Class M-7   Principal   Distribution   Amount:   With  respect  to  any
Distribution  Date  (a) prior to the Stepdown Date or on or after the Stepdown
Date  if a  Trigger  Event  is in  effect  for  that  Distribution  Date,  the remaining  Principal  Distribution  Amount  for that  Distribution  Date after distribution  of the Class A  Principal  Distribution  Amount,  the  Class M-1
Principal  Distribution  Amount, the Class M-2 Principal  Distribution Amount,
Class M-3 Principal  Distribution  Amount,  Class M-4  Principal  Distribution
Amount,  Class M-5  Principal  Distribution Amount and the Class M-6 Principal
Distribution  Amount or (b) on or after the Stepdown  Date if a Trigger  Event is not in effect for that Distribution Date, the lesser of:

      (i)   the remaining Principal  Distribution Amount for that Distribution
            Date after  distribution  of the  Class A  Principal  Distribution
            Amount,   the  Class M-1   Principal   Distribution   Amount,  the
            Class M-2  Principal  Distribution  Amount,   Class M-3  Principal
            Distribution  Amount,  Class M-4  Principal  Distribution  Amount,
            Class M-5   Principal   Distribution   Amount  and  the  Class M-6
            Principal Distribution Amount; and

      (ii)  the  excess,   if  any,  of  (A) the  sum  of  (1) the   aggregate
            Certificate   Principal  Balance  of  the  Class A   Certificates,
            Class M-1   Certificates,    Class M-2   Certificates,   Class M-3
            Certificates,  Class M-4 Certificates,  Class M-5 Certificates and
            Class M-6  Certificates  (after taking into account the payment of
            the  Class A   Principal   Distribution   Amount,   the  Class M-1
            Principal    Distribution    Amount,   the   Class M-2   Principal
            Distribution  Amount,  Class M-3  Principal  Distribution  Amount,
            Class M-4  Principal  Distribution  Amount,   Class M-5  Principal
            Distribution  Amount  and  the  Class M-6  Principal  Distribution
            Amount  for  that  Distribution  Date)  and  (2) the   Certificate
            Principal Balance of the Class M-7 Certificates  immediately prior to that  Distribution  Date over (B) the lesser of (x) the product
            of  (1) the  applicable   Subordination   Percentage  and  (2) the
            aggregate  Stated  Principal  Balance of the Mortgage  Loans after giving  effect to  distributions  to be made on that  Distribution
            Date  and  (y) the  excess,   if  any,  of  the  aggregate  Stated
            Principal  Balance of the Mortgage  Loans after  giving  effect to distributions  to be made  on that  Distribution  Date,  over  the
            Overcollateralization Floor.]

      [Class M-8  Certificate:  Any one of the Class M-8 Certificates executed by the Trustee and  authenticated by the Certificate  Registrar  substantially
in  the  form  annexed   hereto  as   Exhibit B-1,   senior  to  [the  Class B
Certificates,]  the Class SB  Certificates and the Class R  Certificates  with respect to  distributions  and the allocation of Realized  Losses as set forth in  Section 4.05,  and  evidencing  (i) an  interest  designated as a "regular interest" in REMIC III for purposes of the REMIC  Provisions,  (ii) the  right to receive  payments under the Swap Agreement and (iii) the  obligation to pay the Class IO Distribution Amount.]

      [Class M-8 Margin:  Initially,  [__]% per annum, and on any Distribution
Date on or after  the  second  Distribution  Date  after  the  first  possible
Optional Termination Date, [__]% per annum.]

      [Class M-8   Principal   Distribution   Amount:   With  respect  to  any
Distribution  Date  (a) prior to the Stepdown Date or on or after the Stepdown
Date  if a  Trigger  Event  is in  effect  for  that  Distribution  Date,  the remaining  Principal  Distribution  Amount  for that  Distribution  Date after distribution  of the Class A  Principal  Distribution  Amount,  the  Class M-1
Principal  Distribution  Amount, the Class M-2 Principal  Distribution Amount,
Class M-3 Principal  Distribution  Amount,  Class M-4  Principal  Distribution
Amount,  Class M-5  Principal  Distribution  Amount,  the Class M-6  Principal
Distribution Amount and the Class M-7 Principal  Distribution Amount or (b) on
or after  the  Stepdown  Date if a  Trigger  Event is not in  effect  for that
Distribution Date, the lesser of:

      (i)   the remaining Principal  Distribution Amount for that Distribution
            Date after  distribution  of the  Class A  Principal  Distribution
            Amount,   the  Class M-1   Principal   Distribution   Amount,  the
            Class M-2  Principal  Distribution  Amount,   Class M-3  Principal
            Distribution  Amount,  Class M-4  Principal  Distribution  Amount,
            Class M-5 Principal  Distribution  Amount, the Class M-6 Principal
            Distribution  Amount  and  the  Class M-7  Principal  Distribution
            Amount; and

      (ii)  the  excess,   if  any,  of  (A) the  sum  of  (1) the   aggregate
            Certificate   Principal  Balance  of  the  Class A   Certificates,
            Class M-1   Certificates,    Class M-2   Certificates,   Class M-3
            Certificates,   Class M-4  Certificates,  Class M-5  Certificates,
            Class M-6  Certificates and Class M-7  Certificates  (after taking into  account the payment of the  Class A  Principal  Distribution
            Amount,   the  Class M-1   Principal   Distribution   Amount,  the
            Class M-2  Principal  Distribution  Amount,   Class M-3  Principal
            Distribution  Amount,  Class M-4  Principal  Distribution  Amount,
            Class M-5 Principal  Distribution  Amount, the Class M-6 Principal
            Distribution  Amount  and  the  Class M-7  Principal  Distribution
            Amount  for  that  Distribution  Date)  and  (2) the   Certificate
            Principal Balance of the Class M-8 Certificates  immediately prior to that  Distribution  Date over (B) the lesser of (x) the product
            of  (1) the  applicable   Subordination   Percentage  and  (2) the
            aggregate  Stated  Principal  Balance of the Mortgage  Loans after giving  effect to  distributions  to be made on that  Distribution
            Date  and  (y) the  excess,   if  any,  of  the  aggregate  Stated
            Principal  Balance of the Mortgage  Loans after  giving  effect to distributions  to be made  on that  Distribution  Date,  over  the
            Overcollateralization Floor.]

      [Class R  Certificate:   Any  one  of  the  Class [__],   Class [__]  or
Class [__] Certificates.]

      [Class R-I  Certificate:  Any one of the Class R-I Certificates executed by the Trustee and  authenticated by the Certificate  Registrar  substantially in the form annexed hereto as Exhibit D and evidencing an interest  designated as a "residual interest" in REMIC I for purposes of the REMIC Provisions.]

      [Class R-II   Certificate:   Any  one  of  the  Class R-II  Certificates
executed  by  the  Trustee  and  authenticated  by the  Certificate  Registrar substantially  in the form  annexed  hereto as  Exhibit D  and  evidencing  an interest  designated as a "residual  interest" in REMIC II for purposes of the
REMIC Provisions.]

      [Class R-III  Certificate:  Any  one  of  the  Class R-III  Certificates
executed  by  the  Trustee  and  authenticated  by the  Certificate  Registrar substantially  in the form  annexed  hereto as  Exhibit D  and  evidencing  an interest  designated as a "residual interest" in REMIC III for purposes of the
REMIC Provisions.]

      [Class SB  Certificate:  Any one of the Class SB  Certificates  executed by the Trustee and  authenticated by the Certificate  Registrar  substantially
in  the  form  annexed  hereto  as  Exhibit C,   subordinate  to  the  Class A
Certificates,  Class M  Certificates and Class B  Certificates with respect to
distributions   and  the  allocation  of  Realized  Losses  as  set  forth  in
Section 4.05,  and evidencing an interest comprised of "regular  interests" in
REMIC III for purposes of the REMIC  Provisions  together with certain  rights to payments under the Swap Agreement for purposes of the REMIC Provisions.]

      Closing Date:  [__________], 20[_].

      Code:  The Internal Revenue Code of 1986.

      Commission:  The Securities and Exchange Commission.

      Compensating  Interest:  With  respect  to any  Distribution  Date,  any amount paid by the Master Servicer in accordance with Section 3.16(f).

      Corporate  Trust Office:  The  principal  office of the Trustee at which at any  particular  time its  corporate  trust  business  with respect to this
Agreement shall be administered,  which office at the date of the execution of this  instrument  is located at [Address of  Trustee]  Attention:  Residential
Asset Mortgage Products, Inc., Series 20[_]-RZ[_].

      Credit   Repository:   Equifax,   Transunion  and  Experian,   or  their
successors in interest.

      Curtailment:  Any Principal  Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

      Custodial  Account:  The  custodial  account  or  accounts  created  and maintained  pursuant to Section 3.07 in the name of a depository  institution, as custodian for the holders of the  Certificates,  for the holders of certain other  interests in mortgage loans serviced or sold by the Master Servicer and for the Master  Servicer,  into which the  amounts  set forth in  Section 3.07 shall  be  deposited  directly.  Any  such  account  or  accounts  shall be an
Eligible Account.

      Custodial  Agreement:  An  agreement  that may be entered into among the
Depositor,  the Master Servicer,  the Trustee and a Custodian in substantially the form of Exhibit E hereto.

      Custodian:  A custodian appointed pursuant to a Custodial Agreement.

      Cut-off Date Balance:  $[__________].

      Cut-off Date:  [____________] 1, 20[_].

      Cut-off Date Principal  Balance:  With respect to any Mortgage Loan, the unpaid  principal  balance  thereof at the Cut-off Date after giving effect to all  installments  of  principal  due on or prior  thereto  (or due during the month of the Cut-off Date), whether or not received.

      Debt Service  Reduction:  With respect to any Mortgage Loan, a reduction in the  scheduled  Monthly  Payment  for  such  Mortgage  Loan by a  court  of competent  jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction  constituting a Deficient  Valuation or any reduction that results in a permanent forgiveness of principal.

      Deficient  Valuation:  With respect to any Mortgage Loan, a valuation by a court of competent  jurisdiction of the Mortgaged Property in an amount less than the  then  outstanding  indebtedness  under  the  Mortgage  Loan,  or any reduction  in the  amount  of  principal  to be paid in  connection  with  any
scheduled  Monthly  Payment  that  constitutes  a  permanent   forgiveness  of
principal,  which valuation or reduction  results from a proceeding  under the
Bankruptcy Code.

      Definitive Certificate:  Any definitive, fully-registered Certificate.

      Deleted  Mortgage  Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

      Delinquent:  As used herein,  a Mortgage  Loan is  considered to be: "30 to 59  days"  or  "30 or  more  days"  delinquent  when a  payment  due on any scheduled  due date  remains  unpaid as of the close of  business  on the next following  monthly  scheduled  due date;  "60 to 89 days" or "60 or more days"
delinquent  when a payment due on any scheduled due date remains  unpaid as of the close of business on the second following  monthly scheduled due date; and
so on.  The  determination  as to  whether a  Mortgage  Loan  falls into these categories  is made as of the close of  business on the last  business  day of each  month.  For  example,  a Mortgage  Loan with a payment due on May 1 that remained  unpaid  as of the  close  of  business  on  June  30  would  then be considered to be 30 to 59 days delinquent.  Delinquency  information as of the
Cut-off  Date is  determined  and  prepared as of the close of business on the last business day immediately prior to the Cut-off Date.
      Depositor:  As defined in the preamble hereto.

      Depository:  The Depository Trust Company,  or any successor  Depository hereafter  named.  The  nominee of the  initial  Depository  for  purposes  of registering those Certificates that are to be Book-Entry  Certificates is Cede
& Co.  The  Depository  shall at all  times  be a  "clearing  corporation"  as defined in Section 8-102(a)(5) of  the Uniform Commercial Code of the State of
New York and a "clearing  agency"  registered  pursuant to the  provisions  of
Section 17A of the Exchange Act.

      Depository  Participant:  A  broker,  dealer,  bank or  other  financial institution  or other Person for whom from time to time a  Depository  effects book-entry transfers and pledges of securities deposited with the Depository.

      Destroyed  Mortgage  Note:  A Mortgage  Note the  original  of which was permanently lost or destroyed and has not been replaced.

      Determination  Date: With respect to any  Distribution  Date, the [20th]
day  (or  if  such  [20th]  day  is  not a  Business  Day,  the  Business  Day
immediately   following   such  [20th]  day)  of  the  month  of  the  related
Distribution Date.

      Disqualified  Organization:  Any organization defined as a "disqualified
organization"  under   Section 860E(e)(5)  of  the  Code,  including,  if  not
otherwise  included,  any of the following:  (i) the United States,  any State or political  subdivision thereof, any possession of the United States, or any
agency  or   instrumentality   of  any  of  the   foregoing   (other  than  an
instrumentality  which is a corporation  if all of its  activities are subject to tax and,  except for Freddie  Mac, a majority of its board of  directors is not  selected by such  governmental  unit),  (ii) a  foreign  government,  any international  organization,  or any agency or  instrumentality  of any of the foregoing,  (iii) any  organization (other than certain farmers'  cooperatives described in  Section 521 of the Code) which is exempt from the tax imposed by
Chapter 1 of the Code  (including  the tax imposed by  Section 511 of the Code on unrelated  business  taxable income) and (iv) rural  electric and telephone cooperatives  described in  Section 1381(a)(2)(C)  of the Code. A Disqualified
Organization  also includes any "electing  large  partnership,"  as defined in
Section 775(a)  of the Code and any other Person so  designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership  Interest in a Class R  Certificate by such Person may cause any REMIC or any Person having an Ownership  Interest in any Class of  Certificates  (other than such Person)
to incur a liability  for any  federal  tax imposed  under the Code that would not  otherwise be imposed but for the  Transfer of an Ownership  Interest in a
Class R  Certificate to such Person.  The terms "United  States,"  "State" and
"international   organization"   shall   have  the   meanings   set  forth  in
Section 7701 of the Code or successor provisions.

      Distribution   Date:   The  25th   day  of  any   month   beginning   in
[__________], 20[_]  or, if such 25th day is not a Business  Day, the Business
Day immediately following such 25th day.

      DTC Letter: The Letter of  Representations,  dated  [__________], 20[_], among the Trustee on behalf of the Trust Fund,  JPMorgan Chase Bank,  N.A., in its individual capacity as agent thereunder and the Depository.

      Due Date: With respect to any  Distribution  Date and any Mortgage Loan, the day during the related Due Period on which the Monthly Payment is due.

      Due Period:  With respect to any  Distribution  Date, the calendar month of such Distribution Date.

      Eligible   Account:   An   account   that  is  any  of  the   following:
(i) maintained  with a depository  institution  the debt  obligations of which have been rated by each Rating  Agency in its  highest  rating  available,  or
(ii) an  account  or  accounts  in a  depository  institution  in  which  such accounts are fully  insured to the limits  established  by the FDIC,  provided that any  deposits  not so insured  shall,  to the extent  acceptable  to each
Rating Agency, as evidenced in writing,  be maintained such that (as evidenced by an Opinion of Counsel  delivered to the Trustee and each Rating Agency) the registered  Holders of Certificates  have a claim with respect to the funds in such account or a perfected  first  security  interest  against any collateral
(which shall be limited to Permitted  Investments) securing such funds that is superior to claims of any other  depositors  or  creditors  of the  depository institution  with which such  account is  maintained,  or (iii) in the case of the  Custodial  Account,  a  trust  account  or  accounts  maintained  in  the corporate  trust  department of  [______________],  or (iv) in the case of the
Certificate  Account, a trust account or accounts  maintained in the corporate trust  division  of  [______________],  or (v) an  account  or  accounts  of a depository  institution acceptable each Rating Agency (as evidenced in writing by each Rating  Agency that use of any such account as the  Custodial  Account or the  Certificate  Account  will  not  reduce  the  rating  assigned  to any
Class of   Certificates   by  such  Rating  Agency  below  the  lower  of  the
then-current  rating or the rating  assigned  to such  Certificates  as of the
Closing Date by such Rating Agency.

      Eligible   Master   Servicing   Compensation:   With   respect   to  any
Distribution  Date,  the  lesser  of  (a) one-twelfth  of [__]% of the  Stated
Principal   Balance  of  the  Mortgage   Loans   immediately   preceding  such
Distribution  Date and  (b) the  sum of the  Servicing  Fee and all income and gain on amounts held in the Custodial Account and the Certificate  Account and
payable to the  Certificateholders  with  respect to such  Distribution  Date;
provided that for purposes of this  definition the amount of the Servicing Fee will not be reduced  pursuant  to  Section 7.02(a) except  as may be  required pursuant to the last sentence of such Section.

      ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

      Event of Default:  As defined in Section 7.01.

      [Excess Cash Flow:  With  respect to any  Distribution  Date,  an amount equal to the sum of (A) the excess of (i) the  Available  Distribution  Amount for that Distribution Date over (ii) the sum of (a) the Interest  Distribution
Amount for that  Distribution  Date and  (b) the  lesser of (1) the  aggregate
Certificate  Principal Balance of Class A  Certificates,  Class M Certificates
and  Class B  Certificates  immediately  prior to such  Distribution  Date and
(2) the  Principal  Remittance Amount for that Distribution Date to the extent not applied to pay interest on the Class A Certificates,  Class M Certificates
and   Class B    Certificates    on   such    Distribution    Date,    (B) the
Overcollateralization  Reduction  Amount,  if any, for that  Distribution Date and  (C) any  Net  Swap  Payments  received  by the  Trustee  under  the  Swap
Agreement for that Distribution Date.]

      Excess  Overcollateralization  Amount:  With respect to any Distribution
Date,  the  excess,  if any, of (a) the  Overcollateralization  Amount on such
Distribution Date over (b) the Required  Overcollateralization Amount for such
Distribution Date.

      Exchange Act:  The Securities and Exchange Act of 1934, as amended.

      Exchange Date:  As defined in Section 5.02(e)(iii).

      Expense Fee Rate:  With respect to any  Mortgage  Loan as of any date of determination,  the sum of the applicable Servicing Fee Rate and the per annum rate at which the applicable Subservicing Fee accrues.

      Fannie Mae:  Fannie  Mae, a  federally  chartered  and  privately  owned corporation  organized  and  existing  under  the  Federal  National  Mortgage
Association Charter Act, or any successor thereto.

      Fitch:  Fitch Ratings, or its successors in interest.

      Fixed Swap Payment:  With respect to any  Distribution  Date on or prior to the Distribution  Date in [________]  20[_], an amount equal to the product of (x) a fixed rate equal to [__]%,  (y) the Swap Agreement  Notional  Balance for that  Distribution  Date and (z) a  fraction,  the  numerator  of which is
(a) 19  for the  Distribution  Date in  [________]  20[_] and  (b) 30  for any
Distribution  Date occurring after the Distribution  Date in [________] 20[_], and the denominator of which is 360.

      FDIC:  Federal Deposit Insurance Corporation or any successor thereto.

      Final  Distribution  Date:  The  Distribution  Date on which  the  final distribution  in  respect  of  the  Certificates  will  be  made  pursuant  to
Section 9.01,  which Final  Distribution  Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.02.

      Final Scheduled  Distribution  Date: [Solely for purposes of the face of the  Certificates,  as follows:  with respect to the Class [__]  Certificates, the Distribution Date occurring in [________]  20[_];with respect to the Class
[__]  Certificates,  Class  [__]  Certificates  and  each  Class  of  Class  M
Certificates  and Class B  Certificates,  the  Distribution  Date occurring in
[________]  20[_].  No event of  default  under this  Agreement  will arise or become  applicable  solely by  reason of the  failure  to  retire  the  entire
Certificate  Principal Balance of any Class of Class A  Certificates,  Class M
Certificates  or  Class B  Certificates  on  or  before  its  Final  Scheduled
Distribution Date.]

      Floating  Swap  Payment:  With  respect to any  Distribution  Date on or prior to the  Distribution  Date in [________]  20[_],  an amount equal to the product of (x) Swap LIBOR,  (y) the Swap Agreement  Notional  Balance for that
Distribution  Date and (z) a fraction,  the numerator of which is equal to the number  of days in the  related  calculation  period as  provided  in the Swap
Agreement and the denominator of which is 360.

      Foreclosure  Profits:  With respect to any Distribution  Date or related
Determination  Date and any Mortgage Loan, the excess,  if any, of Liquidation
Proceeds,   Insurance   Proceeds  and  REO   Proceeds   (net  of  all  amounts
reimbursable  therefrom  pursuant to  Section 3.10(a)(ii))  in respect of each
Mortgage Loan or REO Property for which a Cash  Liquidation or REO Disposition occurred  in the  related  Prepayment  Period  over  the  sum  of  the  unpaid principal  balance of such Mortgage Loan or REO Property  (determined,  in the case of an REO Disposition,  in accordance with Section 3.14) plus accrued and unpaid  interest at the Mortgage  Rate on such unpaid  principal  balance from the Due Date to which  interest  was last paid by the  Mortgagor  to the first day of the month  following  the month in which such Cash  Liquidation  or REO
Disposition occurred.

      Form 10-K Certification:  As defined in Section 4.03(e).

      Freddie  Mac:  Freddie  Mac, a corporate  instrumentality  of the United
States  created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

      HUD:  The United States Department of Housing and Urban Development.

      Independent:  When used with  respect  to any  specified  Person,  means such a Person  who (i) is in fact  independent  of the  Depositor,  the Master
Servicer and the Trustee,  or any  Affiliate  thereof,  (ii) does not have any direct financial  interest or any material indirect  financial interest in the
Depositor,  the Master Servicer or the Trustee or in an Affiliate thereof, and
(iii) is not connected with the Depositor,  the Master Servicer or the Trustee as an officer, employee, promoter, underwriter,  trustee, partner, director or person performing similar functions.

      Index:  With  respect to each  adjustable-rate  Mortgage  Loan and as to any  Adjustment  Date  therefor,  the  related  index as stated in the related
Mortgage Note.

      Initial  Certificate  Principal  Balance:  With respect to each Class of
Certificates (other than the Class R Certificates),  the Certificate Principal
Balance of such Class of  Certificates  as of the Cut-off Date as set forth in the Preliminary Statement hereto.

      Insurance  Proceeds:  Proceeds  paid in  respect of the  Mortgage  Loans pursuant  to any  Primary  Insurance  Policy  or any other  related  insurance policy  covering a Mortgage  Loan,  to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer,  the Master Servicer or the
Trustee  and are not  applied  to the  restoration  of the  related  Mortgaged
Property or released to the Mortgagor in accordance  with the procedures  that the Master Servicer would follow in servicing  mortgage loans held for its own account.

      [Interest  Accrual Period:  With respect to the Class [_]  Certificates,
Class [_]  Certificates,  Class [_]  Certificates  and Class [_]  Certificates
(i) with  respect  to the  Distribution  Date in  [_______] 20[_],  the period commencing  the Closing Date and ending on the day preceding the  Distribution
Date in [_______] 20[_],  and (ii) with respect to any Distribution Date after the  Distribution  Date  in  [_______] 20[_],  the  period  commencing  on the
Distribution Date in the month  immediately  preceding the month in which such
Distribution  Date occurs and ending on the day  preceding  such  Distribution
Date.

      Interest  Distribution  Amount:  For any Distribution  Date, the amounts payable pursuant to Section 4.02(c)[(i)-(iii)].

      Interim Certification:  As defined in Section 2.02.

      Late  Collections:  With  respect  to any  Mortgage  Loan,  all  amounts received during any Due Period,  whether as late payments of Monthly  Payments or as Insurance Proceeds,  Liquidation Proceeds or otherwise,  which represent late payments or  collections  of Monthly  Payments due but  delinquent  for a previous Due Period and not previously recovered.

      LIBOR  Business  Day:  Any day other  than (i) a  Saturday  or Sunday or
(ii) a day on which banking  institutions  in London,  England are required or authorized to by law to be closed.

      LIBOR  Certificates:  [The Class A  Certificates,  Class M  Certificates
and Class B Certificates.]

      LIBOR Rate  Adjustment  Date:  With respect to each  Distribution  Date, the second LIBOR Business Day  immediately  preceding the  commencement of the related Interest Accrual Period.

      Liquidation  Proceeds:  Amounts (other than Insurance Proceeds) received by the Master  Servicer in connection  with the taking of an entire  Mortgaged
Property  by  exercise of the power of eminent  domain or  condemnation  or in
connection  with  the  liquidation  of  a  defaulted   Mortgage  Loan  through
trustee's  sale,  foreclosure  sale or otherwise,  other than REO Proceeds and
Subsequent Recoveries.

      Loan-to-Value  Ratio:  As of any  date,  the  fraction,  expressed  as a percentage,  the  numerator of which is the current  principal  balance of the related  Mortgage Loan at the date of  determination  and the  denominator  of which is the Appraised Value of the related Mortgaged Property.

      Margin:  The [Class A-1  Margin,  Class A-2  Margin,  Class A-3  Margin,
Class M-1  Margin,  Class M-2  Margin,  Class M-3  Margin,  Class M-4  Margin,
Class M-5  Margin,  Class M-6 Margin,  Class M-7 Margin,  Class M-8 Margin and
Class B Margin, as applicable.]

      [Marker  Rate:  With respect to the Class SB  Certificates  or REMIC III
Regular Interest SB-IO and any Distribution  Date, in relation to the REMIC II
Regular  Interests  [LT1,  LT2,  LT3,  and LT4], a per annum rate equal to two
(2) times the weighted  average of the  Uncertificated  REMIC II  Pass-Through
Rates for REMIC II Regular Interest [LT2] and REMIC II Regular Interest [LT3].

      Master Servicer:  As defined in the preamble hereto.

      Maturity  Date:  With respect to each Class of  Certificates  of regular interest or  Uncertificated  Regular  Interest issued by any REMIC  hereunder,
the   latest    possible    maturity    date,    solely   for    purposes   of
Section 1.860G-1(a)(4)(iii) of   the  Treasury   Regulations,   by  which  the
Certificate Principal Balance of each such Class of Certificates  representing a regular  interest in the Trust Fund would be reduced to zero,  which is, for each such regular  interest,  [_________],  20[_],  which is the  Distribution
Date occurring in the month  following the last scheduled  monthly  payment of the Mortgage Loans.

      Maximum  Mortgage  Rate: As to any  adjustable-rate  Mortgage  Loan, the per annum rate  indicated in  Exhibit F  hereto as the "NOTE  CEILING,"  which rate is the maximum  interest  rate that may be  applicable  to such  Mortgage
Loan at any time during the life of such Mortgage Loan.

      Maximum Net Mortgage Rate: As to any  adjustable-rate  Mortgage Loan and any date of determination,  the Maximum Mortgage Rate minus the sum of the per annum rate at which the Subservicing Fee accrues and the Servicing Fee Rate.
With respect to any fixed-rate Mortgage Loan and any date of determination, the
Net Mortgage Rate.

      MERS:  Mortgage  Electronic  Registration  Systems,  Inc., a corporation organized  and  existing  under  the  laws of the  State of  Delaware,  or any successor thereto.

      MERS®   System:   The  system  of   recording   transfers  of  Mortgages
electronically maintained by MERS.

      MIN: The Mortgage  Identification  Number for Mortgage Loans  registered with MERS on the MERS® System.

      Minimum  Mortgage Rate: As to any  adjustable-rate  Mortgage Loan, a per annum rate  equal to the  greater of (i) the  Note  Margin and  (ii) the  rate indicated  in  Exhibit F  hereto  as  the  "NOTE  FLOOR,"  which  rate  may be applicable  to  such  Mortgage  Loan  at any  time  during  the  life  of such adjustable-rate Mortgage Loan.

      Modified  Mortgage  Loan: Any Mortgage Loan that has been the subject of a Servicing Modification.

      Modified Net Mortgage  Rate:  With respect to any Mortgage  Loan that is the subject of a Servicing Modification,  the Net Mortgage Rate minus the rate per annum by which the Mortgage Rate on such Mortgage Loan was reduced.

      MOM  Loan:  With  respect  to any  Mortgage  Loan,  MERS  acting  as the mortgagee of such Mortgage Loan,  solely as nominee for the originator of such
Mortgage Loan and its successors and assigns, at the origination thereof.

      Monthly  Payment:  With respect to any Mortgage Loan  (including any REO
Property)  and the Due Date in any Due Period,  the payment of  principal  and interest due thereon in accordance with the amortization  schedule at the time applicable  thereto  (after  adjustment,  if  any,  for  Curtailments  and for
Deficient  Valuations  occurring  prior  to  such  Due  Date  but  before  any adjustment to such  amortization  schedule by reason of any bankruptcy,  other than a  Deficient  Valuation,  or  similar  proceeding  or any  moratorium  or similar  waiver or grace  period and before any  Servicing  Modification  that constitutes a reduction of the interest rate on such Mortgage Loan).

      Moody's:  Moody's Investors Service, Inc., or its successor in interest.

      Mortgage:  With  respect  to each  Mortgage  Note  related to a Mortgage
Loan, the mortgage,  deed of trust or other comparable  instrument  creating a first or junior lien on an estate in fee simple or leasehold  interest in real property securing a Mortgage Note.

      Mortgage   File:   The  mortgage   documents   listed  in   Section 2.01
pertaining  to  a  particular  Mortgage  Loan  and  any  additional  documents required to be added to the Mortgage File pursuant to this Agreement.

      Mortgage Loans:  Such of the mortgage loans  transferred and assigned to the Trustee  pursuant to  Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans  originally so held being  identified in the initial  Mortgage Loan  Schedule  attached  hereto as
Exhibit F,  and  Qualified  Substitute  Mortgage  Loans held or deemed held as part of the Trust Fund including,  without  limitation,  each related Mortgage
Note, Mortgage and Mortgage File and all rights appertaining thereto.

      Mortgage  Loan  Schedule:  The  lists  of the  Mortgage  Loans  attached hereto as  Exhibit F  (as amended from time to time to reflect the addition of
Qualified  Substitute  Mortgage  Loans),  which  lists  shall  set  forth at a minimum the following information as to each Mortgage Loan:

      (i)   the Mortgage Loan identifying number ("RFC LOAN #");

      (ii)  the state, city and zip code of the Mortgaged Property;

      (iii) the maturity of the Mortgage Note  ("MATURITY  DATE," or "MATURITY
            DT" for  Mortgage  Loans  and if such  Mortgage  Loan is a Balloon
            Loan, the amortization term thereof;

      (iv)  (for the  adjustable-rate  Mortgage Loans, the Mortgage Rate as of origination ("ORIG RATE");

      (v)   the Mortgage Rate as of the Cut-off Date ("CURR RATE")

      (vi)  the Net Mortgage Rate as of the Cut-off Date ("CURR NET");

      (vii) the scheduled  monthly payment of principal,  if any, and interest as of the Cut-off Date ("ORIGINAL P & I");

      (viii)      the Cut-off Date Principal Balance ("PRINCIPAL BAL");

      (ix)  the Loan-to-Value Ratio at origination ("LTV");

      (x)   a  code  "T,"  "BT"  or  "CT"  under  the  column  "LN   FEATURE,"
            indicating  that the  Mortgage  Loan is  secured  by a  second  or vacation  residence  (the  absence  of any  such  code  means  the
            Mortgage Loan is secured by a primary residence); and

      (xi)  a code "N" under  the  column  "OCCP  CODE,"  indicating  that the
            Mortgage Loan is secured by a non-owner  occupied  residence  (the absence of any such code means the Mortgage  Loan is secured by an owner occupied residence).

      (xii) for the adjustable-rate  Mortgage Loans, the Maximum Mortgage Rate
            ("NOTE CEILING");

      (xiii)      for the  adjustable-rate  Mortgage  Loans,  the  maximum Net
            Mortgage Rate ("NET CEILING");

      (xiv) for the  adjustable-rate  Mortgage  Loans,  the Note Margin ("NOTE
            MARGIN");

      (xv)  for the adjustable-rate  Mortgage Loans, the first Adjustment Date after the Cut-off Date ("NXT INT CHG DT");

      (xvi) for  the   adjustable-rate   Mortgage  Loans,   the  Periodic  Cap
            ("PERIODIC DECR" or "PERIODIC INCR");

      Such  schedule  may consist of multiple  reports that  collectively  set forth all of the information required.

      Mortgage  Note:  The  originally  executed  note or  other  evidence  of indebtedness  evidencing  the  indebtedness  of a  Mortgagor  under a Mortgage
Loan, together with any modification thereto.

      Mortgage  Rate:  With respect to any Mortgage  Loan,  the interest  rate borne by the related Mortgage Note, or any  modification  thereto other than a
Servicing  Modification.  The Mortgage  Rate on the  adjustable-rate  Mortgage
Loans will  adjust on each  Adjustment  Date to equal the sum  (rounded to the nearest  multiple of one eighth of one  percent  (0.125%) or up to the nearest one-eighth  of one percent,  which are indicated by a "U" on the Mortgage Loan
Schedule,  except in the case of the adjustable-rate  Mortgage Loans indicated
by an "X" on the Mortgage Loan Schedule under the heading "NOTE  METHOD"),  of the  related  Index  plus  the  Note  Margin,  in  each  case  subject  to the applicable Periodic Cap, Maximum Mortgage Rate and Minimum Mortgage Rate.

      Mortgaged  Property:  The underlying  real property  securing a Mortgage
Loan.

      Mortgagor:  The obligor on a Mortgage Note.

      Net Mortgage  Rate:  With respect to any Mortgage Loan as of any date of determination,  a per annum rate equal to the Adjusted  Mortgage Rate for such
Mortgage Loan as of such date minus the Servicing Fee Rate.

      Net Swap  Payment:  With  respect  to each  Distribution  Date,  the net payment  required to be made  pursuant to the terms of the Swap  Agreement  by either the Swap  Counterparty  or the Trustee,  on behalf of the Trust,  which net payment shall not take into account any Swap Termination Payment.

      Net WAC  Cap  Rate:  [With  respect  to any  Distribution  Date  and the
Class A  Certificates,  Class M Certificates and Class B  Certificates,  a per
annum  rate  (which  will not be less than zero)  equal to (i) the  product of
(a) weighted  average  of the Net  Mortgage  Rates  (or,  if  applicable,  the
Modified  Net  Mortgage  Rates) on the  Mortgage  Loans using the Net Mortgage
Rates in effect for the Monthly  Payments  due on such  Mortgage  Loans during the  related  Due  Period,  weighted  on the  basis of the  respective  Stated
Principal   Balances  thereof  for  such  Distribution  Date,  (b) a  fraction expressed as a percentage the numerator of which is 30 and the  denominator of which is the actual  number of days in the related  Interest  Accrual  Period, minus  (ii) the  product of (a) a  fraction  expressed  as a  percentage,  the numerator of which is the amount of any Net Swap Payments or Swap  Termination
Payment  not  due to a  Swap  Counterparty  Trigger  Event  due  to  the  Swap
Counterparty as of such  Distribution Date and the denominator of which is the
aggregate  Stated  Principal   Balance  of  the  Mortgage  Loans  as  of  such
Distribution  Date and (b) a fraction  expressed as a percentage the numerator of which is 360 and the  denominator  of which is the actual number of days in the related Interest Accrual Period.]

      Non-Primary  Residence Loans:  [The Mortgage Loans designated as secured by second or vacation residences,  or by non-owner occupied residences, on the
Mortgage Loan Schedule.]

      Non-United States Person:  Any Person other than a United States Person.

      Nonrecoverable  Advance:  Any Advance  previously made or proposed to be made by the Master  Servicer  or  Subservicer  in  respect of a Mortgage  Loan
(other than a Deleted  Mortgage Loan) which, in the good faith judgment of the
Master Servicer,  will not, or, in the case of a proposed Advance,  would not,
be  ultimately   recoverable   by  the  Master   Servicer  from  related  Late
Collections,  Insurance  Proceeds,  Liquidation  Proceeds or REO Proceeds.  To
the extent that any  Mortgagor  is not  obligated  under the related  Mortgage documents to pay or reimburse any portion of any  Servicing  Advances that are outstanding  with  respect  to the  related  Mortgage  Loan as a  result  of a modification  of such Mortgage  Loan by the Master  Servicer,  which  forgives amounts which the Master Servicer or Subservicer had previously advanced,  and
the  Master   Servicer   determines   that  no  other  source  of  payment  or
reimbursement  for such advances is available to it, such  Servicing  Advances shall be  deemed  to be  Nonrecoverable  Advances.  The  determination  by the
Master Servicer that it has made a  Nonrecoverable  Advance shall be evidenced by an Officers'  Certificate  delivered to the Depositor,  the Trustee and the
Master Servicer.  Notwithstanding  the above, the Trustee shall be entitled to
rely  upon  any   determination  by  the  Master  Servicer  that  any  Advance previously made is a Nonrecoverable  Advance or that any proposed Advance,  if made, would constitute a Nonrecoverable Advance.

      Nonsubserviced  Mortgage  Loan:  Any Mortgage  Loan that, at the time of reference thereto, is not subject to a Subservicing Agreement.

      Note Margin:  With respect to each  adjustable-rate  Mortgage  Loan, the fixed  percentage set forth in the related  Mortgage Note and indicated on the
Mortgage Loan Schedule as the "NOTE MARGIN," which  percentage is added to the
Index on each Adjustment Date to determine  (subject to rounding in accordance with the related  Mortgage Note,  the Periodic Cap, the Maximum  Mortgage Rate
and  the  Minimum  Mortgage  Rate)  the  interest  rate  to be  borne  by such adjustable-rate Mortgage Loan until the next Adjustment Date.

      Officers'  Certificate:  A  certificate  signed by the  Chairman  of the
Board, the President,  a Vice President,  Assistant Vice President,  Director,
Managing Director, the Treasurer,  the Secretary, an Assistant Treasurer or an
Assistant  Secretary of the Depositor or the Master Servicer,  as the case may be, and delivered to the Trustee, as required by this Agreement.

      One-Month LIBOR:  With respect to any Distribution  Date, the arithmetic mean of the London  interbank  offered rate  quotations  for one-month  United
States dollar  deposits,  determined on the  preceding  LIBOR Rate  Adjustment
Date as set forth in Section 1.02 hereof.

      Opinion of  Counsel:  A written  opinion of  counsel  acceptable  to the
Trustee  and the Master  Servicer  and which  counsel  may be counsel  for the
Depositor  or the  Master  Servicer,  provided  that any  opinion  of  counsel
(i) referred  to  in  the  definition  of   "Disqualified   Organization"   or
(ii) relating  to the  qualification  of any  REMIC  hereunder  as a REMIC  or compliance with the REMIC Provisions must, unless otherwise  specified,  be an opinion of Independent counsel.

      Optional  Termination  Date: Any Distribution Date on or after which the
Stated  Principal  Balance (after giving effect to distributions to be made on such  Distribution  Date) of the Mortgage  Loans is less than  [10.00]% of the
Cut-off Date Balance.

      Outstanding  Mortgage  Loan:  With  respect  to the Due  Date in any Due
Period,  a Mortgage Loan  (including an REO Property) that was not the subject of a Principal  Prepayment in Full,  Cash  Liquidation or REO  Disposition and
that was not  purchased,  deleted  or  substituted  for prior to such Due Date pursuant to Section 2.02, 2.03, 2.04 or 4.07.

      Overcollateralization  Amount:  With respect to any  Distribution  Date, the  excess,  if any, of (a) the  aggregate  Stated  Principal  Balance of the
Mortgage Loans before giving effect to  distributions  of principal to be made on  such  Distribution  Date  over  (b) the  aggregate  Certificate  Principal
Balance of the [Class A,  Class M and Class B Certificates]  immediately prior to such date.

      Overcollateralization  Floor:  With  respect to the Mortgage  Loans,  an amount equal to the product of (a) [0.50]% and (b) the Cut-off Date Balance.

      Overcollateralization    Increase   Amount:    With   respect   to   any
Distribution  Date, the lesser of (a) Excess  Cash Flow for that  Distribution
Date (to the  extent  not used to  cover  the  amounts  described  in  clauses
(iv) and  (v) of the  definition of Principal  Distribution  Amount as of such
Distribution    Date),    and    (b) the    excess   of    (1) the    Required
Overcollateralization   Amount  for  such   Distribution   Date  over  (2) the
Overcollateralization Amount for such Distribution Date.

      Overcollateralization    Reduction   Amount:   With   respect   to   any
Distribution Date, to the extent the Excess  Overcollateralization  Amount is, after  taking  into  account  all  other  distributions  to be  made  on  such
Distribution  Date,  greater than zero,  the  Overcollateralization  Reduction
Amount  shall be equal to the lesser of (i) the  Excess  Overcollateralization
Amount for that  Distribution  Date and (ii) the  Principal  Remittance Amount
for such Distribution Date.

      Ownership  Interest:  With respect to any Certificate,  any ownership or security  interest  in  such  Certificate,  including  any  interest  in  such
Certificate  as the Holder  thereof and any other  interest  therein,  whether direct or indirect, legal or beneficial, as owner or as pledgee.

      Pass-Through  Rate: [With respect to each Class of Class A,  Class M and
Class B  Certificates  and any  Distribution  Date, the least of (i) One-Month
LIBOR  plus  the  related  Margin,  (ii) the  related  Net  WAC Cap  Rate  and
(iii) [11.00]% per annum.]

      [With  respect  to  the  Class SB   Certificates  or  REMIC III  Regular
Interest  SB-IO  and any  Distribution  Date,  a per annum  rate  equal to the percentage equivalent of a fraction,  the numerator of which is the sum of the amounts  calculated  pursuant  to  clauses  (i) through  (iii) below,  and the denominator  of which  is the  aggregate  principal  balance  of the  REMIC II
Regular  Interests.  For purposes of calculating the Pass-Through Rate for the
Class SB  Certificates or REMIC III  Regular  Interest SB-IO, the numerator is equal to the sum of the following components:

      (i)   the   Uncertificated   Pass-Through   Rate  for  REMIC II  Regular
            Interest LT1 minus the related Marker Rate,  applied to a notional amount equal to the  Uncertificated  Principal Balance of REMIC II
            Regular Interest LT1;

      (ii)  the   Uncertificated   Pass-Through   Rate  for  REMIC II  Regular
            Interest LT2 minus the related Marker Rate,  applied to a notional amount equal to the  Uncertificated  Principal Balance of REMIC II
            Regular Interest LT2; and

      (iii) the   Uncertificated   Pass-Through   Rate  for  REMIC II  Regular
            Interest  LT4 minus twice the related  Marker  Rate,  applied to a notional amount equal to the  Uncertificated  Principal Balance of
            REMIC II Regular Interest LT4.]

      Paying  Agent:   [________________]   or  any  successor   Paying  Agent
appointed by the Trustee.

      Percentage Interest:  With respect to any [Class A Certificate,  Class M
Certificate  or  Class B  Certificate,]  the  undivided  percentage  ownership interest in the related Class evidenced by such Certificate,  which percentage ownership  interest  shall  be  equal  to the  Initial  Certificate  Principal
Balance  thereof  divided  by  the  aggregate  Initial  Certificate  Principal
Balance of all of the Certificates of the same Class. The Percentage  Interest with  respect to a  [Class SB  Certificate  or Class R  Certificate]  shall be stated on the face thereof.

      Periodic Cap: With respect to each  adjustable-rate  Mortgage  Loan, the periodic  rate cap that  limits the  increase  or the  decrease of the related
Mortgage  Rate on any  Adjustment  Date  pursuant  to the terms of the related
Mortgage Note.

      Permitted Investments:  One or more of the following:

      (i)   obligations  of or  guaranteed as to principal and interest by the
            United States or any agency or  instrumentality  thereof when such obligations  are backed by the full faith and credit of the United
            States;

      (ii)  repurchase   agreements   on   obligations   specified  in  clause
            (i) maturing  not more than one month from the date of acquisition thereof,  provided  that the  unsecured  obligations  of the party agreeing to repurchase  such  obligations are at the time rated by each Rating Agency in its highest short-term rating available;

      (iii) federal funds,  certificates  of deposit,  demand  deposits,  time deposits  and  bankers'  acceptances  (which  shall  each  have an original  maturity  of not more than 90 days  and,  in the case of bankers' acceptances,  shall in no event have an original maturity of more  than 365 days or a  remaining  maturity  of more  than 30 days) denominated in United States dollars of any U.S.  depository institution  or trust company  incorporated  under the laws of the
            United States or any state thereof or of any domestic  branch of a foreign  depository  institution or trust  company;  provided that the  debt  obligations  of such  depository  institution  or trust company  at the date of  acquisition  thereof  have been  rated by each Rating  Agency in its highest  short-term  rating  available;
            and,  provided  further  that,  if the  original  maturity of such
            short-term   obligations  of  a  domestic   branch  of  a  foreign
            depository  institution or trust company shall exceed 30 days, the short-term  rating of such  institution  shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is a Rating Agency;

      (iv)  commercial paper and demand notes (having  original  maturities of not more than 365 days) of any corporation  incorporated under the laws of the United  States or any state  thereof which on the date of  acquisition  has  been  rated  by each  Rating  Agency  in its
            highest   short  term  rating   available;   provided   that  such
            commercial paper and demand notes shall have a remaining  maturity of not more than 30 days;

      (v)   a money market fund or a qualified  investment  fund rated by each
            Rating Agency in its highest  long-term  rating  available  (which may be managed by the Trustee or one of its Affiliates); and

      (vi)  other  obligations  or  securities  that  are  acceptable  to each
            Rating  Agency as a Permitted  Investment  hereunder  and will not reduce the rating  assigned to any Class of  Certificates  by such
            Rating  Agency  below the  then-current  rating  assigned  to such
            Certificates by such Rating Agency, as evidenced in writing;

provided,  however,  that no instrument shall be a Permitted  Investment if it represents,  either  (1) the  right to receive  only  interest  payments  with respect to the  underlying  debt  instrument  or (2) the right to receive both principal  and interest  payments  derived from  obligations  underlying  such instrument  and the  principal  and  interest  payments  with  respect to such instrument  provide  a yield to  maturity  greater  than  120% of the yield to maturity  at par of such  underlying  obligations.  References  herein  to the highest  rating  available on unsecured  long-term  debt shall mean AAA in the case of Standard & Poor's and Aaa in the case of Moody's,  and for purposes of this  Agreement,  any  references  herein to the highest  rating  available on unsecured  commercial  paper and short-term  debt  obligations  shall mean the following:  A-1 in the  case of  Standard  &  Poor's  and  P-1 in the  case of
Moody's;   provided,   however,  that  any  Permitted  Investment  that  is  a
short-term  debt  obligation  rated A-1 by Standard & Poor's must  satisfy the following  additional  conditions:  (i) the  total  amount  of debt  from  A-1 issuers must be limited to the  investment  of monthly  principal and interest payments (assuming fully amortizing collateral);  (ii) the total amount of A-1 investments  must not  represent  more than 20% of the  aggregate  outstanding
Certificate  Principal  Balance of the  Certificates  and each investment must not  mature  beyond  30  days;  (iii) the  terms  of  the  debt  must  have  a predetermined  fixed dollar  amount of principal  due at maturity  that cannot vary; and (iv) if the  investments  may be liquidated  prior to their maturity or are being  relied on to meet a certain  yield,  interest  must be tied to a single  interest  rate index plus a single fixed spread (if any) and must move proportionately  with that index.  Any Permitted  Investment  may be purchased by or through the Trustee or its Affiliates.

      Permitted  Transferee:  Any Transferee of a Class R  Certificate,  other than a Disqualified Organization or Non-United States Person.

      Person:   Any  individual,   corporation,   limited  liability  company,
partnership,   joint  venture,   association,   joint-stock  company,   trust,
unincorporated   organization   or  government  or  any  agency  or  political
subdivision thereof.

      Prepayment  Assumption:  [With  respect  to the  [Class A,  Class M  and
Class B]  Certificates,  the prepayment  assumption to be used for determining the  accrual of original  issue  discount  and premium and market  discount on such  Certificates for federal income tax purposes,  which (a) with respect to the fixed rate Mortgage  Loans,  assumes a constant  prepayment rate of 4% per annum of the then outstanding  principal  balance of the Mortgage Loans in the first month of the life of the fixed-rate  Mortgage  Loans,  and an additional approximate  1.9091%  per annum in each  month  thereafter  until the  twelfth month,  and then  beginning in the twelfth month and in each month  thereafter during the life of the fixed-rate  Mortgage Loans, a constant  prepayment rate of 25.0% per annum each  month and  (b) with  respect  to the  adjustable-rate
Mortgage  Loans,  assumes a  constant  prepayment  rate of 4% per annum of the then outstanding  principal balance of the  adjustable-rate  Mortgage Loans in the first  month of the life of the  adjustable-rate  Mortgage  Loans,  and an additional  approximate  2.8182% per annum in each month  thereafter until the twelfth  month,  and then  beginning  in the  twelfth  month and in each month thereafter during the life of the  adjustable-rate  Mortgage Loans, a constant prepayment rate of 35% per annum each month.]

      Prepayment  Interest  Shortfall:  With respect to any Distribution  Date and  any  Mortgage  Loan  (other  than  a  Mortgage  Loan  relating  to an REO
Property)  that was the subject of (a) a  Principal  Prepayment in Full during the related  Prepayment  Period,  an amount equal to the excess of one month's interest at the related Net Mortgage  Rate (or  Modified Net Mortgage  Rate in
the case of a Modified  Mortgage Loan) on the Stated Principal Balance of such
Mortgage  Loan over the  amount  of  interest  (adjusted  to the  related  Net
Mortgage  Rate  (or  Modified  Net  Mortgage  Rate in the  case of a  Modified
Mortgage Loan)) paid by the Mortgagor for such  Prepayment  Period to the date of such  Principal  Prepayment in Full or (b) a  Curtailment  during the prior calendar  month,  an amount  equal to one month's  interest at the related Net
Mortgage  Rate  (or  Modified  Net  Mortgage  Rate in the  case of a  Modified
Mortgage Loan) on the amount of such Curtailment.

      Prepayment  Period:  With respect to any Distribution Date, the calendar month preceding the month of distribution.

      Primary  Insurance  Policy:  With  respect to any  Mortgage  Loan,  each
primary  policy  of  mortgage   guaranty   insurance  or  replacement   policy
therefor.  Each  Mortgage Loan with a Primary  Insurance  Policy is identified on Exhibit F  with the  exception of either code "23" or "96" under the column
"MI CO CODE."

      Principal  Distribution  Amount:  With respect to any Distribution Date, the lesser of (a) the excess of (x) the sum of (A) the Available  Distribution
Amount and  (B) with  respect to clauses  (b)(v) and (vi) below,  any Net Swap
Payments  received  by the  Trustee  under  the Swap  Agreement  over  (y) the
Interest Distribution Amount and (b) the sum of:

      (i)   the  principal   portion  of  each  Monthly  Payment  received  or
            Advanced   with   respect  to  the  related  Due  Period  on  each
            Outstanding Mortgage Loan;

      (ii)  the Stated  Principal  Balance of any  Mortgage  Loan  repurchased during the  related  Prepayment  Period (or deemed to have been so
            repurchased  in  accordance  with  Section 3.07(b))   pursuant  to
            Section 2.02,  2.03,  2.04 or 4.07 and the amount of any shortfall
            deposited  in  the  Custodial   Account  in  connection  with  the
            substitution  of a Deleted  Mortgage Loan pursuant to Section 2.03 or 2.04 during the related Prepayment Period;

      (iii) the principal portion of all other unscheduled collections,  other than  Subsequent  Recoveries,  on the Mortgage  Loans  (including, without limitation,  Principal Prepayments in Full,  Curtailments,
            Insurance  Proceeds,   Liquidation   Proceeds  and  REO  Proceeds)
            received during the related  Prepayment  Period (or deemed to have been so received) to the extent applied by the Master  Servicer as
            recoveries  of  principal  of  the  Mortgage   Loans  pursuant  to
            Section 3.14;

      (iv)  the  lesser of  (1) Subsequent  Recoveries  for such  Distribution
            Date  and  (2) the   principal  portion  of  any  Realized  Losses
            allocated  to any Class of  Certificates  on a prior  Distribution
            Date and remaining unpaid;

      (v)   the lesser of (1) the Excess Cash Flow for such  Distribution Date
            (to  the  extent  not  used  pursuant  to   clause (iv)   of  this
            definition  on  such  Distribution  Date)  and  (2) the  principal portion of any  Realized  Losses  incurred (or deemed to have been incurred) on any Mortgage  Loans in the calendar  month  preceding such Distribution Date; and

      (vi)  the lesser of (1) the Excess Cash Flow for that  Distribution Date
            (to the extent not used pursuant to clauses  (iv) and  (v) of this
            definition    on   such    Distribution    Date)    and    (2) the
            Overcollateralization Increase Amount for such Distribution Date;

      minus

      (vii) (A) the amount of any  Overcollateralization  Reduction Amount for such  Distribution  Date and (B) the amount of any  Capitalization
            Reimbursement Amount for such Distribution Date; and

      (ix)  any Net Swap  Payments  or Swap  Termination  Payment not due to a
            Swap  Counterparty  Trigger Event due to the Swap  Counterparty to
            the  extent  not  previously   paid  from  interest  or  principal
            collections on the Mortgage Loans.

      Principal  Prepayment:  Any payment of principal or other  recovery on a
Mortgage  Loan,  including  a  recovery  that  takes  the form of  Liquidation
Proceeds or Insurance Proceeds,  which is received in advance of its scheduled
Due Date and is not  accompanied  by an  amount  as to  interest  representing scheduled  interest  on such  payment due on any date or dates in any month or months subsequent to the month of prepayment.

      Principal  Prepayment  in  Full:  Any  Principal  Prepayment  made  by a
Mortgagor of the entire principal balance of a Mortgage Loan.

      Principal  Remittance  Amount:  With respect to any  Distribution  Date, all amounts  described in clauses  (b)(i) through  (iii) of the  definition of
Principal Distribution Amount for that Distribution Date.

      Program  Guide:  The  Residential  Funding  Seller  Guide  for  mortgage
collateral   sellers  that  participate  in  Residential   Funding's  standard
mortgage  programs,  and Residential  Funding's  Servicing Guide and any other
subservicing   arrangements   which   Residential   Funding  has  arranged  to
accommodate the servicing of the Mortgage Loans.

      Purchase  Price:  With  respect to any Mortgage  Loan (or REO  Property)
required to be or otherwise  purchased on any date  pursuant to  Section 2.02,
2.03,  2.04 or 4.07,  an amount equal to the sum of (i) if such  Mortgage Loan
(or REO Property) is being purchased pursuant to Sections 2.02,  2.03, 2.04 or
4.07 of this Agreement,  100% of the Stated Principal Balance thereof plus the principal  portion  of  any  related  unreimbursed  Advances  and  (ii) unpaid accrued interest at the Adjusted  Mortgage Rate (or Modified Net Mortgage Rate
plus the rate per annum at which the  Servicing  Fee is calculated in the case of a Modified  Mortgage  Loan) (or at the Net  Mortgage  Rate (or Modified Net
Mortgage  Rate  in the  case  of a  Modified  Mortgage  Loan))  on the  Stated
Principal  Balance  thereof to the first day of the month  following the month of  purchase  from  the Due  Date  to  which  interest  was  last  paid by the
Mortgagor.

      Qualified  Substitute  Mortgage  Loan: A Mortgage  Loan  substituted  by
Residential  Funding or the Depositor for a Deleted  Mortgage Loan which must, on the date of such  substitution,  as confirmed  in an Officers'  Certificate delivered to the Trustee,

      (i)   have an  outstanding  principal  balance,  after  deduction of the principal  portion  of the  monthly  payment  due in the  month of substitution  (or in the case of a  substitution  of more than one
            Mortgage   Loan  for  a  Deleted   Mortgage   Loan,  an  aggregate
            outstanding  principal  balance,  after  such  deduction),  not in excess of the Stated  Principal  Balance of the  Deleted  Mortgage
            Loan (the amount of any  shortfall to be deposited by  Residential
            Funding, in the Custodial Account in the month of substitution);

      (ii)  have a  Mortgage  Rate and a Net  Mortgage  Rate no lower than and not more than 1% per annum higher than the  Mortgage  Rate and Net
            Mortgage Rate,  respectively,  of the Deleted  Mortgage Loan as of the date of substitution;

      (iii)       have a  Loan-to-Value  Ratio at the time of  substitution no higher  than  that of the  Deleted  Mortgage  Loan at the  time of substitution;

      (iv)  have a Note  Margin  not less  than that of the  Deleted  Mortgage
            Loan;

      (v)   have a  Periodic  Rate Cap  that is  equal to that of the  Deleted
            Mortgage Loan;

      (vi)  have a next  Adjustment  Date no later  than  that of the  Deleted
            Mortgage Loan;

      (vii)       have a remaining  term to stated  maturity  not greater than
            (and  not  more  than  one year  less  than)  that of the  Deleted
            Mortgage Loan; and

      (viii)      comply with each  representation  and  warranty set forth in
            Sections  2.03 and 2.04  hereof and  Section 4  of the  Assignment
            Agreement.

      Rating  Agency:  [Each of Fitch,  Standard & Poor's and Moody's.] If any
agency or a successor  is no longer in  existence,  "Rating  Agency"  shall be such statistical credit rating agency, or other comparable Person,  designated by the Depositor,  notice of which  designation  shall be given to the Trustee and the Master Servicer.

      Realized  Loss:  With respect to each Mortgage Loan (or REO Property) as to which a Cash  Liquidation or REO Disposition  has occurred,  an amount (not less than zero)  equal to (i) the  Stated  Principal  Balance of the  Mortgage
Loan (or REO Property) as of the date of Cash  Liquidation or REO Disposition, plus  (ii) interest  (and REO Imputed  Interest,  if any) at the Net  Mortgage
Rate  from the Due Date as to which  interest  was last  paid or  advanced  to
Certificateholders  up to  the  last  day of  the  month  in  which  the  Cash
Liquidation (or REO Disposition)  occurred on the Stated Principal  Balance of such Mortgage Loan (or REO Property)  outstanding  during each Due Period that such  interest was not paid or advanced,  minus  (iii) the  proceeds,  if any, received during the month in which such Cash  Liquidation (or REO Disposition)
occurred,  to the extent applied as recoveries of interest at the Net Mortgage
Rate  and to  principal  of the  Mortgage  Loan,  net of the  portion  thereof reimbursable  to the  Master  Servicer  or any  Subservicer  with  respect  to related Advances,  Servicing Advances or other expenses as to which the Master
Servicer or  Subservicer  is entitled to  reimbursement  thereunder  but which have not been  previously  reimbursed.  With  respect  to each  Mortgage  Loan which is the subject of a Servicing Modification,  (a) (1) the amount by which the interest  portion of a Monthly  Payment or the  principal  balance of such
Mortgage  Loan was reduced or (2) the sum of any other amounts owing under the
Mortgage Loan that were forgiven and that constitute  Servicing  Advances that are  reimbursable  to the Master  Servicer or a Subservicer,  and (b) any such amount with  respect to a Monthly  Payment  that was or would have been due in the month immediately  following the month in which a Principal  Prepayment or the  Purchase  Price of such  Mortgage  Loan is  received or is deemed to have been  received.  With  respect  to each  Mortgage  Loan  which has  become the subject  of a  Deficient  Valuation,  the  difference  between  the  principal balance of the Mortgage Loan outstanding  immediately  prior to such Deficient
Valuation  and the  principal  balance of the Mortgage  Loan as reduced by the
Deficient  Valuation.  With respect to each Mortgage Loan which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction.

      Notwithstanding  the above,  neither a  Deficient  Valuation  nor a Debt
Service  Reduction  shall be deemed a Realized  Loss  hereunder so long as the
Master  Servicer has notified the Trustee in writing that the Master  Servicer is  diligently  pursuing any remedies  that may exist in  connection  with the representations  and warranties  made regarding the related  Mortgage Loan and either  (A) the  related  Mortgage  Loan  is not in  default  with  regard  to payments due thereunder or  (B) delinquent  payments of principal and interest under the related  Mortgage  Loan and any premiums on any  applicable  primary hazard  insurance  policy and any related  escrow  payments in respect of such
Mortgage Loan are being advanced on a current basis by the Master  Servicer or a  Subservicer,  in either  case  without  giving  effect to any Debt  Service
Reduction.

      [Realized  Losses  allocated  to  the  Class SB  Certificates  shall  be allocated  first to the REMIC III  Regular  Interest SB-IO in reduction of the accrued but unpaid  interest  thereon  until such accrued and unpaid  interest shall have been  reduced to zero and then to the  REMIC III  Regular  Interest
SB-PO in reduction of the Principal Balance thereof.]

      To the extent the Master Servicer  receives  Subsequent  Recoveries with respect to any Mortgage  Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such  recoveries  are applied to reduce the Certificate  Principal  Balance of any Class of  Certificates on
any Distribution Date.

      Record  Date:  With  respect  to  [the  Class A  Certificates,   Class M
Certificates and Class B  Certificates] and each Distribution  Date, the close of  business on the  Business  Day  immediately  preceding  such  Distribution
Date.  With  respect to [the  Class SB  and  Class R  Certificates,]  and each
Distribution  Date,  the close of  business  on the last  Business  Day of the month next preceding the month in which the related  Distribution  Date occurs or, with respect to the first Distribution Date, the Closing Date.

      Reference Bank Rate:  As defined in Section 1.02.

      Regular Certificates:  [The Class A Certificates,  Class M Certificates,
Class B Certificates and Class SB Certificates.]

      Regular  Interest:  Any one of the REMIC regular  interests in the Trust
Fund.

      Regulation AB:  Subpart 229.1100 - Asset Backed Securities (Regulation
AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities
Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by
the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

      Relief Act: The  Servicemembers  Civil Relief Act, formerly known as the
Soldiers' and Sailors' Civil Relief Act of 1940.

      Relief  Act  Shortfalls:  Interest  shortfalls  on  the  Mortgage  Loans resulting from the Relief Act or similar legislation or regulations.

      REMIC: A "real estate  mortgage  investment  conduit" within the meaning of  Section 860D  of the Code.  As used herein,  the term  "REMIC"  shall mean
REMIC I, REMIC II or REMIC III.

      REMIC  Administrator:  Residential Funding  Corporation.  If Residential
Funding  Corporation  is  found  by a court of  competent  jurisdiction  to no longer be able to fulfill its  obligations as REMIC  Administrator  under this
Agreement the Master  Servicer or Trustee acting as successor  Master Servicer shall appoint a successor  REMIC  Administrator,  subject to assumption of the
REMIC Administrator obligations under this Agreement.

      REMIC Net WAC Rate:  For any  Distribution  Date, a per annum rate equal to the product of (i) the  weighted  average of the Net Mortgage Rates (or, if applicable,  the Modified Net Mortgage  Rates) on the Mortgage Loans using the
Net Mortgage  Rates in effect for the Monthly  Payments  due on such  Mortgage
Loans during the related Due Period,  weighted on the basis of the  respective
Stated  Principal  Balances  thereof  for such  Distribution  Date and  (ii) a fraction  equal to 30  divided  by the  actual  number of days in the  related
Interest  Accrual Period.  The foregoing rate is equal to the weighted average of the Uncertificated  REMIC I  Pass-Through Rates with respect to the REMIC I
Regular  Interests,  weighted in each case by their respective  Uncertificated
Principal Balances.

      [REMIC I:  The segregated pool of assets subject hereto,  constituting a portion of the primary trust created hereby and to be administered  hereunder, with  respect to which a separate  REMIC  election  is to be made,  consisting of: (i) the Mortgage Loans and the related Mortgage Files;  (ii) all  payments on and  collections  in respect of the  Mortgage  Loans due after the  Cut-off
Date (other than  Monthly  Payments  due in the month of the Cut-off  Date) as shall be on deposit in the  Custodial  Account or in the  Certificate  Account
and identified as belonging to the Trust Fund;  (iii) property which secured a
Mortgage   Loan  and  which  has  been   acquired   for  the  benefit  of  the
Certificateholders  by  foreclosure or deed in lieu of  foreclosure;  (iv) the hazard insurance  policies and Primary  Insurance  Policies  pertaining to the
Mortgage  Loans,  if  any;  and  (v) all   proceeds  of  clauses   (i) through
(iv) above.]

      REMIC I  Available   Distribution  Amount:  The  Available  Distribution
Amount.

      [REMIC I Distribution  Amount:  For any  Distribution  Date, the REMIC I
Available  Distribution  Amount shall be distributed to REMIC II in respect of the REMIC I Regular Interests and the Class R-I  Certificates in the following amounts and priority:

      (a)   to REMIC I  Regular  Interest  A-I and  REMIC I  Regular  Interest
I-1-A  through  I-48-B,  pro rata,  in an amount  equal to  (A) Uncertificated
Accrued  Interest  for such REMIC I Regular  Interests  for such  Distribution
Date, plus (B) any amounts  payable in respect thereof  remaining  unpaid from previous Distribution Dates; and

      (b)   to the extent of amounts  remaining after the  distributions  made pursuant to clause  (a) above,  payments of  principal  shall be  allocated as follows:  first,  to REMIC I Regular  Interests  I-1-A through I-48-B starting with the lowest  numerical  denomination  until the  Uncertificated  Principal
Balance of each such  REMIC I Regular  Interest  is reduced to zero,  provided that,  for REMIC I Regular  Interests  with the same  numerical  denomination, such  payments of principal  shall be allocated  pro rata between such REMIC I
Regular  Interests  and  second,  to the  extent of any  Overcollateralization
Reduction  Amount to REMIC I  Regular  Interest  A-I until the  Uncertificated
Principal Balance of such REMIC I Regular Interest is reduced to zero.]

      [REMIC I  Interests:  The REMIC I  Regular  Interests  and the Class R-I
Certificates.]

      [REMIC I  Realized  Losses:  All Realized  Losses on the Mortgage  Loans
shall be  allocated  first,  on each  Distribution  Date,  to REMIC I  Regular
Interest  A-I until such REMIC I Regular  Interest  has been  reduced to zero.
Second,  Realized Losses shall be allocated to REMIC I Regular  Interest I-1-A through REMIC I Regular  Interest  I-48-B,  starting with the lowest numerical denomination  until such REMIC I Regular  Interest  has been  reduced to zero, provided  that,  for  REMIC  I  Regular  Interests  with  the  same  numerical denomination,  such  Realized  Losses shall be allocated pro rata between such
REMIC I Regular Interests.]

      [REMIC  I  Regular  Interest:  Any  of  the  separate   non-certificated
beneficial  ownership  interests in REMIC I issued hereunder and designated as a "regular  interest" in REMIC I. Each REMIC I Regular  Interest  shall accrue interest at the related  Uncertificated  REMIC I  Pass-Through  Rate in effect from time to time,  and  shall be  entitled  to  distributions  of  principal, subject to the terms and conditions  hereof,  in an aggregate  amount equal to its initial  Uncertificated  Principal Balance as set forth in the Preliminary
Statement  hereto.  The  designations  for  the  respective  REMIC  I  Regular
Interests are set forth in the Preliminary Statement hereto.]

      [REMIC I Regular  Interest  A-I: A regular  interest  in REMIC I that is held as an asset of REMIC II, that has an initial  principal  balance equal to the  related  Uncertificated  Principal  Balance,  that bears  interest at the related  Uncertificated  REMIC I  Pass-Through  Rate,  and that has such other terms as are described herein.]

      [REMIC II:  The segregated pool of assets subject  hereto,  constituting a  portion  of  the  primary  trust  created  hereby  and  to be  administered hereunder,  with  respect to which a separate  REMIC  election  is to be made, consisting of the REMIC I Regular Interests.]

      [REMIC II  Available  Distribution  Amount:  For any Distribution  Date,
the amount  distributed from REMIC I to REMIC II on such  Distribution Date in respect of the REMIC I Regular Interests.]

      [REMIC II  Distribution  Amount: For any Distribution Date, the REMIC II
Available  Distribution Amount shall be distributed to REMIC III in respect of the  REMIC  II  Regular  Interests  and the  Class  R-II  Certificates  in the
following amounts and priority:

            (a)   to REMIC II  Regular  Interest  LT-IO, in an amount equal to
(i) Uncertificated  Accrued  Interest  for such REMIC II Regular  Interest for such  Distribution  Date, plus (ii) any  amounts in respect thereof  remaining unpaid from previous Distribution Dates;

            (b)   to the extent of amounts  remaining after the  distributions made pursuant to clause  (a) above,  to REMIC II  Regular  Interests LT1, LT2,
LT3 and LT4, pro rata, in an amount equal to (i) their  Uncertificated Accrued
Interest for such Distribution  Date, plus (ii) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

            (c)   to the extent of amounts  remaining after the  distributions made pursuant to clauses (a) and (b) above:

                  (i)   to REMIC I  Regular  Interests LT2, LT3 and LT4, their
respective Principal Distribution Amounts;

                  (ii)  to REMIC I  Regular  Interest LT1 any remainder  until the Uncertificated Principal Balance thereof is reduced to zero;

                  (iii) any remainder to REMIC II  Regular  Interests LT2, LT3 and LT4,  pro rata  according  to their  respective  Uncertificated  Principal
Balances as reduced by the  distributions  deemed made  pursuant to (i) above, until their respective  Uncertificated Principal Balances are reduced to zero;
and

      (d)   to the extent of amounts  remaining after the  distributions  made pursuant to clauses (a) through (c) above:

                  (i)   first, to each of the REMIC II Regular Interests,  pro
rata  according to the amount of  unreimbursed  Realized  Losses  allocable to principal  previously  allocated to each such REMIC II Regular  Interest,  the aggregate amount of any  distributions to the Certificates as reimbursement of such Realized  Losses on such  Distribution  Date  pursuant to clause  (ix) in
Section 4.02(c);  provided,  however, that any amounts distributed pursuant to this paragraph  (d)(i) of this  definition of "REMIC II  Distribution  Amount"
shall not cause a reduction in the  Uncertificated  Principal  Balances of any of the REMIC II Regular Interests; and

                  (ii)  second, to the Class R-II Certificates,  any remaining amount.]

      [REMIC II  Net WAC Rate:  With respect to any  Distribution  Date, a per annum  rate  equal to the  weighted  average  of  (x) with  respect to REMIC I
Regular  Interests  ending with the designation  "B", the weighted  average of the  Uncertificated  REMIC I  Pass-Through  Rates  for  such  REMIC I  Regular
Interests,  weighted on the basis of the  Uncertificated  Principal Balance of such  REMIC I Regular  Interests  for each such  Distribution  Date,  (y) with
respect  to  REMIC  I  Regular  Interest  A-I,  the  Uncertificated   REMIC  I
Pass-Through Rate for such REMIC I Regular  Interest,  and (z) with respect to
REMIC  I  Regular   Interests  ending  with  the  designation  "A",  for  each
Distribution  Date listed  below,  the  weighted  average of the rates  listed below for each such REMIC I Regular  Interest  listed  below,  weighted on the basis of the  Uncertificated  Principal  Balance  of each such REMIC I Regular
Interest for each such Distribution Date:

Distribution   REMIC I Regular
   Date            Interest                           Rate
    [1]     [I-1-A through I-49-A] [2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
    [2]     [I-2-A through I-49-A] [2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A]                [Uncertificated REMIC I Pass-Through Rate]
    [3]     [I-3-A through I-49-A] [2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A and I-2-A]      [Uncertificated REMIC I Pass-Through Rate]
    [4]     [I-4-A through I-49-A] [2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-3-A]  [Uncertificated REMIC I Pass-Through Rate]
    [5]     [I-5-A through I-49-A] [2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-4-A]  [Uncertificated REMIC I Pass-Through Rate]
    [6]     [I-6-A through I-49-A] [2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-5-A]  [Uncertificated REMIC I Pass-Through Rate]
    [7]     [I-7-A through I-49-A] [2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-6-A]  [Uncertificated REMIC I Pass-Through Rate]
    [8]     [I-8-A through I-49-A] [2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-7-A]  [Uncertificated REMIC I Pass-Through Rate]
    [9]     [I-9-A through I-49-A] [2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-8-A]  [Uncertificated REMIC I Pass-Through Rate]
   [10]     [I-10-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-9-A]  [Uncertificated REMIC I Pass-Through Rate]
   [11]     [I-11-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-10-A] [Uncertificated REMIC I Pass-Through Rate]
   [12]     [I-12-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-11-A] [Uncertificated REMIC I Pass-Through Rate]
   [13]     [I-13-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-12-A] [Uncertificated REMIC I Pass-Through Rate]
   [14]     [I-14-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-13-A] [Uncertificated REMIC I Pass-Through Rate]
   [15]     [I-15-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-14-A] [Uncertificated REMIC I Pass-Through Rate]
   [16]     [I-16-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-15-A] [Uncertificated REMIC I Pass-Through Rate]
   [17]     [I-17-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-16-A] [Uncertificated REMIC I Pass-Through Rate]
   [18]     [I-18-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-17-A] [Uncertificated REMIC I Pass-Through Rate]
   [19]     [I-19-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-18-A] [Uncertificated REMIC I Pass-Through Rate]
   [20]     [I-20-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-19-A] [Uncertificated REMIC I Pass-Through Rate]
   [21]     [I-21-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-20-A] [Uncertificated REMIC I Pass-Through Rate]
   [22]     [I-22-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-21-A] [Uncertificated REMIC I Pass-Through Rate]
   [23]     [I-23-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-22-A] [Uncertificated REMIC I Pass-Through Rate]
   [24]     [I-24-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-23-A] [Uncertificated REMIC I Pass-Through Rate]
   [25]     [I-25-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-24-A] [Uncertificated REMIC I Pass-Through Rate]
   [26]     [I-26-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-25-A] [Uncertificated REMIC I Pass-Through Rate]
   [27]     [I-27-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-26-A] [Uncertificated REMIC I Pass-Through Rate]
   [28]     [I-28-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-27-A] [Uncertificated REMIC I Pass-Through Rate]
   [29]     [I-29-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-28-A] [Uncertificated REMIC I Pass-Through Rate]
   [30]     [I-30-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-29-A] [Uncertificated REMIC I Pass-Through Rate]
   [31]     [I-31-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-30-A] [Uncertificated REMIC I Pass-Through Rate]
   [32]     [I-32-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-31-A] [Uncertificated REMIC I Pass-Through Rate]
   [33]     [I-33-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-32-A] [Uncertificated REMIC I Pass-Through Rate]
   [34]     [I-34-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-33-A] [Uncertificated REMIC I Pass-Through Rate]
   [35]     [I-35-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-34-A] [Uncertificated REMIC I Pass-Through Rate]
   [36]     [I-36-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-35-A] [Uncertificated REMIC I Pass-Through Rate]
   [37]     [I-37-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-36-A] [Uncertificated REMIC I Pass-Through Rate]
   [38]     [I-38-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-37-A] [Uncertificated REMIC I Pass-Through Rate]
   [39]     [I-39-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-38-A] [Uncertificated REMIC I Pass-Through Rate]
   [40]     [I-40-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-39-A] [Uncertificated REMIC I Pass-Through Rate]
   [41]     [I-41-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-40-A] [Uncertificated REMIC I Pass-Through Rate]
   [42]     [I-42-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-41-A] [Uncertificated REMIC I Pass-Through Rate]
   [43]     [I-43-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-42-A] [Uncertificated REMIC I Pass-Through Rate]
   [44]     [I-44-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-43-A] [Uncertificated REMIC I Pass-Through Rate]
   [45]     [I-45-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-44-A] [Uncertificated REMIC I Pass-Through Rate]
   [46]     [I-46-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-45-A] [Uncertificated REMIC I Pass-Through Rate]
   [47]     [I-47-A through        [2 multiplied by Swap LIBOR, subject to a
            I-49-A]                maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-46-A] [Uncertificated REMIC I Pass-Through Rate]
   [48]     [I-48-A]               [2 multiplied by Swap LIBOR, subject to a
                                   maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-47-A] [Uncertificated REMIC I Pass-Through Rate]
   [49]     [I-49-A]               [2 multiplied by Swap LIBOR, subject to a
                                   maximum rate of Uncertificated REMIC I
                                   Pass-Through Rate]
            [I-1-A through I-49-A] [Uncertificated REMIC I Pass-Through Rate]
[Thereafter][I-1-A through I-49-A] [Uncertificated REMIC I Pass-Through Rate]

------------------------------------------------------------------------------
      [REMIC II  Principal  Reduction Amounts:  For any Distribution Date, the
amounts by which the  principal  balances of the  REMIC II  Regular  Interests
[LT1],  [LT2],  [LT3]  and  [LT4],   respectively  will  be  reduced  on  such
Distribution  Date by the allocation of Realized  Losses and the  distribution of principal, determined as follows:

      For purposes of the  succeeding  formulas the  following  symbols  shall have the meanings set forth below:

      Y1 =    the principal  balance of the REMIC II Regular Interest LT1 after distributions on the prior Distribution Date.
      Y2 =    the principal  balance of the REMIC II Regular Interest LT2 after distributions on the prior Distribution Date.
      Y3 =    the principal  balance of the REMIC II Regular Interest LT3 after distributions on the prior Distribution Date.
      Y4 =    the principal  balance of the REMIC II Regular Interest LT4 after distributions on the prior Distribution Date (note:  Y3 = Y4).
      ΔY1 =      the REMIC II  Regular  Interest  LT1  Principal
                 Reduction Amount.
      ΔY2 =      the REMIC II  Regular  Interest  LT2  Principal
                 Reduction Amount.
      ΔY3 =      the REMIC II  Regular  Interest  LT3  Principal
                 Reduction Amount.
      ΔY4 =      the REMIC II  Regular  Interest  LT4  Principal
                 Reduction Amount.
      P0 =    the  aggregate   principal   balance  of  REMIC II  Regular
              Interests  LT1,  LT2, LT3 and LT4 after  distributions  and
              the   allocation   of   Realized   Losses   on  the   prior
              Distribution Date.
      P1 =    the  aggregate  principal  balance of the REMIC II  Regular
              Interest LT1, LT2, LT3 and LT4 after  distributions and the
              allocation   of   Realized   Losses  to  be  made  on  such
              Distribution Date.
      ΔP =    P0 - P1 = the  aggregate of the REMIC II  Regular  Interest
              LT1, LT2, LT3 and LT4 Principal Reduction Amounts.
         =    the aggregate of the principal  portions of Realized Losses to be allocated to, and the principal  distributions  to be
              made  on,  the  Certificates  on  such   Distribution  Date
              (including  distributions of accrued and unpaid interest on the Class SB Certificates for prior Distribution Dates).
      R0 =    the REMIC Net WAC Rate  (stated  as a monthly  rate)  after giving effect to amounts  distributed  and Realized  Losses allocated on the prior Distribution Date.
      R1 =    the REMIC Net WAC Rate  (stated  as a monthly  rate)  after giving  effect to amounts to be  distributed  and  Realized
              Losses to be allocated on such Distribution Date.
      α (Y2 + Y3)/P0.  The initial  value of α on the Closing
      =       Date  for  use on the  first  Distribution  Date  shall  be
              0.0001.
      γ0the lesser of (A) the sum for all  Classes of  Certificates
      =       other than the  Class SB  Certificates  of the  product for each Class of  (i) the monthly interest rate (as limited by
              the   REMIC  Net  WAC  Rate,   if   applicable)   for  such
              Class applicable  for  distributions  to be  made  on  such
              Distribution  Date  and  (ii) the   aggregate   Certificate
              Principal  Balance for such Class after  distributions  and
              the   allocation   of   Realized   Losses   on  the   prior
              Distribution Date and (B) R0*P0.
      γ1the lesser of (A) the sum for all  Classes of  Certificates
      =       other than the  Class SB  Certificates  of the  product for each Class of  (i) the monthly interest rate (as limited by
              the   REMIC  Net  WAC  Rate,   if   applicable)   for  such
              Class applicable  for  distributions to be made on the next
              succeeding   Distribution   Date  and  (ii) the   aggregate
              Certificate   Principal   Balance   for  such   Class after
              distributions  and the allocation of Realized  Losses to be made on such Distribution Date and (B) R1*P1.
      Then, based on the foregoing definitions:
      ΔY1 =   ΔP - ΔY2 - ΔY3 - ΔY4;
      ΔY2 =   (αΔ2){( γ0R1 - γ1R0)/R0R1};
      ΔY3 =   αΔP - ΔY2; and
      ΔY4 =   ΔY3.

if both ΔY2 and ΔY3, as so determined, are non-negative numbers.  Otherwise:

      (1)   If ΔY2, as so determined, is negative, then
      ΔY2 = 0;
      ΔY3 = α{γ1R0P0 - γ0R1P1} γ1R0};
      ΔY4 = ΔY3; and
      ΔY1 = ΔP - ΔY2 - ΔY3 - ΔY4.
      (2)   If ΔY3, as so determined, is negative, then
      ΔY3 = 0;
      ΔY2 = α{γ1R0P0 - γ0R1P1}/{2R1R0P1 - γ1R0};
      ΔY4 = ΔY3; and
      ΔY1 = ΔP - ΔY2 - ΔY3 - ΔY4.]

      [REMIC II  Realized Losses:  Realized Losses on the Mortgage Loans shall be  allocated  to the  REMIC II  Regular  Interests  as follows.  The interest portion of Realized  Losses on the Mortgage  Loans, if any, shall be allocated among REMIC II Regular  Interests  [LT1],  [LT2] and [LT4], pro rata according to the amount of interest  accrued but unpaid thereon,  in reduction  thereof.
Any  interest  portion  of  such  Realized  Losses  in  excess  of the  amount allocated  pursuant to the preceding  sentence shall be treated as a principal portion of Realized Losses not attributable to any specific  Mortgage Loan and allocated  pursuant to the  succeeding  sentences.  The  principal  portion of
Realized  Losses with  respect to Mortgage  Loans  shall be  allocated  to the
REMIC II Regular  Interests as follows:  first, to REMIC II Regular  Interests
[LT2],  [LT3] and  [LT4],  pro-rata  according  to their  respective  REMIC II
Principal  Reduction  Amounts  to  the  extent  thereof  in  reduction  of the
Uncertificated  Principal  Balance of such  REMIC II  Regular  Interests  and, second,  the  remainder,  if any, of such  principal  portion of such Realized
Losses shall be allocated to REMIC II  Regular  Interest [LT1] in reduction of the Uncertificated Principal Balance thereof.

      [REMIC II Regular Interests:  REMIC II Regular Interest [LT1],  REMIC II
Regular  Interest [LT2],  REMIC II  Regular  Interest [LT3],  REMIC II Regular
Interest [LT4] and REMIC II Regular Interest [LT-IO].]

      [REMIC II  Regular  Interest LT1: A regular interest in REMIC II that is held as an asset of REMIC III,  that has an initial principal balance equal to the  related  Uncertificated  Principal  Balance,  that bears  interest at the related  Uncertificated  REMIC II  Pass-Through  Rate, and that has such other terms as are described herein.]

      [REMIC II Regular Interest LT1 Principal  Distribution  Amount:  For any
Distribution  Date, the excess,  if any, of the REMIC II  Regular Interest LT1
Principal  Reduction  Amount  for such  Distribution  Date  over the  Realized
Losses  allocated to the REMIC II  Regular  Interest LT1 on such  Distribution
Date.]

      [REMIC II  Regular  Interest LT2: A regular interest in REMIC II that is held as an asset of REMIC III,  that has an initial principal balance equal to the  related  Uncertificated  Principal  Balance,  that bears  interest at the related  Uncertificated  REMIC II  Pass-Through  Rate, and that has such other terms as are described herein.]

      [REMIC II Regular Interest LT2 Principal  Distribution  Amount:  For any
Distribution  Date, the excess,  if any, of the REMIC II  Regular Interest LT2
Principal  Reduction  Amount  for such  Distribution  Date  over the  Realized
Losses  allocated to the REMIC II  Regular  Interest LT2 on such  Distribution
Date.]

      [REMIC II  Regular  Interest LT3: A regular interest in REMIC II that is held as an asset of REMIC III,  that has an initial principal balance equal to the  related  Uncertificated  Principal  Balance,  that bears  interest at the related  Uncertificated  REMIC II  Pass-Through  Rate, and that has such other terms as are described herein.]

      [REMIC II Regular Interest LT3 Principal  Distribution  Amount:  For any
Distribution  Date, the excess,  if any, of the REMIC II  Regular Interest LT3
Principal  Reduction  Amount  for such  Distribution  Date  over the  Realized
Losses  allocated to the REMIC II  Regular  Interest LT3 on such  Distribution
Date.]

      [REMIC II  Regular  Interest LT4: A regular interest in REMIC II that is held as an asset of REMIC III,  that has an initial principal balance equal to the  related  Uncertificated  Principal  Balance,  that bears  interest at the related  Uncertificated  REMIC II  Pass-Through  Rate, and that has such other terms as are described herein.]

      [REMIC II Regular Interest LT4 Principal  Distribution  Amount:  For any
Distribution  Date, the excess,  if any, of the REMIC II  Regular Interest LT4
Principal  Reduction  Amount  for such  Distribution  Date  over the  Realized
Losses  allocated to the REMIC II  Regular  Interest LT4 on such  Distribution
Date.]

      [REMIC II  Regular  Interest LT-IO: A regular  interest in REMIC II that is held as an asset of REMIC III,  that has an initial principal balance equal to the related  Uncertificated  Principal Balance,  that bears interest at the related  Uncertificated  REMIC II  Pass-Through  Rate, and that has such other terms as are described herein.]

      [REMIC III:  The segregated pool of assets subject hereto,  constituting a  portion  of  the  primary  trust  created  hereby  and  to be  administered hereunder,  with  respect to which a separate  REMIC  election  is to be made, consisting of the REMIC II Regular Interests.]

      [REMIC III   Regular   Interest   SB-PO:  A  separate   non-certificated
beneficial  ownership  interests in REMIC III  issued hereunder and designated as a Regular  Interest in REMIC III.  REMIC III  Regular  Interest SB-PO shall have no entitlement  to interest,  and shall be entitled to  distributions  of principal  subject to the terms and  conditions  hereof,  in aggregate  amount
equal  to  the  initial   Certificate   Principal   Balance  of  the  Class SB
Certificates as set forth in the Preliminary Statement hereto.]

      [REMIC III   Regular   Interest   SB-IO:  A  separate   non-certificated
beneficial  ownership  interests in REMIC III  issued hereunder and designated as a Regular  Interest in REMIC III.  REMIC III  Regular  Interest SB-IO shall have no entitlement to principal,  and shall be entitled to  distributions  of interest  subject to the terms and  conditions  hereof,  in  aggregate  amount equal to the interest  distributable with respect to the Class SB Certificates pursuant to the terms and conditions hereof.]

      [REMIC III Regular Interest IO: A separate  non-certificated  beneficial ownership  interests in REMIC III issued hereunder and designated as a Regular
Interest  in  REMIC III.   REMIC III   Regular   Interest  IO  shall  have  no
entitlement to principal,  and shall be entitled to  distributions of interest subject to the terms and conditions  hereof,  in aggregate amount equal to the interest distributable with respect to REMIC II Regular Interest LT-IO.]

      [REMIC III Regular  Interests:  REMIC III Regular Interests SB-IO, SB-PO
and IO,  together  with the Class A  Certificates,  Class M  Certificates  and
Class B Certificates.]

      REMIC  Provisions:  Provisions of the federal income tax law relating to real estate  mortgage  investment  conduits,  which  appear at  Sections  860A
through  860G  of  Subchapter  M  of  Chapter 1  of  the  Code,   and  related
provisions,  and  temporary  and final  regulations  (or,  to the  extent  not inconsistent with such temporary or final regulations,  proposed  regulations)
and published rulings,  notices and announcements  promulgated thereunder,  as the foregoing may be in effect from time to time.

      REO  Acquisition:  The  acquisition by the Master  Servicer on behalf of the  Trustee  for the benefit of the  Certificateholders  of any REO  Property pursuant to Section 3.14.

      REO  Disposition:  With respect to any REO Property,  a determination by
the  Master  Servicer  that  it  has  received   substantially  all  Insurance
Proceeds,   Liquidation   Proceeds,   REO  Proceeds  and  other  payments  and
recoveries  (including  proceeds of a final  sale)  which the Master  Servicer expects to be finally  recoverable  from the sale or other  disposition of the
REO Property.

      REO  Imputed  Interest:  With  respect  to any  REO  Property,  for  any period,  an amount equivalent to interest (at a rate equal to the Net Mortgage
Rate that would have been applicable to the related  Mortgage Loan had it been outstanding)  on the unpaid  principal  balance of the Mortgage Loan as of the date of acquisition thereof for such period.

      REO  Proceeds:  Proceeds,  net of  expenses,  received in respect of any
REO Property (including,  without limitation,  proceeds from the rental of the related  Mortgaged  Property) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

      REO Property:  A Mortgaged  Property  acquired by the Master Servicer on behalf of the Trust  Fund for the  benefit of the  Certificateholders  through foreclosure  or deed in lieu of  foreclosure  in  connection  with a defaulted
Mortgage Loan.

      Reportable  Modified  Mortgage Loan: Any Mortgage Loan that (i) has been subject  to an  interest  rate  reduction,  (ii) has  been  subject  to a term extension or (iii) has had amounts owing on such Mortgage Loan  capitalized by adding  such amount to the Stated  Principal  Balance of such  Mortgage  Loan;
provided,  however,  that a Mortgage Loan  modified in accordance  with clause
(i) above for a temporary period shall not be a Reportable  Modified  Mortgage
Loan if such  Mortgage  Loan has not been  delinquent in payments of principal and  interest  for six  months  since  the date of such  modification  if that interest rate reduction is not made permanent thereafter.

      Repurchase Event:  As defined in the Assignment Agreement.

      Request  for  Release:  A  request  for  release,  the  form of which is attached as Exhibit G  hereto,  or an electronic  request in a form acceptable to the Custodian.

      Required  Insurance  Policy:  With  respect to any  Mortgage  Loan,  any insurance  policy which is required to be  maintained  from time to time under this  Agreement,  the Program Guide or the related  Subservicing  Agreement in respect of such Mortgage Loan.

      [Required    Overcollateralization   Amount:   With   respect   to   any
Distribution  Date,  (a) prior to the Stepdown  Date, an amount equal to [__]%
of the  aggregate  Stated  Principal  Balance of the Mortgage  Loans as of the
Cut-off  Date,  (b) on or after the Stepdown Date if a Trigger Event is not in effect,  the  greater  of  (i) an  amount  equal  to  [__]%  of the  aggregate outstanding  Stated  Principal  Balance of the  Mortgage  Loans  after  giving
effect  to  distributions   made  on  that  Distribution  Date  and  (ii)  the
Overcollateralization  Floor or (c) on or after the Stepdown Date if a Trigger
Event is in  effect,  an amount  equal to the  Required  Overcollateralization
Amount  from  the  immediately  preceding   Distribution  Date.  The  Required
Overcollateralization  Amount may be  reduced so long as written  confirmation is obtained from each Rating Agency that such  reduction  shall not reduce the ratings  assigned to any Class of Certificates by such Rating Agency below the lower of the then-current  rating or the rating assigned to such  Certificates as of the Closing Date by such Rating Agency.]

      Residential  Funding:   Residential  Funding  Corporation,   a  Delaware
corporation,  in its capacity as seller of the Mortgage Loans to the Depositor and any successor thereto.

      Responsible  Officer:  When  used  with  respect  to  the  Trustee,  any officer of the  Corporate  Trust  Department  of the  Trustee,  including  any
Senior Vice President,  any Vice President,  any Assistant Vice President, any
Assistant  Secretary,  any Trust Officer or Assistant  Trust  Officer,  or any
other   officer  of  the   Trustee   with   direct   responsibility   for  the
administration of this Agreement.

      Restricted Class A Certificate:  As defined in Section 5.02(e).

      Rule 144A:  Rule 144A  under the  Securities  Act of 1933,  as in effect from time to time.

      Securitization Transaction:  Any transaction involving a sale or other transfer of mortgage loans directly or indirectly to an issuing in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities.

      Seller:  With respect to any  Mortgage  Loan,  a Person,  including  any
Subservicer,  that executed a Seller's  Agreement  applicable to such Mortgage
Loan.

      Seller's  Agreement:  An  agreement  for  the  origination  and  sale of
Mortgage  Loans  generally in the form of the seller  contract  referred to or contained in the Program Guide,  or in such other form as has been approved by the Master Servicer and the Depositor.

      Senior   Enhancement   Percentage:   [For  any  Distribution  Date,  the
fraction,  expressed  as a  percentage,  the  numerator of which is the sum of
(i) the aggregate  Certificate  Principal Balance of the [Class M Certificates
and Class B Certificates] and (ii) the  Overcollateralization  Amount, in each case prior to the  distribution of the Principal  Distribution  Amount on such
Distribution  Date  and the  denominator  of  which  is the  aggregate  Stated
Principal  Balance of the Mortgage Loans after giving effect to  distributions to be made on that Distribution Date.]

      Servicing  Accounts:  The  account or accounts  created  and  maintained pursuant to Section 3.08.

      Servicing  Advances:  All  customary,  reasonable  and necessary "out of pocket" costs and expenses incurred in connection with a default,  delinquency or other  unanticipated  event by the Master  Servicer or a Subservicer in the performance of its servicing obligations,  including,  but not limited to, the cost of  (i) the  preservation,  restoration  and  protection  of a  Mortgaged
Property,   (ii) any   enforcement   or   judicial   proceedings,    including
foreclosures,  including  any  expenses  incurred  in  relation  to  any  such proceedings  that result from the Mortgage Loan being  registered on the MERS®
System,  (iii) the  management and  liquidation of any REO Property,  (iv) any
mitigation  procedures  implemented  in  accordance  with  Section 3.07,   and
(v) compliance  with the obligations  under Sections 3.01,  3.08,  3.12(a) and
3.14,  including,  if the  Master  Servicer  or any  Affiliate  of the  Master
Servicer provides services such as appraisals and brokerage  services that are customarily  provided  by Persons  other than  servicers  of  mortgage  loans, reasonable compensation for such services.

      Servicing Criteria:  The "servicing criteria" set forth in Item 1122(d)
of Regulation AB, as such may be amended from time to time.

      Servicing  Fee:  With  respect  to any  Mortgage  Loan and  Distribution
Date,  the fee  payable  monthly to the Master  Servicer  in respect of master servicing  compensation  that accrues at an annual rate equal to the Servicing
Fee Rate multiplied by the Stated  Principal  Balance of such Mortgage Loan as of the  related  Due  Date  in the  related  Due  Period,  as may be  adjusted pursuant to Section 3.16(e).

      Servicing  Fee Rate:  With respect to any Mortgage  Loan,  the per annum rate  designated  on the Mortgage Loan Schedule as the "MSTR SERV FEE," as may
be  adjusted  with  respect to  successor  Master  Servicers  as  provided  in
Section 7.02,  which rate shall  never be greater  than the  Mortgage  Rate of such Mortgage Loan.

      Servicing  Modification:  Any  reduction of the interest  rate on or the outstanding  principal  balance of a Mortgage Loan, any extension of the final maturity  date of a Mortgage  Loan,  and any increase to the Stated  Principal
Balance of a Mortgage Loan by adding to the Stated  Principal  Balance  unpaid principal  and interest and other  amounts  owing under the Mortgage  Loan, in each case  pursuant to a  modification  of a Mortgage  Loan that is in default or, in the judgment of the Master Servicer,  default is reasonably foreseeable in accordance with Section 3.07(a).

      Servicing  Officer:  Any officer of the Master Servicer  involved in, or responsible for, the  administration and servicing of the Mortgage Loans whose name and specimen  signature appear on a list of servicing  officers furnished to the Trustee by the Master  Servicer on the Closing  Date,  as such list may from time to time be amended.

      Sixty-Plus  Delinquency  Percentage:  With  respect to any  Distribution
Date on or after the Stepdown Date, the  arithmetic  average,  for each of the three  Distribution Dates ending with such Distribution Date, of the fraction, expressed  as a  percentage,  equal  to  (x) the  aggregate  Stated  Principal
Balance of the Mortgage  Loans that are 60 or more days  delinquent in payment of principal  and  interest for that  Distribution  Date,  including  Mortgage
Loans  in  foreclosure  and REO  Properties,  over  (y) the  aggregate  Stated
Principal   Balance  of  the  Mortgage   Loans   immediately   preceding  that
Distribution Date.

      Standard & Poor's:  Standard & Poor's  Ratings  Services,  a Division of
The McGraw-Hill Companies, Inc. or its successors in interest.

      Startup Date:  The day designated as such pursuant to Article X hereof.

      Stated Principal  Balance:  With respect to any Mortgage Loan or related
REO  Property,  as of any date of determination, (i) the  sum  of  (a) the  Cut-off  Date
Principal  Balance of the Mortgage Loan and (b) any amount by which the Stated
Principal  Balance  of the  Mortgage  Loan has been  increased  pursuant  to a
Servicing  Modification,  minus (ii) the sum of (a) the  principal  portion of the Monthly  Payments due with respect to such  Mortgage  Loan or REO Property during each Due Period ending with the Due Period  relating to the most recent
Distribution  Date which were received or with respect to which an Advance was made, (b) all Principal  Prepayments with respect to such Mortgage Loan or REO
Property,  and all Insurance Proceeds,  Liquidation Proceeds and REO Proceeds,
to the extent  applied by the Master  Servicer as  recoveries  of principal in accordance  with  Section 3.14  with  respect  to  such  Mortgage  Loan or REO
Property,  in each case which were distributed pursuant to Section 4.02 on any
previous   Distribution   Date,   and  (c) any   Realized  Loss  allocated  to
Certificateholders with respect thereto for any previous Distribution Date.

      Stepdown Date:  [That  Distribution  Date which is the later to occur of
(i) the  Distribution Date in [_______]  20[_] and (ii) the first Distribution
Date on which the Senior  Enhancement  Percentage  is equal to or greater than
[__]%.

      Subordination:  The  provisions  described in  Section 4.05  relating to the allocation of Realized Losses other than a pro rata basis.

      Subordination   Percentage:   With  respect  to  any  Class of  [Class A
Certificates,  Class M Certificates or Class B  Certificates],  the respective percentage set forth below.

              Class        Percentage       Class       Percentage
               [__]          [__]%          [__]          [__]%
      Subsequent  Recoveries:  As of any Distribution  Date,  amounts received by  the  Master  Servicer  (net  of  any  related  expenses  permitted  to  be reimbursed  pursuant to  Section 3.10)  or surplus  amounts held by the Master
Servicer  to  cover  estimated  expenses  (including,   but  not  limited  to,
recoveries  in  respect  of the  representations  and  warranties  made by the related Seller pursuant to the applicable  Seller's  Agreement and assigned to the Trustee pursuant to Section 2.04)  specifically related to a Mortgage Loan that was the subject of a Cash Liquidation or an REO Disposition  prior to the related Prepayment Period and that resulted in a Realized Loss.
------------------------------------------------------------------------------

      Subserviced  Mortgage  Loan:  Any  Mortgage  Loan  that,  at the time of reference thereto, is subject to a Subservicing Agreement.

      Subservicer:  Any Person with whom the Master  Servicer has entered into a  Subservicing  Agreement and who generally  satisfied the  requirements  set forth in the Program  Guide in respect of the  qualification  of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

      Subservicer  Advance:  Any  delinquent   installment  of  principal  and
interest on a Mortgage Loan which is advanced by the related  Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

      Subservicing  Account:  An  account  established  by  a  Subservicer  in accordance with Section 3.08.

      Subservicing   Agreement:   The  written  contract  between  the  Master
Servicer and any  Subservicer  relating to  servicing  and  administration  of certain Mortgage Loans as provided in  Section 3.02,  generally in the form of the servicer  contract  referred to or  contained  in the Program  Guide or in such other form as has been approved by the Master Servicer and the Depositor.

      Subservicing  Fee:  With respect to any Mortgage  Loan,  the fee payable monthly  to the  related  Subservicer  (or,  in the  case of a  Nonsubserviced
Mortgage Loan, to the Master  Servicer) in respect of  subservicing  and other compensation  that accrues with respect to each Distribution Date at an annual rate designated as "SUBSERV FEE" on the Mortgage Loan Schedule.

      Swap Account:  The separate trust account  created and maintained by the
Trustee pursuant to Section 4.08(a).

      Swap  Agreement:  The  interest  rate swap  agreement  between  the Swap
Counterparty  and  the  Trustee,  on  behalf  of the  Trust,  which  agreement provides for Net Swap  Payments and Swap  Termination  Payments to be paid, as
provided  therein,  together  with  any  schedules,   confirmations  or  other
agreements relating thereto, attached hereto as Exhibit S.

      Swap  Agreement  Notional  Balance:  As to the Swap  Agreement  and each
Floating  Rate Payer  Payment Date and Fixed Rate Payer  Payment Date (each as defined  in the Swap  Agreement)  the amount set forth on Exhibit R hereto for such Floating Rate Payer Payment Date.

      Swap  Counterparty:  The swap  counterparty  under  the  Swap  Agreement either  (a) entitled to receive payments from the Trustee from amounts payable by the Trust Fund under this  Agreement or  (b) required  to make  payments to the  Trustee for  payment to the Trust  Fund,  in either case  pursuant to the terms  of the  Swap  Agreement,  and any  successor  in  interest  or  assign.
Initially, the Swap Counterparty shall be Bear Stearns Financial Products Inc.

      Swap  Counterparty  Trigger  Event:  With  respect  to any  Distribution
Date,  (i) an Event of Default under the Swap  Agreement with respect to which the Swap  Counterparty is a Defaulting Party,  (ii) a  Termination Event under the Swap  Agreement  with respect to which the Swap  Counterparty  is the sole
Affected  Party,  or  (iii) an  additional  termination  event  under the Swap
Agreement  with respect to which the Swap  Counterparty  is the sole  Affected
Party.

      Swap LIBOR:  LIBOR as determined pursuant to the Swap Agreement.

      Swap   Termination   Payment:   Upon  the   designation   of  an  "Early
Termination Date" as defined in the Swap Agreement,  the payment to be made by the  Trustee  on behalf of the Trust to the Swap  Counterparty  from  payments from the Trust Fund,  or by the Swap  Counterparty  to the Trustee for payment to the Trust Fund, as applicable, pursuant to the terms of the Swap Agreement.

      Tax Returns:  The federal income tax return on Internal  Revenue Service
Form 1066,  U.S. Real  Estate Mortgage  Investment  Conduit Income Tax Return,
including  Schedule Q thereto,  Quarterly Notice to Residual  Interest Holders of REMIC Taxable Income or Net Loss Allocation,  or any successor forms, to be filed on behalf of any REMIC  hereunder due to its  classification  as a REMIC under  the REMIC  Provisions,  together  with any and all  other  information,
reports  or  returns   that  may  be   required   to  be   furnished   to  the
Certificateholders  or filed with the  Internal  Revenue  Service or any other governmental  taxing  authority  under any  applicable  provisions of federal, state or local tax laws.

      Telerate Screen Page 3750:  As defined in Section 1.02.

      Transfer: Any direct or indirect transfer,  sale, pledge,  hypothecation or other form of assignment of any Ownership Interest in a Certificate.

      Transfer Affidavit and Agreement:  As defined in Section 5.02(e).

      Transferee:  Any Person  who is  acquiring  by  Transfer  any  Ownership
Interest in a Certificate.

      Transferor:  Any Person who is  disposing  by Transfer of any  Ownership
Interest in a Certificate.

      Trigger  Event:  [A  Trigger  Event is in  effect  with  respect  to any
Distribution  Date if either (a) on or after the Stepdown Date the  Sixty-Plus
Delinquency  Percentage  for  that  Distribution  Date  exceeds  [__]%  of the current  Senior  Enhancement  Percentage  or (b) on or after the  Distribution
Date in  [________]  20[_],  the  aggregate  amount of Realized  Losses on the
Mortgage  Loans as a  percentage  of the  Cut-off  Date  Balance  exceeds  the applicable amount set forth below:

         [________]      20[_]      to [__]% with  respect to  [________]
         [________] 20[_]:             20[_],  plus an additional  1/12th
                                       of   [__]%    for    each    month
                                       thereafter;
         [________]      20[_]      to [__]% with  respect to  [________]
         [________] 20[_]:             20[_],  plus an additional  1/12th
                                       of   [__]%    for    each    month
                                       thereafter;
         [________]      20[_]      to [__]% with  respect to  [________]
         [________] 20[_]:             20[_],  plus an additional  1/12th
                                       of   [__]%    for    each    month
                                       thereafter; and
         [________]      20[_]     and [__]%.
         thereafter:
      Trustee:  As defined in the preamble hereto.

      Trustee Information:  As specified in Section 12.05(a)(i)(A).

      Trust Fund:  Collectively, the assets of each REMIC hereunder.

      [Uncertificated  Accrued  Interest:  With respect to any  Uncertificated
Regular  Interest  for any  Distribution  Date,  one  month's  interest at the related  Uncertificated  Pass-Through Rate for such Distribution Date, accrued on the Uncertificated  Principal Balance or Uncertificated Notional Amount, as
applicable,  immediately  prior  to  such  Distribution  Date.  Uncertificated
Accrued Interest for the Uncertificated  Regular Interests shall accrue on the basis of a 360-day year  consisting of twelve 30-day  months.  For purposes of calculating  the amount of  Uncertificated  Accrued  Interest  for the REMIC I
Regular  Interests  for  any  Distribution   Date,  any  Prepayment   Interest
Shortfalls   and  Relief  Act   Shortfalls  (to  the  extent  not  covered  by
Compensating  Interest)  shall be allocated  among REMIC I Regular  Interests, pro rata, based on, and to the extent of, Uncertificated  Accrued Interest, as calculated without  application of this sentence.  For purposes of calculating the  amount  of  Uncertificated  Accrued  Interest  for the  REMIC II  Regular
Interests for any Distribution  Date, any Prepayment  Interest  Shortfalls and
Relief Act  Shortfalls  (to the extent not covered by  Compensating  Interest)
shall be allocated among the REMIC II Regular  Interests,  pro rata, based on, and to the extent of,  Uncertificated  Accrued Interest, as calculated without application  of this  sentence.  Uncertificated  Interest on REMIC III Regular
Interest  SB-PO shall be zero.  Uncertificated  Accrued  Interest on the REMIC
III Regular  Interest  SB-IO for each  Distribution  Date shall equal  Accrued
Certificate Interest for the Class SB Certificates.]

      [Uncertificated   Notional   Amount:   With   respect  to  the  Class SB
Certificates or the REMIC III  Regular  Interest SB-IO,  immediately  prior to any Distribution Date, the aggregate of the Uncertificated  Principal Balances of the REMIC II Regular Interests.

      With respect to REMIC II Regular  Interest  LT-IO and each  Distribution
Date listed  below,  the  aggregate  Uncertificated  Principal  Balance of the
REMIC I Regular Interests ending with the designation "A" listed below:

Distribution
    Date                    REMIC I Regular Interests
    [1]                       [I-1-A through I-49-A]
    [2]                       [I-2-A through I-49-A]
    [3]                       [I-3-A through I-49-A]
    [4]                       [I-4-A through I-49-A]
    [5]                       [I-5-A through I-49-A]
    [6]                       [I-6-A through I-49-A]
    [7]                       [I-7-A through I-49-A]
    [8]                       [I-8-A through I-49-A]
    [9]                       [I-9-A through I-49-A]
    [10]                     [I-10-A through I-49-A]
    [11]                     [I-11-A through I-49-A]
    [12]                     [I-12-A through I-49-A]
    [13]                     [I-13-A through I-49-A]
    [14]                     [I-14-A through I-49-A]
    [15]                     [I-15-A through I-49-A]
    [16]                     [I-16-A through I-49-A]
    [17]                     [I-17-A through I-49-A]
    [18]                     [I-18-A through I-49-A]
    [19]                     [I-19-A through I-49-A]
    [20]                     [I-20-A through I-49-A]
    [21]                     [I-21-A through I-49-A]
    [22]                     [I-22-A through I-49-A]
    [23]                     [I-23-A through I-49-A]
    [24]                     [I-24-A through I-49-A]
    [25]                     [I-25-A through I-49-A]
    [26]                     [I-26-A through I-49-A]
    [27]                     [I-27-A through I-49-A]
    [28]                     [I-28-A through I-49-A]
    [29]                     [I-29-A through I-49-A]
    [30]                     [I-30-A through I-49-A]
    [31]                     [I-31-A through I-49-A]
    [32]                     [I-32-A through I-49-A]
    [33]                     [I-33-A through I-49-A]
    [34]                     [I-34-A through I-49-A]
    [35]                     [I-35-A through I-49-A]
    [36]                     [I-36-A through I-49-A]
    [37]                     [I-37-A through I-49-A]
    [38]                     [I-38-A through I-49-A]
    [39]                     [I-39-A through I-49-A]
    [40]                     [I-40-A through I-49-A]
    [41]                     [I-41-A through I-49-A]
    [42]                     [I-42-A through I-49-A]
    [43]                     [I-43-A through I-49-A]
    [44]                     [I-44-A through I-49-A]
    [45]                     [I-45-A through I-49-A]
    [46]                     [I-46-A through I-49-A]
    [47]                     [I-47-A through I-49-A]
    [48]                     [I-48-A through I-49-A]
    [49]                             [I-49-A]
 thereafter                          [$0.00]

------------------------------------------------------------------------------
      With respect to REMIC III Regular Interest IO,  immediately prior to any
Distribution  Date, an amount equal to the  Uncertificated  Notional Amount of
REMIC II Regular Interest LT-IO.]

      [Uncertificated   Pass-Through   Rate:   The   Uncertificated   REMIC  I
Pass-Through  Rate  or the  Uncertificated  REMIC  II  Pass-Through  Rate,  as
applicable.]

      [Uncertificated   Principal   Balance:   The  principal  amount  of  any
Uncertificated  Regular Interest  outstanding as of any date of determination.
The  Uncertificated  Principal  Balance of each REMIC Regular  Interest  shall never be less than zero.  With  respect to REMIC III  Regular  Interest  SB-PO the  initial  amount  set  forth  with  respect  thereto  in  the  Preliminary
Statement as reduced by distributions  deemed made in respect thereof pursuant
to  Section 4.02   and  Realized   Losses   allocated   thereto   pursuant  to
Section 4.05.]

      [Uncertificated  Regular  Interests:  The REMIC I Regular  Interests and
the REMIC II Regular Interests.]

      [Uncertificated  REMIC I Pass-Through  Rate:  With respect to each REMIC
I Regular  Interest ending with the designation "A", a per annum rate equal to the weighted  average Net Mortgage  Rate of the Mortgage  Loans  multiplied by two (2),  subject to a maximum  rate of [___]%.  With  respect to each REMIC I
Regular  Interest  ending with the  designation  "B", the greater of (x) a per annum rate equal to the excess,  if any, of (i) 2  multiplied  by the weighted average  Net  Mortgage  Rate  of  the  Mortgage  Loans  over  (ii) [___]%  and
(y) 0.00000%.  With  respect to REMIC I Regular  Interest  A-I,  the  weighted average Net Mortgage Rate of the Mortgage Loans.]

      [Uncertificated   REMIC  II  Pass-Through  Rate:  With  respect  to  any
Distribution  Date and  (i) REMIC II Regular  Interests LT1 and LT2, the REMIC
II  Net  WAC  Rate,   (ii) REMIC  II  Regular   Interest  LT3,  zero  (0.00%),
(iii) REMIC  II Regular  Interest  LT4,  twice the REMIC II Net WAC Rate,  and
(iv) REMIC II Regular  Interest LT-IO,  the excess of (i) the weighted average of  the  Uncertificated  REMIC  I  Pass-Through  Rates  for  REMIC  I  Regular
Interests  ending with the  designation  "A",  over (ii) 2  multiplied by Swap
LIBOR.]

      Uniform Single  Attestation  Program for Mortgage  Bankers:  The Uniform
Single Attestation  Program for Mortgage Bankers, as published by the Mortgage
Bankers  Association  of America and effective  with respect to fiscal periods ending on or after March 15, 1995.

      Uninsured  Cause:  Any cause of damage to property subject to a Mortgage such that the complete  restoration of such property is not fully reimbursable by the hazard insurance policies.

      United  States  Person:  A citizen or resident of the United  States,  a corporation,  partnership  or  other  entity  (treated  as  a  corporation  or partnership  for  United  States  federal  income  tax  purposes)  created  or organized in, or under the laws of, the United States,  any state thereof,  or the District of Columbia  (except in the case of a partnership,  to the extent provided in Treasury  regulations)  provided that, for purposes  solely of the restrictions on the transfer of Class R Certificates,  no partnership or other entity treated as a partnership  for United States federal income tax purposes shall be treated as a United  States  Person  unless all  persons  that own an interest  in such  partnership  either  directly or through any entity that is not a corporation  for United States  federal income tax purposes are required by the  applicable  operative  agreement to be United  States  Persons,  or an estate that is described  in  Section 7701(a)(30)(D)  of the Code,  or a trust that is described in Section 7701(a)(30)(E) of the Code.

      Voting  Rights:  The  portion  of  the  voting  rights  of  all  of  the
Certificates  which is  allocated  to any  Certificate.  [___]%  of all of the
Voting Rights shall be allocated  among  Holders of the Class A  Certificates, the Class M  Certificates  and the Class B  Certificates  in proportion to the outstanding  Certificate Principal Balances of their respective  Certificates;
[___]% of all of the Voting  Rights  shall be  allocated to the Holders of the
Class SB  Certificates,  and  [___]% , [___]%  and [___]% of all of the Voting
Rights shall be allocated to the Holders of the  Class R-I  Certificates,  the
Class R-II  Certificates and the Class R-III  Certificates,  respectively;  in each case to be allocated among the  Certificates of such Class in  accordance with their respective Percentage Interests.

Section 1.02.     Determination of One-Month LIBOR

      One-Month LIBOR applicable to the calculation of the  Pass-Through  Rate on the LIBOR  Certificates  for any Interest  Accrual  Period  (including  the initial  Interest  Accrual  Period)  will be  determined  on each  LIBOR  Rate
Adjustment Date.

      On each LIBOR Rate  Adjustment  Date,  or if such LIBOR Rate  Adjustment
Date  is not a  Business  Day,  then  on the  next  succeeding  Business  Day,
One-Month  LIBOR shall be  established  by the Trustee and, as to any Interest
Accrual  Period,  shall  equal the rate for one  month  United  States  dollar deposits  that  appears  on the  Telerate  Screen  Page 3750 of the  Moneyline
Telerate  Capital  Markets Report as of 11:00 a.m.,  London time, on the LIBOR
Rate  Adjustment   Date.   "Telerate  Screen  Page  3750"  means  the  display
designated  as page 3750 on the  Telerate  Service  (or such other page as may replace  page  3750 on that  service  for the  purpose  of  displaying  London interbank  offered  rates of major  banks).  If such rate  does not  appear on such page (or such other page as may replace that page on that service,  or if such  service  is  no  longer  offered,  such  other  service  for  displaying
One-Month  LIBOR or  comparable  rates as may be selected by the Trustee after consultation  with the Master  Servicer),  the rate will be the Reference Bank
Rate.

      The  "Reference  Bank Rate" will be determined on the basis of the rates at which  deposits in U.S.  Dollars are offered by the reference  banks (which shall be any three major banks that are engaged in  transactions in the London interbank market,  selected by the Trustee after  consultation with the Master
Servicer) as of 11:00 a.m.,  London time, on the LIBOR Rate Adjustment Date to prime  banks in the  London  interbank  market  for a period  of one  month in amounts  approximately equal to the aggregate Certificate Principal Balance of the LIBOR  Certificates  then  outstanding.  The  Trustee  shall  request  the principal  London office of each of the reference banks to provide a quotation of its rate. If at least two such  quotations  are provided,  the rate will be the  arithmetic  mean of the  quotations  rounded up to the next  multiple  of
1/16%.  If on such date fewer than two  quotations  are provided as requested, the rate will be the arithmetic  mean of the rates quoted by one or more major banks in New York City,  selected by the Trustee after  consultation  with the
Master Servicer,  as of 11:00 a.m., New York City time, on such date for loans in U.S.  Dollars  to  leading  European  banks  for a period  of one  month in amounts  approximately equal to the aggregate Certificate Principal Balance of the  LIBOR  Certificates  then  outstanding.  If no  such  quotations  can  be obtained,  the rate will be One-Month LIBOR for the prior  Distribution  Date;
provided,  however, if, under the priorities described above,  One-Month LIBOR for a  Distribution  Date would be based on  One-Month  LIBOR for the previous
Distribution  Date for the third  consecutive  Distribution  Date, the Trustee shall select an  alternative  comparable  index (over which the Trustee has no control),  used for  determining  one-month  Eurodollar  lending rates that is calculated  and  published  (or otherwise  made  available) by an  independent party.

      The  establishment  of One-Month  LIBOR by the Trustee on any LIBOR Rate
Adjustment Date and the Trustee's  subsequent  calculation of the Pass-Through
Rates applicable to the LIBOR  Certificates for the relevant  Interest Accrual
Period, in the absence of manifest error, will be final and binding.

      Promptly  following  each LIBOR Rate  Adjustment  Date the Trustee shall supply the Master Servicer with the results of its  determination of One-Month
LIBOR  on  such  date.   Furthermore,   the  Trustee   shall   supply  to  any
Certificateholder  so calling the  Bondholder  Inquiry Line at  1-800-275-2048 and  requesting  the  Pass-Through  Rate  on the  LIBOR  Certificates  for the
current and the immediately preceding Interest Accrual Period.

                                 ARTICLE II

                        CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.     Conveyance of Mortgage Loans

(a)   The  Depositor,  concurrently  with the execution  and delivery  hereof, does  hereby  assign to the  Trustee  in  respect  of the Trust  Fund  without recourse all the right,  title and interest of the Depositor in and to (i) the
Mortgage  Loans,  including  all  interest and  principal  received on or with respect to the Mortgage  Loans after the Cut-off Date (other than  payments of principal  and interest due on the Mortgage  Loans in the month of the Cut-off
Date) and (ii) all  proceeds of the  foregoing.  In  addition,  on the Closing
Date,  the  Trustee is hereby  directed  to enter into the Swap  Agreement  on behalf of the Trust Fund with the Swap Counterparty.

(b)   In  connection  with such  assignment,  and  contemporaneously  with the delivery of this Agreement,  except as set forth in Section 2.01(c) below  and subject to  Section 2.01(d) below,  the Depositor  does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians,  as the duly appointed  agent or agents of the  Trustee  for such  purpose,  the  following documents or  instruments  (or copies  thereof as  permitted by this  Section)
with respect to each Mortgage Loan so assigned:

(i)   The original  Mortgage Note,  endorsed  without recourse to the order of the Trustee and showing an unbroken chain of endorsements  from the originator thereof to the Person  endorsing  it to the  Trustee,  or with  respect to any
Destroyed  Mortgage  Note,  an original lost note  affidavit  from the related
Seller or  Residential  Funding  stating that the original  Mortgage  Note was lost,  misplaced or destroyed,  together  with a copy of the related  Mortgage
Note;

(ii)  The  original  Mortgage,  noting the presence of the MIN of the Mortgage
Loan  and  language  indicating  that the  Mortgage  Loan is a MOM Loan if the
Mortgage Loan is a MOM Loan, with evidence of recording  indicated thereon or, if the original  Mortgage has not yet been returned from the public  recording office, a copy of the original  Mortgage with evidence of recording  indicated
thereon;

(iii) Unless  the  Mortgage  Loan  is  registered  on the  MERS®  System,  the assignment  (which  may be  included  in one or more  blanket  assignments  if permitted by  applicable  law) of the Mortgage to the Trustee with evidence of recording  indicated  thereon or a copy of such  assignment  with  evidence of recording indicated thereon;

(iv)  The original recorded  assignment or assignments of the Mortgage showing an unbroken chain of title from the  originator to the Person  assigning it to the Trustee  (or to MERS,  if the  Mortgage  Loan is  registered  on the MERS®
System and noting the presence of a MIN) with  evidence of  recordation  noted
thereon or attached  thereto,  or a copy of such  assignment or assignments of the Mortgage with evidence of recording indicated thereon; and

(v)   The  original of each  modification,  assumption  agreement or preferred loan  agreement,  if any,  relating to such  Mortgage  Loan, or a copy of each modification, assumption agreement or preferred loan agreement.

      The Depositor  may, in lieu of delivering  the original of the documents set forth in  Section 2.01(b)(ii),  (iii),  (iv) and (v) (or copies thereof as permitted by  Section 2.01(b))  to the Trustee or the Custodian,  deliver such documents  to the Master  Servicer,  and the Master  Servicer  shall hold such documents  in  trust  for  the use  and  benefit  of all  present  and  future
Certificateholders  until  such  time as is set  forth in the  next  sentence.
Within thirty  Business Days  following the earlier of (i) the  receipt of the
original   of   all  of  the   documents   or   instruments   set   forth   in
Section 2.01(b)(ii),  (iii),  (iv) and  (v) (or copies thereof as permitted by such Section) for any Mortgage Loan and (ii) a written  request by the Trustee to deliver those  documents  with respect to any or all of the Mortgage  Loans then being held by the Master  Servicer,  the Master  Servicer shall deliver a complete set of such  documents to the Trustee or the  Custodian  that are the duly appointed agent or agents of the Trustee.

      On the Closing Date,  the Master  Servicer  shall certify that it has in its  possession  an original or copy of each of the  documents  referred to in
Section 2.01(b)(ii),  (iii),  (iv) and (v) which  has been  delivered to it by the Depositor.

      The Depositor,  the Master Servicer and the Trustee agree that it is not intended  that any  mortgage  loan be included in the Trust Fund that is (i) a
"High-Cost  Home  Loan"  as  defined  in the New  Jersey  Home  Ownership  Act effective  November 27, 2003,  (ii) a  "High-Cost Home Loan" as defined in the
New Mexico Home Loan Protection Act effective  January 1, 2004,  (iii) a "High
Cost Home  Mortgage  Loan" as  defined  in the  Massachusetts  Predatory  Home
Practices Act effective  November 7, 2004 or (iv) a  "High-Cost  Home Loan" as
defined in the Indiana High Cost Home Loan Law effective January 1, 2005.

(c)   Notwithstanding the provisions of Section 2.01(b),  in the event that in connection  with any  Mortgage  Loan,  if the  Depositor  cannot  deliver  the original of the Mortgage, any assignment,  modification,  assumption agreement or preferred loan agreement (or copy thereof as permitted by  Section 2.01(b))
with  evidence  of  recording  thereon  concurrently  with the  execution  and delivery  of this  Agreement  because  of (i) a  delay  caused  by the  public recording  office where such Mortgage,  assignment,  modification,  assumption agreement or preferred  loan  agreement as the case may be, has been delivered for  recordation,  or  (ii) a  delay in the  receipt  of  certain  information necessary to prepare the related  assignments,  the Depositor shall deliver or cause to be  delivered  to the Trustee or the  respective  Custodian a copy of such Mortgage,  assignment,  modification,  assumption  agreement or preferred loan agreement.

      The Depositor  shall  promptly  cause to be recorded in the  appropriate public office for real property  records the Assignment  referred to in clause
(iii) of  Section 2.01(b),  except  (a) in  states  where,  in the  opinion of counsel  acceptable to the Trustee and the Master Servicer,  such recording is not  required to protect  the  Trustee's  interests  in the  Mortgage  Loan or
(b) if  MERS  is  identified  on  the  Mortgage  or  on  a  properly  recorded assignment of the Mortgage,  as applicable,  as the mortgagee of record solely as nominee for  Residential  Funding and its  successors  and assigns.  If any
Assignment  is lost or returned  unrecorded  to the  Depositor  because of any defect therein,  the Depositor  shall prepare a substitute  Assignment or cure such defect,  as the case may be, and cause such  Assignment to be recorded in accordance  with this  paragraph.  The  Depositor  shall  promptly  deliver or cause  to be  delivered  to the  Trustee  or  the  respective  Custodian  such
Mortgage  or  Assignment,  as  applicable  (or copy  thereof as  permitted  by
Section 2.01(b)),  with evidence of recording  indicated  thereon upon receipt thereof from the public  recording  office or from the related  Subservicer or
Seller.

      If the Depositor  delivers to the Trustee or Custodian any Mortgage Note or Assignment of Mortgage in blank,  the Depositor  shall,  or shall cause the
Custodian  to,   complete  the  endorsement  of  the  Mortgage  Note  and  the
Assignment  of  Mortgage in the name of the  Trustee in  conjunction  with the
Interim   Certification   issued  by  the  Custodian,   as   contemplated   by
Section 2.02.

      Any of the  items  set forth in  Sections 2.01(b)(ii),  (iii),  (iv) and
(v) and  that may be  delivered  as a copy  rather  than the  original  may be delivered to the Trustee or the Custodian.

      In connection  with the  assignment  of any Mortgage Loan  registered on the MERS® System,  the  Depositor  further  agrees that it will cause,  at the
Depositor's  own expense,  within 30 Business Days after the Closing Date, the
MERS® System to indicate  that such  Mortgage  Loans have been assigned by the
Depositor to the Trustee in accordance  with this Agreement for the benefit of the  Certificateholders  by including  (or  deleting,  in the case of Mortgage
Loans  which  are  repurchased  in  accordance  with this  Agreement)  in such computer  files  (a) the  code in the  field  which  identifies  the  specific
Trustee  and (b) the  code in the field  "Pool  Field"  which  identifies  the series of the Certificates  issued in connection with such Mortgage Loans. The
Depositor  further  agrees  that it will not,  and will not  permit the Master
Servicer to, and the Master  Servicer agrees that it will not, alter the codes referenced  in this  paragraph  with respect to any  Mortgage  Loan during the term of this  Agreement  unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

(d)   It is intended that the  conveyances  by the Depositor to the Trustee of
the   Mortgage   Loans  as  provided   for  in  this   Section 2.01   and  the
Uncertificated  Regular  Interests be construed as a sale by the  Depositor to the Trustee of the Mortgage  Loans and the  Uncertificated  Regular  Interests
for the benefit of the  Certificateholders.  Further,  it is not intended that any such  conveyance  be deemed to be a pledge of the  Mortgage  Loans and the
Uncertificated  Regular  Interests by the Depositor to the Trustee to secure a debt or other obligation of the Depositor.  Nonetheless, (a) this Agreement is intended  to be and  hereby is a  security  agreement  within  the  meaning of
Articles  8 and 9 of the New York  Uniform  Commercial  Code  and the  Uniform
Commercial  Code of any other  applicable  jurisdiction;  (b) the  conveyances provided  for in this  Section 2.01  shall be deemed to be (1) a  grant by the
Depositor  to the  Trustee of a security  interest  in all of the  Depositor's right  (including  the power to convey  title  thereto),  title and  interest, whether now owned or hereafter  acquired,  in and to (A) the  Mortgage  Loans, including the related Mortgage Note, the Mortgage,  any insurance policies and all other  documents in the related  Mortgage File,  (B) all  amounts  payable pursuant to the Mortgage  Loans or the Swap  Agreement in accordance  with the terms  thereof,  (C) any  Uncertificated  Regular  Interests  and  any and all
general   intangibles,   payment   intangibles,   accounts,   chattel   paper,
instruments,  documents,  money,  deposit  accounts,  certificates of deposit, goods, letters of credit,  advices of credit and investment property and other property of whatever kind or  description  now existing or hereafter  acquired consisting of,  arising from or relating to any of the foregoing,  and (D) all proceeds of the conversion,  voluntary or  involuntary,  of the foregoing into cash, instruments,  securities or other property, including without limitation all amounts from time to time held or invested in the  Certificate  Account or the Custodial Account,  whether in the form of cash,  instruments,  securities or other  property and (2) an  assignment  by the  Depositor to the Trustee of
any  security  interest  in  any  and  all  of  Residential   Funding's  right
(including  the power to convey title  thereto),  title and interest,  whether now owned or  hereafter  acquired,  in and to the  property  described  in the foregoing clauses (1)(A),  (B), (C) and  (D) granted by Residential Funding to the Depositor pursuant to the Assignment Agreement;  (c) the possession by the
Trustee,  the Custodian or any other agent of the Trustee of Mortgage Notes or such  other  items of  property  as  constitute  instruments,  money,  payment
intangibles,   negotiable  documents,  goods,  deposit  accounts,  letters  of credit,  advices of credit,  investment property,  certificated  securities or chattel  paper shall be deemed to be  "possession  by the  secured  party," or possession by a purchaser or a person  designated by such secured  party,  for purposes  of  perfecting  the  security  interest  pursuant  to the  Minnesota
Uniform  Commercial  Code  and  the  Uniform  Commercial  Code  of  any  other applicable jurisdiction as in effect (including, without limitation,  Sections
8-106,  9-313 and 9-106  thereof);  and  (d) notifications  to persons holding such property,  and  acknowledgments,  receipts or confirmations  from persons holding such property,  shall be deemed  notifications to, or acknowledgments, receipts or confirmations from, securities  intermediaries,  bailees or agents of, or persons  holding  for, (as  applicable)  the Trustee for the purpose of perfecting such security interest under applicable law.

      The Depositor and, at the  Depositor's  direction,  Residential  Funding and the Trustee shall,  to the extent  consistent  with this  Agreement,  take such reasonable  actions as may be necessary to ensure that, if this Agreement were  deemed to  create a  security  interest  in the  Mortgage  Loans and the
Uncertificated  Regular Interests and the other property described above, such security  interest  would be deemed to be a  perfected  security  interest  of first priority under  applicable law and will be maintained as such throughout the term of this Agreement.  Without limiting the generality of the foregoing, the  Depositor  shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall  forward for filing,  or shall cause to be  forwarded  for  filing,  at the  expense  of the  Depositor,  all filings  necessary  to maintain  the  effectiveness  of any  original  filings necessary under the Uniform  Commercial Code as in effect in any  jurisdiction to perfect the Trustee's  security  interest in or lien on the Mortgage  Loans and  the  Uncertificated  Regular  Interests,  as  evidenced  by an  Officers'
Certificate of the Depositor,  including without  limitation  (x) continuation statements,  and (y) such  other  statements  as may be  occasioned by (1) any change of name of  Residential  Funding,  the  Depositor or the Trustee  (such preparation  and filing shall be at the expense of the Trustee,  if occasioned by a change in the Trustee's  name),  (2) any  change of location of the place of  business  or the chief  executive  office of  Residential  Funding  or the
Depositor,  (3) any  transfer of any  interest of  Residential  Funding or the
Depositor  in any  Mortgage  Loan  or  (4) any  transfer  of any  interest  of
Residential Funding or the Depositor in any Uncertificated Regular Interests.

Section 2.02.     Acceptance by Trustee

      The Trustee  acknowledges  receipt (or,  with respect to Mortgage  Loans subject  to a  Custodial  Agreement,  and  based  solely  upon  a  receipt  or certification  executed by the Custodian,  receipt by the respective Custodian as the duly  appointed  agent of the Trustee) of the documents  referred to in
Section 2.01(b)(i) above  (except  that for  purposes of such  acknowledgement only, a Mortgage  Note may be endorsed in blank and an  Assignment of Mortgage may be in blank) and declares that it, or a Custodian as its agent,  holds and will hold such  documents and the other  documents  constituting a part of the
Mortgage Files  delivered to it, or a Custodian as its agent, in trust for the use and benefit of all present and future  Certificateholders.  The Trustee or
Custodian  (such  Custodian  being so obligated  under a Custodial  Agreement)
agrees,  for the benefit of  Certificateholders,  to review each Mortgage File delivered to it pursuant to  Section 2.01(b) within  90 days after the Closing
Date to ascertain that all required  documents  (specifically  as set forth in
Section 2.01(b)),  have been  executed and received,  and that such  documents relate to the Mortgage  Loans  identified  on the Mortgage Loan  Schedule,  as supplemented,  that have been  conveyed to it, and to deliver to the Trustee a certificate  (the  "Interim  Certification")  to the effect that all documents required to be delivered pursuant to Section 2.01(b) above  have been executed and received and that such documents  relate to the Mortgage Loans  identified on the Mortgage Loan Schedule,  except for any exceptions listed on Schedule A attached to such Interim  Certification.  Upon delivery of the Mortgage  Files by the  Depositor  or the  Master  Servicer,  the  Trustee  shall  acknowledge receipt (or, with respect to Mortgage Loans subject to a Custodial  Agreement, and based solely upon a receipt or  certification  executed by the  Custodian, receipt  by the  respective  Custodian  as the  duly  appointed  agent  of the
Trustee) of the documents referred to in Section 2.01(b) above.

      If  the  Custodian,  as the  Trustee's  agent,  finds  any  document  or documents  constituting  a part of a Mortgage File to be missing or defective,
upon  receipt  of  notification   from  the  Custodian  as  specified  in  the
succeeding  sentence,  the  Trustee  shall  promptly  so  notify  or cause the
Custodian  to notify  the  Master  Servicer  and the  Depositor.  Pursuant  to
Section 2.3 of the Custodial  Agreement,  the Custodian will notify the Master
Servicer,  the  Depositor and the Trustee of any such omission or defect found by it in  respect  of any  Mortgage  File held by it in  respect  of the items received  by it  pursuant  to the  Custodial  Agreement.  If such  omission or defect  materially and adversely affects the interests in the related Mortgage
Loan of the  Certificateholders,  the Master  Servicer shall  promptly  notify
Residential  Funding  of such  omission  or  defect  and  request  Residential
Funding  to correct or cure such  omission  or defect  within 60 days from the date the Master  Servicer  was  notified  of such  omission  or defect and, if
Residential  Funding does not correct or cure such  omission or defect  within such  period,  Residential  Funding to purchase  such  Mortgage  Loan from the
Trust  Fund at its  Purchase  Price,  within 90 days from the date the  Master
Servicer  was  notified  of such  omission  or  defect;  provided  that if the omission  or  defect  would  cause  the  Mortgage  Loan  to be  other  than  a
"qualified  mortgage" as defined in  Section 860G(a)(3)  of the Code, any such cure or  repurchase  must occur  within 90 days from the date such  breach was discovered.  The Purchase  Price for any such Mortgage Loan shall be deposited or caused to be  deposited  by the Master  Servicer in the  Custodial  Account
maintained by it pursuant to Section 3.07  and, upon receipt by the Trustee of written  notification  of such  deposit  signed by a  Servicing  Officer,  the
Trustee or any  Custodian,  as the case may be, shall  release to  Residential
Funding the related  Mortgage  File and the Trustee  shall execute and deliver such  instruments of transfer or assignment  prepared by the Master  Servicer, in each case without  recourse,  as shall be necessary to vest in  Residential
Funding or its  designee,  any  Mortgage  Loan  released  pursuant  hereto and thereafter  such  Mortgage  Loan  shall not be part of the Trust  Fund.  It is understood and agreed that the obligation of Residential  Funding,  to so cure or purchase any Mortgage Loan as to which a material and adverse  defect in or omission of a constituent  document  exists shall  constitute  the sole remedy respecting  such defect or omission  available  to  Certificateholders  or the
Trustee on behalf of Certificateholders.

Section 2.03.     Representations,  Warranties  and  Covenants  of the Master
Servicer and the Depositor

(a)   The Master  Servicer  hereby  represents and warrants to the Trustee for the benefit of the Certificateholders that:

(i)   The Master Servicer is a corporation  duly organized,  validly  existing and in good standing  under the laws  governing its creation and existence and is or  will  be in  compliance  with  the  laws of each  state  in  which  any
Mortgaged   Property  is  located  to  the  extent  necessary  to  ensure  the enforceability  of each  Mortgage  Loan in  accordance  with the terms of this
Agreement;

(ii)  The execution and delivery of this Agreement by the Master  Servicer and its  performance  and  compliance  with the terms of this  Agreement  will not violate  the  Master  Servicer's  Certificate  of  Incorporation  or Bylaws or
constitute  a material  default  (or an event  which,  with notice or lapse of time, or both,  would  constitute a material  default) under, or result in the material breach of, any material  contract,  agreement or other  instrument to which the Master  Servicer is a party or which may be applicable to the Master
Servicer or any of its assets;

(iii) This Agreement,  assuming due  authorization,  execution and delivery by the  Trustee  and the  Depositor,  constitutes  a  valid,  legal  and  binding obligation of the Master Servicer,  enforceable  against it in accordance with
the   terms   hereof   subject   to   applicable    bankruptcy,    insolvency,
reorganization,  moratorium  and  other  laws  affecting  the  enforcement  of creditors'  rights generally and to general  principles of equity,  regardless of whether such enforcement is considered in a proceeding in equity or at law;

(iv)  The  Master  Servicer  is not in  default  with  respect to any order or decree of any court or any order,  regulation or demand of any federal, state, municipal or governmental  agency,  which default might have consequences that would  materially and adversely  affect the condition  (financial or other) or
operations   of  the  Master   Servicer  or  its   properties  or  might  have
consequences that would materially adversely affect its performance hereunder;

(v)   No  litigation  is  pending  or,  to the best of the  Master  Servicer's knowledge,  threatened  against the Master  Servicer  which would prohibit its entering  into  this  Agreement  or  performing  its  obligations  under  this
Agreement;

(vi)  The  Master  Servicer  shall  comply  in all  material  respects  in the performance of this Agreement with all reasonable  rules and  requirements  of each insurer under each Required Insurance Policy;

(vii) No  information,  certificate  of an  officer,  statement  furnished  in writing or report  delivered to the Depositor,  any Affiliate of the Depositor or the Trustee by the Master  Servicer  will,  to the  knowledge of the Master
Servicer,  contain any untrue  statement of a material fact or omit a material fact necessary to make the information,  certificate,  statement or report not misleading;

(viii)      The Master  Servicer has examined each existing,  and will examine each new,  Subservicing  Agreement  and is or will be familiar  with the terms
thereof.  The  terms  of  each  existing   Subservicing   Agreement  and  each
designated  Subservicer  are  acceptable  to the Master  Servicer  and any new
Subservicing Agreements will comply with the provisions of Section 3.02;

(ix)  The  Master  Servicer  is a member  of MERS in good  standing,  and will comply in all  material  respects  with the rules  and  procedures  of MERS in connection  with the servicing of the Mortgage Loans that are registered  with
MERS; and

(x)   The  Servicing   Guide  of  the  Master   Servicer   requires  that  the
Subservicer  for each Mortgage Loan  accurately and fully reports its borrower credit files to each of the Credit Repositories in a timely manner.

      It is understood and agreed that the  representations and warranties set forth  in  this  Section 2.03(a) shall  survive  delivery  of  the  respective
Mortgage Files to the Trustee or any Custodian.

      Upon  discovery  by either  the  Depositor,  the  Master  Servicer,  the
Trustee or any  Custodian  of a breach of any  representation  or warranty set forth in this  Section 2.03(a) which  materially  and  adversely  affects  the
interests  of  the   Certificateholders   in  any  Mortgage  Loan,  the  party
discovering  such breach shall give prompt written notice to the other parties
(any  Custodian  being so obligated  under a Custodial  Agreement).  Within 90 days of its  discovery  or its  receipt of notice of such  breach,  the Master
Servicer  shall  either  (i) cure  such  breach in all  material  respects  or
(ii) to the extent that such  breach is with  respect to a Mortgage  Loan or a related  document,  purchase  such  Mortgage  Loan from the Trust  Fund at the
Purchase Price and in the manner set forth in  Section 2.02;  provided that if the  breach  would  cause  the  Mortgage  Loan to be other  than a  "qualified mortgage"  as  defined  in  Section 860G(a)(3)  of the Code,  any such cure or
repurchase   must  occur  within  90  days  from  the  date  such  breach  was discovered.  The  obligation of the Master  Servicer to cure such breach or to so purchase such Mortgage Loan shall  constitute the sole remedy in respect of
a   breach   of  a   representation   and   warranty   set   forth   in   this
Section 2.03(a) available  to the  Certificateholders or the Trustee on behalf of the Certificateholders.

(b)   The  Depositor  hereby  represents  and  warrants to the Trustee for the benefit  of  the  Certificateholders  that  as of the  Closing  Date  (or,  if otherwise  specified below, as of the date so specified):  (i) the information set forth in  Exhibit  F hereto  with  respect  to each  Mortgage  Loan or the
Mortgage  Loans,  as the case  may be,  is true and  correct  in all  material respects at the respective date or dates which such  information is furnished;
(ii) immediately  prior  to  the  conveyance  of  the  Mortgage  Loans  to the
Trustee,  the  Depositor  had good title to,  and was the sole owner of,  each
Mortgage  Loan free and clear of any  pledge,  lien,  encumbrance  or security interest  (other than rights to servicing and related  compensation)  and such conveyance  validly  transfers  ownership of the Mortgage Loans to the Trustee free and clear of any pledge,  lien,  encumbrance  or security  interest;  and
(iii) each    Mortgage   Loan   constitutes   a   qualified   mortgage   under
Section 860G(a)(3)(A)     of    the    Code    and    Treasury     Regulations
Section 1.860G-2(a)(1).

      It is understood and agreed that the  representations and warranties set forth  in  this  Section 2.03(b) shall  survive  delivery  of  the  respective
Mortgage Files to the Trustee or any Custodian.

      Upon  discovery  by any of  the  Depositor,  the  Master  Servicer,  the
Trustee  or any  Custodian  of a  breach  of any  of the  representations  and warranties  set forth in this  Section 2.03(b) which  materially and adversely affects the  interests of the  Certificateholders  in any Mortgage  Loan,  the
party  discovering  such breach shall give prompt  written notice to the other parties  (any  Custodian  being so  obligated  under a  Custodial  Agreement);
provided,  however,  that in the event of a breach of the  representation  and warranty set forth in Section 2.03(b)(iii),  the party discovering such breach shall give such notice  within five days of  discovery.  Within 90 days of its discovery  or its  receipt of notice of breach,  the  Depositor  shall  either
(i) cure such breach in all material  respects or (ii) purchase  such Mortgage
Loan from the Trust Fund at the Purchase  Price and in the manner set forth in
Section 2.02;  provided that the Depositor shall have the option to substitute a Qualified  Substitute  Mortgage Loan or Loans for such Mortgage Loan if such substitution  occurs within two years  following  the Closing  Date;  provided that if the omission or defect would cause the Mortgage  Loan to be other than a "qualified mortgage" as defined in  Section 860G(a)(3) of the Code, any such cure,  substitution or repurchase must occur within 90 days from the date such breach  was  discovered.  Any  such  substitution  shall  be  effected  by the
Depositor under the same terms and conditions as provided in Section 2.04  for substitutions  by  Residential  Funding.  It is understood and agreed that the obligation  of  the  Depositor  to  cure  such  breach  or to so  purchase  or substitute  for any  Mortgage  Loan as to which such a breach has occurred and is  continuing  shall  constitute  the  sole  remedy  respecting  such  breach
available  to  the   Certificateholders  or  the  Trustee  on  behalf  of  the
Certificateholders.  Notwithstanding  the foregoing,  the Depositor  shall not be required to cure breaches or purchase or substitute  for Mortgage  Loans as provided  in  this  Section 2.03(b) if  the  substance  of  the  breach  of  a representation  set forth above also  constitutes  fraud in the origination of the Mortgage Loan.

Section 2.04.     Representations and Warranties of Residential Funding

      The Depositor,  as assignee of Residential  Funding under the Assignment
Agreement,   hereby   assigns  to  the   Trustee   for  the   benefit  of  the
Certificateholders  all of its  right,  title and  interest  in respect of the
Assignment  Agreement  applicable  to a Mortgage Loan as and to the extent set forth  in  the  Assignment  Agreement.  Insofar  as the  Assignment  Agreement
relates to the  representations  and warranties made by Residential Funding or the related Seller in respect of such Mortgage Loan and any remedies  provided thereunder for any breach of such representations and warranties,  such right, title and  interest  may be enforced  by the Master  Servicer on behalf of the
Trustee and the Certificateholders.  Upon the discovery by the Depositor,  the
Master  Servicer,  the  Trustee  or any  Custodian  of a breach  of any of the representations and warranties made in the Assignment  Agreement in respect of any Mortgage Loan or of any  Repurchase  Event which  materially and adversely affects the interests of the  Certificateholders  in such Mortgage  Loan,  the party  discovering  such breach shall give prompt  written notice to the other parties (any Custodian  being so obligated under a Custodial  Agreement).  The
Master  Servicer shall promptly notify  Residential  Funding of such breach or
Repurchase  Event and request that  Residential  Funding either  (i) cure such breach or Repurchase  Event in all material  respects  within 90 days from the date the Master  Servicer was notified of such breach or  Repurchase  Event or
(ii) purchase  such  Mortgage  Loan from the Trust Fund at the Purchase  Price and in the manner set forth in  Section 2.02;  provided that, in the case of a breach or Repurchase Event under the Assignment Agreement  Residential Funding shall have the option to  substitute a Qualified  Substitute  Mortgage Loan or
Loans for such  Mortgage  Loan if such  substitution  occurs  within two years following  the  Closing  Date;  provided  that if the breach  would  cause the
Mortgage  Loan  to  be  other  than  a  "qualified  mortgage"  as  defined  in
Section 860G(a)(3)  of the Code,  any such  cure or  substitution  must  occur within 90 days  from the date the  breach  was  discovered.  If the  breach of representation  and warranty that gave rise to the obligation to repurchase or substitute a Mortgage Loan pursuant to Section 4 of the  Assignment  Agreement was the  representation  and  warranty  set forth in clause  (w) of  Section 4 thereof,  then the Master Servicer shall request that Residential  Funding pay to the Trust Fund,  concurrently with and in addition to the remedies provided in the  preceding  sentence,  an amount  equal to any  liability,  penalty  or expense that was  actually  incurred and paid out of or on behalf of the Trust
Fund, and that directly  resulted from such breach, or if incurred and paid by the Trust Fund thereafter,  concurrently with such payment.  In the event that
Residential Funding elects to substitute a Qualified  Substitute Mortgage Loan
or  Loans  for  a  Deleted  Mortgage  Loan  pursuant  to  this   Section 2.04,
Residential  Funding  shall  deliver  to the  Trustee  for the  benefit of the
Certificateholders  with respect to such Qualified Substitute Mortgage Loan or
Loans,  the  original  Mortgage  Note,  the  Mortgage,  an  Assignment  of the
Mortgage in recordable  form,  and such other  documents and agreements as are required  by  Section 2.01,  with the  Mortgage  Note  endorsed as required by
Section 2.01.  No  substitution  will be made in any calendar  month after the
Determination  Date for such  month.  Monthly  Payments  due with  respect  to
Qualified  Substitute Mortgage Loans in the month of substitution shall not be part of the  Trust  Fund and  will be  retained  by the  Master  Servicer  and remitted by the Master Servicer to Residential  Funding on the next succeeding
Distribution  Date.  For  the  month  of  substitution,  distributions  to the
Certificateholders  will include the Monthly Payment due on a Deleted Mortgage
Loan for such month and  thereafter  Residential  Funding shall be entitled to retain all amounts  received in respect of such  Deleted  Mortgage  Loan.  The
Master  Servicer shall amend or cause to be amended the Mortgage Loan Schedule for the  benefit  of the  Certificateholders  to reflect  the  removal of such
Deleted  Mortgage  Loan  and  the  substitution  of the  Qualified  Substitute
Mortgage  Loan or Loans and the Master  Servicer  shall  deliver  the  amended
Mortgage Loan Schedule to the Trustee.  Upon such substitution,  the Qualified
Substitute  Mortgage  Loan or Loans  shall  be  subject  to the  terms of this
Agreement and the related Subservicing Agreement in all respects,  Residential
Funding shall be deemed to have made the  representations  and warranties with respect to the  Qualified  Substitute  Mortgage  Loan  (other  than those of a statistical  nature) contained in Section 4 of the Assignment  Agreement as of the date of substitution,  and the covenants,  representations  and warranties
set  forth  in  this  Section 2.04,   and  in  Section 2.03(a) hereof  and  in
Section 4  of the  Assignment  Agreement,  and the  Master  Servicer  shall be obligated to repurchase or substitute  for any Qualified  Substitute  Mortgage
Loan as to which a Repurchase  Event (as defined in the Assignment  Agreement)
has occurred pursuant to Section 4 of the Assignment Agreement.

      In connection with the substitution of one or more Qualified  Substitute
Mortgage Loans for one or more Deleted  Mortgage  Loans,  the Master  Servicer shall determine the amount (if any) by which the aggregate  principal  balance
of  all  such  Qualified   Substitute   Mortgage  Loans  as  of  the  date  of
substitution is less than the aggregate Stated  Principal  Balance of all such
Deleted  Mortgage  Loans  (in each case  after  application  of the  principal portion of the Monthly  Payments due in the month of substitution  that are to be  distributed  to the  Certificateholders  in the  month  of  substitution).
Residential  Funding  shall  deposit  the  amount of such  shortfall  into the
Custodial  Account  on the  day of  substitution,  without  any  reimbursement therefor.  Residential  Funding shall give notice in writing to the Trustee of such event,  which notice shall be accompanied by an Officers'  Certificate as to the calculation of such shortfall and (subject to  Section 10.01(f))  by an
Opinion  of  Counsel  to the  effect  that  such  substitution  will not cause
(a) any  federal  tax to be  imposed  on the  Trust  Fund,  including  without limitation,  any  federal  tax  imposed  on  "prohibited  transactions"  under
Section 860F(a)(1)  of the Code or on  "contributions  after the startup date"
under  Section 860G(d)(1)  of the Code or (b) any portion of any REMIC created hereunder  to fail to qualify as a REMIC at any time that any  Certificate  is outstanding.

      It is understood and agreed that the  obligation of Residential  Funding to cure such breach or purchase or  substitute  for a such Mortgage Loan as to which such a breach has occurred and is continuing  and to make any additional payments  required under the Assignment  Agreement in connection with a breach of the  representation  and warranty in clause (w) of Section 4  thereof shall
constitute  the  sole  remedy   respecting   such  breach   available  to  the
Certificateholders  or the  Trustee  on behalf of the  Certificateholders.  If the Master Servicer is Residential  Funding,  then the Trustee shall also have the right to give the  notification  and require the purchase or  substitution provided for in the second  preceding  paragraph in the event of such a breach of a representation or warranty made by Residential  Funding in the Assignment
Agreement.  In connection  with the purchase of or  substitution  for any such
Mortgage Loan by Residential  Funding, the Trustee shall assign to Residential
Funding  all of the right,  title and  interest  in  respect  of the  Seller's
Agreement and the Assignment Agreement applicable to such Mortgage Loan.

Section 2.05.     Execution and Authentication of Certificates; Conveyance of
Uncertificated REMIC Regular Interests

(a)   The Trustee  acknowledges the assignment to it of the Mortgage Loans and the  delivery of the  Mortgage  Files to it, or any  Custodian  on its behalf, subject to any  exceptions  noted,  together with the  assignment to it of all other  assets  included  in  the  Trust  Fund,  receipt  of  which  is  hereby acknowledged.  Concurrently with such delivery and in exchange  therefor,  the
Trustee,  pursuant  to the  written  request of the  Depositor  executed by an officer of the  Depositor,  has  executed and caused to be  authenticated  and delivered  to or  upon  the  order  of  the  Depositor  the  [Certificates  in authorized denominations which evidence ownership of the entire Trust Fund].

(b)   [The  Depositor,  concurrently  with the execution and delivery  hereof, does hereby  transfer,  assign,  set over and otherwise convey in trust to the
Trustee  without  recourse all the right,  title and interest of the Depositor in and to the REMIC I  Regular  Interests and the REMIC II  Regular  Interests
for the benefit of the Holders of each Class of  Certificates  (other than the
Class  R-I  Certificates  and  the  Class  R-II  Certificates).   The  Trustee
acknowledges  receipt  of the  REMIC I  Regular  Interests  and the  REMIC  II
Regular  Interests  and declares that it holds and will hold the same in trust
for  the   exclusive  use  and  benefit  of  the  Holders  of  each  Class  of
Certificates  (other  than the  Class  R-I  Certificates  and the  Class  R-II
Certificates).  The  interests  evidenced  by  the  Class R-III  Certificates,
together  with  the  REMIC III  Regular   Interests,   constitute  the  entire
beneficial ownership interest in REMIC III.]

Section 2.06.     Purposes and Powers of the Trust

      The  purpose of the trust,  as  created  hereunder,  is to engage in the following activities:

(a)   to sell the  Certificates  to the Depositor in exchange for the Mortgage
Loans;

(b)   to enter into and perform its obligations under this Agreement;

(c)   to  engage  in  those   activities  that  are  necessary,   suitable  or
convenient to accomplish the foregoing or are incidental  thereto or connected therewith; and

(d)   subject  to  compliance  with this  Agreement,  to engage in such  other activities as may be required in  connection  with  conservation  of the Trust
Fund and the making of distributions to the Certificateholders.

      The trust is hereby  authorized to engage in the  foregoing  activities.
Notwithstanding  the provisions of  Section 11.01,  the trust shall not engage in any activity  other than in connection  with the foregoing or other than as required or authorized by the terms of this  Agreement  while any  Certificate is outstanding,  and this Section 2.06 may not be amended, without the consent of the  Certificateholders  evidencing  a  majority  of the  aggregate  Voting
Rights of the Certificates.

                                 ARTICLE III

                         ADMINISTRATION AND SERVICING
                              OF MORTGAGE LOANS

Section 3.01.     Master Servicer to Act as Servicer

(a)   The Master  Servicer  shall service and administer the Mortgage Loans in accordance  with  the  terms of this  Agreement  and the  respective  Mortgage
Loans,  following  such  procedures  as it  would  employ  in its  good  faith business  judgment  and which are  normal  and usual in its  general  mortgage servicing  activities,  and shall have full power and authority,  acting alone or through Subservicers as provided in Section 3.02,  to do any and all things which it may deem  necessary or desirable in  connection  with such  servicing and  administration.  Without  limiting the generality of the  foregoing,  the
Master  Servicer  in its own name or in the name of a  Subservicer  is  hereby authorized  and  empowered  by the  Trustee  when the Master  Servicer  or the
Subservicer,  as the  case  may  be,  believes  it  appropriate  in  its  best judgment, to execute and deliver, on behalf of the  Certificateholders and the
Trustee  or  any  of  them,  any  and  all   instruments  of  satisfaction  or
cancellation,  or of partial or full  release or  discharge,  or of consent to assumption or  modification in connection  with a proposed  conveyance,  or of
assignment  of  any  Mortgage  and  Mortgage  Note  in  connection   with  the
repurchase of a Mortgage Loan and all other  comparable  instruments,  or with respect to the  modification  or re-recording of a Mortgage for the purpose of correcting  the  Mortgage,  the  subordination  of the lien of the Mortgage in favor of a public utility company or government  agency or unit with powers of
eminent  domain,   the  taking  of  a  deed  in  lieu  of   foreclosure,   the
commencement,   prosecution   or  completion   of  judicial  or   non-judicial
foreclosure,  the conveyance of a Mortgaged  Property to the related  insurer, the  acquisition  of any property  acquired by  foreclosure or deed in lieu of foreclosure,  or the  management,  marketing  and  conveyance  of any property acquired by  foreclosure  or deed in lieu of  foreclosure  with respect to the
Mortgage  Loans and with  respect  to the  Mortgaged  Properties.  The  Master
Servicer further is authorized and empowered by the Trustee,  on behalf of the
Certificateholders  and the  Trustee,  in its own  name or in the  name of the
Subservicer,  when the Master Servicer or the Subservicer, as the case may be, believes it is  appropriate in its best judgment to register any Mortgage Loan on the  MERS®  System,  or cause  the  removal  from the  registration  of any
Mortgage  Loan on the MERS® System,  to execute and deliver,  on behalf of the
Trustee and the  Certificateholders or any of them, any and all instruments of assignment and other  comparable  instruments  with respect to such assignment or re-recording  of a Mortgage in the name of MERS,  solely as nominee for the
Trustee and its  successors and assigns.  Any expenses  incurred in connection with the actions  described in the  preceding  sentence  shall be borne by the
Master  Servicer  in  accordance  with  Section 3.16(c),   with  no  right  of
reimbursement;  provided,  that  if,  as a  result  of MERS  discontinuing  or becoming  unable to continue  operations in connection  with the MERS® System, it becomes  necessary to remove any  Mortgage  Loan from  registration  on the
MERS®  System and to arrange for the  assignment  of the related  Mortgages to the Trustee,  then any related  expenses shall be  reimbursable  to the Master
Servicer as set forth in  Section 3.10(a)(ii).  Notwithstanding the foregoing,
subject  to  Section 3.07(a),   the  Master  Servicer  shall  not  permit  any
modification  with respect to any Mortgage  Loan that would both  constitute a sale or exchange of such Mortgage Loan within the meaning of  Section 1001  of the  Code  and  any  proposed,  temporary  or  final  regulations  promulgated thereunder (other than in connection with a proposed  conveyance or assumption of such  Mortgage  Loan that is  treated  as a  Principal  Prepayment  in Full pursuant to  Section 3.13(d) hereof)  and cause any REMIC created hereunder to fail to qualify as a REMIC  under the Code.  The  Trustee  shall  furnish  the
Master Servicer with any powers of attorney and other  documents  necessary or appropriate  to enable  the Master  Servicer  to service  and  administer  the
Mortgage  Loans.  The Trustee  shall not be liable for any action taken by the
Master  Servicer  or any  Subservicer  pursuant  to such powers of attorney or other documents.  In servicing and administering any  Nonsubserviced  Mortgage
Loan, the Master  Servicer  shall,  to the extent not  inconsistent  with this
Agreement,  comply with the Program Guide as if it were the originator of such
Mortgage  Loan and had  retained  the  servicing  rights  and  obligations  in respect thereof.  In connection with servicing and  administering the Mortgage
Loans,  the Master Servicer and any Affiliate of the Master  Servicer  (i) may
perform   services  such  as  appraisals  and  brokerage   services  that  are
customarily  provided by Persons other than servicers of mortgage  loans,  and shall be entitled to  reasonable  compensation  therefor  in  accordance  with
Section 3.10  and  (ii) may,  at  its  own  discretion  and on  behalf  of the
Trustee,  obtain  credit  information  in the form of a "credit  score" from a credit repository.

(b)   All  costs  incurred  by  the  Master  Servicer  or by  Subservicers  in effecting  the  timely  payment  of taxes and  assessments  on the  properties subject to the  Mortgage  Loans  shall  not,  for the  purpose of  calculating monthly distributions to the Certificateholders,  be added to the amount owing under  the  related  Mortgage  Loans,  notwithstanding  that the terms of such
Mortgage  Loan so permit,  and such costs shall be  recoverable  to the extent permitted by Section 3.10(a)(ii).

(c)   The Master  Servicer may enter into one or more agreements in connection with the offering of pass-through  certificates evidencing interests in one or more of the  Certificates  providing for the payment by the Master Servicer of amounts  received by the Master Servicer as servicing  compensation  hereunder and required to cover certain Prepayment  Interest  Shortfalls on the Mortgage
Loans,  which  payment  obligation  will  thereafter  be an  obligation of the
Master Servicer hereunder.

Section 3.02.     Subservicing   Agreements   Between  Master  Servicer  and
Subservicers; Enforcement of Subservicers' Obligations; Special Servicing

(a)   The Master  Servicer  may  continue  in effect  Subservicing  Agreements entered into by Residential  Funding and  Subservicers  prior to the execution
and  delivery  of  this  Agreement,   and  may  enter  into  new  Subservicing
Agreements with  Subservicers,  for the servicing and administration of all or
some  of  the  Mortgage  Loans.   Each  Subservicer  shall  be  either  (i) an
institution  the  accounts  of which are  insured by the FDIC or  (ii) another entity that  engages in the  business of  originating  or  servicing  mortgage loans,  and in either case shall be  authorized  to  transact  business in the state or states in which the  related  Mortgaged  Properties  it is to service are situated,  if and to the extent  required by applicable  law to enable the
Subservicer to perform its  obligations  hereunder and under the  Subservicing
Agreement,  and in either  case  shall be a  Freddie  Mac,  Fannie  Mae or HUD approved  mortgage  servicer.  Each  Subservicer  of a Mortgage  Loan shall be entitled  to receive and  retain,  as  provided  in the  related  Subservicing
Agreement and in Section 3.07,  the related  Subservicing Fee from payments of interest  received on such Mortgage Loan after payment of all amounts required to be remitted to the Master  Servicer in respect of such Mortgage  Loan.  For any Mortgage Loan that is a Nonsubserviced  Mortgage Loan, the Master Servicer shall be entitled to receive  and retain an amount  equal to the  Subservicing
Fee  from  payments  of  interest.  Unless  the  context  otherwise  requires, references  in this  Agreement  to actions  taken or to be taken by the Master
Servicer in servicing the Mortgage Loans include  actions taken or to be taken by  a  Subservicer  on  behalf  of  the  Master  Servicer.  Each  Subservicing
Agreement  will be upon such terms and  conditions as are  generally  required
by,   permitted  by  or  consistent   with  the  Program  Guide  and  are  not
inconsistent   with  this  Agreement  and  as  the  Master  Servicer  and  the
Subservicer  have  agreed.  With  the  approval  of  the  Master  Servicer,  a
Subservicer may delegate its servicing  obligations to third-party  servicers, but such  Subservicer  will remain  obligated  under the related  Subservicing
Agreement.  The Master  Servicer and a Subservicer  may enter into  amendments thereto or a different form of Subservicing  Agreement,  and the form referred to or included in the Program  Guide is merely  provided for  information  and shall not be deemed  to limit in any  respect  the  discretion  of the  Master
Servicer to modify or enter into different Subservicing Agreements;  provided, however,  that any such amendments or different forms shall be consistent with and not violate the  provisions of either this  Agreement or the Program Guide in a manner which would  materially and adversely  affect the interests of the
Certificateholders.  The Program  Guide and any other  Subservicing  Agreement entered into between the Master  Servicer and any  Subservicer  shall  require the  Subservicer to accurately  and fully report its borrower  credit files to each of the Credit Repositories in a timely manner.

(b)   As part of its servicing activities hereunder,  the Master Servicer, for the  benefit of the  Trustee  and the  Certificateholders,  shall use its best reasonable  efforts to enforce the obligations of each  Subservicer  under the related  Subservicing  Agreement and of each Seller under the related Seller's
Agreement,  to the  extent  that the  non-performance  of any such  obligation would have a  material  and  adverse  effect on a  Mortgage  Loan,  including, without  limitation,  the obligation to purchase a Mortgage Loan on account of defective  documentation,  as  described in  Section 2.02,  or on account of a breach of a representation  or warranty,  as described in  Section 2.04.  Such enforcement,  including,  without limitation, the legal prosecution of claims,
termination   of   Subservicing   Agreements   or  Seller's   Agreements,   as
appropriate,  and the pursuit of other appropriate remedies,  shall be in such form  and  carried  out to  such an  extent  and at  such  time as the  Master
Servicer  would  employ  in its good  faith  business  judgment  and which are normal and usual in its  general  mortgage  servicing  activities.  The Master
Servicer  shall  pay the costs of such  enforcement  at its own  expense,  and shall be reimbursed  therefor only (i) from a general recovery  resulting from such  enforcement  to the  extent,  if any,  that such  recovery  exceeds  all amounts due in respect of the related  Mortgage  Loan or  (ii) from a specific recovery of costs,  expenses or attorneys  fees against the party against whom such  enforcement  is  directed.  For  purposes  of  clarification  only,  the parties agree that the  foregoing is not intended to, and does not,  limit the ability  of the  Master  Servicer  to be  reimbursed  for  expenses  that  are incurred in connection with the enforcement of a Seller's  obligations and are reimbursable pursuant to Section 3.10(a)(vii).

Section 3.03.     Successor Subservicers

      The Master  Servicer  shall be entitled to  terminate  any  Subservicing
Agreement  that may exist in accordance  with the terms and conditions of such
Subservicing   Agreement  and  without  any   limitation  by  virtue  of  this
Agreement;  provided,  however,  that  in  the  event  of  termination  of any
Subservicing  Agreement by the Master Servicer or the Subservicer,  the Master
Servicer  shall either act as servicer of the related  Mortgage  Loan or enter into a  Subservicing  Agreement  with a  successor  Subservicer  which will be bound by the  terms  of the  related  Subservicing  Agreement.  If the  Master
Servicer or any  Affiliate of  Residential  Funding acts as servicer,  it will
not  assume   liability  for  the   representations   and  warranties  of  the
Subservicer  which  it  replaces.   If  the  Master  Servicer  enters  into  a
Subservicing  Agreement  with a  successor  Subservicer,  the Master  Servicer shall  use  reasonable  efforts  to  have  the  successor  Subservicer  assume liability  for the  representations  and  warranties  made  by the  terminated
Subservicer in respect of the related  Mortgage Loans and, in the event of any such assumption by the successor Subservicer,  the Master Servicer may, in the exercise of its business  judgment,  release the terminated  Subservicer  from liability for such representations and warranties.

Section 3.04.     Liability of the Master Servicer

      Notwithstanding  any  Subservicing  Agreement,  any of the provisions of this  Agreement  relating to  agreements  or  arrangements  between the Master
Servicer or a Subservicer  or reference to actions taken through a Subservicer or otherwise,  the Master  Servicer  shall remain  obligated and liable to the
Trustee and  Certificateholders  for the  servicing and  administering  of the
Mortgage  Loans in  accordance  with the  provisions of  Section 3.01  without diminution  of such  obligation  or liability  by virtue of such  Subservicing
Agreements  or  arrangements  or  by  virtue  of   indemnification   from  the
Subservicer  or the  Depositor and to the same extent and under the same terms
and   conditions  as  if  the  Master   Servicer   alone  were  servicing  and
administering  the Mortgage  Loans.  The Master  Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for  indemnification  of the Master  Servicer and nothing  contained in this Agreement  shall be deemed to limit or modify such indemnification.

Section 3.05.     No Contractual Relationship Between Subservicer and Trustee
or Certificateholders

      Any  Subservicing  Agreement  that may be  entered  into  and any  other
transactions   or  services   relating  to  the  Mortgage  Loans  involving  a
Subservicer  in its capacity as such and not as an originator  shall be deemed to be between the  Subservicer  and the Master  Servicer alone and the Trustee and  Certificateholders  shall not be deemed parties thereto and shall have no claims,  rights,  obligations,  duties  or  liabilities  with  respect  to the
Subservicer in its capacity as such except as set forth in  Section 3.06.  The foregoing  provision shall not in any way limit a Subservicer's  obligation to cure an omission or defect or to  repurchase a Mortgage Loan as referred to in
Section 2.02 hereof.

Section 3.06.     Assumption or  Termination  of  Subservicing  Agreements by
Trustee

(a)   In the event the Master  Servicer  shall for any reason no longer be the master  servicer  (including  by reason of an Event of Default),  the Trustee, its designee or its  successor  shall  thereupon  assume all of the rights and obligations of the Master Servicer under each Subservicing  Agreement that may have been entered into.  The Trustee,  its designee or the successor  servicer for the Trustee  shall be deemed to have assumed all of the Master  Servicer's interest  therein and to have  replaced the Master  Servicer as a party to the
Subservicing  Agreement  to the same extent as if the  Subservicing  Agreement had been assigned to the assuming party except that the Master  Servicer shall
not  thereby  be  relieved  of  any   liability  or   obligations   under  the
Subservicing Agreement.

(b)   The  Master  Servicer  shall,  upon  request of the  Trustee  but at the expense of the Master  Servicer,  deliver to the assuming  party all documents and records  relating to each  Subservicing  Agreement and the Mortgage  Loans then being serviced and an accounting of amounts  collected and held by it and otherwise  use its best efforts to effect the orderly and  efficient  transfer of each Subservicing Agreement to the assuming party.

Section 3.07.     Collection of Certain  Mortgage Loan Payments;  Deposits to
Custodial Account

(a)   The Master  Servicer  shall  make  reasonable  efforts  to  collect  all payments called for under the terms and provisions of the Mortgage Loans,  and shall, to the extent such  procedures  shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance  Policy,  follow such  collection  procedures  as it would  employ in its good  faith  business judgment  and which are normal  and usual in its  general  mortgage  servicing activities.  Consistent  with the  foregoing,  the Master  Servicer may in its discretion  (i) waive  any late  payment  charge or any  prepayment  charge or penalty  interest in  connection  with the  prepayment  of a Mortgage Loan and
(ii) extend  the Due Date for  payments due on a Mortgage  Loan in  accordance with the Program  Guide,  provided,  however,  that the Master  Servicer shall first  determine  that any such  waiver  or  extension  will  not  impair  the coverage of any  related  Primary  Insurance  Policy or  materially  adversely affect the lien of the  related  Mortgage.  Notwithstanding  anything  in this
Section to  the contrary,  the Master  Servicer or any  Subservicer  shall not enforce  any  prepayment  charge to the  extent  that such  enforcement  would violate any applicable law. In the event of any such  arrangement,  the Master
Servicer  shall make timely  advances on the related  Mortgage Loan during the scheduled  period  in  accordance  with  the  amortization  schedule  of  such
Mortgage  Loan  without  modification  thereof by reason of such  arrangements unless  otherwise  agreed to by the  Holders of the  Classes  of  Certificates affected thereby;  provided,  however, that no such extension shall be made if any advance would be a  Nonrecoverable  Advance.  Consistent with the terms of this Agreement,  the Master  Servicer may also waive,  modify or vary any term of any Mortgage Loan or consent to the postponement of strict  compliance with any such term or in any manner  grant  indulgence  to any  Mortgagor if in the
Master Servicer's  determination  such waiver,  modification,  postponement or
indulgence   is   not   materially   adverse   to   the   interests   of   the
Certificateholders  (taking  into  account any  estimated  Realized  Loss that might result absent such action), provided,  however, that the Master Servicer may not modify  materially  or permit any  Subservicer  to modify any Mortgage
Loan,  including  without  limitation any  modification  that would change the
Mortgage  Rate,  forgive the payment of any  principal or interest  (unless in connection  with the  liquidation  of the related  Mortgage  Loan or except in connection  with  prepayments  to the extent that such  reamortization  is not inconsistent  with the terms of the  Mortgage  Loan),  capitalize  any amounts owing on the Mortgage Loan by adding such amount to the outstanding  principal balance  of the  Mortgage  Loan,  or extend  the final  maturity  date of such
Mortgage Loan,  unless such Mortgage Loan is in default or, in the judgment of
the  Master  Servicer,  such  default  is  reasonably  foreseeable.   No  such
modification  shall reduce the Mortgage Rate on a Mortgage Loan below one-half of the Mortgage Rate as in effect on the Cut-off  Date,  but not less than the sum of the rates at which the Servicing Fee and the  Subservicing  Fee accrue.
The final  maturity  date for any Mortgage  Loan shall not be extended  beyond the  Maturity  Date.  Also,  the Stated  Principal  Balance of all  Reportable
Modified  Mortgage Loans subject to Servicing  Modifications  (measured at the time of the  Servicing  Modification  and after giving effect to any Servicing
Modification)  can be no more than five  percent  of the  aggregate  principal balance of the  Mortgage  Loans as of the Cut-off  Date,  unless such limit is increased  from time to time  with the  consent  of the  Rating  Agencies.  In addition,  any  amounts  owing on a  Mortgage  Loan  added to the  outstanding principal  balance of such Mortgage Loan must be fully amortized over the term of such  Mortgage  Loan,  and such  amounts  may be  added to the  outstanding principal  balance  of a  Mortgage  Loan  only  once  during  the life of such
Mortgage Loan.  Also, the addition of such amounts  described in the preceding sentence shall be implemented in accordance  with the Program Guide and may be implemented  only by  Subservicers  that  have  been  approved  by the  Master
Servicer for such purposes.  In connection  with any Curtailment of a Mortgage
Loan, the Master Servicer,  to the extent not  inconsistent  with the terms of the Mortgage Note and local law and practice,  may permit the Mortgage Loan to be  re-amortized  such that the Monthly  Payment is  recalculated as an amount that will  fully  amortize  the  remaining  principal  balance  thereof by the original  maturity date based on the original  Mortgage Rate;  provided,  that
such  reamortization   shall  not  be  permitted  if  it  would  constitute  a
reissuance of the Mortgage Loan for federal income tax purposes.

(b)   The Master Servicer shall establish and maintain a Custodial  Account in which the Master  Servicer  shall  deposit or cause to be deposited on a daily basis,  except  as  otherwise  specifically  provided  herein,  the  following payments  and  collections  remitted  by  Subservicers  or  received  by it in respect of the Mortgage  Loans  subsequent  to the Cut-off Date (other than in respect of principal  and interest on the Mortgage  Loans due on or before the
Cut-off Date):

(i)   All payments on account of principal,  including  Principal  Prepayments made by  Mortgagors on the Mortgage  Loans and the principal  component of any
Subservicer  Advance or of any REO Proceeds received in connection with an REO
Property for which an REO Disposition has occurred;

(ii)  All  payments on account of interest at the  Adjusted  Mortgage  Rate on the  Mortgage  Loans,  including  the interest  component  of any  Subservicer
Advance or of any REO  Proceeds  received in  connection  with an REO Property for which an REO Disposition has occurred;

(iii) Insurance Proceeds,  Subsequent Recoveries and Liquidation Proceeds (net
of any related expenses of the Subservicer);

(iv)  All proceeds of any Mortgage Loans purchased  pursuant to  Section 2.02,
2.03,  2.04 or 4.07  (including  amounts  received  from  Residential  Funding pursuant to the last  paragraph of Section 4  of the  Assignment  Agreement in respect of any  liability,  penalty or expense that  resulted from a breach of the  representation  and warranty  set forth in clause 4(w) of the  Assignment
Agreement)  and all amounts  required to be deposited in  connection  with the substitution of a Qualified  Substitute Mortgage Loan pursuant to Section 2.03 or 2.04; and

(v)   Any amounts  required to be  deposited  pursuant to  Section 3.07(c) and any payments or collections received in the nature of prepayment charges.

      The foregoing  requirements  for deposit in the Custodial  Account shall be  exclusive,  it being  understood  and agreed  that,  without  limiting the generality  of the  foregoing,  payments on the  Mortgage  Loans which are not part of the Trust Fund  (consisting  of payments in respect of  principal  and interest  on the  Mortgage  Loans  received  prior to the  Cut-off  Date)  and payments or collections  consisting of late payment charges or assumption fees may  but  need  not be  deposited  by the  Master  Servicer  in the  Custodial
Account.  In  the  event  any  amount  not  required  to be  deposited  in the
Custodial  Account  is so  deposited,  the  Master  Servicer  may at any  time withdraw such amount from the Custodial  Account,  any provision herein to the contrary notwithstanding.  The Custodial Account may contain funds that belong to one or more trust funds created for mortgage  pass-through  certificates of other  series and may  contain  other  funds  respecting  payments on mortgage loans  belonging to the Master  Servicer or serviced or master  serviced by it on behalf of others.  Notwithstanding  such  commingling of funds,  the Master
Servicer  shall keep records that  accurately  reflect the funds on deposit in the Custodial  Account that have been  identified by it as being  attributable to the Mortgage Loans.

      With respect to Insurance Proceeds,  Liquidation Proceeds, REO Proceeds,
Subsequent  Recoveries  and the proceeds of the purchase of any Mortgage  Loan pursuant to  Sections  2.02,  2.03,  2.04 and 4.07  received  in any  calendar month,  the Master Servicer may elect to treat such amounts as included in the
Available  Distribution  Amount  for the  Distribution  Date in the  month  of receipt,  but is not  obligated  to do so. If the Master  Servicer  so elects, such amounts will be deemed to have been  received  (and any related  Realized
Loss shall be deemed to have  occurred)  on the last day of the month prior to the receipt thereof.

(c)   The Master  Servicer shall use its best efforts to cause the institution maintaining  the  Custodial  Account  to  invest  the  funds in the  Custodial
Account  attributable  to the Mortgage  Loans in Permitted  Investments  which shall  mature  not  later  than the  Certificate  Account  Deposit  Date  next following the date of such  investment  (with the exception of the Amount Held for Future  Distribution)  and which shall not be sold or disposed of prior to their maturities.  All income and gain realized from any such investment shall
be  for  the  benefit  of  the  Master   Servicer  as   additional   servicing
compensation  and shall be  subject  to its  withdrawal  or order from time to time.  The amount of any losses  incurred  in respect of any such  investments attributable  to the  investment  of amounts in respect of the Mortgage  Loans shall be deposited in the Custodial  Account by the Master Servicer out of its
own funds immediately as realized.

(d)   The Master  Servicer  shall give notice to the Trustee and the Depositor of any change in the  location of the  Custodial  Account and the  location of the Certificate Account prior to the use thereof.

Section 3.08.     Subservicing Accounts; Servicing Accounts

(a)   In  those  cases  where a  Subservicer  is  servicing  a  Mortgage  Loan pursuant to a  Subservicing  Agreement,  the Master  Servicer  shall cause the
Subservicer,   pursuant  to  the  Subservicing  Agreement,  to  establish  and maintain one or more Subservicing  Accounts which shall be an Eligible Account or, if such account is not an Eligible  Account,  shall generally  satisfy the requirements  of the Program  Guide and be otherwise  acceptable to the Master
Servicer and each Rating Agency.  The Subservicer  will be required thereby to deposit  into the  Subservicing  Account  on a daily  basis  all  proceeds  of
Mortgage Loans received by the  Subservicer,  less its  Subservicing  Fees and
unreimbursed   advances  and  expenses,   to  the  extent   permitted  by  the
Subservicing  Agreement.  If the  Subservicing  Account  is  not  an  Eligible
Account,  the Master  Servicer  shall be deemed to have  received  such monies upon  receipt  thereof  by  the  Subservicer.  The  Subservicer  shall  not be required to deposit in the  Subservicing  Account  payments or  collections in the nature of late  charges or  assumption  fees,  or payments or  collections received  in  the  nature  of  prepayment  charges  to  the  extent  that  the
Subservicer  is entitled to retain such amounts  pursuant to the  Subservicing
Agreement.  On or before the date  specified in the Program  Guide,  but in no event later than the  Determination  Date, the Master Servicer shall cause the
Subservicer,  pursuant to the Subservicing  Agreement,  to remit to the Master
Servicer  for  deposit  in  the  Custodial  Account  all  funds  held  in  the
Subservicing  Account  with  respect to each  Mortgage  Loan  serviced by such
Subservicer  that are  required  to be remitted  to the Master  Servicer.  The
Subservicer will also be required,  pursuant to the Subservicing Agreement, to advance on such  scheduled  date of remittance  amounts equal to any scheduled monthly  installments of principal and interest less its Subservicing  Fees on any  Mortgage  Loans for which  payment was not  received by the  Subservicer.
This  obligation  to advance with respect to each  Mortgage Loan will continue up to and  including  the first of the month  following  the date on which the related  Mortgaged  Property is sold at a  foreclosure  sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise.  All such advances received  by the Master  Servicer  shall be  deposited  promptly  by it in the
Custodial Account.

(b)   The  Subservicer  may also be  required,  pursuant  to the  Subservicing
Agreement,  to remit to the  Master  Servicer  for  deposit  in the  Custodial
Account interest at the Adjusted  Mortgage Rate (or Modified Net Mortgage Rate
plus the rate per annum at which the  Servicing  Fee,  if any,  accrues in the case  of a  Modified  Mortgage  Loan)  on any  Curtailment  received  by  such
Subservicer  in respect of a Mortgage Loan from the related  Mortgagor  during any month  that is to be  applied  by the  Subservicer  to reduce  the  unpaid principal  balance of the  related  Mortgage  Loan as of the first day of such month,  from the date of application  of such  Curtailment to the first day of the  following  month.  Any  amounts  paid by a  Subservicer  pursuant  to the preceding  sentence  shall  be for  the  benefit  of the  Master  Servicer  as additional  servicing  compensation  and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

(c)   In addition to the Custodial  Account and the Certificate  Account,  the
Master  Servicer shall for any  Nonsubserviced  Mortgage Loan, and shall cause the  Subservicers  for Subserviced  Mortgage Loans to,  establish and maintain one or more Servicing  Accounts and deposit and retain therein all collections from the Mortgagors (or advances from  Subservicers) for the payment of taxes, assessments,  hazard insurance premiums, Primary Insurance Policy premiums, if applicable,  or  comparable  items for the  account  of the  Mortgagors.  Each
Servicing  Account shall satisfy the requirements  for a Subservicing  Account and,  to  the  extent  permitted  by  the  Program  Guide  or as is  otherwise acceptable  to the  Master  Servicer,  may  also  function  as a  Subservicing
Account.  Withdrawals  of  amounts  related  to the  Mortgage  Loans  from the
Servicing  Accounts  may be made  only to  effect  timely  payment  of  taxes, assessments,  hazard insurance premiums, Primary Insurance Policy premiums, if
applicable,   or  comparable  items,  to  reimburse  the  Master  Servicer  or
Subservicer  out of related  collections  for any  payments  made  pursuant to
Sections   3.11  (with   respect  to  the   Primary   Insurance   Policy)  and
3.12(a) (with  respect to hazard  insurance),  to refund to any Mortgagors any sums as may be determined to be overages,  to pay  interest,  if required,  to
Mortgagors on balances in the Servicing  Account or to clear and terminate the
Servicing  Account at the  termination  of this  Agreement in accordance  with
Section 9.01  or in  accordance  with  the  Program  Guide.  As  part  of  its servicing  duties,  the Master  Servicer  shall,  and the  Subservicers  will, pursuant to the Subservicing Agreements,  be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

(d)   The Master  Servicer  shall  advance  the  payments  referred  to in the preceding  subsection  that are not timely paid by the  Mortgagors or advanced by the  Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master  Servicer shall be required so to advance only to the extent that such  advances,  in the good faith judgment of the Master  Servicer,  will be  recoverable  by the Master  Servicer out of
Insurance Proceeds, Liquidation Proceeds or otherwise.

Section 3.09.     Access to Certain  Documentation and Information  Regarding
the Mortgage Loans

      In the event  that  compliance  with this  Section 3.09  shall  make any
Class of  Certificates  legal for investment by federally  insured savings and
loan   associations,   the  Master  Servicer  shall  provide,   or  cause  the
Subservicers to provide,  to the Trustee,  the Office of Thrift Supervision or
the FDIC and the  supervisory  agents  and  examiners  thereof  access  to the documentation  regarding the Mortgage Loans required by applicable regulations of the  Office of Thrift  Supervision,  such  access  being  afforded  without charge but only upon  reasonable  request and during normal  business hours at the offices  designated  by the Master  Servicer.  The Master  Servicer  shall permit such  representatives  to photocopy  any such  documentation  and shall provide  equipment for that purpose at a charge  reasonably  approximating the cost of such photocopying to the Master Servicer.

Section 3.10.     Permitted Withdrawals from the Custodial Account

(a)   The Master  Servicer  may,  from time to time as provided  herein,  make withdrawals from the Custodial  Account of amounts on deposit therein pursuant to Section 3.07  that are attributable to the Mortgage Loans for the following purposes:

(i)   to make deposits into the Certificate  Account in the amounts and in the manner provided for in Section 4.01;

(ii)  to  reimburse   itself  or  the  related   Subservicer   for  previously
unreimbursed  Advances,  Servicing Advances or other expenses made pursuant to
Sections  3.01,  3.07(a),  3.08,  3.11,  3.12(a),  3.14 and 4.04 or  otherwise reimbursable  pursuant to the terms of this Agreement,  such withdrawal  right being limited to amounts  received on the related  Mortgage Loans  (including, for this purpose, REO Proceeds,  Insurance Proceeds,  Liquidation Proceeds and
proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02,  2.03,
2.04 or 4.07) which  represent  (A) Late  Collections of Monthly  Payments for which  any  such  advance  was  made in the case of  Subservicer  Advances  or
Advances pursuant to Section 4.04 and  (B) recoveries of amounts in respect of which such advances were made in the case of Servicing Advances;

(iii) to pay to itself or the related  Subservicer (if not previously retained by such  Subservicer)  out of each payment  received by the Master Servicer on account of interest on a Mortgage  Loan as  contemplated  by Sections 3.14 and
3.16,  an amount  equal to that  remaining  portion of any such  payment as to interest (but not in excess of the Servicing Fee and the Subservicing  Fee, if not previously  retained) which,  when deducted,  will result in the remaining amount of such  interest  being  interest at a rate per annum equal to the Net
Mortgage  Rate  (or  Modified  Net  Mortgage  Rate in the  case of a  Modified
Mortgage  Loan) on the amount  specified in the  amortization  schedule of the related  Mortgage  Loan as the principal  balance  thereof at the beginning of the period  respecting which such interest was paid after giving effect to any previous Curtailments;

(iv)  to pay to itself as additional  servicing  compensation  any interest or investment income earned on funds and other property  deposited in or credited to  the  Custodial  Account  that  it is  entitled  to  withdraw  pursuant  to
Section 3.07(c);

(v)   to pay to itself as additional  servicing  compensation  any Foreclosure
Profits,  and any amounts  remitted by  Subservicers as interest in respect of
Curtailments pursuant to Section 3.08(b);

(vi)  to pay to itself,  a Subservicer,  a Seller,  Residential  Funding,  the
Depositor or any other  appropriate  Person,  as the case may be, with respect to each  Mortgage Loan or property  acquired in respect  thereof that has been purchased or otherwise transferred pursuant to Section 2.02,  2.03, 2.04, 4.07 or 9.01,  all amounts  received  thereon and not required to be distributed to
Certificateholders  as of the  date on  which  the  related  Stated  Principal
Balance or Purchase Price is determined;

(vii) to reimburse  itself or the related  Subservicer for any  Nonrecoverable
Advance or  Advances in the manner and to the extent  provided  in  subsection
(c) below,  and any Advance or  Servicing  Advance made in  connection  with a modified  Mortgage  Loan that is in default or, in the  judgment of the Master
Servicer,  default is reasonably  foreseeable pursuant to Section 3.07(a),  to the extent the amount of the  Advance or  Servicing  Advance  was added to the
Stated Principal Balance of the Mortgage Loan in a prior calendar month;

(viii)      to reimburse itself or the Depositor for expenses  incurred by and reimbursable to it or the Depositor pursuant to  Section 3.01(a),  3.11, 3.13,
3.14(c),  6.03,  10.01 or  otherwise,  or in  connection  with  enforcing  any repurchase,  substitution or  indemnification  obligation of any Seller (other than the Depositor or an Affiliate of the  Depositor)  pursuant to the related
Seller's Agreement;

(ix)  to  reimburse   itself  for  amounts  expended  by  it  (a) pursuant  to
Section 3.14  in good faith in  connection  with the  restoration  of property damaged by an Uninsured Cause,  and (b) in  connection with the liquidation of a Mortgage Loan or  disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause (ii) or (viii) above; and

(x)   to withdraw any amount  deposited in the Custodial  Account that was not required to be  deposited  therein  pursuant to  Section 3.07,  including  any payoff  fees or  penalties  or any other  additional  amounts  payable  to the
Master Servicer or Subservicer pursuant to the terms of the Mortgage Note.

(b)   Since, in connection with withdrawals  pursuant to clauses (ii),  (iii),
(v) and  (vi),  the  Master  Servicer's  entitlement  thereto  is  limited  to collections  or other  recoveries  on the related  Mortgage  Loan,  the Master
Servicer shall keep and maintain  separate  accounting,  on a Mortgage Loan by
Mortgage Loan basis,  for the purpose of justifying  any  withdrawal  from the
Custodial Account pursuant to such clauses.

(c)   The  Master  Servicer  shall be  entitled  to  reimburse  itself  or the related  Subservicer  for any advance made in respect of a Mortgage  Loan that the Master Servicer  determines to be a  Nonrecoverable  Advance by withdrawal from the Custodial  Account of amounts on deposit therein  attributable to the
Mortgage Loans on any Certificate  Account Deposit Date succeeding the date of
such   determination.   Such   right  of   reimbursement   in   respect  of  a
Nonrecoverable  Advance  relating to an Advance made pursuant to  Section 4.04 on any such  Certificate  Account  Deposit  Date shall be limited to an amount
not   exceeding   the   portion   of   such   advance   previously   paid   to
Certificateholders  (and not theretofore  reimbursed to the Master Servicer or the related Subservicer).

Section 3.11.     Maintenance of Primary Insurance Coverage

(a)   The Master  Servicer shall not take, or permit any  Subservicer to take, any action  which would result in  noncoverage  under any  applicable  Primary
Insurance  Policy  of any  loss  which,  but for  the  actions  of the  Master
Servicer or  Subservicer,  would have been covered  thereunder.  To the extent coverage is available,  the Master  Servicer shall keep or cause to be kept in full force and effect each such Primary  Insurance  Policy until the principal balance of the  related  Mortgage  Loan  secured by a  Mortgaged  Property  is reduced to 80% or less of the Appraised  Value at  origination  in the case of such a Mortgage Loan having a Loan-to-Value  Ratio at origination in excess of
80%,  provided  that  such  Primary  Insurance  Policy  was in place as of the
Cut-off Date and the Master  Servicer had knowledge of such Primary  Insurance
Policy.  The  Master  Servicer  shall  not  cancel or refuse to renew any such
Primary  Insurance  Policy  applicable to a  Nonsubserviced  Mortgage Loan, or consent to any  Subservicer  canceling  or refusing to renew any such  Primary
Insurance  Policy  applicable to a Mortgage Loan subserviced by it, that is in effect  at the  date  of the  initial  issuance  of  the  Certificates  and is required  to be  kept  in  force  hereunder  unless  the  replacement  Primary
Insurance  Policy for such canceled or non-renewed  policy is maintained  with an insurer  whose  claims-paying  ability is  acceptable to each Rating Agency for  mortgage  pass-through  certificates  having a rating  equal to or better than the  lower of the  then-current  rating  or the  rating  assigned  to the
Certificates as of the Closing Date by such Rating Agency.

(b)   In connection with its activities as  administrator  and servicer of the
Mortgage Loans,  the Master Servicer agrees to present or to cause the related
Subservicer to present, on behalf of the Master Servicer, the Subservicer,  if any,  the Trustee  and  Certificateholders,  claims to the  insurer  under any
Primary  Insurance  Policies,  in a timely  manner  in  accordance  with  such policies,  and, in this regard,  to take or cause to be taken such  reasonable action as shall be necessary to permit  recovery  under any Primary  Insurance
Policies respecting  defaulted Mortgage Loans.  Pursuant to Section 3.07,  any
Insurance  Proceeds  collected by or remitted to the Master Servicer under any
Primary  Insurance  Policies  shall be  deposited  in the  Custodial  Account, subject to withdrawal pursuant to Section 3.10.

Section 3.12.     Maintenance  of Fire  Insurance  and Omissions and Fidelity
Coverage

(a)   The Master  Servicer shall cause to be maintained for each Mortgage Loan fire  insurance  with  extended  coverage  in an amount  which is equal to the lesser of the  principal  balance  owing on such  Mortgage Loan or 100% of the insurable value of the  improvements;  provided,  however,  that such coverage may not be less than the minimum amount  required to fully  compensate for any loss or  damage  on a  replacement  cost  basis.  To the  extent  it may do so without  breaching the related  Subservicing  Agreement,  the Master  Servicer shall  replace  any  Subservicer  that does not cause such  insurance,  to the extent it is  available,  to be  maintained.  The Master  Servicer  shall also cause to be maintained on property acquired upon foreclosure,  or deed in lieu of foreclosure,  of any Mortgage Loan,  fire insurance with extended  coverage in an amount  which is at least  equal to the  amount  necessary  to avoid the application  of  any  co-insurance  clause  contained  in the  related  hazard insurance  policy.  Pursuant to  Section 3.07,  any amounts  collected  by the
Master  Servicer under any such policies  (other than amounts to be applied to the restoration or repair of the related  Mortgaged  Property or property thus acquired or amounts  released to the Mortgagor in  accordance  with the Master
Servicer's  normal servicing  procedures)  shall be deposited in the Custodial
Account, subject to withdrawal pursuant to Section 3.10.  Any cost incurred by the Master  Servicer in  maintaining  any such  insurance  shall not,  for the purpose of calculating monthly distributions to  Certificateholders,  be added to the amount owing under the Mortgage  Loan,  notwithstanding  that the terms of the Mortgage Loan so permit.  Such costs shall be recoverable by the Master
Servicer  out of related  late  payments by the  Mortgagor or out of Insurance
Proceeds and Liquidation Proceeds to the extent permitted by Section 3.10.  It is understood and agreed that no earthquake or other  additional  insurance is to be required of any Mortgagor or maintained on property  acquired in respect
of  a  Mortgage  Loan  other  than  pursuant  to  such   applicable  laws  and
regulations  as  shall  at any time be in  force  and as  shall  require  such additional  insurance.  Whenever the improvements securing a Mortgage Loan are located  at the  time of  origination  of such  Mortgage  Loan in a  federally designated  special flood hazard area,  the Master  Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof.  Such flood  insurance  shall be in an amount equal to the lesser of (i) the  amount required to compensate  for any loss or damage to the Mortgaged  Property on a
replacement   cost  basis  and  (ii) the  maximum  amount  of  such  insurance available  for  the  related  Mortgaged  Property  under  the  national  flood insurance program (assuming that the area in which such Mortgaged  Property is located is participating in such program).

      In the event  that the  Master  Servicer  shall  obtain  and  maintain a blanket fire insurance policy with extended  coverage  insuring against hazard losses on all of the Mortgage Loans,  it shall  conclusively be deemed to have satisfied  its  obligations  as  set  forth  in the  first  sentence  of  this
Section 3.12(a),  it being  understood and agreed that such policy may contain a deductible  clause,  in which case the Master  Servicer  shall, in the event that there shall not have been maintained on the related Mortgaged  Property a policy  complying  with the first sentence of this  Section 3.12(a) and  there shall have been a loss which would have been covered by such  policy,  deposit in the Certificate  Account the amount not otherwise payable under the blanket policy  because  of such  deductible  clause.  Any such  deposit by the Master
Servicer shall be made on the Certificate  Account Deposit Date next preceding the  Distribution  Date which occurs in the month following the month in which payments  under any such policy  would have been  deposited  in the  Custodial
Account.  In connection with its activities as  administrator  and servicer of the  Mortgage  Loans,  the Master  Servicer  agrees to  present,  on behalf of itself,  the Trustee and  Certificateholders,  claims  under any such  blanket policy.

(b)   The Master  Servicer  shall  obtain and  maintain at its own expense and keep in full force and effect  throughout the term of this Agreement a blanket fidelity  bond and an errors  and  omissions  insurance  policy  covering  the
Master  Servicer's  officers and employees and other persons  acting on behalf
of  the  Master  Servicer  in  connection  with  its  activities   under  this
Agreement.  The amount of  coverage  shall be at least  equal to the  coverage that would be required  by Fannie Mae or Freddie  Mac,  whichever  is greater, with respect to the Master  Servicer if the Master Servicer were servicing and administering  the Mortgage  Loans for Fannie Mae or Freddie Mac. In the event that any such  bond or policy  ceases to be in  effect,  the  Master  Servicer shall  obtain a  comparable  replacement  bond or  policy  from an  issuer  or insurer, as the case may be, meeting the requirements,  if any, of the Program
Guide and acceptable to the Depositor.  Coverage of the Master  Servicer under a  policy  or  bond  obtained  by an  Affiliate  of the  Master  Servicer  and providing  the  coverage  required by this  Section 3.12(b) shall  satisfy the requirements of this Section 3.12(b).

Section 3.13.     Enforcement   of  Due-on-Sale   Clauses;   Assumption  and
Modification Agreements; Certain Assignments

(a)   When any  Mortgaged  Property is conveyed by the  Mortgagor,  the Master
Servicer or  Subservicer,  to the extent it has knowledge of such  conveyance, shall  enforce  any  due-on-sale  clause  contained  in any  Mortgage  Note or
Mortgage,  to the  extent  permitted  under  applicable  law and  governmental regulations,  but only to the extent that such  enforcement will not adversely
affect  or  jeopardize   coverage  under  any  Required  Insurance  Policy  or
otherwise   adversely   affect  the   interests  of  the   Certificateholders.
Notwithstanding the foregoing:

(i)   the  Master  Servicer  shall not be deemed to be in  default  under this
Section 3.13(a) by  reason of any  transfer  or  assumption  which the  Master
Servicer is restricted by law from preventing; and

(ii)  if the Master Servicer  determines that it is reasonably likely that any
Mortgagor will bring, or if any Mortgagor does bring,  legal action to declare invalid or otherwise avoid  enforcement of a due-on-sale  clause  contained in any Mortgage Note or Mortgage,  the Master  Servicer  shall not be required to enforce the due-on-sale clause or to contest such action.

(b)   Subject to the Master Servicer's duty to enforce any due-on-sale  clause to the extent set forth in  Section 3.13(a),  in any case in which a Mortgaged
Property is to be conveyed to a Person by a  Mortgagor,  and such Person is to enter into an  assumption  or  modification  agreement  or  supplement  to the
Mortgage Note or Mortgage which  requires the signature of the Trustee,  or if an  instrument  of release  signed by the  Trustee is required  releasing  the
Mortgagor  from  liability  on the  Mortgage  Loan,  the  Master  Servicer  is
authorized,  subject to the  requirements of the sentence next  following,  to execute and deliver, on behalf of the Trustee,  the assumption  agreement with the  Person  to  whom  the  Mortgaged  Property  is to be  conveyed  and  such modification  agreement  or  supplement  to the  Mortgage  Note or Mortgage or other  instruments  as are  reasonable  or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable  laws regarding  assumptions  or the  transfer  of the  Mortgaged  Property  to such
Person;  provided,  however,  none of such terms and  requirements  shall both constitute a  "significant  modification"  effecting an exchange or reissuance of such  Mortgage  Loan  under  the  Code (or  final,  temporary  or  proposed
Treasury  regulations  promulgated  thereunder)  and cause  any REMIC  created hereunder  to fail to qualify as a REMIC under the Code or the  imposition  of any tax on  "prohibited  transactions"  or  "contributions"  after the Startup
Date  under the REMIC  Provisions.  The  Master  Servicer  shall  execute  and
deliver  such  documents  only  if  it  reasonably   determines  that  (i) its
execution and delivery  thereof will not conflict with or violate any terms of this  Agreement or cause the unpaid  balance and interest on the Mortgage Loan to be  uncollectible  in whole  or in  part,  (ii) any  required  consents  of insurers  under  any  Required  Insurance  Policies  have  been  obtained  and
(iii) subsequent  to the closing of the  transaction  involving the assumption or  transfer  (A) the  Mortgage  Loan will  continue  to be secured by a first mortgage  lien  pursuant to the terms of the  Mortgage, (or,  with respect to
any junior lien,   a junior  lien  of  the  same  priority  in relation to any
senior  lien  on  such  Mortgage  Loan),     (B)  such  transaction  will not
adversely  affect  the  coverage  under  any  Required  Insurance   Policies,
(C) the  Mortgage Loan will fully  amortize  over the remaining  term thereof,
(D) no  material term of the Mortgage Loan (including the interest rate on the
Mortgage  Loan)  will be  altered  nor will the term of the  Mortgage  Loan be changed and (E) if the  seller/transferor  of the Mortgaged  Property is to be released from  liability on the Mortgage  Loan,  the  buyer/transferee  of the
Mortgaged  Property  would be qualified  to assume the Mortgage  Loan based on generally  comparable  credit  quality and such release will not (based on the
Master Servicer's or Subservicer's good faith determination)  adversely affect
the   collectability  of  the  Mortgage  Loan.  Upon  receipt  of  appropriate instructions  from the Master Servicer in accordance  with the foregoing,  the
Trustee  shall  execute  any  necessary  instruments  for such  assumption  or substitution  of  liability  as  directed  by the  Master  Servicer.  Upon the closing  of the  transactions  contemplated  by  such  documents,  the  Master
Servicer  shall  cause  the  originals  or  true  and  correct  copies  of the assumption agreement,  the release (if any), or the modification or supplement to the  Mortgage  Note or  Mortgage  to be  delivered  to the  Trustee  or the
Custodian and deposited  with the Mortgage  File for such Mortgage  Loan.  Any fee collected by the Master Servicer or such related  Subservicer for entering into an assumption or substitution of liability  agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(c)   The Master  Servicer  or the  related  Subservicer,  as the case may be, shall be entitled to approve a request from a Mortgagor for a partial  release of the related  Mortgaged  Property,  the  granting of an easement  thereon in favor  of  another  Person,  any  alteration  or  demolition  of  the  related
Mortgaged  Property or other similar matters if it has determined,  exercising its good faith  business  judgment  in the same  manner as it would if it were the owner of the related  Mortgage Loan, that the security for, and the timely and  full  collectability  of,  such  Mortgage  Loan  would  not be  adversely affected  thereby  and that any  REMIC  created  hereunder  would  not fail to continue  to  qualify  as a REMIC  under  the  Code as a  result  thereof  and
(subject to  Section 10.01(f))  that no tax on  "prohibited  transactions"  or
"contributions"  after the Startup Date would be imposed on any REMIC  created hereunder as a result  thereof.  Any fee  collected by the Master  Servicer or the related  Subservicer for processing such a request will be retained by the
Master Servicer or such Subservicer as additional servicing compensation.

(d)   Subject to any other  applicable terms and conditions of this Agreement, the Trustee and Master  Servicer shall be entitled to approve an assignment in lieu of satisfaction  with respect to any Mortgage Loan,  provided the obligee with  respect  to  such  Mortgage  Loan  following  such  proposed  assignment provides  the Trustee and Master  Servicer  with a "Lender  Certification  for
Assignment  of Mortgage  Loan" in the form attached  hereto as  Exhibit M,  in form and substance satisfactory to the Trustee and Master Servicer,  providing the  following:  (i) that the Mortgage  Loan is secured by Mortgaged  Property located in a jurisdiction  in which an assignment in lieu of  satisfaction  is required to preserve  lien  priority,  minimize  or avoid  mortgage  recording taxes or otherwise  comply with, or facilitate a refinancing  under,  the laws of such  jurisdiction;  (ii) that the substance of the  assignment  is, and is intended to be, a  refinancing  of such Mortgage Loan and that the form of the transaction  is solely to comply with, or facilitate  the  transaction  under,
such  local  laws;   (iii) that  the  Mortgage  Loan  following  the  proposed
assignment  will have a rate of  interest  at least  0.25%  below or above the rate of interest on such Mortgage Loan prior to such proposed assignment;  and
(iv) that such  assignment is at the request of the borrower under the related
Mortgage  Loan.  Upon approval of an assignment in lieu of  satisfaction  with respect to any Mortgage  Loan,  the Master  Servicer  shall receive cash in an amount equal to the unpaid  principal  balance of and accrued interest on such
Mortgage Loan and the Master  Servicer  shall treat such amount as a Principal
Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

Section 3.14.     Realization Upon Defaulted Mortgage Loans

(a)   The  Master  Servicer  shall  foreclose  upon  or  otherwise  comparably convert  (which may include an REO  Acquisition)  the  ownership of properties securing  such of the Mortgage  Loans as come into and continue in default and as to  which  no  satisfactory  arrangements  can be made  for  collection  of delinquent  payments  pursuant  to  Section 3.07.  Alternatively,  the  Master
Servicer  may take other  actions in respect  of a  defaulted  Mortgage  Loan, which may include  (i) accepting  a short sale (a payoff of the Mortgage  Loan for an  amount  less  than the  total  amount  contractually  owed in order to facilitate a sale of the Mortgaged  Property by the Mortgagor) or permitting a short  refinancing  (a payoff of the Mortgage Loan for an amount less than the
total  amount   contractually   owed  in  order  to   facilitate   refinancing
transactions   by  the  Mortgagor  not  involving  a  sale  of  the  Mortgaged
Property),  (ii) arranging  for  a  repayment  plan  or  (iii) agreeing  to  a
modification  in  accordance  with  Section 3.07.   In  connection  with  such
foreclosure  or  other  conversion  or  action,  the  Master  Servicer  shall, consistent  with  Section 3.11,  follow such  practices  and  procedures as it shall  deem  necessary  or  advisable,  as shall be  normal  and  usual in its general  mortgage  servicing  activities and as shall be required or permitted by the Program  Guide;  provided that the Master  Servicer shall not be liable in any respect  hereunder if the Master  Servicer is acting in connection with any such  foreclosure  or  other  conversion  or  action  in a manner  that is consistent  with  the  provisions  of this  Agreement.  The  Master  Servicer, however,  shall  not be  required  to  expend  its own  funds or  incur  other
reimbursable  charges  in  connection  with  any  foreclosure,   or  attempted
foreclosure  which is not completed,  or towards the correction of any default on a related senior  mortgage loan, or towards the restoration of any property unless it shall determine  (i) that such restoration  and/or  foreclosure will increase  the  proceeds  of  liquidation  of the  Mortgage  Loan to Holders of
Certificates  of one or more Classes  after  reimbursement  to itself for such
expenses  or  charges  and  (ii) that   such  expenses  and  charges  will  be
recoverable to it through Liquidation  Proceeds,  Insurance  Proceeds,  or REO
Proceeds  (respecting which it shall have priority for purposes of withdrawals from the  Custodial  Account  pursuant  to  Section 3.10,  whether or not such expenses  and  charges  are  actually  recoverable  from  related  Liquidation
Proceeds,  Insurance  Proceeds  or REO  Proceeds).  In  the  event  of  such a determination  by the Master Servicer  pursuant to this  Section 3.14(a),  the
Master  Servicer shall be entitled to  reimbursement  of its funds so expended pursuant to Section 3.10.

      In addition,  the Master  Servicer  may pursue any remedies  that may be available in connection  with a breach of a  representation  and warranty with respect to any such Mortgage  Loan in accordance  with Sections 2.03 and 2.04.
However,  the Master  Servicer  is not  required  to  continue  to pursue both foreclosure  (or similar  remedies)  with  respect to the  Mortgage  Loans and remedies in connection with a breach of a  representation  and warranty if the
Master Servicer  determines in its reasonable  discretion that one such remedy is more likely to result in a greater  recovery as to the Mortgage Loan.  Upon the  occurrence  of a Cash  Liquidation  or  REO  Disposition,  following  the deposit  in the  Custodial  Account  of all  Insurance  Proceeds,  Liquidation
Proceeds and other  payments and  recoveries  referred to in the definition of
"Cash  Liquidation" or "REO  Disposition," as applicable,  upon receipt by the
Trustee  of  written  notification  of  such  deposit  signed  by a  Servicing
Officer,  the Trustee or any  Custodian,  as the case may be, shall release to the Master  Servicer the related  Mortgage  File and the Trustee shall execute and deliver such instruments of transfer or assignment  prepared by the Master
Servicer,  in each case without recourse, as shall be necessary to vest in the
Master  Servicer or its  designee,  as the case may be, the  related  Mortgage
Loan, and  thereafter  such Mortgage Loan shall not be part of the Trust Fund.
Notwithstanding  the foregoing or any other  provision of this  Agreement,  in the Master  Servicer's sole discretion with respect to any defaulted  Mortgage
Loan or REO  Property  as to either of the  following  provisions,  (i) a Cash
Liquidation   or  REO   Disposition   may  be  deemed  to  have   occurred  if
substantially  all amounts  expected by the Master  Servicer to be received in connection with the related defaulted  Mortgage Loan or REO Property have been received,  and (ii) for  purposes of determining the amount of any Liquidation
Proceeds,  Insurance Proceeds,  REO Proceeds or other unscheduled  collections or the amount of any Realized Loss, the Master  Servicer may take into account minimal  amounts  of  additional  receipts  expected  to be  received  or  any
estimated   additional   liquidation  expenses  expected  to  be  incurred  in
connection with the related defaulted Mortgage Loan or REO Property.

(b)   In the event that title to any  Mortgaged  Property  is  acquired by the
Trust  Fund  as  an  REO  Property  by  foreclosure  or by  deed  in  lieu  of foreclosure,  the deed or  certificate  of sale shall be issued to the Trustee or to its nominee on behalf of  Certificateholders.  Notwithstanding  any such acquisition of title and  cancellation of the related  Mortgage Loan, such REO
Property shall (except as otherwise  expressly  provided herein) be considered to be an  Outstanding  Mortgage Loan held in the Trust Fund until such time as the REO Property shall be sold.  Consistent with the foregoing for purposes of all  calculations  hereunder so long as such REO Property  shall be considered to be an Outstanding  Mortgage Loan it shall be assumed that,  notwithstanding that the  indebtedness  evidenced by the related Mortgage Note shall have been discharged,  such  Mortgage  Note and the  related  amortization  schedule  in effect at the time of any such  acquisition  of title (after  giving effect to any previous  Curtailments and before any adjustment  thereto by reason of any bankruptcy or similar  proceeding or any moratorium or similar waiver or grace period) remain in effect.

(c)   In the event that the Trust Fund  acquires any REO Property as aforesaid or otherwise in  connection  with a default or imminent  default on a Mortgage
Loan,  the Master  Servicer on behalf of the Trust Fund shall  dispose of such
REO  Property  as  soon  as  practicable,  giving  due  consideration  to  the interests  of the  Certificateholders,  but in all  cases,  within  three full years  after  the  taxable  year of its  acquisition  by the  Trust  Fund  for purposes of  Section 860G(a)(8)  of the Code (or such shorter period as may be necessary under  applicable  state (including any state in which such property is located)  law to maintain the status of each REMIC  created  hereunder as a
REMIC under  applicable state law and avoid taxes resulting from such property failing to be  foreclosure  property  under  applicable  state law) or, at the expense of the Trust Fund, request,  more than 60 days before the day on which such grace period would  otherwise  expire,  an extension of such grace period unless the Master  Servicer  (subject  to  Section 10.01(f))  obtains  for the
Trustee  an  Opinion  of  Counsel,  addressed  to the  Trustee  and the Master
Servicer,  to the  effect  that  the  holding  by the  Trust  Fund of such REO
Property  subsequent to such period will not result in the imposition of taxes on "prohibited  transactions"  as defined in Section 860F of the Code or cause any REMIC  created  hereunder  to fail to qualify as a REMIC (for  federal (or any  applicable  State or local)  income  tax  purposes)  at any time that any
Certificates  are  outstanding,  in which case the Trust Fund may  continue to hold such REO Property  (subject to any  conditions  contained in such Opinion of Counsel).  The Master  Servicer shall be entitled to be reimbursed from the
Custodial  Account  for any  costs  incurred  in  obtaining  such  Opinion  of
Counsel,  as provided in Section 3.10.  Notwithstanding any other provision of this  Agreement,  no REO  Property  acquired by the Trust Fund shall be rented
(or  allowed to continue  to be rented) or  otherwise  used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would  (i) cause such REO  Property  to fail to qualify as  "foreclosure  property"  within the meaning of  Section 860G(a)(8)  of the Code or (ii) subject  any REMIC created hereunder to the  imposition of any federal  income taxes on the income earned
from  such  REO   Property,   including   any  taxes   imposed  by  reason  of
Section 860G(c)  of the  Code,  unless  the  Master  Servicer  has  agreed  to indemnify and hold  harmless the Trust Fund with respect to the  imposition of any such taxes.

(d)   The proceeds of any Cash  Liquidation,  REO  Disposition  or purchase or repurchase of any Mortgage Loan  pursuant to the terms of this  Agreement,  as well as any  recovery  (other than  Subsequent  Recoveries)  resulting  from a collection of Liquidation Proceeds,  Insurance Proceeds or REO Proceeds,  will be applied  in the  following  order of  priority:  first,  to  reimburse  the
Master   Servicer   or   the   related    Subservicer   in   accordance   with
Section 3.10(a)(ii);  second,  to  the  Certificateholders  to the  extent  of accrued and unpaid  interest on the Mortgage Loan, and any related REO Imputed
Interest,  at the Net Mortgage  Rate (or the Modified Net Mortgage Rate in the
case of a Modified  Mortgage  Loan), to the Due Date in the related Due Period prior to the  Distribution  Date on which such amounts are to be  distributed;
third,  to the  Certificateholders  as a recovery of principal on the Mortgage
Loan (or REO Property);  fourth,  to all Servicing Fees and Subservicing  Fees payable  therefrom (and the Master Servicer and the Subservicer  shall have no claims for any  deficiencies  with  respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.

(e)   In the  event  of a  default  on a  Mortgage  Loan  one or more of whose obligors is not a United States Person,  in connection with any foreclosure or acquisition  of a deed in lieu of  foreclosure  (together,  "foreclosure")  in respect of such Mortgage  Loan,  the Master  Servicer  shall cause  compliance with the  provisions  of Treasury  Regulation  Section 1.1445-2(d)(3) (or  any
successor  thereto)  necessary to assure that no  withholding  tax  obligation arises with respect to the proceeds of such foreclosure  except to the extent, if any, that proceeds of such  foreclosure  are required to be remitted to the obligors on such Mortgage Loan.

Section 3.15.     Trustee to Cooperate; Release of Mortgage Files

(a)   Upon  becoming  aware of the payment in full of any  Mortgage  Loan,  or upon the receipt by the Master  Servicer  of a  notification  that  payment in full will be  escrowed in a manner  customary  for such  purposes,  the Master
Servicer  shall  immediately  notify  the  Trustee  (if it holds  the  related
Mortgage  File) or the  Custodian by a  certification  of a Servicing  Officer
(which  certification shall include a statement to the effect that all amounts received or to be received in connection  with such payment which are required to be deposited in the Custodial  Account  pursuant to Section 3.07  have been or will  be so  deposited),  substantially  in the  form  attached  hereto  as
Exhibit G,  or, in the case of the Custodian,  an electronic request in a form acceptable to the Custodian,  requesting  delivery to it of the Mortgage File.
Upon receipt of such  certification  and request,  the Trustee shall  promptly release,  or cause the Custodian to release,  the related Mortgage File to the
Master  Servicer.  The Master Servicer is authorized to execute and deliver to the Mortgagor the request for  reconveyance,  deed of  reconveyance or release or  satisfaction  of mortgage  or such  instrument  releasing  the lien of the
Mortgage,  together  with the  Mortgage  Note with,  as  appropriate,  written
evidence  of   cancellation   thereon  and  to  cause  the  removal  from  the
registration  on the MERS® System of such Mortgage and to execute and deliver, on behalf of the Trustee and the  Certificateholders  or any of them,  any and all  instruments  of  satisfaction  or  cancellation  or of  partial  or  full release,  including any applicable  UCC  termination  statements.  No expenses incurred  in  connection  with  any  instrument  of  satisfaction  or  deed of reconveyance  shall be chargeable to the Custodial  Account or the Certificate
Account.

(b)   From time to time as is appropriate  for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian,  with a copy to the Trustee,  a certificate of a Servicing  Officer  substantially  in the form attached as Exhibit G  hereto,  or, in the case of the Custodian,  an electronic  request in a form  acceptable to the  Custodian,  requesting  that possession of all, or any document  constituting part of, the Mortgage File be released  to the  Master  Servicer  and  certifying  as to the reason for such release and that such  release  will not  invalidate  any  insurance  coverage provided  in  respect  of the  Mortgage  Loan  under  any  Required  Insurance
Policy.  Upon receipt of the foregoing,  the Trustee shall  deliver,  or cause the  Custodian to deliver,  the Mortgage  File or any document  therein to the
Master  Servicer.  The Master  Servicer  shall cause each Mortgage File or any document  therein so released to be returned to the Trustee,  or the Custodian as agent for the  Trustee  when the need  therefor  by the Master  Servicer no longer  exists,  unless  (i) the  Mortgage  Loan has been  liquidated  and the
Liquidation  Proceeds relating to the Mortgage Loan have been deposited in the
Custodial  Account  or  (ii) the  Mortgage  File or  such  document  has  been delivered  directly or through a  Subservicer  to an attorney,  or to a public trustee  or  other  public  official  as  required  by law,  for  purposes  of initiating or pursuing legal action or other  proceedings  for the foreclosure of the Mortgaged Property either judicially or non-judicially,  and the Master
Servicer  has  delivered  directly or through a  Subservicer  to the Trustee a certificate  of a Servicing  Officer  certifying as to the name and address of the Person to which such  Mortgage File or such document was delivered and the purpose or purposes of such  delivery.  In the event of the  liquidation  of a
Mortgage  Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master  Servicer  upon the  Trustee's  receipt of  notification from the Master  Servicer of the deposit of the related  Liquidation  Proceeds in the Custodial Account.

(c)   The  Trustee  or the  Master  Servicer  on the  Trustee's  behalf  shall
execute  and  deliver  to  the  Master  Servicer,  if  necessary,   any  court
pleadings,  requests for trustee's  sale or other  documents  necessary to the foreclosure  or  trustee's  sale in respect of a Mortgaged  Property or to any legal action brought to obtain judgment  against any Mortgagor on the Mortgage
Note or Mortgage or to obtain a deficiency  judgment,  or to enforce any other remedies or rights  provided  by the  Mortgage  Note or Mortgage or  otherwise available at law or in equity.  Together with such  documents or pleadings (if signed by the  Trustee),  the Master  Servicer  shall deliver to the Trustee a
certificate  of  a  Servicing  Officer   requesting  that  such  pleadings  or
documents  be executed by the  Trustee  and  certifying  as to the reason such documents  or  pleadings  are  required  and that the  execution  and delivery thereof by the Trustee shall not invalidate  any insurance  coverage under any
Required  Insurance  Policy or invalidate or otherwise  affect the lien of the
Mortgage,  except for the  termination  of such a lien upon  completion of the foreclosure or trustee's sale.

Section 3.16.     Servicing and Other Compensation; Compensating Interest

(a)   The Master  Servicer,  as  compensation  for its  activities  hereunder, shall be entitled to receive on each  Distribution  Date the amounts  provided for by  clauses  (iii),  (iv),  (v) and  (vi) of  Section 3.10(a),  subject to clause (e) below.  The amount of servicing  compensation  provided for in such clauses shall be accounted for on a Mortgage  Loan-by-Mortgage  Loan basis. In the event that Liquidation Proceeds,  Insurance Proceeds and REO Proceeds (net
of amounts reimbursable therefrom pursuant to  Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition  exceed the unpaid principal  balance of such Mortgage Loan plus unpaid  interest  accrued  thereon  (including  REO
Imputed  Interest) at a per annum rate equal to the related Net Mortgage  Rate
(or the Modified Net Mortgage Rate in the case of a Modified  Mortgage  Loan), the  Master  Servicer  shall be  entitled  to retain  therefrom  and to pay to itself  and/or  the  related  Subservicer,  any  Foreclosure  Profits  and any
Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

(b)   Additional  servicing  compensation in the form of late payment charges, assumption fees,  investment income on amounts in the Custodial Account or the
Certificate  Account or otherwise  shall be retained by the Master Servicer or the Subservicer to the extent provided herein.

(c)   The Master  Servicer  shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing  activities hereunder
(including payment of premiums for the Primary Insurance Policies,  if any, to the  extent  such  premiums  are  not  required  to be  paid  by  the  related
Mortgagors,  and the fees and expenses of the Trustee and any  Custodian)  and shall  not be  entitled  to  reimbursement  therefor  except  as  specifically provided in Sections 3.10 and 3.14.

(d)   The Master  Servicer's right to receive  servicing  compensation may not be transferred  in whole or in part except in connection  with the transfer of all of its  responsibilities and obligations of the Master Servicer under this
Agreement.

(e)   Notwithstanding  clauses  (a) and  (b) above,  the  amount of  servicing compensation  that the Master  Servicer  shall be  entitled to receive for its activities  hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by the amount of  Compensating  Interest (if any)
for such  Distribution  Date used to cover Prepayment  Interest  Shortfalls as provided in  Section 3.16(f) below.  Such  reduction  shall be applied  during such period as follows:  first,  to any Servicing Fee or  Subservicing  Fee to which the Master Servicer is entitled  pursuant to  Section 3.10(a)(iii);  and second,  to any income or gain realized  from any  investment of funds held in the Custodial Account or the Certificate  Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b),  respectively.  In making such  reduction,  the Master  Servicer  shall not withdraw  from the Custodial
Account any such amount  representing all or a portion of the Servicing Fee to which it is entitled pursuant to  Section 3.10(a)(iii) and  shall not withdraw from the Custodial Account or Certificate  Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b).

(f)   With respect to any Distribution Date,  Prepayment  Interest  Shortfalls
on the Mortgage Loans will be covered first, by the Master Servicer,  but only to the extent  such  Prepayment  Interest  Shortfalls  do not exceed  Eligible
Master Servicing Compensation.

Section 3.17.     Reports to the Trustee and the Depositor

      Not later than fifteen  days after each  Distribution  Date,  the Master
Servicer  shall  forward  to  the  Trustee  and  the  Depositor  a  statement, certified by a Servicing  Officer,  setting  forth the status of the Custodial
Account as of the close of  business on such  Distribution  Date as it relates to the Mortgage Loans and showing,  for the period covered by such  statement, the  aggregate of deposits in or  withdrawals  from the  Custodial  Account in respect  of the  Mortgage  Loans for each  category  of deposit  specified  in
Section 3.07 and each category of withdrawal specified in Section 3.10.

Section 3.18.     Annual Statement as to Compliance

      The Master  Servicer will deliver to the Depositor and the Trustee on or before the earlier of  (a) March  31 of each year or  (b) with  respect to any calendar  year  during  which the  Depositor's  annual  report on Form 10-K is required to be filed in  accordance  with the  Exchange  Act and the rules and regulations  of the  Commission,  the date on which the annual  report on Form
10-K is  required  to be filed in  accordance  with the  Exchange  Act and the rules and regulations of the Commission,  a servicer  compliance  certificate, signed by an authorized  officer of the Master Servicer,  as described in Item
1123 of Regulation AB, to the effect that:

            (i)    A review of the  Master  Servicer's  activities  during the reporting  period and of its  performance  under this  Agreement has been made under such officer's supervision.

            (ii)   To the  best of such  officer's  knowledge,  based  on such review,  the Master Servicer has fulfilled all of its  obligations  under this
Agreement in all materials  respects  throughout  the reporting  period or, if there  has been a failure  to  fulfill  any such  obligation  in any  material respect,  specifying  each such  failure  known to such officer and the nature and status thereof.

      The Master Servicer shall use commercially reasonable efforts to obtain from all other parties participating in the servicing function any additional certifications required under Item 1123 of Regulation AB to the extent required to be included in a Report on Form 10-K; provided, however, that a failure to obtain such certifications shall not be a breach of the Master
Servicer's duties hereunder if any such party fails to deliver such a certification.

Section 3.19.     Annual Independent Public Accountants' Servicing Report

      On or before  the  earlier  of  (a) March  31 of each  year or  (b) with respect to any calendar  year during which the  Depositor's  annual  report on
Form 10-K is required to be filed in accordance  with the Exchange Act and the rules and regulations of the  Commission,  the date on which the annual report on Form 10-K is required to be filed in  accordance  with the Exchange Act and the rules and  regulations  of the  Commission,  the  Master  Servicer  at its
expense shall cause a firm of independent  public  accountants  which shall be members of the American  Institute of Certified Public  Accountants to furnish a report to the Depositor and the Trustee the attestation  required under Item
1122(b) of Regulation  AB. In rendering  such  statement,  such firm may rely, as  to  matters  relating  to  the  direct  servicing  of  mortgage  loans  by
Subservicers,   upon  comparable  statements  for  examinations  conducted  by independent  public  accountants  substantially  in accordance  with standards
established  by  the  American   Institute  of  Certified  Public  Accountants
(rendered   within  one  year  of  such   statement)   with  respect  to  such
Subservicers.

Section 3.20.     Right of the Depositor in Respect of the Master Servicer

      The Master  Servicer  shall afford the Depositor  and the Trustee,  upon reasonable  notice,  during  normal  business  hours  access  to  all  records maintained  by the Master  Servicer  in respect of its rights and  obligations hereunder and access to officers of the Master  Servicer  responsible for such obligations.  Upon request,  the Master  Servicer  shall furnish the Depositor with its most recent  financial  statements and such other  information as the
Master  Servicer  possesses  regarding  its  business,  affairs,  property and condition,  financial or otherwise.  The Master  Servicer shall also cooperate with all reasonable  requests for information  including,  but not limited to, notices,  tapes and copies of files,  regarding itself,  the Mortgage Loans or the  Certificates  from any Person or Persons  identified  by the Depositor or
Residential  Funding.  The Depositor may enforce the  obligation of the Master
Servicer  hereunder and may, but it is not  obligated  to,  perform or cause a
designee  to  perform,   any  defaulted  obligation  of  the  Master  Servicer
hereunder or exercise the rights of the Master  Servicer  hereunder;  provided that the  Master  Servicer  shall not be  relieved  of any of its  obligations hereunder by virtue of such  performance  by the  Depositor  or its  designee.
Neither  the  Depositor  nor the  Trustee  shall  have the  responsibility  or liability  for any action or failure  to act by the  Master  Servicer  and the
Depositor  is not  obligated  to  supervise  the  performance  of  the  Master
Servicer under this Agreement or otherwise.

Section 3.21.     Advance Facility

(a)   The Master  Servicer is hereby  authorized  to enter into a financing or other  facility  (any such  arrangement,  an "Advance  Facility")  under which
(1) the  Master  Servicer  sells,  assigns or  pledges  to another  Person (an
"Advancing  Person") the Master  Servicer's  rights under this Agreement to be reimbursed  for any Advances or Servicing  Advances  and/or  (2) an  Advancing
Person agrees to fund some or all Advances and/or Servicing  Advances required to be made by the Master Servicer  pursuant to this  Agreement.  No consent of the Depositor,  the Trustee, the  Certificateholders  or any other party shall be required  before the Master  Servicer  may enter into an Advance  Facility.
Notwithstanding   the  existence  of  any  Advance  Facility  under  which  an
Advancing  Person agrees to fund  Advances  and/or  Servicing  Advances on the
Master  Servicer's   behalf,   the  Master  Servicer  shall  remain  obligated
pursuant to this  Agreement to make Advances and Servicing  Advances  pursuant to and as required by this  Agreement.  If the Master  Servicer enters into an
Advance  Facility,  and for so long as an Advancing Person remains entitled to receive  reimbursement  for any  Advances  including  Nonrecoverable  Advances
("Advance   Reimbursement   Amounts")  and/or  Servicing   Advances  including
Nonrecoverable   Advances  ("Servicing  Advance  Reimbursement   Amounts"  and
together  with Advance  Reimbursement  Amounts,  "Reimbursement  Amounts") (in
each case to the extent such type of  Reimbursement  Amount is included in the
Advance Facility), as applicable,  pursuant to this Agreement, then the Master
Servicer  shall  identify  such  Reimbursement  Amounts  consistent  with  the reimbursement  rights  set forth in  Section 3.10(a)(ii) and  (vii) and  remit such  Reimbursement  Amounts in accordance with this Section 3.21 or otherwise in accordance  with the  documentation  establishing  the Advance  Facility to such  Advancing  Person  or to a  trustee,  agent or  custodian  (an  "Advance
Facility Trustee")  designated by such Advancing Person in an Advance Facility
Notice described below in Section 3.21(b).  Notwithstanding the foregoing,  if so  required  pursuant  to the  terms  of the  Advance  Facility,  the  Master
Servicer  may  direct,  and if so  directed  in writing  the Trustee is hereby authorized to and shall pay to the Advance Facility Trustee the  Reimbursement
Amounts  identified  pursuant to the preceding  sentence.  An Advancing Person whose  obligations  hereunder  are limited to the  funding of Advances  and/or
Servicing  Advances  shall not be  required  to meet the  qualifications  of a
Master   Servicer   or   a   Subservicer   pursuant   to    Section 3.02(a) or
6.02(c) hereof  and  shall  not  be  deemed  to be a  Subservicer  under  this
Agreement.  Notwithstanding  anything  to the  contrary  herein,  in no  event
shall  Advance   Reimbursement  Amounts  or  Servicing  Advance  Reimbursement
Amounts be included in the Available  Distribution  Amount or  distributed  to
Certificateholders.

(b)   If the Master  Servicer  enters into an Advance  Facility  and makes the election  set forth in  Section 3.21(a),  the Master  Servicer and the related
Advancing  Person  shall  deliver to the Trustee a written  notice and payment instruction  (an  "Advance  Facility  Notice"),  providing  the  Trustee  with written  payment  instructions  as to  where to  remit  Advance  Reimbursement
Amounts and/or  Servicing  Advance  Reimbursement  Amounts (each to the extent such type of Reimbursement  Amount is included within the Advance Facility) on subsequent  Distribution  Dates.  The payment  instruction  shall  require the applicable  Reimbursement Amounts to be distributed to the Advancing Person or to an Advance Facility Trustee  designated in the Advance Facility Notice.  An
Advance Facility Notice may only be terminated by the joint written  direction of the Master  Servicer  and the  related  Advancing  Person  (and any related
Advance Facility Trustee).

(c)   Reimbursement  Amounts  shall  consist  solely of  amounts in respect of
Advances  and/or  Servicing  Advances made with respect to the Mortgage  Loans for which the  Master  Servicer  would be  permitted  to  reimburse  itself in accordance  with  Section 3.10(a)(ii) and  (vii) hereof,  assuming  the Master
Servicer  or the  Advancing  Person  had made the  related  Advance(s)  and/or
Servicing  Advance(s).  Notwithstanding the foregoing,  except with respect to reimbursement of  Nonrecoverable  Advances as set forth in  Section 3.10(c) of this Agreement,  no Person shall be entitled to reimbursement  from funds held in the  Collection  Account  for  future  distribution  to  Certificateholders pursuant to this  Agreement.  Neither the Depositor nor the Trustee shall have any duty or liability  with respect to the  calculation  of any  Reimbursement
Amount,  nor shall the  Depositor  or the Trustee have any  responsibility  to track or monitor the  administration of the Advance Facility and the Depositor shall not have any  responsibility to track,  monitor or verify the payment of
Reimbursement  Amounts to the  related  Advancing  Person or Advance  Facility
Trustee.  The Master  Servicer  shall  maintain  and provide to any  successor master  servicer a detailed  accounting on a loan-by-loan  basis as to amounts advanced by, sold,  pledged or assigned to, and  reimbursed  to any  Advancing
Person.  The successor  master  servicer shall be entitled to rely on any such information  provided by the Master Servicer and the successor master servicer shall not be liable for any errors in such information.

(d)   Upon the  direction  of and at the expense of the Master  Servicer,  the
Trustee  agrees  to  execute  such  acknowledgments,  certificates,  and other documents  reasonably  satisfactory  to the  Trustee  provided  by the  Master
Servicer  recognizing  the  interests  of  any  Advancing  Person  or  Advance
Facility  Trustee in such  Reimbursement  Amounts as the Master  Servicer  may cause to be made subject to Advance Facilities  pursuant to this Section 3.21, and such other  documents in connection  with such Advance  Facility as may be reasonably  requested  from time to time by any  Advancing  Person or  Advance
Facility Trustee and reasonably satisfactory to the Trustee.

(e)   Reimbursement  Amounts  collected  with  respect to each  Mortgage  Loan shall be allocated to outstanding  unreimbursed Advances or Servicing Advances
(as the case may be) made with respect to that  Mortgage  Loan on a "first-in, first out" ("FIFO") basis, subject to the qualifications set forth below:

(i)   Any  successor  Master  Servicer to  Residential  Funding (a  "Successor
Master  Servicer") and the Advancing  Person or Advance Facility Trustee shall
be  required  to  apply  all  amounts   available  in  accordance   with  this
Section 3.21(e) to  the  reimbursement  of Advances and Servicing  Advances in the manner provided for herein;  provided,  however, that after the succession of a  Successor  Master  Servicer,  (A) to the  extent  that any  Advances  or
Servicing   Advances  with  respect  to  any  particular   Mortgage  Loan  are
reimbursed  from payments or recoveries,  if any, from the related  Mortgagor, and Liquidation  Proceeds or Insurance Proceeds,  if any, with respect to that
Mortgage Loan,  reimbursement shall be made, first, to the Advancing Person or
Advance  Facility  Trustee in respect of Advances  and/or  Servicing  Advances related to that  Mortgage  Loan to the extent of the interest of the Advancing
Person  or  Advance   Facility  Trustee  in  such  Advances  and/or  Servicing
Advances,  second  to the  Master  Servicer  in  respect  of  Advances  and/or
Servicing  Advances  related to that Mortgage Loan in excess of those in which the Advancing Person or Advance  Facility Trustee Person has an interest,  and third,  to the  Successor  Master  Servicer  in respect of any other  Advances and/or Servicing  Advances related to that Mortgage Loan, from such sources as and when collected,  and (B) reimbursements of Advances and Servicing Advances that are  Nonrecoverable  Advances  shall  be made  pro rata to the  Advancing
Person or Advance  Facility  Trustee,  on the one hand, and any such Successor
Master Servicer,  on the other hand, on the basis of the respective  aggregate
outstanding   unreimbursed   Advances   and   Servicing   Advances   that  are
Nonrecoverable  Advances  owed  to  the  Advancing  Person,  Advance  Facility
Trustee or Master Servicer  pursuant to this  Agreement,  on the one hand, and any such Successor Master  Servicer,  on the other hand, and without regard to the date on which any such  Advances  or  Servicing  Advances  shall have been made. In the event that, as a result of the FIFO  allocation  made pursuant to this  Section 3.21(e),  some  or all of a  Reimbursement  Amount  paid  to the
Advancing  Person or Advance Facility Trustee relates to Advances or Servicing
Advances  that were made by a Person  other  than  Residential  Funding or the
Advancing  Person or Advance  Facility  Trustee,  then the Advancing Person or
Advance  Facility  Trustee  shall be  required  to remit any  portion  of such
Reimbursement   Amount  to  the  Person  entitled  to  such  portion  of  such
Reimbursement  Amount.  Without  limiting  the  generality  of the  foregoing,
Residential  Funding  shall remain  entitled to be reimbursed by the Advancing
Person or Advance  Facility  Trustee for all Advances and  Servicing  Advances
funded  by  Residential  Funding  to  the  extent  the  related  Reimbursement
Amount(s) have not been assigned or pledged to an Advancing  Person or Advance
Facility Trustee.  The  documentation  establishing any Advance Facility shall require  Residential  Funding to provide to the  related  Advancing  Person or
Advance  Facility  Trustee  loan  by loan  information  with  respect  to each
Reimbursement  Amount distributed to such Advancing Person or Advance Facility
Trustee  on each  date of  remittance  thereof  to such  Advancing  Person  or
Advance Facility  Trustee,  to enable the Advancing Person or Advance Facility
Trustee to make the FIFO allocation of each Reimbursement  Amount with respect to each Mortgage Loan.

(ii)  By way of  illustration,  and not by way of limiting the  generality  of the foregoing,  if the Master Servicer resigns or is terminated at a time when the Master  Servicer is a party to an Advance  Facility,  and is replaced by a
Successor  Master Servicer,  and the Successor Master Servicer  directly funds
Advances or Servicing  Advances  with respect to a Mortgage  Loan and does not assign or pledge the related  Reimbursement  Amounts to the related  Advancing
Person or Advance Facility Trustee,  then all payments and recoveries received from the related  Mortgagor  or received in the form of  Liquidation  Proceeds with respect to such Mortgage Loan (including  Insurance Proceeds collected in connection  with a liquidation of such Mortgage Loan) will be allocated  first to the  Advancing  Person  or  Advance  Facility  Trustee  until  the  related
Reimbursement  Amounts attributable to such Mortgage Loan that are owed to the
Master  Servicer  and the  Advancing  Person,  which  were  made  prior to any
Advances or Servicing  Advances made by the Successor  Master  Servicer,  have been  reimbursed in full, at which point the Successor  Master  Servicer shall
be  entitled  to  retain  all  related   Reimbursement   Amounts  subsequently
collected with respect to that Mortgage Loan pursuant to  Section 3.10 of this
Agreement.  To  the  extent  that  the  Advances  or  Servicing  Advances  are
Nonrecoverable  Advances to be  reimbursed on an aggregate  basis  pursuant to
Section 3.10 of this Agreement,  the reimbursement paid in this manner will be made pro rata to the Advancing Person or Advance Facility Trustee,  on the one
hand, and the Successor  Master  Servicer,  on the other hand, as described in clause (i)(B) above.

(f)   The Master  Servicer  shall  remain  entitled to be  reimbursed  for all
Advances and Servicing  Advances  funded by the Master  Servicer to the extent the related rights to be reimbursed  therefor have not been sold,  assigned or pledged to an Advancing Person.

(g)   Any  amendment to this  Section 3.21  or to any other  provision of this
Agreement  that may be  necessary  or  appropriate  to effect  the terms of an
Advance  Facility  as  described  generally  in this  Section 3.21,  including amendments to add provisions  relating to a successor master servicer,  may be entered into by the Trustee,  Depositor  and the Master  Servicer  without the consent of any  Certificateholder,  with written confirmation from each Rating
Agency that the  amendment  will not result in the reduction of the ratings on any  class  of the  Certificates  below  the  lesser  of the then  current  or original  ratings  on  such  Certificates,  notwithstanding  anything  to  the contrary in Section 11.01 of or elsewhere in this Agreement.

(h)   Any rights of set-off that the Trust Fund,  the Trustee,  the Depositor, any  Successor  Master  Servicer  or any other  Person  might  otherwise  have against  the  Master  Servicer  under this  Agreement  shall not attach to any rights to be  reimbursed  for  Advances or Servicing  Advances  that have been sold, transferred, pledged, conveyed or assigned to any Advancing Person.

(i)   At any time when an Advancing  Person shall have ceased funding Advances and/or  Servicing  Advances (as the case may be) and the  Advancing  Person or related Advance  Facility  Trustee shall have received  Reimbursement  Amounts sufficient  in the  aggregate  to  reimburse  all  Advances  and/or  Servicing
Advances  (as the  case may be) the  right to  reimbursement  for  which  were assigned to the Advancing  Person,  then upon the delivery of a written notice signed by the  Advancing  Person and the Master  Servicer or its  successor or assign) to the Trustee  terminating  the Advance  Facility Notice (the "Notice of  Facility  Termination"),  the  Master  Servicer  or its  Successor  Master
Servicer   shall  again  be  entitled  to  withdraw  and  retain  the  related
Reimbursement Amounts from the Custodial Account pursuant to Section 3.10.

(j)   After  delivery  of any  Advance  Facility  Notice,  and  until any such
Advance   Facility  Notice  has  been  terminated  by  a  Notice  of  Facility
Termination,  this  Section 3.21  may not be  amended  or  otherwise  modified without the prior written consent of the related Advancing Person.

                                 ARTICLE IV

                        PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01.     Certificate Account

(a)   The Master  Servicer  acting as agent of the Trustee shall establish and maintain a Certificate  Account in which the Master Servicer shall cause to be deposited  on behalf of the  Trustee on or before  2:00 P.M.  New York time on each  Certificate  Account  Deposit  Date  by  wire  transfer  of  immediately available  funds  an  amount  equal  to the  sum of  (i) any  Advance  for the immediately  succeeding  Distribution  Date,  (ii) any  amount  required to be deposited in the Certificate  Account pursuant to  Section 3.12(a),  (iii) any amount  required  to be  deposited  in the  Certificate  Account  pursuant  to
Section 3.16(e) or  Section 4.07, (iv) any amount required to be paid pursuant
to   Section 9.01,   (v) all   other   amounts   constituting   the  Available
Distribution  Amount  for the  immediately  succeeding  Distribution  Date and
(vi) any payments or collections in the nature of prepayment  charges received by the  Master  Servicer  in  respect of the  Mortgage  Loans and the  related
Prepayment Period.

(b)   On  or  prior  to  the   Business   Day   immediately   following   each
Determination  Date, the Master  Servicer shall  determine any amounts owed by the Swap  Counterparty  under the Swap  Agreement  and inform  the  Trustee in writing of the amount so calculated.

(c)   The  Trustee  shall,  upon  written  request  from the Master  Servicer, invest or cause the institution  maintaining the Certificate Account to invest the funds in the Certificate  Account in Permitted  Investments  designated in the name of the  Trustee  for the  benefit  of the  Certificateholders,  which shall mature not later than the Business Day next  preceding the  Distribution
Date next  following  the date of such  investment  (except  that  (i) if such
Permitted  Investment is an obligation of the institution  that maintains such account or a fund for which such  institution  serves as custodian,  then such
Permitted  Investment may mature on such  Distribution Date and (ii) any other investment may mature on such  Distribution  Date if the Trustee shall advance funds on such  Distribution  Date to the  Certificate  Account  in the  amount payable on such investment on such Distribution  Date, pending receipt thereof to the extent necessary to make  distributions on the  Certificates) and shall not be sold or disposed  of prior to  maturity.  All income and gain  realized from any such  investment  shall be for the benefit of the Master Servicer and shall be subject to its  withdrawal or order from time to time.  The amount of any losses incurred in respect of any such  investments  shall be deposited in the  Certificate  Account  by  the  Master  Servicer  out  of  its  own  funds immediately as realized.

Section 4.02.     Distributions

(a)   [On each  Distribution  Date, the Trustee (or the Paying Agent on behalf of the Trustee)  shall  allocate and  distribute  the  Available  Distribution
Amount for such date to the interests  issued in respect of REMIC I,  REMIC II and REMIC III as specified in this Section.]

(b)   (1)         [On each Distribution Date, the REMIC I  Distribution Amount shall be distributed by REMIC I to REMIC II on account of the REMIC I  Regular
Interests in the amounts and with the  priorities  set forth in the definition thereof.]

(2)   On each  Distribution  Date, the REMIC II  Distribution  Amount shall be distributed  by REMIC II to  REMIC  III on  account  of the  REMIC II  Regular
Interests in the amounts and with the  priorities  set forth in the definition thereof.

(3)   Notwithstanding   the  distributions  on  the  REMIC  Regular  Interests
described in this Section 4.02(b),  distribution of funds from the Certificate
Account shall be made only in accordance with Sections 4.02(c) and (d).

(c)   [On each  Distribution  Date  (x) the  Master  Servicer on behalf of the
Trustee or (y) the Paying Agent appointed by the Trustee,  shall distribute to each  Certificateholder  of record on the next  preceding  Record  Date (other than as provided in Section 9.01  respecting the final distribution) either in immediately  available funds (by wire transfer or otherwise) to the account of
such   Certificateholder   at  a  bank  or  other  entity  having  appropriate
facilities  therefor,  if such  Certificateholder  has so notified  the Master
Servicer   or  the   Paying   Agent,   as  the  case  may  be,   or,  if  such
Certificateholder  has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such  Certificateholder  at the address of such Holder appearing in the Certificate Register such  Certificateholder's share (which share with respect to each Class of Certificates,  shall be based on the aggregate of the Percentage  Interests  represented by  Certificates of the  applicable  Class held by such Holder of the following  amounts),  in the following  order of  priority,  in each case to the  extent  of the  Available
Distribution  Amount on deposit in the Certificate  Account [(or, with respect to clause  (xi)(B) below,  to the extent of  prepayment  charges on deposit in the Certificate Account)]:

(i)   to the  Class A  Certificateholders,  the  Accrued  Certificate Interest
payable on the Class A  Certificates with respect to such  Distribution  Date, plus any related  amounts  accrued  pursuant to this clause (i) but  remaining unpaid from any prior  Distribution  Date, being paid from and in reduction of the Available Distribution Amount for such Distribution Date;

(ii)  to the Class M  Certificateholders and Class B  Certificateholders  from the amount, if any, of the Available  Distribution  Amount remaining after the foregoing  distributions,  the  Accrued  Certificate  Interest  payable on the
Class M   Certificates   and  Class B   Certificates   with  respect  to  such
Distribution  Date, plus any related  amounts accrued  pursuant to this clause
(ii) but remaining unpaid from any prior Distribution Date,  sequentially,  to the [Class M-1  Certificateholders,  Class M-2  Certificateholders,  Class M-3
Certificateholders,        Class M-4       Certificateholders,       Class M-5
Certificateholders,        Class M-6       Certificateholders,       Class M-7
Certificateholders,      Class M-8      Certificateholders     and     Class B
Certificateholders],  in that order,  being paid from and in  reduction of the
Available Distribution Amount for such Distribution Date;

(iii) [reserved]

(iv)  the Principal  Distribution  Amount shall be distributed as follows,  in each case to the extent of the remaining Principal Distribution Amount:

(A)   [first, the Class A Principal Distribution Amount, sequentially,  to the
            Class A-1  Certificateholders,  Class A-2  Certificateholders  and
            Class A-3  Certificateholders,  in that order, until the aggregate
            Certificate  Principal  Balance of the  Class A  Certificates  has
            been reduced to zero;

(B)   third,  to the Class M-1  Certificateholders,  the  Class M-1  Principal
            Distribution  Amount,  until the Certificate  Principal Balance of the Class M-1 Certificates has been reduced to zero;

(C)   fourth,  to the Class M-2  Certificateholders,  the Class M-2  Principal
            Distribution  Amount,  until the Certificate  Principal Balance of the Class M-2 Certificates has been reduced to zero;

(D)   fifth,  to the Class M-3  Certificateholders,  the  Class M-3  Principal
            Distribution  Amount,  until the Certificate  Principal Balance of the Class M-3 Certificates has been reduced to zero;

(E)   sixth,  to the Class M-4  Certificateholders,  the  Class M-4  Principal
            Distribution  Amount,  until the Certificate  Principal Balance of the Class M-4 Certificates has been reduced to zero;

(F)   seventh,  to the Class M-5  Certificateholders,  the Class M-5 Principal
            Distribution  Amount,  until the Certificate  Principal Balance of the Class M-5 Certificates has been reduced to zero;

(G)   eighth,  to the Class M-6  Certificateholders,  the Class M-6  Principal
            Distribution  Amount,  until the Certificate  Principal Balance of the Class M-6 Certificates has been reduced to zero;

(H)   ninth,  to the Class M-7  Certificateholders,  the  Class M-7  Principal
            Distribution  Amount,  until the Certificate  Principal Balance of the Class M-7 Certificates has been reduced to zero;

(I)   tenth,  to the Class M-8  Certificateholders,  the  Class M-8  Principal
            Distribution  Amount,  until the Certificate  Principal Balance of the Class M-8 Certificates has been reduced to zero;

(J)   eleventh,  to the  Class B  Certificateholders,  the  Class B  Principal
            Distribution  Amount,  until the Certificate  Principal Balance of the Class B Certificates has been reduced to zero]; and

(v)   to  the  Class A  Certificateholders,   Class M  Certificateholders  and
Class B  Certificateholders,  the amount of any Prepayment Interest Shortfalls allocated  thereto for such  Distribution  Date,  on a pro rata basis based on
Prepayment Interest  Shortfalls  allocated thereto to the extent not offset by
Eligible Master Servicing Compensation on such Distribution Date;

(vi)  to  the  Class A  Certificateholders,   Class M  Certificateholders  and
Class B  Certificateholders,  the amount of any Prepayment Interest Shortfalls previously  allocated thereto remaining unpaid from prior  Distribution  Dates together  with  interest  thereon at the related  Pass-Through  Rate, on a pro
rata  basis  based  on  unpaid  Prepayment  Interest   Shortfalls   previously
allocated thereto;

(vii) to the  Class A  Certificateholders,  the amount of any  unpaid  Class A
Basis Risk Shortfall  Carry-Forward  Amounts allocated thereto,  on a pro rata
basis   based  on  the  amount  of  unpaid   Class A   Basis  Risk   Shortfall
Carry-Forward  Amounts  allocated  thereto,  and  then  sequentially,  to  the
[Class M-1   Certificateholders,   the   Class M-2   Certificateholders,   the
Class M-3 Certificateholders,  the Class M-4 Certificateholders, the Class M-5
Certificateholders,    the   Class M-6   Certificateholders,   the   Class M-7
Certificateholders,    the    Class M-8    Certificateholders    and   Class B
Certificateholders,]  in that  order,  the  amount of any  unpaid  Basis  Risk
Shortfall Carry-Forward Amounts allocated thereto;

(viii)      to the Class A Certificateholders,  Class M Certificateholders and
Class B  Certificateholders,  Relief Act Shortfalls allocated thereto for such
Distribution  Date,  on a pro  rata  basis  based  on  Relief  Act  Shortfalls allocated thereto for such Distribution Date,

(ix)  first, to the Class A  Certificateholders,  the principal portion of any
Realized  Losses  previously  allocated to those  Certificates  and  remaining unreimbursed,  on a pro rata basis based on their respective principal portion of  any  Realized  Losses  previously  allocated  to  those  Certificates  and
remaining   unreimbursed,   and   then,   sequentially,   to   the   Class M-1
Certificateholders,    the   Class M-2   Certificateholders,   the   Class M-3
Certificateholders,    the   Class M-4   Certificateholders,   the   Class M-5
Certificateholders,    the   Class M-6   Certificateholders,   the   Class M-7
Certificateholders,   the   Class M-8   Certificateholders   and  the  Class B
Certificateholders,  in that  order,  the  principal  portion of any  Realized
Losses previously allocated to such Class and remaining unreimbursed;

(x)   to the Swap  Account  for  payment  to the Swap  Counterparty,  any Swap
Termination Payments due to a Swap Counterparty Trigger Event.

(xi)  to the  Class SB  Certificates,  (A) from  the  amount,  if any,  of the
Excess  Cash Flow  remaining  after the  foregoing  distributions,  the sum of
(I) Accrued   Certificate   Interest   thereon,   (II) the   amount   of   any
Overcollateralization   Reduction  Amount  for  such   Distribution  Date  and
(III) for any  Distribution  Date after the Certificate  Principal  Balance of
each  Class of  Class A   Certificates,   Class M   Certificates  and  Class B
Certificates  has been reduced to zero, the  Overcollateralization  Amount and
(B) from  prepayment  charges  on  deposit  in the  Certificate  Account,  any
prepayment   charges  received  on  the  Mortgage  Loans  during  the  related
Prepayment Period; and

(xii) to the  Class R-III  Certificateholders,  the  balance,  if any,  of the
Excess Cash Flow.

      Notwithstanding  anything in this Agreement to the contrary, all amounts owed by the Trust to the Swap  Counterparty  under the Swap  Agreement  in any calendar month shall be limited by the Available  Distribution  Amount for the
Distribution  Date  in  such  calendar  month,  before  giving  effect  to any reductions  to the Available  Distribution  Amount to account for any Net Swap
Payments required to be made to the Swap Counterparty.

(d)   Notwithstanding  the  foregoing  clause (c),  upon the  reduction of the
Certificate  Principal  Balance of a Class of [Class A  Certificates,  Class M
Certificates  or Class B  Certificates]  to zero,  such Class of  Certificates will not be entitled to further distributions pursuant to Section 4.02.

(e)   Each  distribution  with  respect to a Book-Entry  Certificate  shall be paid to the  Depository,  as  Holder  thereof,  and the  Depository  shall  be responsible  for crediting the amount of such  distribution to the accounts of its Depository  Participants  in accordance with its normal  procedures.  Each
Depository  Participant  shall be responsible for disbursing such distribution
to  the   Certificate   Owners  that  it  represents   and  to  each  indirect
participating  brokerage firm (a "brokerage  firm" or "indirect  participating firm") for which it acts as agent.  Each  brokerage  firm shall be responsible for disbursing  funds to the  Certificate  Owners that it represents.  None of the Trustee, the Certificate  Registrar,  the Depositor or the Master Servicer
shall have any  responsibility  therefor except as otherwise  provided by this
Agreement or applicable law.

(f)   Except as otherwise  provided in  Section 9.01,  if the Master  Servicer
anticipates   that  a  final   distribution   with  respect  to  any  Class of
Certificates will be made on the next  Distribution  Date, the Master Servicer shall,  no  later  than the  Determination  Date in the  month  of such  final distribution,  notify the  Trustee and the  Trustee  shall,  no later than two
(2) Business  Days after such  Determination  Date,  mail on such date to each
Holder of such  Class of  Certificates  a notice to the effect  that:  (i) the
Trustee  anticipates that the final distribution with respect to such Class of
Certificates   will  be  made  on  such   Distribution   Date  but  only  upon
presentation  and surrender of such  Certificates at the office of the Trustee or as otherwise  specified therein,  and (ii) no interest shall accrue on such
Certificates  from and after the end of the prior calendar month. In the event that  Certificateholders  required to surrender their Certificates pursuant to
Section 9.01(c) do  not surrender their  Certificates for final  cancellation, the Trustee shall cause funds  distributable with respect to such Certificates to be  withdrawn  from the  Certificate  Account  and  credited  to a separate escrow  account  for the  benefit of such  Certificateholders  as  provided in
Section 9.01(d).

Section 4.03.     Statements  to  Certificateholders;  Statements  to  Rating
Agencies; Exchange Act Reporting

(a)   Concurrently with each distribution  charged to the Certificate  Account and with respect to each  Distribution  Date the Master Servicer shall forward to the  Trustee  and the  Trustee  shall  forward  by mail or  otherwise  make available  electronically  on  its  website  (which  may  be  obtained  by any
Certificateholder  by  telephoning  the  Trustee  at (877)  722-1095)  to each
Holder and the Depositor a statement  setting forth the following  information as to each Class of Certificates, in each case to the extent applicable:

(i)   the applicable Record Date, Determination Date and Distribution Date;

(ii)  the aggregate  amount of payments  received with respect to the Mortgage
Loans, including prepayment amounts;

(iii) the Servicing Fee and  Subservicing  Fee payable to the Master  Servicer and the Subservicer;

(iv)  the amount of any other fees or expenses  paid,  and the identity of the party receiving such fees or expenses;

(v)   (A)               the    amount    of   such    distribution    to   the
Certificateholders  of such Class applied to reduce the Certificate  Principal
Balance thereof,  and (B) the  aggregate amount included therein  representing
Principal Prepayments;

(vi)  the  amount  of  such   distribution   to   Holders  of  such   Class of
Certificates allocable to interest;

(vii) if the  distribution  to the Holders of such  Class of  Certificates  is less than the full  amount  that  would be  distributable  to such  Holders if there were sufficient funds available therefor, the amount of the shortfall;

(viii)      the aggregate  Certificate  Principal Balance of each Class of the
Certificates,   after  giving  effect  to  the  amounts  distributed  on  such
Distribution  Date,  separately  identifying  any  reduction  thereof  due  to
Realized Losses other than pursuant to an actual distribution of principal;

(ix)  the  percentage of the  outstanding  principal  balances of the [Class A
Certificates and Class M Certificates] after giving effect to the distributions on that  Distribution Date;

(x)   the number and Stated  Principal  Balance of the  Mortgage  Loans  after giving effect to the distribution of principal on such  Distribution  Date and the number of Mortgage  Loans at the  beginning  and end of the  preceding Due
Period;

(xi)  on  the  basis  of  the  most  recent   reports   furnished   to  it  by
Sub-Subservicers, the  number and  aggregate  principal  balances  of Mortgage
Loans that are Delinquent  (A) 30-59  days,  (B) 60-89 days and (C) 90 or more days and the number and  aggregate  principal  balance of Mortgage  Loans that are in foreclosure;

(xii) the  amount,  terms and  general  purpose  of any  Advance by the Master
Servicer  pursuant to Section  4.04 and the amount of all  Advances  that have been reimbursed during the preceding Due Period;

(xiii)      any material modifications,  extensions or waivers to the terms of the  Mortgage  Loans  during the Due Period or that have  cumulatively  become material over time;

(xiv) any material breaches of Mortgage Loan  representations or warranties or covenants in the Agreement;

(xv)  the  number,  aggregate  principal  balance  and  book  value of any REO
Properties;

(xvi) the aggregate  Accrued  Certificate  Interest  remaining unpaid, if any, for each Class of  Certificates,  after giving effect to the distribution made on such Distribution Date;

(xvii)      the  aggregate  amount of  Realized  Losses  with  respect  to the
Mortgage  Loans  for  such  Distribution  Date  and the  aggregate  amount  of
Realized  Losses with respect to the Mortgage Loans incurred since the Cut-off
Date;

(xviii)     the Pass-Through  Rate on each Class of  Certificates,  separately identifying  One-Month  LIBOR for such  Distribution  Date and the Net WAC Cap
Rate;

(xix) the Overcollateralization Amount and the Required  Overcollateralization
Amount following such Distribution Date;

(xx)  the  number  and  aggregate  principal  balance  of the  Mortgage  Loans repurchased under Section 4.07;

(xxi) the  aggregate  amount of any  recoveries  with  respect to the Mortgage
Loans on previously  foreclosed loans from Residential Funding due to a breach of representation or warranty;

(xxii)      the weighted  average  remaining  term to maturity of the Mortgage
Loans after  giving  effect to the amounts  distributed  on such  Distribution
Date;

(xxiii)     the weighted  average  Mortgage  Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date;

(xxiv)      [the Class A Basis Risk  Shortfall,  Class A Basis Risk  Shortfall
Carry-Forward  Amount,  Class M  Basis  Risk  Shortfall,  Class M  Basis  Risk
Shortfall,  Class B Basis Risk Shortfall  Carry-Forward  Amount and Prepayment
Interest Shortfalls;]

(xxv) the amount of any Net Swap  Payment  payable to the Trustee on behalf of the Trust,  any Net Swap Payment  payable to the Swap  Counterparty,  any Swap
Termination  Payment  payable  to the  Trustee  on behalf of the Trust and any
Swap Termination Payment payable to the Swap Counterparty; and

(xxvi)      the occurrence of the Stepdown Date.

      In the  case  of  information  furnished  pursuant  to  clauses  (i) and
(ii) above,  the amounts shall be expressed as a dollar amount per Certificate with a $1,000  denomination.  In  addition  to the  statement  provided to the
Trustee  as set  forth in this  Section 4.03(a),  the  Master  Servicer  shall provide  to any  manager  of a  trust  fund  consisting  of some or all of the
Certificates,  upon  reasonable  request,  such  additional  information as is reasonably  obtainable by the Master Servicer at no additional  expense to the
Master  Servicer.  Also,  at  the  request  of a  Rating  Agency,  the  Master
Servicer shall provide the  information  relating to the  Reportable  Modified
Mortgage Loans  substantially in the form attached hereto as Exhibit P to such
Rating Agency within a reasonable period of time; provided,  however, that the
Master  Servicer shall not be required to provide such  information  more than four times in a calendar year to any Rating Agency.

(b)   Within a reasonable  period of time after the end of each calendar year, the Master  Servicer shall prepare,  or cause to be prepared,  and the Trustee shall  forward,  or  cause to be  forwarded,  to each  Person  who at any time during  the  calendar  year was the  Holder  of a  Certificate,  other  than a
Class R  Certificate,  a statement  containing  the  information  set forth in clauses [(i) and (ii)] referred to in of subsection  (a) above  aggregated for such calendar year or applicable  portion thereof during which such Person was a  Certificateholder.  Such  obligation of the Master Servicer shall be deemed
to  have  been   satisfied  to  the  extent  that   substantially   comparable
information  shall  be  provided  by  the  Master  Servicer  pursuant  to  any requirements of the Code.

(c)   Within a reasonable  period of time after the end of each calendar year, the  Master  Servicer  shall  prepare,  or cause  to be  prepared,  and  shall forward,  or cause to be forwarded,  to each Person who at any time during the calendar year was the Holder of a Class R Certificate,  a statement containing
the   applicable   distribution   information   provided   pursuant   to  this
Section 4.03  aggregated for such calendar year or applicable  portion thereof during  which  such  Person  was the  Holder  of a Class R  Certificate.  Such
obligation of the Master  Servicer  shall be deemed to have been  satisfied to the extent that substantially  comparable information shall be provided by the
Master Servicer pursuant to any requirements of the Code.

(d)   Upon the written request of any Certificateholder,  the Master Servicer,
as   soon  as   reasonably   practicable,   shall   provide   the   requesting
Certificateholder  with such information as is necessary and  appropriate,  in the Master Servicer's sole discretion,  for purposes of satisfying  applicable reporting requirements under Rule 144A.

(e)   The Master  Servicer shall, on behalf of the Depositor and in respect of the Trust Fund,  sign and cause to be filed with the  Commission  any periodic reports  required to be filed under the  provisions  of the Exchange  Act, and the rules and  regulations of the Commission  thereunder,  including,  without limitation,  reports on Form 10-K,  Form 10-D and Form 8-K. In connection with the preparation and filing of such periodic reports,  the Trustee shall timely provide to the Master  Servicer (I) a list of  Certificateholders  as shown on the  Certificate  Register as of the end of each calendar year, (II) copies of all  pleadings,  other legal process and any other  documents  relating to any claims, charges or complaints involving the Trustee, as trustee hereunder,  or the Trust Fund that are received by the  Trustee,  (III) notice of all matters that, to the actual  knowledge of a Responsible  Officer of the Trustee,  have been submitted to a vote of the  Certificateholders,  other than those matters that have been  submitted to a vote of the  Certificateholders  at the request of the Depositor or the Master  Servicer,  and  (IV) notice  of any failure of the Trustee to make any  distribution  to the  Certificateholders  as required pursuant  to the  Series  Supplement.  Neither  the  Master  Servicer  nor the
Trustee  shall  have any  liability  with  respect  to the  Master  Servicer's failure to properly  prepare or file such periodic  reports  resulting from or relating  to  the  Master  Servicer's  inability  or  failure  to  obtain  any information  not  resulting  from the  Master  Servicer's  own  negligence  or willful misconduct.

(f)   Any Form 10-K filed with the Commission in connection  with this Section
4.03 shall include, with respect to the Certificates relating to such 10-K:

(i)   A  certification,  signed  by  the  senior  officer  in  charge  of  the servicing  functions of the Master  Servicer,  in the form attached as Exhibit
T-1  hereto  or  such  other  form  as may be  required  or  permitted  by the
Commission  (the "Form 10-K  Certification"),  in compliance with Rules 13a-14 and  15d-14  under  the  Exchange  Act and any  additional  directives  of the
Commission.

(ii)  A report  regarding its  assessment  of compliance  during the preceding calendar  year with all  applicable  servicing  criteria set forth in relevant
Commission   regulations   with   respect   to   mortgage-backed    securities
transactions  taken as a whole  involving the Master  Servicer that are backed by the same  types of assets as those  backing  the  certificates,  as well as similar  reports on  assessment  of  compliance  received  from other  parties participating  in the  servicing  function as required by relevant  Commission regulations,  as  described  in Item  1122(a)  of  Regulation  AB.  The Master
Servicer  shall obtain from all other parties  participating  in the servicing function any required certifications.

(iii) With respect to each assessment  report described  immediately  above, a report by a  registered  public  accounting  firm that attests to, and reports on, the  assessment  made by the  asserting  party,  as set forth in  relevant
Commission  regulations,  as described in Regulation  1122(b) of Regulation AB and Section 3.19.

(iv)  The servicer  compliance  certificate  required to be delivered pursuant
Section 3.18.

(g)   In  connection  with the Form  10-K  Certification,  the  Trustee  shall provide the Master Servicer with a back-up certification  substantially in the form attached hereto as Exhibit T-2.

(h)   This  Section  4.03 may be amended  in  accordance  with this  Agreement without the consent of the Certificateholders.

Section 4.04.     Distribution  of Reports to the Trustee and the Depositor;
Advances by the Master Servicer

(a)   Prior to the close of business on the Business Day next  succeeding each
Determination  Date,  the Master  Servicer  shall furnish a written  statement
(which may be in a mutually agreeable  electronic format) to the Trustee,  any
Paying Agent and the Depositor  (the  information in such statement to be made available to  Certificateholders  by the Master Servicer on request) (provided that the Master  Servicer  shall use its best  efforts to deliver such written statement  not later than 12:00 p.m. New York time on the second  Business Day prior to the Distribution  Date) setting forth (i) the Available  Distribution
Amount,  (ii) the amounts required to be withdrawn from the Custodial  Account and  deposited  into the  Certificate  Account on the  immediately  succeeding
Certificate Account Deposit Date pursuant to clause (iii) of  Section 4.01(a),
(iii) the  amount of Prepayment  Interest  Shortfalls and Basis Risk Shortfall
Carry-Forward  Amounts and  (iv) the Net Swap  Payments  and Swap  Termination
Payments,  if any,  for  such  Distribution  Date.  The  determination  by the
Master  Servicer of such amounts shall,  in the absence of obvious  error,  be presumptively  deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any  independent  check or verification.

(b)   On or  before  2:00  P.M.  New  York  time on each  Certificate  Account
Deposit Date, the Master  Servicer  shall either  (i) remit to the Trustee for deposit  in the  Certificate  Account  from its own funds,  or funds  received therefor from the Subservicers,  an amount equal to the Advances to be made by the Master Servicer in respect of the related  Distribution  Date, which shall be in an  aggregate  amount  equal to the sum of (A) the  aggregate  amount of
Monthly  Payments  other than Balloon  Payments  (with each  interest  portion thereof  adjusted to a per annum rate equal to the Net  Mortgage  Rate),  less the amount of any related Servicing Modifications,  Debt Service Reductions or
Relief Act  Shortfalls,  on the  Outstanding  Mortgage Loans as of the related
Due Date in the related Due Period,  which  Monthly  Payments  were due during the related Due Period and not  received as of the close of business as of the related  Determination  Date;  provided  that no  Advance  shall be made if it would be a  Nonrecoverable  Advance and (B) with  respect to each Balloon Loan delinquent  in respect of its  Balloon  Payment as of the close of business on the  related  Determination  Date,  an  amount  equal to the  assumed  Monthly
Payment  (with each  interest  portion  thereof  adjusted  to a per annum rate equal to the Net  Mortgage  Rate) that would have been due on the  related Due
Date based on the original  amortization  schedule for such Balloon Loan until such  Balloon  Loan is finally  liquidated,  over any  payments of interest or principal  (with each interest  portion  thereof  adjusted to a per annum rate equal to the Net Mortgage Rate) received from the related  Mortgagor as of the close of business on the related  Determination  Date and allocable to the Due
Date during the related Due Period for each month until such  Balloon  Loan is finally  liquidated,  (ii) withdraw  from amounts on deposit in the  Custodial
Account and remit to the Trustee  for deposit in the  Certificate  Account all or a portion of the Amount Held for Future  Distribution  in  discharge of any such  Advance,  or  (iii) make  advances  in the  form of any  combination  of clauses (i) and  (ii) aggregating  the amount of such Advance.  Any portion of the Amount  Held for Future  Distribution  so used  shall be  replaced  by the
Master Servicer by deposit in the Certificate  Account on or before 11:00 A.M.
New York time on any future  Certificate  Account  Deposit  Date to the extent that  funds  attributable  to the  Mortgage  Loans that are  available  in the
Custodial  Account for deposit in the Certificate  Account on such Certificate
Account  Deposit  Date  shall  be less  than  payments  to  Certificateholders required to be made on the following  Distribution  Date. The Master  Servicer shall be entitled to use any Advance  made by a  Subservicer  as  described in
Section 3.07(b) that  has been deposited in the Custodial Account on or before such  Distribution  Date as part of the  Advance  made by the Master  Servicer pursuant to this Section 4.04.

      The   determination   by  the  Master   Servicer  that  it  has  made  a
Nonrecoverable   Advance  or  that  any  proposed  Advance,   if  made,  would
constitute a Nonrecoverable  Advance, shall be evidenced by a certificate of a
Servicing Officer delivered to the Depositor.

      In the event that the Master Servicer  determines as of the Business Day preceding  any  Certificate  Account  Deposit  Date  that it will be unable to deposit in the Certificate  Account an amount equal to the Advance required to be made for the  immediately  succeeding  Distribution  Date,  it  shall  give notice to the Trustee of its  inability  to advance  (such notice may be given by telecopy),  not later than 3:00 P.M.,  New York time, on such Business Day, specifying  the portion of such amount that it will be unable to deposit.  Not later than 3:00 P.M., New York time, on the  Certificate  Account Deposit Date the  Trustee  shall,  unless by 12:00  Noon,  New York  time,  on such day the
Trustee  shall have been  notified  in writing (by  telecopy)  that the Master
Servicer  shall have  directly  or  indirectly  deposited  in the  Certificate
Account  such  portion  of the  amount of the  Advance  as to which the Master
Servicer shall have given notice pursuant to the preceding sentence,  pursuant to  Section 7.01,  (a) terminate  all of the  rights  and  obligations  of the
Master  Servicer  under this  Agreement in accordance  with  Section 7.01  and
(b) assume  the  rights and  obligations  of the  Master  Servicer  hereunder, including  the  obligation  to  deposit in the  Certificate  Account an amount equal to the Advance for the immediately succeeding Distribution Date.

      The  Trustee  shall  deposit  all  funds it  receives  pursuant  to this
Section 4.04(b) into the Certificate Account.

Section 4.05.     Allocation of Realized Losses

(a)   Prior to each  Distribution  Date, the Master  Servicer shall  determine the total  amount of Realized  Losses,  if any,  that  resulted  from any Cash
Liquidation,   Servicing  Modifications,  Debt  Service  Reduction,  Deficient
Valuation  or REO  Disposition  that  occurred  during the related  Prepayment
Period  or,  in the  case  of a  Servicing  Modification  that  constitutes  a reduction  of  the  interest  rate  on a  Mortgage  Loan,  the  amount  of the reduction in the interest  portion of the Monthly  Payment due in the month in which such  Distribution  Date occurs.  The amount of each Realized Loss shall be evidenced by an Officers' Certificate.

(b)   [All  Realized  Losses  on the  Mortgage  Loans  shall be  allocated  as follows:

(i)   first,  to Excess Cash Flow in the  amounts and  priority as provided in
                        Section 4.02;

(ii)  second,  in reduction of the  Overcollateralization  Amount,  until such amount has been reduced to zero;

(iii) third,  the  Class B  Certificates,   until  the  Certificate  Principal
                        Balance thereof has been reduced to zero;

(iv)  fourth, to the Class M-8  Certificates,  until the Certificate Principal
                        Balance thereof has been reduced to zero;

(v)   fifth, to the Class M-7  Certificates,  until the Certificate  Principal
                        Balance thereof has been reduced to zero;

(vi)  sixth, to the Class M-6  Certificates,  until the Certificate  Principal
                        Balance thereof has been reduced to zero;

(vii) seventh, to the Class M-5 Certificates,  until the Certificate Principal
                        Balance thereof has been reduced to zero;

(viii)      eighth,  to the  Class M-4  Certificates,  until  the  Certificate
                        Principal Balance thereof has been reduced to zero;

(ix)  ninth, to the Class M-3  Certificates,  until the Certificate  Principal
                        Balance thereof has been reduced to zero;

(x)   tenth, to the Class M-2  Certificates,  until the Certificate  Principal
                        Balance thereof has been reduced to zero;
(xi)  eleventh,   to  the  Class M-1   Certificates,   until  the  Certificate
                        Principal  Balance  thereof has been  reduced to zero;
                        and

(xii) twelfth,  to the  Class A  Certificates  on a pro rata  basis,  based on their then outstanding  Certificate Principal Balances
                        prior to giving effect to  distributions to be made on
                        such   Distribution    Date,   until   the   aggregate
                        Certificate   Principal   Balance   thereof  has  been
                        reduced to zero.]

(c)   An  allocation  of a Realized  Loss on a "pro rata  basis"  among two or more  specified  Classes of  Certificates  means an  allocation  on a pro rata basis,  among  the  various  Classes  so  specified,  to each  such  Class  of
Certificates  on the basis of their  then  outstanding  Certificate  Principal
Balances  prior  to  giving  effect  to  distributions  to  be  made  on  such
Distribution  Date in the case of the principal  portion of a Realized Loss or
based  on  the  Accrued   Certificate   Interest   thereon   payable  on  such
Distribution  Date in the case of an interest  portion of a Realized Loss. Any allocation  of the  principal  portion of  Realized  Losses  (other  than Debt
Service  Reductions)  to the Class A  Certificates,  Class M  Certificates  or
Class B  Certificates  shall be made by  reducing  the  Certificate  Principal
Balance thereof by the amount so allocated,  which  allocation shall be deemed to have occurred on such Distribution Date;  provided,  that no such reduction shall reduce the aggregate  Certificate  Principal Balance of the Certificates
below  the  aggregate  Stated   Principal   Balance  of  the  Mortgage  Loans.
Allocations  of the  interest  portions  of  Realized  Losses  (other than any interest rate  reduction  resulting  from a Servicing  Modification)  shall be made by operation of the  definition  of "Accrued  Certificate  Interest"  for each Class for such  Distribution  Date.  Allocations of the interest  portion of a Realized Loss  resulting  from an interest  rate  reduction in connection with a Servicing  Modification  shall be made by  operation of the priority of payment  provisions of  Section 4.02(c).  Allocations of the principal portion of Debt  Service  Reductions  shall be made by  operation  of the  priority of payment  provisions  of  Section 4.02(c).  All  Realized  Losses and all other losses allocated to a Class of Certificates  hereunder will be allocated among the  Certificates  of such  Class in  proportion to the  Percentage  Interests evidenced thereby.

(d)   [All  Realized  Losses on the Mortgage  Loans shall be allocated on each
Distribution  Date to the REMIC I  Regular  Interests and the REMIC II Regular
Interests as provided in the definition of REMIC I  Realized  Losses and REMIC
II Realized Losses, respectively.]

(e)   [Realized   Losses   allocated   to  the   Excess   Cash   Flow  or  the
Overcollateralization  Amount  pursuant to paragraphs  (a), (b) or (c) of this
Section,  the definition of Accrued Certificate  Interest and the operation of
Section 4.02(c) shall  be  deemed  allocated  to  the  Class SB  Certificates.
Realized Losses  allocated to the Class SB  Certificates  shall, to the extent such Realized  Losses  represent  Realized Losses on an interest  portion,  be allocated to the REMIC III  Regular Interest SB-IO.  Realized Losses allocated to the Excess Cash Flow  pursuant to paragraph  (b) of this  Section shall  be deemed  to  reduce  Accrued  Certificate  Interest  on the  REMIC III  Regular
Interest  SB-IO.  Realized  Losses  allocated  to  the   Overcollateralization
Amount  pursuant to  paragraph  (b) of this  Section shall  be deemed first to reduce the principal  balance of the REMIC I Regular Interest SB-PO until such principal  balance  shall have been reduced to zero and  thereafter  to reduce accrued and unpaid interest on the REMIC III Regular Interest SB-IO.]

Section 4.06.     Reports  of  Foreclosures  and  Abandonment  of  Mortgaged
Property

      The Master Servicer or the Subservicers  shall file information  returns with  respect  to the  receipt of  mortgage  interest  received  in a trade or business,  the  reports of  foreclosures  and  abandonments  of any  Mortgaged
Property  and  the   informational   returns   relating  to   cancellation  of
indebtedness  income  with  respect  to any  Mortgaged  Property  required  by
Sections 6050H, 6050J and 6050P of the Code, respectively,  and deliver to the
Trustee  an  Officers'  Certificate  on  or  before  March  31 of  each  year, beginning  with the first March 31 that  occurs at least six months  after the
Cut off Date,  stating that such reports have been filed.  Such reports  shall be in form  and  substance  sufficient  to  meet  the  reporting  requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

Section 4.07.     Optional Purchase of Defaulted Mortgage Loans

(a)   As to any  Mortgage  Loan which is  delinquent  in payment by 90 days or more,  the Master  Servicer  may, at its option,  purchase  such Mortgage Loan from the  Trustee at the  Purchase  Price  therefor;  provided,  that any such
Mortgage  Loan  that  becomes  90 days or more  delinquent  during  any  given
Calendar Quarter shall only be eligible for purchase  pursuant to this Section
4.07 during the period  beginning on the first  Business Day of the  following
Calendar  Quarter,  and ending at the close of business on the  second-to-last
Business Day of such following  Calendar Quarter;  and provided further,  that such  Mortgage Loan is 90 days or more  delinquent at the time of  repurchase.
Such option if not  exercised  shall not  thereafter  be  reinstated as to any
Mortgage  Loan,  unless  the  delinquency  is  cured  and  the  Mortgage  Loan thereafter  again  becomes  delinquent  in  payment  by 90  days  or more in a subsequent Calendar Quarter.

(b)   If at any time the Master  Servicer  makes a payment to the  Certificate
Account  covering the amount of the Purchase  Price for such a Mortgage  Loan, and the Master Servicer  provides to the Trustee a  certification  signed by a
Servicing  Officer  stating that the amount of such payment has been deposited in the Certificate  Account,  then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer  without  recourse to the Master Servicer which shall succeed to all the Trustee's right,  title and interest  in and to  such  Mortgage  Loan,  and  all  security  and  documents relative  thereto.  Such  assignment  shall be an assignment  outright and not for security.  The Master  Servicer will thereupon own such Mortgage,  and all such security and documents,  free of any further obligation to the Trustee or the Certificateholders with respect thereto.

Section 4.08.     Swap Agreement.

(a)   On the Closing  Date,  the Trustee shall  (i) establish  and maintain in
its  name,  in  trust  for  the  benefit  of  Class A,   Class M  and  Class B
Certificates,  the Swap  Account  and  (ii) for  the  benefit of the  Class A,
Class M  and  Class B  Certificates,  cause the  Trust to enter  into the Swap
Agreement.

(b)   The Trustee  shall  deposit in the Swap  Account all  payments  that are payable to the Trust  Fund under the Swap  Agreement.  Net Swap  Payments  and
Swap  Termination  Payments (other than Swap  Termination  Payments  resulting from a Swap Counterparty  Trigger Event) payable by the Trust Fund to the Swap
Counterparty  pursuant  to the  Swap  Agreement  shall  be  excluded  from the
Available  Distribution  Amount and payable to the Swap Counterparty  prior to any distributions to the  Certificateholders.  On each Distribution Date, such amounts  will be remitted  by the  Trustee to the Swap  Account for payment to the Swap  Counterparty,  first to make any Net Swap  Payment  owed to the Swap
Counterparty  pursuant to the Swap Agreement for such  Distribution  Date, and second to make any Swap  Termination  Payment (not due to a Swap  Counterparty
Trigger  Event) owed to the Swap  Counterparty  pursuant to the Swap Agreement for such  Distribution  Date.  For federal  income tax purposes,  such amounts paid to the Swap Account on each  Distribution Date shall first be deemed paid to the Swap Account in respect of REMIC III Regular  Interest IO to the extent of the amount  distributable  on such REMIC III  Regular  Interest  IO on such
Distribution  Date, and any remaining  amount shall be deemed paid to the Swap
Account in respect of the Class IO Distribution  Amount.  Any Swap Termination
Payment  triggered  by a Swap  Counterparty  Trigger  Event  owed to the  Swap
Counterparty   pursuant  to  the  Swap  Agreement  will  be   subordinated  to
distributions to the Holders of the Class A,  Class M and Class B Certificates
and shall be paid as set forth under Section 4.02.

(c)   Net Swap  Payments  payable by the Swap  Counterparty  to the Trustee on behalf of the Trust Fund pursuant to the Swap  Agreement  will be deposited by the Trustee into the Swap Account,  and shall be included into the  definition of Excess Cash Flow.

(d)   Subject to Sections 8.01 and 8.02 hereof,  the Trustee  agrees to comply with the terms of the Swap  Agreement and to enforce the terms and  provisions thereof against the Swap  Counterparty at the written direction of the Holders of [Class A  Certificates,  Class M  Certificates  and  Class B  Certificates]
entitled  to  at  least  51%  of  the  Voting   Rights  of  such   Classes  of
Certificates,  or if the Trustee  does not receive  such  direction  from such
Certificateholders, then at the written direction of Residential Funding.

(e)   The Swap Account shall be an Eligible Account.  Amounts held in the Swap
Account  from time to time shall  continue to  constitute  assets of the Trust
Fund, but not of the REMICs,  until released from the Swap Account pursuant to this Section  4.08.  The Swap Account  constitutes  an "outside  reserve fund"
within the meaning of Treasury  Regulation  Section  1.860G-2(h) and is not an
asset of the  REMICs.  The [Class SB  Certificateholders]  shall be the owners of the Swap Account.  The Trustee shall keep records that  accurately  reflect the  funds  on  deposit  in  the  Swap  Account.  The  Trustee  shall,  at the direction  of the  Master  Servicer,  invest  amounts  on  deposit in the Swap
Account in Permitted  Investments.  In the absence of written direction to the
Trustee from the Master  Servicer,  all funds in the Swap Account shall remain uninvested.

(f)   The  Trustee  and the Master  Servicer  shall  treat the holders of each
Class of  Certificates  [(other  than the  Class SB  Certificates  and Class R
Certificates)] as having entered into a notional  principal  contract with the holders  of the  [Class  SB  Certificates].  Pursuant  to each  such  notional principal  contract,  all holders of  Certificates  [(other  than the Class SB
Certificates and Class R  Certificates)]  shall be treated as having agreed to pay, on each  Distribution  Date, to the holder of the [Class SB Certificates]
an aggregate amount equal to the excess,  if any, of (i) the amount payable on such  Distribution  Date on the REMIC III Regular  Interest  corresponding  to such  Class of  Certificates  over  (ii) the  amount  payable on such Class of
Certificates on such  Distribution Date (such excess, a "Class IO Distribution
Amount").  In addition,  pursuant to such  notional  principal  contract,  the holder of the [Class SB  Certificates]  shall be  treated as having  agreed to pay the related Basis Risk Shortfall Carry  Forward-Amounts  to the holders of
the  Certificates   [(other  than  the  Class  SB  Certificates  and  Class  R
Certificates)]  in accordance with the terms of this  Agreement.  Any payments to the  Certificates  from amounts deemed received in respect of this notional principal  contract shall not be payments with respect to a "regular interest"
in a REMIC  within  the  meaning  of Code  Section  860G(a)(1).  However,  any payment  from the  Certificates  [(other  than the Class SB  Certificates  and
Class R Certificates)] of a Class IO Distribution  Amount shall be treated for tax purposes as having been  received by the holders of such  Certificates  in respect  of the REMIC III  Regular  Interest  corresponding  to such  Class of
Certificates  and as having  been  paid by such  holders  to the Swap  Account pursuant to the notional principal  contract.  Thus, each Certificate  [(other than the Class R  Certificates)]  shall be  treated as  representing  not only ownership  of  regular  interests  in  REMIC  III,  but also  ownership  of an interest in, and obligations with respect to, a notional principal contract.

                                   ARTICLE V

                               THE CERTIFICATES

Section 5.01.     The Certificates

(a)   [The Class A Certificates,  Class M Certificates,  Class B Certificates,
Class SB  Certificates and Class R  Certificates shall be substantially in the forms set forth in Exhibits A, B-1, B-2, C and D, respectively,  and shall, on original  issue,  be executed and delivered by the Trustee to the  Certificate
Registrar  for  authentication  and  delivery  to or  upon  the  order  of the
Depositor  upon  receipt  by the  Trustee  or one or  more  Custodians  of the documents  specified in Section 2.01.  The Class A and Class M-1  Certificates
shall be issuable in minimum dollar  denominations  of $[100,000] and integral multiples  of $1 in excess  thereof.  The  Class M-2  Certificates,  Class M-3
Certificates,   Class M-4  Certificates,   Class M-5  Certificates,  Class M-6
Certificates,  Class M-7  Certificates,  Class M-8  Certificates  and  Class B
Certificates  shall be issuable in minimum dollar  denominations of $[250,000]
and integral  multiples  of $1 in excess  thereof.  The Class SB  Certificates shall be  issuable  in  registered,  certificated  form in minimum  percentage interests  of  [5.00]%  and  integral  multiples  of  [0.01]%.  Each  Class of
Class R  Certificates  shall be issued  in  registered,  certificated  form in minimum percentage  interests of [20.00]% and integral multiples of [0.01]% in excess  thereof;  provided,  however,  that one  Class R  Certificate  of each
Class will  be issuable to the REMIC  Administrator  as "tax  matters  person"
pursuant  to   Section 10.01(c) in  a  minimum  denomination   representing  a
Percentage Interest of not less than 0.01%.

      The Certificates  shall be executed by manual or facsimile  signature on behalf of an  authorized  officer of the  Trustee.  Certificates  bearing  the manual or facsimile  signatures of individuals who were at any time the proper officers  of the Trustee  shall bind the  Trustee,  notwithstanding  that such individuals  or any of them  have  ceased to hold  such  offices  prior to the authentication  and delivery of such  Certificate or did not hold such offices at the date of such  Certificates.  No  Certificate  shall be  entitled to any benefit  under  this  Agreement,  or be valid for any  purpose,  unless  there appears on such Certificate a certificate of  authentication  substantially in the form provided for herein executed by the  Certificate  Registrar by manual signature,  and such  certificate  upon any  Certificate  shall be  conclusive evidence,  and  the  only  evidence,  that  such  Certificate  has  been  duly authenticated  and delivered  hereunder.  All Certificates  shall be dated the date of their authentication.]

(b)   The   [Class A   Certificates,    Class M   Certificates   and   Class B
Certificates]   shall  initially  be  issued  as  one  or  more   Certificates
registered  in the  name of the  Depository  or its  nominee  and,  except  as provided below,  registration of such  Certificates  may not be transferred by
the  Trustee   except  to  another   Depository   that  agrees  to  hold  such
Certificates for the respective  Certificate  Owners with Ownership  Interests
therein.   The  Certificate  Owners  shall  hold  their  respective  Ownership
Interests  in  and to  each  [Class A  Certificate,  Class M  Certificate  and
Class B  Certificate],  through the  book-entry  facilities of the  Depository
and,  except  as  provided   below,   shall  not  be  entitled  to  Definitive
Certificates  in  respect  of  such  Ownership  Interests.  All  transfers  by
Certificate Owners of their respective  Ownership  Interests in the Book-Entry
Certificates  shall be made in accordance  with the procedures  established by the Depository  Participant or brokerage firm  representing  such  Certificate
Owner.  Each  Depository  Participant  shall transfer the Ownership  Interests only in the Book-Entry  Certificates of Certificate Owners it represents or of
brokerage   firms  for  which  it  acts  as  agent  in  accordance   with  the
Depository's normal procedures.

      The Trustee,  the Master Servicer and the Depositor may for all purposes
(including the making of payments due on the respective  Classes of Book-Entry
Certificates)  deal with the  Depository as the authorized  representative  of the  Certificate  Owners with respect to the respective  Classes of Book-Entry
Certificates  for  purposes  of  exercising  the rights of  Certificateholders hereunder.  The rights of  Certificate  Owners with respect to the  respective
Classes of Book-Entry  Certificates  shall be limited to those  established by law  and  agreements  between  such  Certificate  Owners  and  the  Depository
Participants  and  brokerage  firms  representing  such  Certificate   Owners.
Multiple  requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry  Certificates with respect to any particular matter shall not be deemed  inconsistent  if they are made with  respect to different
Certificate  Owners.  The Trustee may  establish a  reasonable  record date in
connection    with    solicitations    of   consents   from   or   voting   by
Certificateholders  and shall give  notice to the  Depository  of such  record date.

      If with  respect  to any  Book-Entry  Certificate  (i)(A) the  Depositor
advises the Trustee in writing  that the  Depository  is no longer  willing or able to properly discharge its  responsibilities as Depository with respect to such  Book-Entry  Certificate  and  (B) the  Depositor  is  unable to locate a qualified  successor,  or  (ii)(A) the  Depositor  at its option  advises  the
Trustee in writing that it elects to terminate the book-entry  system for such
Book-Entry  Certificate  through the Depository and (B) upon receipt of notice from the  Depository of the  Depositor's  election to terminate the book-entry system for such Book-Entry  Certificate,  the Depository  Participants holding beneficial  interests in such Book-Entry  Certificates  agree to initiate such
termination,   the  Trustee  shall  notify  all  Certificate  Owners  of  such
Book-Entry Certificate,  through the Depository, of the occurrence of any such event  and of the  availability  of  Definitive  Certificates  to  Certificate
Owners  requesting  the same.  Upon surrender to the Trustee of the Book-Entry
Certificates by the Depository,  accompanied by registration instructions from the  Depository  for  registration  of transfer,  the Trustee  shall issue the
Definitive Certificates.

      In  addition,  if an Event of Default has  occurred  and is  continuing, each  Certificate  Owner  materially  adversely  affected  thereby  may at its option request a Definitive  Certificate  evidencing such Certificate  Owner's
Percentage  Interest in the related  Class of  Certificates.  In order to make such  request,  such  Certificate  Owner  shall,  subject  to  the  rules  and
procedures  of  the   Depository,   provide  the  Depository  or  the  related
Depository  Participant  with  directions  for the  Certificate  Registrar  to exchange or cause the  exchange of the  Certificate  Owner's  interest in such
Class of   Certificates  for  an  equivalent   Percentage  Interest  in  fully
registered  definitive  form.  Upon  receipt by the  Certificate  Registrar of instructions  from the  Depository  directing  the  Certificate  Registrar  to effect such exchange (such instructions to contain  information  regarding the
Class of  Certificates and the Certificate  Principal Balance being exchanged, the  Depository  Participant  account to be  debited  with the  decrease,  the
registered   holder  of  and   delivery   instructions   for  the   Definitive
Certificate,  and any other information reasonably required by the Certificate
Registrar),  (i) the  Certificate  Registrar  shall instruct the Depository to
reduce  the  related  Depository   Participant's   account  by  the  aggregate
Certificate Principal Balance of the Definitive Certificate,  (ii) the Trustee
shall execute and the Certificate  Registrar shall  authenticate  and deliver, in accordance with the registration and delivery  instructions provided by the
Depository,  a Definitive  Certificate  evidencing  such  Certificate  Owner's
Percentage Interest in such Class of  Certificates and (iii) the Trustee shall execute and the  Certificate  Registrar  shall  authenticate  a new Book-Entry
Certificate  reflecting the reduction in the aggregate  Certificate  Principal
Balance  of  such  Class of  Certificates  by the  amount  of  the  Definitive
Certificates.

      Neither the  Depositor,  the Master  Servicer  nor the Trustee  shall be liable for any actions  taken by the  Depository  or its  nominee,  including, without limitation,  any delay in delivery of any instructions  required under this  Section  5.01 and may  conclusively  rely on, and shall be  protected in relying on, such instructions.  Upon the issuance of Definitive  Certificates, all references  herein to  obligations  imposed upon or to be performed by the
Depositor  in  connection  with the  issuance of the  Definitive  Certificates pursuant  to this  Section  5.01  shall  be  deemed  to be  imposed  upon  and performed  by the  Trustee,  and the  Trustee  and the Master  Servicer  shall recognize the Holders of the  Definitive  Certificates  as  Certificateholders
hereunder.

(c)   Each of the  Certificates  is  intended to be a  "security"  governed by
Article  8 of the  Uniform  Commercial  Code as in  effect in the State of New
York and any other  applicable  jurisdiction,  to the extent  that any of such laws may be applicable.

Section 5.02.     Registration of Transfer and Exchange of Certificates

(a)   The Trustee  shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance  with the provisions of Section 8.12 a Certificate Register in which, subject to such reasonable  regulations as it may prescribe,  the Trustee shall provide for the registration of Certificates and of  transfers  and  exchanges  of  Certificates  as herein  provided.  The
Trustee  is  initially  appointed  Certificate  Registrar  for the  purpose of registering  Certificates  and  transfers  and  exchanges of  Certificates  as herein provided. The Certificate Registrar,  or the Trustee, shall provide the
Master Servicer with a certified list of  Certificateholders as of each Record
Date prior to the related Determination Date.

(b)   Upon surrender for  registration  of transfer of any  Certificate at any office  or agency of the  Trustee  maintained  for such  purpose  pursuant  to
Section 8.12  and,  in  the  case  of  any  Class SB  Certificate  or  Class R
Certificate,  upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate  Registrar shall  authenticate  and deliver, in the  name of the  designated  transferee  or  transferees,  one or more new
Certificates of a like Class and aggregate Percentage Interest.

(c)   At the option of the  Certificateholders,  Certificates may be exchanged for  other  Certificates  of  authorized  denominations  of a  like  Class and aggregate  Percentage  Interest,  upon  surrender  of the  Certificates  to be exchanged  at any such  office or agency.  Whenever  any  Certificates  are so surrendered  for  exchange  the  Trustee  shall  execute  and the  Certificate
Registrar shall  authenticate and deliver the Certificates of such Class which the  Certificateholder  making the  exchange is  entitled  to  receive.  Every
Certificate  presented or  surrendered  for transfer or exchange  shall (if so required by the Trustee or the Certificate  Registrar) be duly endorsed by, or be accompanied  by a written  instrument of transfer in form  satisfactory  to the  Trustee  and the  Certificate  Registrar  duly  executed  by,  the Holder thereof or his attorney duly authorized in writing.

(d)   No  transfer,   sale,   pledge  or  other   disposition  of  a  [Class B
Certificate,  Class SB  Certificate  or  Class R  Certificate]  shall  be made unless such  transfer,  sale,  pledge or other  disposition is exempt from the registration  requirements  of the  Securities  Act of 1933,  as amended  (the
"1933  Act"),  and  any  applicable  state  securities  laws  or  is  made  in accordance  with  said Act and  laws.  Except as  otherwise  provided  in this
Section 5.02(d),  in the  event  that a  transfer  of a  Class B  Certificate,
Class SB  Certificate  or Class R  Certificate  is to be made,  (i) unless the
Depositor directs the Trustee  otherwise,  the Trustee shall require a written
Opinion of Counsel  acceptable  to and in form and substance  satisfactory  to the Trustee and the  Depositor  that such  transfer may be made pursuant to an exemption,  describing the applicable  exemption and the basis therefor,  from said Act and laws or is  being  made  pursuant  to said  Act and  laws,  which
Opinion of Counsel  shall not be an expense of the  Trustee,  the Trust  Fund, the Depositor or the Master  Servicer,  and (ii) the Trustee shall require the transferee to execute a  representation  letter,  substantially in the form of
Exhibit I  hereto,  and the Trustee shall require the  transferor to execute a representation  letter,  substantially in the form of Exhibit J  hereto,  each acceptable to and in form and substance  satisfactory to the Depositor and the
Trustee  certifying  to the  Depositor  and the Trustee the facts  surrounding such  transfer,  which  representation  letters shall not be an expense of the
Trustee, the Trust Fund, the Depositor or the Master Servicer.  In lieu of the requirements  set  forth  in the  preceding  sentence,  transfers  of  Class B
Certificates,  Class SB  Certificates or Class R  Certificates  may be made in accordance with this  Section 5.02(d) if  the prospective transferee of such a
Certificate  provides the Trustee and the Master  Servicer  with an investment
letter   substantially  in  the  form  of  Exhibit N  attached  hereto,  which investment  letter shall not be an expense of the Trustee,  the Depositor,  or the Master  Servicer,  and which  investment  letter states that,  among other things,  such transferee (i) is a "qualified  institutional  buyer" as defined under  Rule  144A,  acting  for its  own  account  or the  accounts  of  other
"qualified  institutional  buyers" as defined  under  Rule 144A,  and  (ii) is aware  that the  proposed  transferor  intends to rely on the  exemption  from registration  requirements  under  the 1933 Act  provided  by Rule  144A.  The
Holder of a Class B  Certificate,  Class SB Certificate or Class R Certificate
desiring to effect any transfer,  sale, pledge or other disposition shall, and does  hereby  agree to,  indemnify  the  Trustee,  the  Depositor,  the Master
Servicer and the Certificate  Registrar  against any liability that may result if the transfer,  sale, pledge or other disposition is not so exempt or is not made in  accordance  with such federal and state laws and this  Agreement.  If any transfer of a Class B  Certificate  held by a transferor and to be held by a transferee  in  book-entry  form is to made without  registration  under the
1933  Act,  the  transferor   shall  be  deemed  to  have  made  each  of  the
certifications  set forth in Exhibit J  hereto as of the transfer date and the transferee shall be deemed to have made each of the  certifications  set forth in Exhibit N  hereto as of the transfer  date, in each case as if such Class B
Certificate were in physical form.

(e)   (i) [In  the  case  of any  Class A  Certificate,  Class M  Certificate,
Class B  Certificate,  Class SB  Certificate or Class R Certificate  presented for  registration  in the name of any Person,  either  (A) the  Trustee  shall require  an  Opinion  of  Counsel  acceptable  to and in  form  and  substance satisfactory  to the Trustee,  the  Depositor  and the Master  Servicer to the
effect that the  purchase  or holding of such  Class B  Certificate,  Class SB
Certificate or Class R  Certificate is permissible  under applicable law, will not  constitute  or  result in any  non-exempt  prohibited  transaction  under
Section 406 of ERISA or Section 4975 of the Code (or comparable  provisions of any subsequent  enactments),  and will not subject the Trustee,  the Depositor or the Master Servicer to any obligation or liability  (including  obligations or liabilities  under ERISA or  Section 4975 of the Code) in addition to those undertaken  in this  Agreement,  which  Opinion  of  Counsel  shall  not be an expense of the  Trustee,  the  Depositor  or the Master  Servicer,  or (B) the
prospective   transferee  shall  be  required  to  provide  the  Trustee,  the
Depositor  and the  Master  Servicer  with a  certification  to the effect set forth in Exhibit P  (with respect to a Class A,  Class M,  Class B or Class SB
Certificate;  provided,  however;  that such certification  shall be deemed to have been given by any Class A  Certificateholder,  Class M  Certificateholder
or Class B  Certificateholder  who  acquires a Book-Entry  Certificate)  or in paragraph  fifteen of  Exhibit H-1  (with  respect to a Class R  Certificate), which the Trustee may rely upon without further inquiry or  investigation,  or such other  certifications  as the Trustee may deem  desirable or necessary in order to  establish  that such  transferee  or the  Person in whose  name such registration is requested is either (a) not an employee  benefit plan or other plan or arrangement subject to the prohibited  transaction provisions of ERISA or Section 4975 of the Code, or any Person  (including an investment  manager, a named  fiduciary  or a trustee of any such plan) who is using "plan  assets"
of any such plan to effect such  acquisition  (each of the foregoing,  a "Plan
Investor"),  or (b) an insurance company, the source of funds used to purchase or hold such  Certificates is an "insurance  company general  account," as the term is defined in DOL Prohibited  Transaction Class Exemption ("PTCE") 95-60,
and the conditions in Sections I and III of PTCE 95-60 have been satisfied.

(ii)  Any Transferee of a Class A Certificate,  Class M Certificate or Class B
Certificate  that does not  deliver  the  Opinion of Counsel or  certification referred to in clause  (i) above will be deemed to have  represented by virtue of its  purchase or holding of such  Certificate  (or interest  therein)  that such Transferee is not a Plan Investor.

(iii) If any Class A  Certificate,  Class M Certificate or Class B Certificate
(or any  interest  therein)  is  acquired  or held by any Person that does not satisfy the conditions  described in paragraph  (i) and  (ii) above,  then the last preceding  Transferee shall be restored,  to the extent permitted by law, to all rights and obligations as Certificate Owner thereof  retroactive to the date of such  Transfer of such Class A  Certificate,  Class M  Certificate  or
Class B  Certificate.  The Trustee  shall be under no  liability to any Person for making any payments due on such Certificate to such preceding Transferee.

(iv)  Any  purported  Certificate  Owner whose  acquisition  or holding of any
Class A  Certificate,  Class M Certificate or Class B Certificate (or interest
therein)   was   effected   in   violation   of  the   restrictions   in  this
Section 5.02(e) shall  indemnify and hold harmless the Depositor, the Trustee, the Master Servicer, any Subservicer,  any underwriter and the Trust Fund from and against any and all  liabilities,  claims,  costs or expenses  incurred by such parties as a result of such acquisition or holding.]

(f)   (i) Each  Person who has or who  acquires  any  Ownership  Interest in a
Class R  Certificate  shall be deemed by the acceptance or acquisition of such
Ownership Interest to have agreed to be bound by the following  provisions and to have  irrevocably  authorized  the  Trustee or its  designee  under  clause
(iii)(A) below  to deliver  payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause  (iii)(B) below  and to execute all  instruments  of transfer and to do all other things  necessary in connection  with any such  sale.  The  rights  of each  Person  acquiring  any
Ownership  Interest  in a Class R  Certificate  are  expressly  subject to the following provisions:

(A)   Each Person  holding or acquiring  any  Ownership  Interest in a Class R
            Certificate  shall be a Permitted  Transferee  and shall  promptly notify  the  Trustee  of any  change  or  impending  change in its status as a Permitted Transferee.

(B)   In connection with any proposed Transfer of any Ownership  Interest in a
            Class R  Certificate,  the Trustee shall  require  delivery to it, and shall not  register  the  Transfer of any Class R  Certificate until its receipt of, (I) an affidavit  and agreement (a "Transfer
            Affidavit  and   Agreement,"  in  the  form  attached   hereto  as
            Exhibit H-1) from the proposed  Transferee,  in form and substance satisfactory to the Master Servicer,  representing and warranting, among other things, that it is a Permitted Transferee,  that it is not acquiring its  Ownership  Interest in the Class R  Certificate
            that  is  the  subject  of the  proposed  Transfer  as a  nominee,
            trustee  or  agent  for  any   Person  who  is  not  a   Permitted
            Transferee,  that for so long as it retains its Ownership Interest in a Class R  Certificate,  it will endeavor to remain a Permitted
            Transferee,  and  that  it has  reviewed  the  provisions  of this
            Section 5.02(f) and  agrees  to be  bound  by  them,  and  (II)  a certificate, in the form attached hereto as Exhibit H-2,  from the
            Holder  wishing to transfer the Class R  Certificate,  in form and substance  satisfactory to the Master  Servicer,  representing and warranting,  among other  things,  that no purpose of the proposed
            Transfer is to impede the assessment or collection of tax.

(C)   Notwithstanding  the delivery of a Transfer Affidavit and Agreement by a proposed  Transferee  under  clause  (B) above,  if a  Responsible
            Officer of the  Trustee  who is  assigned  to this  Agreement  has actual  knowledge that the proposed  Transferee is not a Permitted
            Transferee,  no  Transfer  of an  Ownership  Interest in a Class R
            Certificate to such proposed Transferee shall be effected.

(D)   Each Person  holding or acquiring  any  Ownership  Interest in a Class R
            Certificate  shall agree (x) to  require a Transfer  Affidavit and
            Agreement  from any other  Person to whom such Person  attempts to transfer  its  Ownership  Interest  in a Class R  Certificate  and
            (y) not to transfer its  Ownership  Interest  unless it provides a certificate  to  the  Trustee  in  the  form  attached  hereto  as
            Exhibit H-2.

(E)   Each Person  holding or  acquiring  an  Ownership  Interest in a Class R
            Certificate,   by  purchasing   an  Ownership   Interest  in  such
            Certificate,  agrees to give the Trustee written notice that it is a "pass-through  interest  holder" within the meaning of Temporary
            Treasury Regulations  Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership  Interest in a Class R  Certificate,  if it
            is, or is holding an Ownership  Interest in a Class R  Certificate on behalf of, a "pass-through interest holder."

(ii)  The Trustee shall register the Transfer of any Class R  Certificate only if it shall have received the Transfer Affidavit and Agreement,  a certificate of the  Holder  requesting  such  transfer  in the  form  attached  hereto  as
Exhibit H-2  and all of such other  documents  as shall  have been  reasonably required by the Trustee as a condition to such registration.  Transfers of the
Class R   Certificates   to  Non-United   States   Persons  and   Disqualified
Organizations (as defined in Section 860E(e)(5) of the Code) are prohibited.

(A)   If any  Disqualified  Organization  shall  become a holder  of a Class R
            Certificate,  then the last preceding  Permitted  Transferee shall be  restored,  to the extent  permitted  by law, to all rights and
            obligations  as  Holder   thereof   retroactive  to  the  date  of
            registration  of such Transfer of such Class R  Certificate.  If a
            Non-United  States  Person  shall  become  a holder  of a  Class R
            Certificate,  then the last  preceding  United States Person shall be  restored,  to the extent  permitted  by law, to all rights and
            obligations  as  Holder   thereof   retroactive  to  the  date  of
            registration  of such Transfer of such Class R  Certificate.  If a transfer of a Class R  Certificate is disregarded  pursuant to the
            provisions   of   Treasury    Regulations    Section 1.860E-1   or
            Section 1.860G-3,  then the last  preceding  Permitted  Transferee shall be restored,  to the extent  permitted by law, to all rights and  obligations  as  Holder  thereof  retroactive  to the date of registration  of such  Transfer of such Class R  Certificate.  The
            Trustee  shall  be  under  no  liability  to any  Person  for  any registration of Transfer of a Class R  Certificate that is in fact not permitted by this  Section 5.02(f) or  for making any payments due on such  Certificate  to the holder  thereof or for taking any other action with respect to such holder under the  provisions  of this Agreement.

(B)   If  any  purported  Transferee  shall  become  a  Holder  of  a  Class R
            Certificate   in   violation   of   the   restrictions   in   this
            Section 5.02(f) and   to   the   extent   that   the   retroactive
            restoration   of  the  rights  of  the  Holder  of  such   Class R
            Certificate  as  described  in  clause   (iii)(A) above  shall  be
            invalid, illegal or unenforceable,  then the Master Servicer shall have the right,  without  notice to the holder or any prior holder of such Class R  Certificate,  to sell such Class R Certificate to a purchaser  selected by the Master  Servicer on such terms as the
            Master  Servicer  may  choose.  Such  purported  Transferee  shall
            promptly   endorse  and  deliver  each  Class R   Certificate   in
            accordance  with the  instructions  of the Master  Servicer.  Such purchaser  may be the Master  Servicer  itself or any Affiliate of the  Master  Servicer.  The  proceeds  of  such  sale,  net of the commissions (which may include  commissions  payable to the Master
            Servicer or its Affiliates),  expenses and taxes due, if any, will be remitted by the Master  Servicer to such purported  Transferee.
            The  terms  and   conditions   of  any  sale  under  this   clause
            (iii)(B) shall  be determined in the sole discretion of the Master
            Servicer,  and the  Master  Servicer  shall  not be  liable to any
            Person having an Ownership Interest in a Class R  Certificate as a result of its exercise of such discretion.

(iii) The Master  Servicer,  on behalf of the Trustee,  shall make  available, upon written request from the Trustee,  all  information  necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership  Interest in a
Class R  Certificate  to  any  Person  who  is  a  Disqualified  Organization,
including  the  information  regarding  "excess  inclusions"  of such  Class R
Certificates  required  to be  provided to the  Internal  Revenue  Service and
certain    Persons   as   described   in   Treasury    Regulations    Sections
1.860D-1(b)(5) and  1.860E-2(a)(5),  and  (B) as  a  result  of any  regulated
investment   company,   real  estate  investment  trust,  common  trust  fund,
partnership,  trust,  estate or organization  described in Section 1381 of the
Code that  holds an  Ownership  Interest  in a Class R  Certificate  having as among  its  record  holders  at any  time  any  Person  who is a  Disqualified
Organization.  Reasonable  compensation  for providing such information may be required by the Master Servicer from such Person.

(iv)  The  provisions of this  Section 5.02(f) set  forth prior to this clause
(v) may be modified,  added to or  eliminated,  provided that there shall have been delivered to the Trustee the following:

(A)   Written  notification  from each  Rating  Agency to the effect  that the modification,  addition to or elimination of such  provisions will not  cause  such  Rating  Agency  to  downgrade  its  then-current ratings,  if any, of any Class of [Class A  Certificates,  Class M
            Certificates  or  Class B  Certificates]  below  the  lower of the then-current  rating or the rating  assigned to such  Certificates as of the Closing Date by such Rating Agency; and

(B)   A Certificate of the Master  Servicer  stating that the Master  Servicer has  received  an  Opinion  of  Counsel,  in  form  and  substance satisfactory  to the  Master  Servicer,  to the  effect  that such modification,  addition to or absence of such  provisions will not cause any REMIC to cease to  qualify as a REMIC and will not cause
            (x) any REMIC to be subject to an  entity-level  tax caused by the
            Transfer  of  any  Class R  Certificate  to  a  Person  that  is a
            Disqualified  Organization or (y) a  Certificateholder  or another
            Person  to  be  subject  to a  REMIC-related  tax  caused  by  the
            Transfer  of a  Class R  Certificate  to a  Person  that  is not a
            Permitted Transferee.

(g)   No  service  charge  shall  be made  for any  transfer  or  exchange  of
Certificates  of any  Class,  but the  Trustee  may  require  payment of a sum sufficient  to cover any tax or  governmental  charge  that may be  imposed in connection with any transfer or exchange of Certificates.

(h)   All  Certificates   surrendered  for  transfer  and  exchange  shall  be
destroyed by the Certificate Registrar.

Section 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates

      If (i) any  mutilated  Certificate  is  surrendered  to the  Certificate
Registrar,  or the Trustee and the Certificate  Registrar  receive evidence to their satisfaction of the destruction,  loss or theft of any Certificate,  and
(ii) there  is delivered  to the Trustee and the  Certificate  Registrar  such security  or  indemnity  as may be  required  by  them  to  save  each of them harmless,  then,  in the absence of notice to the  Trustee or the  Certificate
Registrar that such  Certificate  has been acquired by a bona fide  purchaser, the Trustee shall execute and the  Certificate  Registrar  shall  authenticate and  deliver,  in exchange  for or in lieu of any such  mutilated,  destroyed, lost  or  stolen  Certificate,  a new  Certificate  of like  tenor,  Class and
Percentage  Interest but bearing a number not  contemporaneously  outstanding.
Upon the issuance of any new Certificate  under this Section,  the Trustee may
require  the  payment  of  a  sum   sufficient  to  cover  any  tax  or  other
governmental  charge  that may be imposed in  relation  thereto  and any other expenses  (including the fees and expenses of the Trustee and the  Certificate
Registrar) connected therewith.  Any duplicate  Certificate issued pursuant to this Section shall  constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally  issued,  whether or not the lost,  stolen or destroyed Certificate shall be found at any time.

Section 5.04.     Persons Deemed Owners

      Prior  to  due   presentation  of  a  Certificate  for  registration  of
transfer,  the Depositor,  the Master Servicer,  the Trustee,  the Certificate
Registrar and any agent of the Depositor,  the Master Servicer, the Trustee or the  Certificate  Registrar may treat the Person in whose name any Certificate is  registered as the owner of such  Certificate  for the purpose of receiving distributions  pursuant to Section 4.02 and for all other purposes whatsoever, except as and to the extent provided in the definition of  "Certificateholder"
and in  Section 4.09,  and neither the  Depositor,  the Master  Servicer,  the
Trustee, the Certificate Registrar nor any agent of the Depositor,  the Master
Servicer,  the  Trustee or the  Certificate  Registrar  shall be  affected  by notice to the contrary except as provided in Section 5.02(f).

Section 5.05.     Appointment of Paying Agent

      The  Trustee  may  appoint  a Paying  Agent  for the  purpose  of making distributions to  Certificateholders  pursuant to  Section 4.02.  In the event of any such  appointment,  on or prior to each  Distribution  Date the  Master
Servicer on behalf of the Trustee shall deposit or cause to be deposited  with the Paying Agent a sum  sufficient to make the payments to  Certificateholders in the amounts and in the manner provided for in Section 4.02,  such sum to be held in trust for the benefit of Certificateholders.

      The Trustee  shall cause each Paying Agent to execute and deliver to the
Trustee an  instrument in which such Paying Agent shall agree with the Trustee that  such  Paying  Agent  will hold all sums  held by it for the  payment  to
Certificateholders  in  trust  for  the  benefit  of  the   Certificateholders
entitled  thereto  until such sums  shall be paid to such  Certificateholders.
Any sums so held by such Paying Agent shall be held only in Eligible  Accounts to the extent such sums are not distributed to the  Certificateholders  on the date of receipt by such Paying Agent.

                                   ARTICLE VI

                    THE DEPOSITOR AND THE MASTER SERVICER

Section 6.01.     Respective  Liabilities  of the  Depositor  and the  Master
Servicer

      The  Depositor  and  the  Master   Servicer  shall  each  be  liable  in
accordance  herewith only to the extent of the  obligations  specifically  and respectively  imposed  upon and  undertaken  by the  Depositor  and the Master
Servicer herein.  By way of illustration and not limitation,  the Depositor is not liable for the servicing and  administration of the Mortgage Loans, nor is it obligated by  Section 7.01  or  Section 10.01  to assume any obligations of the Master Servicer or to appoint a designee to assume such  obligations,  nor is it  liable  for any  other  obligation  hereunder  that it may,  but is not obligated to, assume unless it elects to assume such  obligation in accordance herewith.

Section 6.02.     Merger or  Consolidation  of the  Depositor  or the  Master
Servicer; Assignment of Rights and Delegation of Duties by Master Servicer

(a)   The  Depositor  and the Master  Servicer  shall each keep in full effect its existence,  rights and  franchises as a corporation  under the laws of the
state  of  its   incorporation,   and  will  each  obtain  and   preserve  its
qualification to do business as a foreign  corporation in each jurisdiction in which such  qualification is or shall be necessary to protect the validity and enforceability  of this  Agreement,  the  Certificates  or any of the Mortgage
Loans and to perform its respective duties under this Agreement.

(b)   Any  Person  into which the  Depositor  or the  Master  Servicer  may be merged  or  consolidated,  or any  corporation  resulting  from any  merger or consolidation  to which the Depositor or the Master Servicer shall be a party, or any  Person  succeeding  to the  business  of the  Depositor  or the Master
Servicer,  shall be the successor of the Depositor or the Master Servicer,  as the case may be,  hereunder,  without the  execution or filing of any paper or any further act on the part of any of the parties  hereto,  anything herein to the  contrary  notwithstanding;  provided,  however,  that  the  successor  or surviving  Person  to the  Master  Servicer  shall  be  qualified  to  service mortgage  loans on behalf of Fannie Mae or Freddie Mac;  and provided  further that each  Rating  Agency's  ratings,  if any Class of  Class A  Certificates,
Class M  Certificates or Class B  Certificates in effect  immediately prior to such merger or consolidation will not be qualified,  reduced or withdrawn as a result  thereof  (as  evidenced  by a letter to such  effect  from each Rating
Agency).

(c)   Notwithstanding  anything else in this  Section 6.02 and Section 6.04 to the  contrary,  the Master  Servicer  may assign its rights and  delegate  its duties  and  obligations  under  this  Agreement;  provided  that  the  Person accepting such  assignment or delegation  shall be a Person which is qualified to  service  mortgage  loans on  behalf  of  Fannie  Mae or  Freddie  Mac,  is reasonably  satisfactory  to the  Trustee  and the  Depositor,  is  willing to service the Mortgage  Loans and executes and delivers to the Depositor and the
Trustee an agreement,  in form and substance  reasonably  satisfactory  to the
Depositor and the Trustee,  which contains an assumption by such Person of the due and punctual  performance and observance of each covenant and condition to be  performed  or  observed  by the  Master  Servicer  under  this  Agreement;
provided,  further,  that  each  Rating  Agency's  rating  of the  Classes  of
Certificates  that  have  been  rated  in  effect  immediately  prior  to such assignment  and  delegation  will not be qualified,  reduced or withdrawn as a result of such  assignment  and  delegation  (as evidenced by a letter to such effect  from  each  Rating  Agency).  In the case of any such  assignment  and delegation,  the Master Servicer shall be released from its obligations  under this  Agreement,  except that the Master  Servicer shall remain liable for all liabilities and obligations  incurred by it as Master Servicer hereunder prior to the  satisfaction  of the conditions to such  assignment and delegation set forth in the next preceding sentence.  Notwithstanding the foregoing, in the event of a pledge or assignment by the Master Servicer solely of its rights to purchase all assets of the Trust Fund under Section 9.01(a) (or, if so specified in Section 9.01(a), its rights to purchase the Mortgage Loans and property acquired related to such Mortgage Loans or its rights to purchase the Certificates related thereto), the provisos of the first sentence of this paragraph will not apply.

Section 6.03.     Limitation  on  Liability  of the  Depositor,  the  Master
Servicer and Others

      None of the  Depositor,  the Master  Servicer  or any of the  directors, officers,  employees or agents of the Depositor or the Master  Servicer  shall be under any  liability  to the Trust Fund or the  Certificateholders  for any
action  taken or for  refraining  from the  taking of any action in good faith pursuant to this  Agreement,  or for errors in  judgment;  provided,  however, that this provision  shall not protect the Depositor,  the Master  Servicer or
any  such  Person  against  any  breach  of  warranties,   representations  or
covenants  made herein or any  liability  which would  otherwise be imposed by
reason  of  willful  misfeasance,   bad  faith  or  gross  negligence  in  the
performance of duties or by reason of reckless  disregard of  obligations  and duties  hereunder.  The  Depositor,  the  Master  Servicer  and any  director, officer,  employee or agent of the  Depositor or the Master  Servicer may rely in good faith on any  document of any kind prima facie  properly  executed and submitted  by  any  Person  respecting  any  matters  arising  hereunder.  The
Depositor,  the Master Servicer and any director,  officer,  employee or agent of the  Depositor or the Master  Servicer  shall be  indemnified  by the Trust
Fund and held  harmless  against any loss,  liability  or expense  incurred in
connection   with  any  legal  action   relating  to  this  Agreement  or  the
Certificates,  other  than any  loss,  liability  or  expense  related  to any specific  Mortgage Loan or Mortgage Loans (except as any such loss,  liability or expense shall be otherwise  reimbursable  pursuant to this  Agreement)  and any loss, liability or expense incurred by reason of willful misfeasance,  bad faith or gross  negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

      Neither  the  Depositor  nor the  Master  Servicer  shall be  under  any obligation  to appear  in,  prosecute  or defend  any legal or  administrative action,  proceeding,  hearing or  examination  that is not  incidental  to its respective  duties under this  Agreement  and which in its opinion may involve it in any expense or liability;  provided,  however, that the Depositor or the
Master Servicer may in its discretion  undertake any such action,  proceeding, hearing or  examination  that it may deem necessary or desirable in respect to this  Agreement  and the  rights  and  duties of the  parties  hereto  and the interests  of the  Certificateholders  hereunder.  In such  event,  the  legal expenses and costs of such action, proceeding,  hearing or examination and any liability resulting therefrom shall be expenses,  costs and liabilities of the
Trust Fund, and the Depositor and the Master  Servicer shall be entitled to be reimbursed  therefor  out of amounts  attributable  to the  Mortgage  Loans on deposit in the  Custodial  Account as  provided  by  Section 3.10  and, on the
Distribution  Date(s)  following  such  reimbursement,  the  aggregate of such expenses and costs shall be allocated in reduction of the Accrued  Certificate
Interest  on  each  Class entitled  thereto  in the  same  manner  as if  such expenses and costs constituted a Prepayment Interest Shortfall.

Section 6.04.     Depositor and Master Servicer Not to Resign

      Subject to the  provisions  of  Section 6.02,  neither the Depositor nor the Master  Servicer shall resign from its respective  obligations  and duties hereby imposed on it except upon  determination  that its duties hereunder are
no  longer   permissible   under   applicable  law.  Any  such   determination
permitting the  resignation  of the Depositor or the Master  Servicer shall be evidenced by an Opinion of Counsel (at the expense of the resigning  party) to such  effect  delivered  to the  Trustee.  No such  resignation  by the Master
Servicer  shall  become  effective  until the Trustee or a successor  servicer shall have assumed the Master Servicer's  responsibilities  and obligations in accordance with Section 7.02.

                                 ARTICLE VII

                                   DEFAULT

Section 7.01.     Events of Default

      Event of Default,  wherever used herein,  means any one of the following events  (whatever  reason for such Event of  Default  and  whether it shall be voluntary  or  involuntary  or be effected by  operation of law or pursuant to any  judgment,  decree or order of any court or any order,  rule or regulation of any administrative or governmental body):

(i)   the Master  Servicer shall fail to distribute or cause to be distributed to Holders of Certificates of any Class any  distribution required to be made under the terms of the  Certificates  of such Class and this  Agreement  and, in either case,  such failure shall continue unremedied  for a  period  of 5 days  after  the date  upon  which written  notice of such  failure,  requiring  such  failure  to be remedied,  shall  have been given to the  Master  Servicer  by the
            Trustee or the Depositor or to the Master Servicer,  the Depositor
            and  the   Trustee  by  the  Holders  of   Certificates   of  such
            Class evidencing  Percentage  Interests  aggregating not less than
            25%; or

(ii)  the Master  Servicer  shall  fail to observe or perform in any  material respect any other of the  covenants or  agreements  on the part of the Master Servicer  contained in the Certificates of any Class or in this Agreement and such failure shall  continue  unremedied for a period of 30 days  (except  that such number of days shall be 15 in the  case of a  failure  to pay the  premium  for any  Required
            Insurance  Policy) after the date on which written  notice of such failure,  requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Depositor,  or to the
            Master  Servicer,  the Depositor and the Trustee by the Holders of
            Certificates   of  any   Class evidencing,   as  to  such   Class,
            Percentage Interests aggregating not less than 25%; or

(iii) a decree or order of a court or agency or supervisory  authority  having jurisdiction  in the  premises  in an  involuntary  case under any present  or future  federal  or state  bankruptcy,  insolvency  or similar law or appointing a conservator  or receiver or liquidator in any  insolvency,  readjustment  of debt,  marshalling of assets and liabilities or similar  proceedings,  or for the winding-up or liquidation  of its affairs,  shall have been entered  against the
            Master  Servicer  and such decree or order shall have  remained in force undischarged or unstayed for a period of 60 days; or

(iv)  the Master  Servicer  shall consent to the  appointment of a conservator or receiver  or  liquidator  in any  insolvency,  readjustment  of
            debt,   marshalling   of  assets  and   liabilities,   or  similar
            proceedings  of, or  relating  to, the Master  Servicer  or of, or relating  to,  all or  substantially  all of the  property  of the
            Master Servicer; or

(v)   the Master  Servicer  shall  admit in writing its  inability  to pay its debts  generally  as they  become  due,  file a  petition  to take advantage of, or commence a voluntary  case under,  any applicable insolvency or reorganization  statute,  make an assignment for the benefit of its creditors,  or voluntarily  suspend  payment of its obligations; or

(vi)  the   Master   Servicer   shall   notify   the   Trustee   pursuant   to
            Section 4.04(b) that  it is unable to deposit  in the  Certificate
            Account an amount equal to the Advance.

      If  an  Event  of  Default   described   in  clauses   (i)-(v) of   this
Section shall  occur,  then,  and in each and every such case, so long as such
Event of Default  shall not have been  remedied,  either the  Depositor or the
Trustee  shall at the  direction  of Holders of  Certificates  entitled  to at least 51% of the Voting  Rights,  by notice in writing to the Master  Servicer
(and to the  Depositor  if given by the  Trustee or to the Trustee if given by the  Depositor),  terminate  all of the rights and  obligations  of the Master
Servicer  under  this  Agreement  and in and to the  Mortgage  Loans  and  the
proceeds  thereof,  other  than its rights as a  Certificateholder  hereunder;
provided,  however,  that a  successor  to the Master  Servicer  is  appointed pursuant  to  Section 7.02  and such  successor  Master  Servicer  shall  have accepted the duties of Master  Servicer  effective upon the resignation of the
Master Servicer.  If an Event of Default described in clause (vi) hereof shall occur,  the Trustee shall, by notice to the Master Servicer and the Depositor, immediately  terminate  all of  the  rights  and  obligations  of  the  Master
Servicer  under  this  Agreement  and in and to the  Mortgage  Loans  and  the
proceeds thereof,  other than its rights as a  Certificateholder  hereunder as provided in  Section 4.04(b).  On or after the receipt by the Master  Servicer of such written  notice,  all authority and power of the Master Servicer under this  Agreement,  whether  with respect to the  Certificates  (other than as a
Holder  thereof)  or  the  Mortgage  Loans  or  otherwise,  shall  subject  to
Section 7.02  pass to and be vested in the Trustee or the  Trustee's  designee appointed pursuant to Section 7.02;  and, without  limitation,  the Trustee is hereby  authorized  and  empowered  to execute and  deliver,  on behalf of the
Master Servicer,  as attorney-in-fact or otherwise,  any and all documents and other instruments,  and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of  termination,  whether to complete the transfer and  endorsement  or assignment of the Mortgage Loans and related documents,  or otherwise.  The Master Servicer agrees to cooperate with the Trustee as successor  Master Servicer in effecting the termination of the  Master  Servicer's  responsibilities  and  rights  hereunder,  including,
without  limitation,   the  transfer  to  the  Trustee  or  its  designee  for
administration  by it of all cash amounts  which shall at the time be credited to the Custodial Account or the Certificate  Account or thereafter be received with respect to the Mortgage  Loans.  No such  termination  shall  release the
Master  Servicer for any liability that it would  otherwise have hereunder for any act or omission prior to the effective time of such termination.

      Notwithstanding   any  termination  of  the  activities  of  Residential
Funding in its  capacity as Master  Servicer  hereunder,  Residential  Funding shall be entitled to receive,  out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice  terminating  Residential
Funding's  rights and  obligations as Master  Servicer  hereunder and received after such notice,  that portion to which Residential  Funding would have been entitled  pursuant  to Sections  3.10(a)(ii),  (vi) and  (vii) as  well as its
Servicing  Fee  in  respect   thereof,   and  any  other  amounts  payable  to
Residential  Funding  hereunder  the  entitlement  to which arose prior to the termination of its activities  hereunder.  Upon the termination of Residential
Funding  as Master  Servicer  hereunder  the  Depositor  shall  deliver to the
Trustee, as successor Master Servicer, a copy of the Program Guide.

Section 7.02.     Trustee or Depositor to Act; Appointment of Successor

(a)   On and  after  the  time  the  Master  Servicer  receives  a  notice  of
termination   pursuant  to   Section 7.01   or  resigns  in  accordance   with
Section 6.04,  the  Trustee  or,  upon  notice to the  Depositor  and with the
Depositor's  consent a designee (which meets the standards set forth below) of the Trustee,  shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the  transactions  set forth or  provided  for herein  and shall be  subject  to all the  responsibilities, duties and liabilities  relating thereto placed on the Master Servicer (except for the  responsibilities,  duties and liabilities  contained in Sections 2.02 and 2.03(a),  excluding the duty to notify related  Subservicers  as set forth in such Sections,  and its obligations to deposit amounts in respect of losses incurred  prior to such notice or  termination  on the  investment of funds in the  Custodial  Account  or  the  Certificate  Account  pursuant  to  Sections
3.07(c) and  4.01(b) by the terms and provisions hereof);  provided,  however, that any  failure to perform  such  duties or  responsibilities  caused by the preceding  Master  Servicer's  failure  to  provide  information  required  by
Section 4.04  shall not be considered a default by the Trustee  hereunder,  as successor  Master  Servicer.  If the Trustee has become the  successor  to the
Master  Servicer  in  accordance  with  Section 6.04  or  Section 7.01,   then
notwithstanding  the above,  the Trustee  may, if it shall be  unwilling to so act,  or shall,  if it is unable to so act,  appoint,  or  petition a court of competent  jurisdiction to appoint,  any established  housing and home finance institution,  which  is also a Fannie  Mae or  Freddie  Mac-approved  mortgage servicing institution,  having a net worth of not less than $10,000,000 as the successor to the Master  Servicer  hereunder in the  assumption  of all or any part of the  responsibilities,  duties or liabilities  of the Master  Servicer
hereunder.   Pending  appointment  of  a  successor  to  the  Master  Servicer hereunder,  the Trustee  shall  become  successor  to the Master  Servicer and
shall  act  in  such  capacity  as  hereinabove   provided.   As  compensation
therefor, the Trustee, as successor Master Servicer,  shall be entitled to all funds  relating to the  Mortgage  Loans which the Master  Servicer  would have been entitled to charge to the Custodial  Account or the  Certificate  Account
if the Master Servicer had continued to act hereunder and, in addition,  shall be entitled to the income from any  Permitted  Investments  made with  amounts attributable  to the  Mortgage  Loans  held in the  Custodial  Account  or the
Certificate  Account. In connection with such appointment and assumption,  the
Trustee may make such  arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree;  provided, however,  that no such  compensation  shall be in excess of that permitted the initial Master Servicer hereunder.  The Depositor,  the Trustee, the Custodian and such successor shall take such action,  consistent with this Agreement, as shall be necessary to effectuate  any such  succession.  The Servicing Fee for any successor Master Servicer  appointed pursuant to this Section 7.02 will be lowered with respect to those Mortgage Loans,  if any, where the  Subservicing
Fee  accrues  at a rate of less than  0.200%  per annum in the event  that the successor  Master  Servicer is not servicing  such Mortgage Loans directly and it is necessary to raise the related  Subservicing Fee to a rate of 0.200% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

(b)   In  connection  with  the  termination  or  resignation  of  the  Master
Servicer  hereunder,  either (i) the successor Master Servicer,  including the
Trustee  if  the  Trustee  is  acting  as  successor  Master  Servicer,  shall represent  and warrant that it is a member of MERS in good  standing and shall agree to comply in all  material  respects  with the rules and  procedures  of
MERS  in  connection  with  the  servicing  of the  Mortgage  Loans  that  are registered  with MERS, in which case the  predecessor  Master  Servicer  shall cooperate  with the  successor  Master  Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor  Master Servicer as  necessary  under MERS'  rules and  regulations,  or  (ii) the  predecessor
Master Servicer shall cooperate with the successor  Master Servicer in causing
MERS to execute and deliver an assignment  of Mortgage in  recordable  form to transfer  the  Mortgage  from MERS to the  Trustee  and to execute and deliver such other  notices,  documents and other  instruments  as may be necessary or desirable  to effect a transfer of such  Mortgage  Loan or  servicing  of such
Mortgage  Loan on the  MERS®  System to the  successor  Master  Servicer.  The predecessor  Master  Servicer  shall  file  or  cause  to be  filed  any  such assignment  in  the  appropriate  recording  office.  The  predecessor  Master
Servicer  shall  bear  any and all  fees  of  MERS,  costs  of  preparing  any assignments  of  Mortgage,  and fees and costs of filing  any  assignments  of
Mortgage that may be required under this subsection (b). The successor  Master
Servicer  shall cause such  assignment  to be  delivered to the Trustee or the
Custodian  promptly  upon receipt of the original  with  evidence of recording thereon  or a copy  certified  by the  public  recording  office in which such assignment was recorded.

Section 7.03.     Notification to Certificateholders

(a)   Upon any such  termination  or  appointment of a successor to the Master
Servicer,  the  Trustee  shall  give  prompt  written  notice  thereof  to the
Certificateholders  at their respective addresses appearing in the Certificate
Register.

(b)   Within  60 days  after  the  occurrence  of any  Event of  Default,  the
Trustee shall transmit by mail to all Holders of  Certificates  notice of each such Event of Default  hereunder  known to the  Trustee,  unless such Event of
Default shall have been cured or waived as provided in Section 7.04 hereof.

Section 7.04.     Waiver of Events of Default

      The  Holders   representing  at  least  66%  of  the  Voting  Rights  of
Certificates  affected  by a default or Event of Default  hereunder  may waive any  default or Event of Default;  provided,  however,  that (a) a  default or
Event of Default  under clause (i) of  Section 7.01  may be waived only by all of the Holders of  Certificates  affected by such  default or Event of Default and (b) no waiver  pursuant to this  Section 7.04  shall affect the Holders of
Certificates  in the manner set forth in  Section 11.01(b)(i),  (ii) or (iii).
Upon  any  such  waiver  of a  default  or Event  of  Default  by the  Holders representing  the  requisite  percentage  of  Voting  Rights  of  Certificates affected by such  default or Event of Default such default or Event of Default shall  cease to exist and shall be  deemed  to have  been  remedied  for every purpose  hereunder.  No such waiver  shall extend to any  subsequent  or other default or Event of Default or impair any right  consequent  thereon except to the extent expressly so waived.

                                  ARTICLE VIII

                            CONCERNING THE TRUSTEE

Section 8.01.     Duties of Trustee

(a)   The Trustee,  prior to the  occurrence  of an Event of Default and after the  curing or  waiver  of all  Events  of  Default  which may have  occurred, undertakes  to perform  such duties and only such  duties as are  specifically set forth in this  Agreement.  In case an Event of Default has occurred (which has not been cured or waived),  the Trustee shall  exercise such of the rights and powers  vested in it by this  Agreement,  and use the same  degree of care and skill in their exercise as a prudent  investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

(b)   The Trustee, upon receipt of all resolutions,  certificates, statements, opinions,  reports,  documents,  orders or other instruments  furnished to the
Trustee  which are  specifically  required  to be  furnished  pursuant  to any provision of this  Agreement,  shall  examine  them to determine  whether they conform to the  requirements of this  Agreement.  The Trustee shall notify the
Certificateholders  of any such documents  which do not materially  conform to the  requirements  of this  Agreement in the event that the Trustee,  after so requesting, does not receive satisfactorily corrected documents.

      The Trustee shall  forward or cause to be forwarded in a timely  fashion the notices,  reports and  statements  required to be forwarded by the Trustee pursuant to Sections  4.03,  7.03,  and 10.01.  The Trustee shall furnish in a timely fashion to the Master Servicer such  information as the Master Servicer may  reasonably  request from time to time for the Master  Servicer to fulfill its duties as set forth in this  Agreement.  The Trustee  covenants and agrees that it shall perform its obligations  hereunder in a manner so as to maintain the  status  of each  REMIC  created  hereunder  as a REMIC  under  the  REMIC
Provisions and (subject to Section  10.01(f)) to prevent the imposition of any federal, state or local income, prohibited transaction,  contribution or other tax on the Trust Fund to the extent that  maintaining such status and avoiding such  taxes  are  reasonably  within  the  control  of  the  Trustee  and  are reasonably within the scope of its duties under this Agreement.

(c)   No  provision  of this  Agreement  shall be  construed  to  relieve  the
Trustee  from  liability  for  its own  negligent  action,  its own  negligent failure to act or its own willful misconduct; provided, however, that:

(i)   Prior to the occurrence of an Event of Default,  and after the curing or waiver of all such Events of Default which may have  occurred,  the duties and obligations  of  the  Trustee  shall  be  determined  solely  by  the  express provisions of this  Agreement,  the Trustee shall not be liable except for the performance of such duties and  obligations as are  specifically  set forth in this Agreement,  no implied  covenants or obligations  shall be read into this
Agreement  against the Trustee and, in the absence of bad faith on the part of the  Trustee,  the  Trustee  may  conclusively  rely,  as to the  truth of the statements and the  correctness of the opinions  expressed  therein,  upon any certificates  or opinions  furnished  to the Trustee by the  Depositor  or the
Master  Servicer and which on their face, do not contradict  the  requirements of this Agreement;

(ii)  The  Trustee  shall not be  personally  liable for an error of  judgment made in good faith by a  Responsible  Officer or  Responsible  Officers of the
Trustee,  unless  it shall  be  proved  that  the  Trustee  was  negligent  in ascertaining the pertinent facts;

(iii) The Trustee  shall not be  personally  liable with respect to any action taken,  suffered or omitted to be taken by it in good faith in accordance with the direction of the  Certificateholders  holding Certificates which evidence,
Percentage Interests  aggregating not less than 25% of the affected Classes as to the time,  method and place of  conducting  any  proceeding  for any remedy available to the Trustee,  or exercising any trust or power conferred upon the
Trustee, under this Agreement;

(iv)  The Trustee  shall not be charged with  knowledge of any default  (other than a default  in  payment  to the  Trustee)  specified  in  clauses  (i) and
(ii) of  Section 7.01  or an Event of Default  under clauses  (iii),  (iv) and
(v) of  Section 7.01  unless a Responsible  Officer of the Trustee assigned to and working in the Corporate  Trust Office  obtains  actual  knowledge of such failure or event or the Trustee  receives  written  notice of such  failure or event at its Corporate  Trust Office from the Master  Servicer,  the Depositor or any Certificateholder; and

(v)   Except to the extent  provided in  Section 7.02,  no  provision  in this
Agreement  shall  require  the  Trustee  to  expend  or  risk  its  own  funds
(including,  without limitation, the making of any Advance) or otherwise incur any personal  financial  liability in the  performance of any of its duties as
Trustee  hereunder,  or in the exercise of any of its rights or powers, if the
Trustee shall have  reasonable  grounds for believing  that repayment of funds or  adequate  indemnity  against  such  risk or  liability  is not  reasonably assured to it.

(d)   The Trustee shall timely pay, from its own funds,  the amount of any and all federal,  state and local taxes imposed on the Trust Fund or its assets or
transactions  including,  without  limitation,   (A) "prohibited  transaction"
penalty  taxes as defined in  Section 860F  of the Code,  if,  when and as the same shall be due and payable,  (B) any tax on  contributions to a REMIC after the Closing  Date  imposed by  Section 860G(d)  of the Code and (C) any tax on
"net income from foreclosure  property" as defined in  Section 860G(c)  of the
Code,  but only if such  taxes  arise  out of a breach by the  Trustee  of its
obligations   hereunder,   which  breach  constitutes  negligence  or  willful
misconduct of the Trustee.

Section 8.02.     Certain Matters Affecting the Trustee

(a)   Except as otherwise provided in Section 8.01:

(i)   The  Trustee  may rely and shall be  protected  in acting or  refraining from  acting  upon  any  resolution,  Officers'  Certificate,  certificate  of auditors or any other certificate,  statement,  instrument,  opinion,  report, notice, request,  consent,  order, appraisal,  bond or other paper or document believed  by it to be  genuine  and to have been  signed or  presented  by the proper party or parties;

(ii)  The Trustee may consult  with  counsel and any Opinion of Counsel  shall be full and complete  authorization  and  protection  in respect of any action taken or suffered or omitted by it hereunder  in good faith and in  accordance with such Opinion of Counsel;

(iii) The Trustee  shall be under no  obligation to exercise any of the trusts or powers vested in it by this  Agreement or to  institute,  conduct or defend any  litigation  hereunder  or in  relation  hereto at the  request,  order or direction of any of the Certificateholders  pursuant to the provisions of this
Agreement,  unless such  Certificateholders  shall have offered to the Trustee reasonable  security or indemnity against the costs,  expenses and liabilities which may be incurred  therein or thereby;  nothing  contained  herein  shall, however,  relieve the Trustee of the  obligation,  upon the  occurrence  of an
Event of Default  (which has not been cured),  to exercise  such of the rights and powers vested in it by this Agreement,  and to use the same degree of care and skill in their exercise as a prudent  investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

(iv)  The  Trustee  shall  not be  personally  liable  for any  action  taken, suffered or omitted by it in good faith and  believed  by it to be  authorized or  within  the  discretion  or rights  or  powers  conferred  upon it by this
Agreement;

(v)   Prior to the  occurrence of an Event of Default  hereunder and after the curing of all Events of Default  which may have  occurred,  the Trustee  shall not be bound to make any  investigation  into the facts or  matters  stated in any resolution,  certificate,  statement, instrument, opinion, report, notice, request,  consent,  order, approval,  bond or other paper or document,  unless requested  in  writing  so  to  do by  the  Holders  of  Certificates  of  any
Class evidencing,  as to such Class,  Percentage  Interests,  aggregating  not less than 50%;  provided,  however,  that if the payment  within a  reasonable time to the  Trustee  of the  costs,  expenses  or  liabilities  likely  to be incurred by it in the making of such  investigation  is, in the opinion of the
Trustee,  not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement,  the Trustee may require reasonable  indemnity against  such  expense or  liability  as a  condition  to so  proceeding.  The reasonable  expense  of every  such  examination  shall be paid by the  Master
Servicer,  if an Event of Default shall have occurred and is  continuing,  and otherwise by the Certificateholder requesting the investigation;

(vi)  The  Trustee  may  execute  any of the  trusts  or powers  hereunder  or perform  any duties  hereunder  either  directly  or by or  through  agents or attorneys  provided  that the Trustee shall remain liable for any acts of such agents or attorneys; and

(vii) To the extent authorized under the Code and the regulations  promulgated thereunder,  each Holder of a Class R Certificate hereby irrevocably  appoints and authorizes the Trustee to be its  attorney-in-fact for purposes of signing any Tax Returns  required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and  deliver to the Master  Servicer in a timely  manner  any Tax  Returns  prepared  by or on  behalf  of the  Master
Servicer  that the  Trustee is required  to sign as  determined  by the Master
Servicer  pursuant to applicable  federal,  state or local tax laws,  provided that the Master  Servicer shall indemnify the Trustee for signing any such Tax
Returns that contain errors or omissions.

(b)   Following the issuance of the  Certificates  (and except as provided for in  Section 2.04),  the Trustee shall not accept any contribution of assets to the Trust Fund unless (subject to  Section 10.01(f)) it shall have obtained or
been   furnished   with  an  Opinion  of  Counsel  to  the  effect  that  such contribution  will  not  (i) cause  any  REMIC  created  hereunder  to fail to qualify  as a REMIC  at any time  that any  Certificates  are  outstanding  or
(ii) cause  the Trust  Fund to be subject  to any  federal  tax as a result of such contribution  (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the Code).

Section 8.03.     Trustee Not Liable for Certificates or Mortgage Loans

      The recitals  contained herein and in the  Certificates  (other than the execution of the  Certificates  and relating to the  acceptance and receipt of the Mortgage  Loans) shall be taken as the  statements of the Depositor or the
Master Servicer as the case may be, and the Trustee assumes no  responsibility for  their  correctness.  The  Trustee  makes  no  representations  as to  the validity or sufficiency of this Agreement or of the Certificates  (except that the Certificates  shall be duly and validly  executed and  authenticated by it as Certificate  Registrar) or of any Mortgage Loan or related document,  or of
MERS or the MERS® System.  Except as otherwise  provided  herein,  the Trustee shall not be  accountable  for the use or  application by the Depositor or the
Master  Servicer  of any of  the  Certificates  or of  the  proceeds  of  such
Certificates,  or  for  the  use  or  application  of any  funds  paid  to the
Depositor  or the  Master  Servicer  in  respect  of  the  Mortgage  Loans  or deposited  in or  withdrawn  from the  Custodial  Account  or the  Certificate
Account by the Depositor or the Master Servicer.

Section 8.04.     Trustee May Own Certificates

      The  Trustee  in its  individual  or any other  capacity  may become the owner or  pledgee  of  Certificates  with the same  rights it would have if it were not Trustee.

Section 8.05.     Master  Servicer  to  Pay  Trustee's  Fees  and  Expenses;
Indemnification

(a)   The Master  Servicer  covenants and agrees to pay to the Trustee and any co-trustee  from time to time,  and the  Trustee and any  co-trustee  shall be entitled  to,  reasonable  compensation  (which  shall not be  limited  by any provision  of law in regard to the  compensation  of a trustee  of an  express trust)  for all  services  rendered  by each of them in the  execution  of the trusts  hereby  created  and in the  exercise  and  performance  of any of the powers and duties hereunder of the Trustee and any co-trustee,  and the Master
Servicer  shall pay or reimburse the Trustee and any  co-trustee  upon request for all reasonable  expenses,  disbursements  and advances incurred or made by the Trustee or any  co-trustee  in  accordance  with any of the  provisions of this Agreement  (including the  reasonable  compensation  and the expenses and disbursements  of its counsel and of all persons not  regularly in its employ, and the expenses  incurred by the Trustee or any co-trustee in connection with the  appointment of an office or agency pursuant to  Section 8.12)  except any such expense,  disbursement or advance as may arise from its negligence or bad faith.

(b)   The Master  Servicer  agrees to  indemnify  the Trustee for, and to hold the Trustee harmless against,  any loss, liability or expense incurred without negligence  or  willful  misconduct  on  its  part,  arising  out  of,  or  in connection  with,  the  acceptance  and  administration  of  the  Trust  Fund, including  its  obligation  to  execute  the  DTC  Letter  in  its  individual capacity,  and including the costs and expenses  (including  reasonable  legal fees and expenses) of defending  itself  against any claim in connection  with the  exercise  or  performance  of any of its  powers  or  duties  under  this
Agreement and the Swap Agreement,  and the Master  Servicer  further agrees to indemnify  the Trustee  for,  and to hold the Trustee  harmless  against,  any loss,  liability  or  expense  arising  out of,  or in  connection  with,  the provisions  set  forth  in  the  last  paragraph  of  Section  2.01(b) hereof, including without limitation,  all costs,  liabilities and expenses (including reasonable  legal fees and expenses) of  investigating  and  defending  itself against any claim,  action or proceeding,  pending or threatened,  relating to the provisions of such paragraph, provided, that

(i)   with respect to any such claim,  the Trustee shall have given the Master
Servicer  written notice thereof  promptly after the Trustee shall have actual knowledge thereof;

(ii)  while  maintaining  control  over its own  defense,  the  Trustee  shall cooperate  and  consult  fully  with the Master  Servicer  in  preparing  such defense; and

(iii) notwithstanding  anything in this Agreement to the contrary,  the Master
Servicer  shall  not be liable  for  settlement  of any  claim by the  Trustee entered into without the prior  consent of the Master  Servicer  which consent shall not be unreasonably withheld.

      No termination of this Agreement  shall affect the  obligations  created by this  Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

      Notwithstanding  the  foregoing,  the  indemnification  provided  by the
Master  Servicer  in  this  Section 8.05(b) shall  not  pertain  to any  loss, liability  or expense of the  Trustee,  including  the costs and  expenses  of defending  itself against any claim,  incurred in connection  with any actions taken by the Trustee at the  direction of  Certificateholders  pursuant to the terms of this Agreement.

Section 8.06.     Eligibility Requirements for Trustee

      The  Trustee  hereunder  shall  at  all  times  be  a  national  banking association or a New York banking  corporation  having its principal office in a state and city  acceptable to the Depositor and organized and doing business under  the laws of such  state or the  United  States of  America,  authorized under such laws to exercise corporate trust powers,  having a combined capital and surplus of at least  $50,000,000 and subject to supervision or examination by  federal  or state  authority.  If such  corporation  or  national  banking association publishes reports of condition at least annually,  pursuant to law or to the  requirements of the aforesaid  supervising or examining  authority, then for  purposes of this  Section the  combined  capital and surplus of such corporation  shall be deemed to be its  combined  capital  and  surplus as set forth in its most recent  report of  condition  so  published.  In case at any time the Trustee shall cease to be eligible in accordance  with the provisions of this Section,  the Trustee shall resign  immediately in the manner and with the effect specified in Section 8.07.

Section 8.07.     Resignation and Removal of the Trustee

(a)   The  Trustee may at any time  resign and be  discharged  from the trusts hereby  created by giving  written  notice  thereof to the  Depositor  and the
Master  Servicer.  Upon  receiving such notice of  resignation,  the Depositor
shall  promptly  appoint  a  successor  trustee  by  written  instrument,   in
duplicate,  one copy of which  instrument  shall be delivered to the resigning
Trustee and one copy to the successor  trustee.  If no successor trustee shall have been so appointed and have accepted  appointment within 30 days after the giving of such notice of resignation  then the resigning  Trustee may petition any  court  of  competent  jurisdiction  for the  appointment  of a  successor trustee.

(b)   If at any time the Trustee  shall  cease to be  eligible  in  accordance with the  provisions  of  Section 8.06  and shall fail to resign after written request therefor by the Depositor,  or if at any time the Trustee shall become incapable  of  acting,  or shall  be  adjudged  bankrupt  or  insolvent,  or a receiver of the Trustee or of its property  shall be appointed,  or any public officer  shall take  charge or control of the  Trustee or of its  property  or affairs for the purpose of rehabilitation,  conservation or liquidation,  then the  Depositor  may remove the  Trustee  and  appoint a  successor  trustee by written  instrument,  in  duplicate,  one  copy of which  instrument  shall be delivered  to the  Trustee so removed and one copy to the  successor  trustee.
In addition,  in the event that the Depositor  determines that the Trustee has failed (i) to distribute or cause to be distributed to Certificateholders  any amount  required to be  distributed  hereunder,  if such amount is held by the
Trustee or its Paying Agent (other than the Master  Servicer or the Depositor)
for  distribution  or (ii) to  otherwise  observe  or perform in any  material respect any of its covenants,  agreements or obligations  hereunder,  and such failure  shall  continue  unremedied  for a period  of 5 days (in  respect  of clause (i) above) or 30 days (in respect of clause  (ii) above) after the date on which written notice of such failure,  requiring that the same be remedied, shall have been given to the  Trustee by the  Depositor,  then the  Depositor, which consent shall not be unreasonably  withheld,  may remove the Trustee and appoint a successor  trustee by written  instrument  delivered  as provided in the preceding  sentence.  In connection  with the  appointment  of a successor trustee pursuant to the preceding sentence,  the Depositor shall, on or before the date on which any such  appointment  becomes  effective,  obtain from each
Rating Agency written  confirmation that the appointment of any such successor trustee  will not result in the  reduction  of the ratings on any Class of the
Certificates  below the lesser of the then current or original ratings on such
Certificates.

(c)   The  Holders  of  Certificates  entitled  to at least 51% of the  Voting
Rights may at any time remove the  Trustee and appoint a successor  trustee by written  instrument or instruments,  in triplicate,  signed by such Holders or
their   attorneys-in-fact   duly   authorized,   one  complete  set  of  which
instruments  shall be  delivered  to the  Depositor,  one  complete set to the
Trustee so removed and one complete set to the successor so appointed.

(d)   Any  resignation  or  removal  of  the  Trustee  and  appointment  of  a successor  trustee  pursuant to any of the  provisions  of this  Section shall become  effective upon  acceptance of appointment by the successor  trustee as provided in Section 8.08.

Section 8.08.     Successor Trustee

(a)   Any  successor  trustee  appointed  as  provided in  Section 8.07  shall execute,  acknowledge  and  deliver to the  Depositor  and to its  predecessor trustee an instrument accepting such appointment hereunder,  and thereupon the resignation or removal of the predecessor  trustee shall become  effective and such  successor  trustee shall become  effective and such  successor  trustee, without any further act,  deed or  conveyance,  shall become fully vested with all the rights,  powers, duties and obligations of its predecessor  hereunder,
with  the  like  effect  as  if  originally  named  as  trustee  herein.   The
predecessor  trustee shall deliver to the successor trustee all Mortgage Files and related  documents  and  statements  held by it hereunder  (other than any
Mortgage  Files at the time held by a Custodian,  which shall become the agent of any successor trustee  hereunder),  and the Depositor,  the Master Servicer and the predecessor  trustee shall execute and deliver such instruments and do such other things as may  reasonably  be required for more fully and certainly vesting and  confirming  in the  successor  trustee all such  rights,  powers, duties and obligations.

(b)   No  successor  trustee  shall  accept  appointment  as  provided in this
Section unless  at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

(c)   Upon  acceptance of  appointment  by a successor  trustee as provided in this  Section,  the  Depositor  shall mail  notice of the  succession  of such trustee  hereunder to all Holders of  Certificates at their addresses as shown in the  Certificate  Register.  If the  Depositor  fails to mail  such  notice within 10 days after acceptance of appointment by the successor  trustee,  the successor  trustee  shall cause such notice to be mailed at the expense of the
Depositor.

Section 8.09.     Merger or Consolidation of Trustee

      Any corporation or national  banking  association into which the Trustee may be  merged  or  converted  or with  which  it may be  consolidated  or any corporation  or  national  banking  association  resulting  from  any  merger, conversion  or  consolidation  to which the Trustee  shall be a party,  or any corporation or national banking association  succeeding to the business of the
Trustee,  shall be the  successor  of the  Trustee  hereunder,  provided  such corporation  or  national  banking  association  shall be  eligible  under the provisions  of  Section 8.06,  without the execution or filing of any paper or any further act on the part of any of the parties  hereto,  anything herein to the  contrary  notwithstanding.  The  Trustee  shall  mail  notice of any such merger or  consolidation to the  Certificateholders  at their address as shown in the Certificate Register.

Section 8.10.     Appointment of Co-Trustee or Separate Trustee

(a)   Notwithstanding  any  other  provisions  hereof,  at any  time,  for the purpose of meeting any legal  requirements  of any  jurisdiction  in which any part of the  Trust  Fund or  property  securing  the  same  may at the time be located,  the Master  Servicer and the Trustee  acting  jointly shall have the power and shall  execute and deliver  all  instruments  to appoint one or more
Persons  approved by the Trustee to act as co-trustee or co-trustees,  jointly with the  Trustee,  or separate  trustee or separate  trustees,  of all or any part  of the  Trust  Fund,  and to vest in such  Person  or  Persons,  in such capacity,  such title to the Trust Fund, or any part thereof,  and, subject to the other provisions of this Section 8.10,  such powers, duties,  obligations, rights  and  trusts  as the  Master  Servicer  and the  Trustee  may  consider necessary or desirable.  If the Master  Servicer shall not have joined in such appointment  within 15 days after the  receipt by it of a request so to do, or in case an Event  of  Default  shall  have  occurred  and be  continuing,  the
Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee  hereunder shall be required to meet the terms of eligibility as a successor trustee under  Section 8.06  hereunder and no notice to Holders of  Certificates of the appointment of  co-trustee(s)  or separate  trustee(s)
shall be required under Section 8.08 hereof.

(b)   In the case of any  appointment  of a  co-trustee  or  separate  trustee pursuant to this  Section 8.10  all  rights,  powers,  duties and  obligations conferred or imposed  upon the Trustee  shall be conferred or imposed upon and
exercised  or  performed  by  the  Trustee,   and  such  separate  trustee  or
co-trustee  jointly,   except  to  the  extent  that  under  any  law  of  any
jurisdiction in which any particular act or acts are to be performed  (whether as Trustee  hereunder or as successor to the Master Servicer  hereunder),  the
Trustee shall be  incompetent  or  unqualified to perform such act or acts, in which  event such  rights,  powers,  duties  and  obligations  (including  the holding  of  title  to the  Trust  Fund or any  portion  thereof  in any  such jurisdiction)  shall be exercised and  performed by such  separate  trustee or co-trustee at the direction of the Trustee.

(c)   Any  notice,  request or other  writing  given to the  Trustee  shall be deemed  to  have  been  given  to  each  of the  then  separate  trustees  and co-trustees,  as  effectively  as if given to each of them.  Every  instrument appointing  any separate  trustee or co-trustee  shall refer to this Agreement
and  the  conditions  of  this  Article  VIII.   Each  separate   trustee  and
co-trustee,  upon its acceptance of the trusts conferred, shall be vested with the estates or property  specified in its  instrument of  appointment,  either jointly with the Trustee or separately,  as may be provided  therein,  subject to  all  the  provisions  of  this  Agreement,  specifically  including  every provision  of  this  Agreement  relating  to the  conduct  of,  affecting  the liability of, or affording  protection to, the Trustee.  Every such instrument shall be filed with the Trustee.  (d) Any  separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact,  with full power and  authority,  to the extent not  prohibited  by law, to do any lawful act under or in respect of this  Agreement  on its behalf and in its name.  If any separate  trustee or  co-trustee  shall die,  become  incapable of acting, resign or be removed,  all of its estates,  properties,  rights,  remedies and trusts shall vest in and be exercised by the Trustee,  to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11.     Appointment of Custodians

      The  Trustee  may,  with the  consent  of the  Master  Servicer  and the
Depositor,  appoint  one or more  Custodians  who are  not  Affiliates  of the
Depositor  or the Master  Servicer  to hold all or a portion  of the  Mortgage
Files as agent  for the  Trustee,  by  entering  into a  Custodial  Agreement.
Subject to Article VIII,  the Trustee  agrees to comply with the terms of each
Custodial  Agreement and to enforce the terms and provisions  thereof  against the Custodian for the benefit of the Certificateholders.  Each Custodian shall be a  depository  institution  subject  to  supervision  by  federal  or state authority,  shall have a combined capital and surplus of at least  $15,000,000 and shall be  qualified to do business in the  jurisdiction  in which it holds any Mortgage File.  Each  Custodial  Agreement may be amended only as provided in  Section 11.01.  The Trustee  shall  notify the  Certificateholders  of the appointment  of any Custodian  (other than the  Custodian  appointed as of the
Closing Date) pursuant to this Section 8.11.

Section 8.12.     Appointment of Office or Agency

      The Trustee shall  maintain an office or agency in the  [______________]
where  Certificates  may  be  surrendered  for  registration  of  transfer  or exchange.  The  Trustee  initially  designates  its  offices  located  at  the
Corporate  Trust Office for the purpose of keeping the  Certificate  Register.
The   Trustee   shall   maintain   an   office  at  the   address   stated  in
Section 11.05(c) hereof  where  notices  and demands to or upon the Trustee in respect of this Agreement may be served.

Section 8.13.     DTC Letter of Representations.

      The Trustee is hereby  authorized  and  directed  to, and agrees that it shall,  enter  into the DTC  Letter on  behalf  of the  Trust  Fund and in its individual capacity as agent thereunder.

Section 8.14.     [Swap Agreement.]

      [The  Trustee is hereby  authorized  and directed to, and agrees that it shall, enter into the Swap Agreement on behalf of the Trust Fund.]

                                 ARTICLE IX

                                 TERMINATION

Section 9.01.     Termination  Upon Purchase or  Liquidation  of All Mortgage
Loans.

(a)   Subject   to    Section 9.02,    the    respective    obligations    and
responsibilities  of the  Depositor,  the  Master  Servicer  and  the  Trustee
created  hereby in respect of the  Certificates  (other than the obligation of the Trustee to make  certain  payments  after the Final  Distribution  Date to
Certificateholders  and  the  obligation  of the  Depositor  to  send  certain notices  as  hereinafter  set  forth)  shall  terminate  upon the last  action required to be taken by the Trustee on the Final  Distribution  Date  pursuant to this Article IX following the earlier of:

(i)   the later of the final  payment  or other  liquidation  (or any  Advance with respect  thereto) of the last Mortgage  Loan  remaining in the Trust Fund or the disposition of all property  acquired upon  foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

(ii)  at the option of EMC Mortgage  Corporation or its designee or the Master
Servicer,  as provided in Section 9.01(f),  the purchase of all Mortgage Loans and all  property  acquired in respect of any Mortgage  Loan  remaining in the
Trust Fund,  at a price  equal to the sum of (A) 100% of the unpaid  principal balance  of each  Mortgage  Loan  (or,  if less  than  such  unpaid  principal balance,  the fair  market  value of the related  underlying  property of such
Mortgage  Loan  with  respect  to  Mortgage  Loans as to which  title has been acquired  if such  fair  market  value  is less  than  such  unpaid  principal balance) (and if such  purchase is made by the Master  Servicer  only,  net of
any   unreimbursed   Advances   attributable  to  principal)  on  the  day  of
repurchase,  plus  accrued  interest  thereon  at the Net  Mortgage  Rate  (or
Modified Net Mortgage  Rate in the case of any Modified  Mortgage  Loan),  to, but not including,  the first day of the month in which such repurchase  price is  distributed,  and (B) any unpaid Swap  Termination  Payment payable to the
Swap  Counterparty  (or any  Swap  Termination  Payment  payable  to the  Swap
Counterparty  as a result of the  exercise of the option  provided for in this
Section 9.01(a)(ii));

provided,  however,  that in no event shall the trust created hereby  continue beyond the  expiration  of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy,  the late ambassador of the United States to the Court of St. James, living on the date hereof; and provided further,  that the  purchase  price set forth above shall be increased  as is  necessary,  as determined  by the Master  Servicer,  to avoid  disqualification  of any REMIC created hereunder as a REMIC.

      The purchase  price paid by EMC Mortgage  Corporation or its designee or the Master  Servicer,  as  applicable,  pursuant to  Section 9.01(a)(ii) shall also  include any amounts  owed by  Residential  Funding  pursuant to the last paragraph  of  Section 4  of  the  Assignment  Agreement  in  respect  of  any
liability,   penalty  or  expense   that   resulted   from  a  breach  of  the
representation  and  warranty  set forth in  clause  (w) of  Section 4  of the
Assignment Agreement that remain unpaid on the date of such purchase.

      The right of EMC  Mortgage  Corporation  or its  designee  or the Master
Servicer,  as  applicable,  to purchase all of the Mortgage  Loans pursuant to clause  (ii) above is conditioned upon the date of such purchase  occurring on or after the  Optional  Termination  Date.  If such right is  exercised by the
Master  Servicer,  the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed  Advances  theretofore made by it with respect  to the  Mortgage  Loans  being  purchased.  In  addition,  the Master
Servicer  shall  provide  to  the  Trustee  the   certification   required  by
Section 3.15  and the  Trustee and any  Custodian  shall,  promptly  following payment of the  purchase  price,  release to EMC Mortgage  Corporation  or its designee or the Master Servicer, as applicable,  the Mortgage Files pertaining to the Mortgage Loans being purchased.

      In addition to the foregoing,  on any Distribution  Date on or after the
Optional  Termination  Date,  EMC Mortgage  Corporation or its designee or the
Master Servicer, as provided in Section 9.01(f),  shall have the right, at its option, to purchase the [Class A Certificates,  Class M Certificates,  Class B
Certificates] and Class SB  Certificates in whole, but not in part, at a price equal to the sum of the  outstanding  Certificate  Principal  Balance  of such
Certificates  plus  the  sum  of  one  month's  Accrued  Certificate  Interest thereon,  any previously unpaid Accrued Certificate  Interest,  and any unpaid
Prepayment Interest Shortfalls  previously  allocated thereto and, in the case of Prepayment Interest Shortfalls,  accrued interest thereon at the applicable
Pass-Through  Rate,  plus,  with  respect to any optional  termination  by EMC
Mortgage  Corporation  or its  designee,  an amount  equal to all  accrued and unpaid  Servicing Fees and  reimbursement  for all  unreimbursed  Advances and
Servicing   Advances,   in  each  case  through  the  date  of  such  optional
termination.  If the  Master  Servicer  or  EMC  Mortgage  Corporation  or its
designee,  as  applicable,  exercises  this right to purchase the  outstanding
Class A Certificates,  Class M Certificates, Class B Certificates and Class SB
Certificates,   EMC  Mortgage  Corporation  or  its  designee  or  the  Master
Servicer,  as applicable,  will promptly terminate the respective  obligations and responsibilities  created hereby in respect of these Certificates pursuant to this Article IX.

(b)   The Master  Servicer or EMC Mortgage  Corporation  or its  designee,  as applicable,  shall give the Trustee  (and the Master  Servicer if EMC Mortgage
Corporation  or its designee is exercising  its option) not less than 60 days'
prior notice of the Distribution  Date on which (1) EMC  Mortgage  Corporation or its designee or the Master  Servicer,  as applicable,  anticipates that the final  distribution  will be made to  Certificateholders  as a  result  of the exercise by the Holder of the Class SB  Certificates  or the Master  Servicer,
as  applicable,  of its right to purchase the Mortgage  Loans) or (2) on which
EMC  Mortgage  Corporation  or  its  designee  or  the  Master  Servicer,   as
applicable,  anticipates that the  Certificates  will be purchased as a result of the  exercise by EMC  Mortgage  Corporation  or its  designee or the Master
Servicer, as applicable, to purchase the outstanding  Certificates.  Notice of any termination,  specifying the anticipated  Final  Distribution  Date (which shall be a date that would  otherwise be a  Distribution  Date) upon which the
Certificateholders  may  surrender  their  Certificates  to the Trustee (if so required  by the terms  hereof)  for  payment  of the final  distribution  and cancellation  or  notice  of any  purchase  of the  outstanding  Certificates, specifying the  Distribution  Date upon which the Holders may surrender  their
Certificates  to the  Trustee  for  payment,  shall be given  promptly  by the
Master  Servicer (if it is exercising the right to purchase the Mortgage Loans or to purchase the outstanding Certificates),  or by the Trustee (in any other case) by  letter  to the  Certificateholders  (with a copy to the  Certificate
Registrar)  mailed not  earlier  than the 15th day and not later than the 25th day of  the  month  next  preceding  the  month  of  such  final  distribution specifying:

(i)   the anticipated Final  Distribution Date upon which final payment of the
Certificates  is  anticipated  to be made upon  presentation  and surrender of
Certificates at the office or agency of the Trustee therein  designated  where required  pursuant to this  Agreement  or, in the case of the  purchase by EMC
Mortgage  Corporation or its designee or the Master  Servicer,  as applicable, of the outstanding Certificates,  the Distribution Date on which such purchase is made,

(ii)  the amount of any such final  payment or, in the case of the purchase of the  outstanding  Certificates,  the purchase price, in either case, if known,
and

(iii) that the Record Date otherwise  applicable to such  Distribution Date is not  applicable,  and that  payment  will be made only upon  presentation  and surrender of the  Certificates  at the office or agency of the Trustee therein specified.

      If the Master  Servicer  or the Trustee is  obligated  to give notice to
Certificateholders  as  required  above,  it shall  give  such  notice  to the
Certificate    Registrar    at   the   time   such    notice   is   given   to
Certificateholders.  In the event of a purchase of the  Mortgage  Loans by EMC
Mortgage  Corporation or its designee or the Master  Servicer,  as applicable,
EMC  Mortgage  Corporation  or  its  designee  or  the  Master  Servicer,   as
applicable,  shall  deposit  in  the  Certificate  Account  before  the  Final
Distribution  Date in  immediately  available  funds  an  amount  equal to the purchase  price  computed as provided  above.  As a result of the  exercise by
EMC  Mortgage  Corporation  or  its  designee  or  the  Master  Servicer,   as
applicable,  of its  right  to  purchase  the  outstanding  Certificates,  EMC
Mortgage  Corporation or its designee or the Master  Servicer,  as applicable, shall deposit in an Eligible  Account,  established by the Master  Servicer on behalf of the Trustee and separate from the Certificate  Account,  in the name of the  Trustee  in trust  for the  registered  holders  of the  Certificates, before  the  Distribution  Date  on  which  such  purchase  is  to  occur,  in immediately  available  funds,  an amount equal to the purchase  price for the
Certificates  computed as provided  above,  and provide notice of such deposit to the  Trustee.  The  Trustee  shall  withdraw  from such  account the amount
specified  in  subsection   (c) below  and  distribute   such  amount  to  the
Certificateholders  as  specified  in  subsection   (c) below.   EMC  Mortgage
Corporation  or its  designee or the Master  Servicer,  as  applicable,  shall provide to the Trustee  written  notification of any change to the anticipated
Final  Distribution  Date as soon as  practicable.  If the  Trust  Fund is not terminated on the anticipated  Final  Distribution  Date, for any reason,  the
Trustee shall promptly mail notice thereof to each affected Certificateholder.

(c)   Upon  presentation and surrender of the [Class A  Certificates,  Class M
Certificates,   Class B   Certificates]  and  Class SB   Certificates  by  the
Certificateholders   thereof,   the   Trustee   shall   distribute   to   such
Certificateholders    (i) the   amount   otherwise   distributable   on   such
Distribution  Date,  if not in  connection  with the  Holder's of the Class SB
Certificates or the Master Servicer's,  as applicable,  election to repurchase
the  Mortgage  Loans  or  the  outstanding  [Class A   Certificates,   Class M
Certificates,  Class B Certificates] and Class SB Certificates, or (ii) if EMC
Mortgage  Corporation or its designee or the Master  Servicer,  as applicable, elected  to so  repurchase  the  Mortgage  Loans or the  outstanding  [Class A
Certificates,   Class M  Certificates,   Class B  Certificates]  and  Class SB
Certificates,    an   amount   equal   to   the   price   paid   pursuant   to
Section 9.01(a) as  follows:  first, with respect to any optional  termination by EMC  Mortgage  Corporation  or its  designee,  payment of any  accrued  and unpaid  Servicing Fees and  reimbursement  for all  unreimbursed  Advances and
Servicing   Advances,   in  each  case  through  the  date  of  such  optional
termination,  to the Master  Servicer,  second,  with  respect to the [Class A
Certificates,  pari  passu,  the  outstanding  Certificate  Principal  Balance thereof,  plus Accrued  Certificate  Interest thereon for the related Interest
Accrual Period and any previously unpaid Accrued Certificate Interest,  third, with  respect  to the  Class M-1  Certificates,  the  outstanding  Certificate
Principal Balance thereof,  plus Accrued Certificate  Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued  Certificate
Interest, fourth, with respect to the Class M-2 Certificates,  the outstanding
Certificate  Principal  Balance  thereof,  plus Accrued  Certificate  Interest thereon for the related  Interest  Accrual  Period and any  previously  unpaid
Accrued   Certificate   Interest,   fifth,   with  respect  to  the  Class M-3
Certificates,  the outstanding  Certificate  Principal  Balance thereof,  plus
Accrued  Certificate  Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued  Certificate  Interest,  sixth, with respect to the Class M-4  Certificates,  the outstanding Certificate Principal Balance thereof,  plus Accrued  Certificate  Interest thereon for the related Interest
Accrual  Period  and  any  previously  unpaid  Accrued  Certificate  Interest,
seventh,  with  respect  to  the  Class M-5   Certificates,   the  outstanding
Certificate  Principal  Balance  thereof,  plus Accrued  Certificate  Interest thereon for the related  Interest  Accrual  Period and any  previously  unpaid
Accrued   Certificate   Interest,   eighth,  with  respect  to  the  Class M-6
Certificates,  the outstanding  Certificate  Principal  Balance thereof,  plus
Accrued  Certificate  Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued  Certificate  Interest,  ninth, with respect to the Class M-7  Certificates,  the outstanding Certificate Principal Balance thereof,  plus Accrued  Certificate  Interest thereon for the related Interest
Accrual Period and any previously unpaid Accrued Certificate Interest,  tenth, with  respect  to the  Class M-8  Certificates,  the  outstanding  Certificate
Principal Balance thereof,  plus Accrued Certificate  Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued  Certificate
Interest, eleventh, with respect to the Class B Certificates,  the outstanding
Certificate  Principal  Balance  thereof,  plus Accrued  Certificate  Interest thereon for the related  Interest  Accrual  Period and any  previously  unpaid
Accrued  Certificate  Interest,  twelfth, to the Class A,  Class M and Class B
Certificates,  the  amount of any  Prepayment  Interest  Shortfalls  allocated
thereto  for  such   Distribution   Date  or   remaining   unpaid  from  prior
Distribution   Dates  and   accrued   interest   thereon  at  the   applicable
Pass-Through  Rate,  on  a  pro  rata  basis  based  on  Prepayment   Interest
Shortfalls  allocated  thereto for such  Distribution Date or remaining unpaid from prior Distribution Dates,  thirteenth,  to the Swap Counterparty (without duplication  of  amounts  payable  to the Swap  Counterparty  on such  date in accordance  with Section  4.02) any Swap  Termination  Payment  payable to the
Swap  Counterparty  then  remaining  unpaid or which is due to the exercise of any early  termination  of the Trust Fund pursuant to this Section  9.01,  and fourteenth, to the Class SB Certificates, all remaining amounts.]

(d)   In the  event  that any  Certificateholders  shall not  surrender  their
Certificates  for  final  payment  and  cancellation  on or  before  the Final
Distribution  Date,  the  Trustee  shall on such  date  cause all funds in the
Certificate    Account   not    distributed   in   final    distribution    to
Certificateholders  to be withdrawn  therefrom  and credited to the  remaining
Certificateholders  by depositing  such funds in a separate escrow account for the  benefit  of such  Certificateholders,  and  the  Master  Servicer  (if it
exercised  its right to purchase  the  Mortgage  Loans) or the Trustee (in any
other  case),   shall  give  a  second   written   notice  to  the   remaining
Certificateholders  to  surrender  their  Certificates  for  cancellation  and receive the final  distribution  with  respect  thereto.  If within six months after the second notice any  Certificate  shall not have been  surrendered for cancellation,  the  Trustee  shall take  appropriate  steps as directed by the
Master  Servicer  to  contact  the  remaining  Certificateholders   concerning
surrender of their  Certificates.  The costs and expenses of  maintaining  the escrow account and of contacting  Certificateholders  shall be paid out of the assets  which  remain in the escrow  account.  If within nine months after the
second  notice  any   Certificates   shall  not  have  been   surrendered  for
cancellation,  the  Trustee  shall  pay to the  Master  Servicer  all  amounts distributable  to the holders thereof and the Master Servicer shall thereafter hold such  amounts  until  distributed  to such  Holders.  No  interest  shall accrue  or be  payable  to any  Certificateholder  on any  amount  held in the
escrow   account   or  by  the   Master   Servicer   as  a   result   of  such
Certificateholder's  failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01 and the Certificateholders  shall look only to the Master Servicer for such payment.

(e)   If any  Certificateholders  do not surrender  their  Certificates  on or
before  the  Distribution   Date  on  which  a  purchase  of  the  outstanding
Certificates  is to be made, the Trustee shall on such date cause all funds in the Eligible Account  established by the Master Servicer  deposited therein by the Master Servicer pursuant to  Section 9.01(b) to be withdrawn therefrom and
deposited   in  a   separate   escrow   account   for  the   benefit  of  such
Certificateholders,  and the  Master  Servicer  shall  give a  second  written notice to such  Certificateholders to surrender their Certificates for payment of the purchase price  therefor.  If within six months after the second notice any Certificate shall not have been surrendered for cancellation,  the Trustee shall take  appropriate  steps as directed  by the Master  Servicer to contact the Holders of such Certificates  concerning  surrender of their Certificates.
The costs and expenses of  maintaining  the escrow  account and of  contacting
Certificateholders  shall be paid out of the assets which remain in the escrow account.  If within  nine  months  after the second  notice  any  Certificates shall not have been  surrendered  for  cancellation  in  accordance  with this
Section 9.01,  the  Trustee  shall  pay to the  Master  Servicer  all  amounts distributable  to the Holders thereof and shall have no further  obligation or liability  therefor and the Master Servicer shall thereafter hold such amounts until  distributed to such Holders.  No interest shall accrue or be payable to any  Certificateholder  on any  amount  held in the  escrow  account or by the
Master Servicer as a result of such  Certificateholder's  failure to surrender its  Certificate(s)  for payment in  accordance  with this  Section 9.01.  Any
Certificate  that is not  surrendered  on the  Distribution  Date  on  which a purchase  pursuant  to this  Section 9.01  occurs as  provided  above  will be deemed  to have  been  purchased  and the  Holder as of such date will have no rights with  respect  thereto  except to receive the purchase  price  therefor minus any costs and expenses  associated  with such escrow account and notices allocated  thereto.  Any  Certificates  so  purchased  or  deemed to have been purchased on such Distribution Date shall remain  outstanding  hereunder.  The
Master Servicer shall be for all purposes the Holder thereof as of such date.

(f)   With  respect  to the first  possible  Optional  Termination  Date,  EMC
Mortgage  Corporation  or its designee  shall have the sole option to exercise the purchase  options  described in Section  9.01(a) and  the Master  Servicer shall have no claim  thereto.  If EMC  Mortgage  Corporation  or its  designee
elects  not  to  exercise   one  of  its  options  to  purchase   pursuant  to
Section 9.01(a) with  respect to the first possible Optional Termination Date, it shall lose such right and have no claim to exercise  any  purchase  options pursuant to this Section 9.01  thereafter.  Beginning with the second possible
Optional  Termination Date and thereafter,  the Master Servicer shall have the sole option to exercise the purchase options described in Section 9.01(a).

(g)   EMC  Mortgage  Corporation,  if it is not  the  Master  Servicer  or any
Subservicer,  or its  designee,  as  applicable,  shall be deemed to represent that one of the  following  will be true and correct:  (i) the exercise of the optional  termination  right set forth in  Section  9.01 shall not result in a non-exempt  prohibited  transaction under ERISA or section 4975 of the Code or
(ii) EMC Mortgage  Corporation  or such  designee,  as the case may be, is (A)
not a party in  interest  with  respect  to any Plan and (B) is not a "benefit plan  investor"  (other than a plan  sponsored or  maintained  by EMC Mortgage
Corporation  or the designee,  as the case may be,  provided that no assets of such plan are invested or deemed to be invested in the  Certificates).  If the holder  of the  option  is unable  to  exercise  such  option by reason of the preceding sentence, then the Master Servicer may exercise such option.

Section 9.02.     Additional Termination Requirements

(a)   [Any  REMIC  hereunder,  as the case  may be,  shall  be  terminated  in accordance  with the following  additional  requirements,  unless  (subject to
Section 10.01(f))  the  Trustee  and the  Master  Servicer  have  received  an
Opinion of Counsel  (which  Opinion of Counsel  shall not be an expense of the
Trustee) to the effect that the failure of any REMIC created  hereunder as the case may be, to comply with the  requirements  of this  Section 9.02  will not
(i) result  in the  imposition  on the  Trust  Fund of  taxes  on  "prohibited transactions,"  as described in  Section 860F  of the Code, or (ii) cause  any
REMIC  created  hereunder  to fail to  qualify as a REMIC at any time that any
Certificate is outstanding:

(i)   The Master  Servicer  shall  establish a 90-day  liquidation  period for
REMIC I,  REMIC II  or  REMIC  III,  as  applicable,  and  any  other  related terminating  REMICs,  and  specify the first day of such period in a statement attached to  REMIC I's,  REMIC II's  or REMIC III's,  as  applicable,  and any other  related  terminating  REMICs',  final Tax Return  pursuant  to Treasury
Regulations  Section 1.860F-1.  The Master  Servicer also shall satisfy all of the requirements of a qualified  liquidation for REMIC I under Section 860F of the Code and the regulations thereunder;

(ii)  The Master  Servicer  shall  notify the Trustee at the  commencement  of such 90-day  liquidation  period and, at or prior to the time of making of the final  payment  on the  Certificates,  the  Trustee  shall  sell or  otherwise dispose  of  all  of  the  remaining  assets  of  the  liquidating  REMICs  in accordance with the terms hereof; and

(iii) If the Master  Servicer is  exercising  its right to purchase the assets of the Trust Fund, the Master  Servicer shall,  during the 90-day  liquidation period and at or prior to the Final  Distribution  Date,  purchase  all of the assets of the liquidating REMICs for cash.]

(b)   [Each  Holder  of a  Certificate  and  the  Trustee  hereby  irrevocably approves and appoints the Master Servicer as its  attorney-in-fact  to adopt a plan of complete  liquidation  for any REMIC  hereunder  at the expense of the
Trust Fund in accordance with the terms and conditions of this Agreement.]

                                  ARTICLE X

                               REMIC PROVISIONS

Section 10.01.    REMIC Administration

(a)   [The  REMIC  Administrator  shall make an  election  to treat all REMICs created  hereunder  as a  REMIC  under  the  Code  and,  if  necessary,  under applicable  state law.  Each such  election will be made on Form 1066 or other appropriate  federal tax or information  return  (including  Form 8811) or any appropriate  state  return for the taxable  year ending on the last day of the calendar  year in which the  Certificates  are  issued.  The  REMIC I  Regular
Interests  shall be  designated as the "regular  interests"  and the Class R-I
Certificates shall be designated as the sole Class of "residual  interests" in the  REMIC I.  The  REMIC II  Regular  Interests  shall be  designated  as the
"regular  interests"  and the Class R-II  Certificates  shall be designated as the  sole  Class of  "residual  interests"  in  the  REMIC II.  The  REMIC III
Regular  Interests  shall be  designated  as the "regular  interests"  and the
Class R-III  Certificates  shall be designated as the sole Class of  "residual interests" in the  REMIC III.  The REMIC  Administrator  and the Trustee shall
not  permit  the   creation  of  any   "interests"   (within  the  meaning  of
Section 860G  of the Code) in REMIC I,  REMIC II or  REMIC III  other than the
REMIC I Regular Interests,  the REMIC II Regular Interests,  REMIC III Regular
Interest IO and the Certificates.]

(b)   The Closing Date is hereby  designated  as the "startup  day" of each of
REMIC created hereunder within the meaning of  Section 860G(a)(9)  of the Code
(the "Startup Date").

(c)   [The REMIC  Administrator shall hold a Class R Certificate in each REMIC representing a 0.01% Percentage  Interest of the Class R  Certificates in each
REMIC and shall be  designated  as the "tax  matters  person"  with respect to
each  of  in  the  manner   provided   under  Treasury   regulations   section
1.860F-4(d) and  Treasury  regulations  Section 301.6231(a)(7)-1.   The  REMIC
Administrator,  as tax  matters  person,  shall  (i) act  on behalf of each of
REMIC in relation to any tax matter or  controversy  involving  the Trust Fund
and   (ii) represent   the  Trust  Fund  in  any  administrative  or  judicial
proceeding  relating to an  examination  or audit by any  governmental  taxing
authority  with  respect  thereto.  The  legal  expenses,   including  without
limitation  attorneys' or accountants'  fees, and costs of any such proceeding and any liability  resulting therefrom shall be expenses of the Trust Fund and the REMIC  Administrator  shall be entitled to  reimbursement  therefor out of amounts  attributable  to the  Mortgage  Loans  on  deposit  in the  Custodial
Account as provided by  Section 3.10  unless such legal expenses and costs are incurred  by reason  of the REMIC  Administrator's  willful  misfeasance,  bad faith or gross negligence.  If the REMIC Administrator is no longer the Master
Servicer  hereunder,  at its option the REMIC  Administrator  may continue its duties as REMIC  Administrator  and shall be paid reasonable  compensation not to exceed $3,000 per year by any successor  Master  Servicer  hereunder for so acting as the REMIC Administrator.]

(d)   The REMIC  Administrator  shall  prepare or cause to be prepared  all of the Tax Returns that it  determines  are  required  with respect to the REMICs created  hereunder  and  deliver  such Tax  Returns in a timely  manner to the
Trustee  and the  Trustee  shall  sign and file such Tax  Returns  in a timely manner.  The  expenses of preparing  such returns  shall be borne by the REMIC
Administrator  without  any  right  of  reimbursement   therefor.   The  REMIC
Administrator  agrees to indemnify  and hold harmless the Trustee with respect to any tax or  liability  arising  from the  Trustee's  signing of Tax Returns that  contain  errors or  omissions.  The  Trustee and Master  Servicer  shall promptly  provide the REMIC  Administrator  with such information as the REMIC
Administrator  may from time to time  request for the purpose of enabling  the
REMIC Administrator to prepare Tax Returns.

(e)   The  REMIC  Administrator  shall  provide  (i) to  any  Transferor  of a
Class R  Certificate  such  information as is necessary for the application of any tax  relating to the transfer of a Class R  Certificate  to any Person who is not a Permitted  Transferee,  (ii) to  the  Trustee  and the Trustee  shall forward to the Certificateholders  such information or reports as are required by the Code or the REMIC  Provisions  including  reports relating to interest, original  issue  discount,  if any, and market  discount or premium (using the
Prepayment  Assumption)  and (iii) to the Internal  Revenue  Service the name, title,  address  and  telephone  number of the  person  who will  serve as the representative of each REMIC created hereunder.

(f)   The Master Servicer and the REMIC  Administrator shall take such actions and shall  cause  each REMIC  created  hereunder  to take such  actions as are reasonably within the Master Servicer's or the REMIC  Administrator's  control and the scope of its duties  more  specifically  set forth  herein as shall be necessary or  desirable  to maintain  the status  thereof as a REMIC under the
REMIC  Provisions  (and the Trustee  shall assist the Master  Servicer and the
REMIC  Administrator,  to  the  extent  reasonably  requested  by  the  Master
Servicer and the REMIC  Administrator to do so). In performing their duties as more  specifically  set  forth  herein,  the  Master  Servicer  and the  REMIC
Administrator shall not knowingly or intentionally take any action,  cause the
Trust  Fund to take any  action or fail to take (or fail to cause to be taken)
any action reasonably within their respective  control and the scope of duties more  specifically  set forth herein,  that,  under the REMIC  Provisions,  if taken or not taken, as the case may be, could  (i) endanger  the status of any
REMIC created  hereunder as a REMIC or  (ii) result in the imposition of a tax upon any REMIC  created  hereunder  (including  but not  limited to the tax on prohibited  transactions as defined in  Section 860F(a)(2) of the Code (except as  provided  in  Section 2.04)  and the tax on  contributions  to a REMIC set forth in  Section 860G(d)  of the Code) (either such event,  in the absence of an Opinion of Counsel or the indemnification  referred to in this sentence, an
"Adverse REMIC Event") unless the Master Servicer or the REMIC  Administrator, as  applicable,  has  received  an Opinion of Counsel  (at the  expense of the party  seeking  to take  such  action  or,  if such  party  fails  to pay such expense,  and the Master Servicer or the REMIC  Administrator,  as applicable, determines  that taking such action is in the best  interest of the Trust Fund and the Certificateholders,  at the expense of the Trust Fund, but in no event at  the  expense  of the  Master  Servicer,  the  REMIC  Administrator  or the
Trustee) to the effect that the contemplated  action will not, with respect to the Trust Fund created  hereunder,  endanger such status or, unless the Master
Servicer or the REMIC  Administrator or both, as applicable,  determine in its or their sole  discretion to indemnify  the Trust Fund against the  imposition of  such a tax,  result  in the  imposition  of such a tax.  Wherever  in this
Agreement a  contemplated  action may not be taken  because the timing of such action might result in the  imposition of a tax on the Trust Fund, or may only be taken  pursuant to an Opinion of Counsel  that such action would not impose a tax on the Trust Fund,  such action may  nonetheless  be taken provided that the indemnity  given in the preceding  sentence with respect to any taxes that might  be  imposed  on the  Trust  Fund  has been  given  and  that all  other preconditions  to the taking of such action have been  satisfied.  The Trustee shall  not  take or  fail  to  take  any  action  (whether  or not  authorized hereunder)  as to which the Master  Servicer  or the REMIC  Administrator,  as applicable,  has  advised it in  writing  that it has  received  an Opinion of
Counsel to the effect that an Adverse  REMIC Event could occur with respect to such action or inaction, as the case may be. In addition,  prior to taking any action  with  respect to the Trust Fund or its  assets,  or causing  the Trust
Fund to take any action,  which is not expressly  permitted under the terms of this  Agreement,  the Trustee  shall  consult with the Master  Servicer or the
REMIC Administrator,  as applicable, or its designee, in writing, with respect to  whether  such  action  could  cause an Adverse  REMIC  Event to occur with respect to the Trust Fund and the  Trustee  shall not take any such  action or cause the Trust Fund to take any such  action as to which the Master  Servicer or the REMIC Administrator,  as applicable,  has advised it in writing that an
Adverse   REMIC  Event  could  occur.   The  Master   Servicer  or  the  REMIC
Administrator,  as  applicable,  may consult with counsel to make such written advice,  and the cost of same shall be borne by the party  seeking to take the action  not  expressly  permitted  by this  Agreement,  but in no event at the expense of the Master  Servicer  or the REMIC  Administrator.  At all times as may be required by the Code, the Master  Servicer or the REMIC  Administrator,
as  applicable,  will to the extent  within its  control  and the scope of its duties more specifically set forth herein,  maintain  substantially all of the assets of the REMIC as "qualified  mortgages" as defined in Section 860G(a)(3)
of the Code and "permitted  investments" as defined in  Section 860G(a)(5)  of the Code.

(g)   In the event  that any tax is imposed on  "prohibited  transactions"  of any REMIC created hereunder as defined in  Section 860F(a)(2)  of the Code, on
"net  income  from   foreclosure   property"   of  any  REMIC  as  defined  in
Section 860G(c)  of the Code,  on any  contributions  to any  REMIC  after the
Startup Date therefor  pursuant to  Section 860G(d)  of the Code, or any other tax  imposed by the Code or any  applicable  provisions  of state or local tax laws,  such tax shall be  charged  (i) to  the  Master  Servicer,  if such tax arises out of or results  from a breach by the Master  Servicer in its role as
Master Servicer or REMIC  Administrator  of any of its obligations  under this
Agreement or the Master  Servicer  has in its sole  discretion  determined  to indemnify  the Trust Fund against such tax,  (ii) to the Trustee,  if such tax arises  out  of or  results  from  a  breach  by  the  Trustee  of  any of its obligations  under  this  Article  X, or  (iii) otherwise  against  amounts on deposit  in the  Custodial  Account as  provided  by  Section 3.10  and on the
Distribution  Date(s) following such reimbursement the aggregate of such taxes shall be allocated in  reduction of the Accrued  Certificate  Interest on each
Class entitled  thereto  in the same  manner as if such  taxes  constituted  a
Prepayment Interest Shortfall.

(h)   The  Trustee  and the Master  Servicer  shall,  for  federal  income tax purposes,  maintain books and records with respect to each REMIC on a calendar year and on an accrual  basis or as  otherwise  may be  required  by the REMIC
Provisions.

(i)   Following the Startup Date,  neither the Master Servicer nor the Trustee shall  accept any  contributions  of assets to any REMIC  unless  (subject  to
Section 10.01(f))  the Master  Servicer and the Trustee shall have received an
Opinion  of  Counsel  (at the  expense  of the  party  seeking  to  make  such contribution)  to the effect  that the  inclusion  of such assets in any REMIC will not cause any REMIC  created  hereunder  to fail to qualify as a REMIC at any time that any  Certificates  are  outstanding or subject any such REMIC to any tax under the REMIC Provisions or other applicable  provisions of federal, state and local law or ordinances.

(j)   Neither  the  Master   Servicer  nor  the  Trustee  shall   (subject  to
Section 10.01(f))  enter  into any  arrangement  by which  any  REMIC  created hereunder  will  receive a fee or other  compensation  for services nor permit any REMIC  created  hereunder  to receive any income  from  assets  other than
"qualified  mortgages"  as  defined  in  Section 860G(a)(3)  of  the  Code  or
"permitted investments" as defined in Section 860G(a)(5) of the Code.

(k)   Solely  for  purposes  of  Section 1.860G-1(a)(4)(iii) of  the  Treasury
Regulations,  the  "latest  possible  maturity  date" by which  the  principal balance of each  regular  interest  in each REMIC  would be reduced to zero is
[________],  20[_],  which is the Distribution Date in the month following the last scheduled payment on any Mortgage Loan.

(l)   Within 30 days after the Closing  Date,  the REMIC  Administrator  shall prepare and file with the Internal  Revenue  Service  Form 8811,  "Information
Return for Real Estate  Mortgage  Investment  Conduits  (REMIC) and Issuers of
Collateralized Debt Obligations" for the Trust Fund.

(m)   Neither the Trustee nor the Master  Servicer  shall sell,  dispose of or substitute  for any of the Mortgage  Loans (except in connection  with (i) the default,  imminent  default or foreclosure  of a Mortgage Loan,  including but not limited to, the  acquisition or sale of a Mortgaged  Property  acquired by deed in lieu of foreclosure,  (ii) the bankruptcy of the Trust Fund, (iii) the termination  of any REMIC  pursuant to Article IX of this  Agreement or (iv) a purchase of Mortgage  Loans  pursuant to Article II or III of this  Agreement)
or acquire any assets for any REMIC or sell or dispose of any  investments  in the  Custodial  Account or the  Certificate  Account  for gain,  or accept any contributions  to any REMIC after the Closing  Date unless it has  received an
Opinion of Counsel that such sale,  disposition,  substitution  or acquisition will not (a) affect  adversely the status of any REMIC created  hereunder as a
REMIC or (b) unless the Master  Servicer has determined in its sole discretion to indemnify  the Trust Fund  against such tax,  cause any REMIC to be subject to a tax on  "prohibited  transactions"  or  "contributions"  pursuant  to the
REMIC Provisions.

Section 10.02.    Master   Servicer,   REMIC   Administrator   and   Trustee
Indemnification

(a)   The Trustee  agrees to  indemnify  the Trust Fund,  the  Depositor,  the
REMIC   Administrator  and  the  Master  Servicer  for  any  taxes  and  costs including,  without  limitation,  any reasonable  attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Master Servicer,  as a result of a breach  of the  Trustee's  covenants  set forth in  Article  VIII or this
Article  X. In the event  that  Residential  Funding  is no longer  the Master
Servicer,  the Trustee shall indemnify  Residential  Funding for any taxes and costs including,  without limitation, any reasonable attorneys fees imposed on or incurred by  Residential  Funding as a result of a breach of the  Trustee's covenants set forth in Article VIII or this Article X.

(b)   The  REMIC  Administrator  agrees  to  indemnify  the  Trust  Fund,  the
Depositor,  the  Master  Servicer  and the  Trustee  for any  taxes  and costs
(including,  without limitation, any reasonable attorneys' fees) imposed on or incurred  by the  Trust  Fund,  the  Depositor,  the  Master  Servicer  or the
Trustee,  as a result of a breach of the REMIC  Administrator's  covenants set forth in this Article X with respect to compliance with the REMIC  Provisions, including  without  limitation,  any  penalties  arising  from  the  Trustee's execution  of Tax Returns  prepared by the REMIC  Administrator  that  contain errors  or  omissions;  provided,  however,  that such  liability  will not be imposed  to the  extent  such  breach is a result of an error or  omission  in information  provided  to the REMIC  Administrator  by the Master  Servicer in
which case Section 10.02(c) will apply.

(c)   The Master  Servicer  agrees to indemnify the Trust Fund, the Depositor, the REMIC  Administrator  and the Trustee for any taxes and costs  (including, without limitation,  any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Depositor,  the REMIC  Administrator or the Trustee,  as a
result  of a breach  of the  Master  Servicer's  covenants  set  forth in this
Article  X or in  Article  III with  respect  to  compliance  with  the  REMIC
Provisions,  including  without  limitation,  any  penalties  arising from the
Trustee's  execution  of Tax  Returns  prepared  by the Master  Servicer  that contain errors or omissions.

                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

Section 11.01.    Amendment

(a)   This  Agreement or any  Custodial  Agreement may be amended from time to time by the  Depositor,  the Master  Servicer  and the  Trustee,  without  the consent of any of the Certificateholders:

(i)   to cure any ambiguity,

(ii)  to correct or supplement any provisions herein or therein,  which may be inconsistent  with any other  provisions  herein or therein or to correct  any error,

(iii) to modify,  eliminate or add to any of its  provisions to such extent as shall be necessary or  desirable  to maintain the  qualification  of any REMIC created  hereunder as a REMIC at all times that any Certificate is outstanding or to avoid or  minimize  the risk of the  imposition  of any tax on the Trust
Fund  pursuant  to the Code that  would be a claim  against  the  Trust  Fund, provided  that the  Trustee  has  received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such  qualification or to  avoid  or  minimize  the  risk of the  imposition  of any  such tax and
(B) such  action  will  not  adversely  affect  in any  material  respect  the interests of any Certificateholder,

(iv)  to change  the  timing  and/or  nature of  deposits  into the  Custodial
Account  or the  Certificate  Account  or to  change  the  name in  which  the
Custodial  Account is maintained,  provided that (A) the  Certificate  Account
Deposit  Date shall in no event be later than the related  Distribution  Date,
(B) such  change shall not, as  evidenced by an Opinion of Counsel,  adversely affect in any  material  respect the  interests of any  Certificateholder  and
(C) such  change shall not result in a reduction of the rating assigned to any
Class of  Certificates  below  the  lower of the  then-current  rating  or the rating  assigned to such  Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,

(v)   to modify,  eliminate or add to the provisions of Section 5.02(f) or any other provision  hereof  restricting  transfer of the Class R  Certificates by virtue of their  being the  "residual  interests"  in the Trust Fund  provided that (A) such  change shall not result in reduction of the rating  assigned to any such Class of  Certificates below the lower of the then-current  rating or the rating assigned to such  Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,  and (B) such change shall not (subject to  Section 10.01(f)),  as evidenced by an Opinion of Counsel (at the  expense  of the  party  seeking  so to  modify,  eliminate  or  add  such provisions),  cause the  Trust  Fund or any of the  Certificateholders  (other than the  transferor) to be subject to a federal tax caused by a transfer to a
Person that is not a Permitted Transferee, or

(vi)  to make any other  provisions  with  respect  to  matters  or  questions arising under this  Agreement or such Custodial  Agreement  which shall not be materially  inconsistent with the provisions of this Agreement,  provided that such  action  shall not,  as  evidenced  by an Opinion of  Counsel,  adversely affect in any material respect the interests of any  Certificateholder  and is authorized or permitted under Section 11.01.

(b)   This Agreement or any Custodial  Agreement may also be amended from time to time by the Depositor,  the Master Servicer, the Trustee and the Holders of
Certificates  evidencing in the aggregate not less than 66% of the  Percentage
Interests of each Class of  Certificates with a Certificate  Principal Balance greater than zero  affected  thereby for the purpose of adding any  provisions to or  changing in any manner or  eliminating  any of the  provisions  of this
Agreement  or such  Custodial  Agreement  or of  modifying  in any  manner the rights of the Holders of Certificates of such Class;  provided,  however, that no such amendment shall:

(i)   reduce in any manner  the  amount  of, or delay the timing of,  payments which are required to be  distributed on any  Certificate  without the consent of the Holder of such Certificate, or

(ii)  adversely  affect in any material respect the interest of the Holders of
Certificates  of any  Class in  a manner  other  than as  described  in clause
(i) hereof   without   the  consent  of  Holders  of   Certificates   of  such
Class evidencing,  as to such Class, Percentage Interests aggregating not less than 66%, or

(iii) reduce  the  aforesaid  percentage  of  Certificates  of  any  Class the
Holders of which are  required to consent to any such  amendment,  in any such case  without  the  consent  of  the  Holders  of  all  Certificates  of  such
Class then outstanding.

(c)   Notwithstanding  any contrary  provision of this Agreement,  the Trustee shall not  consent to any  amendment  to this  Agreement  unless it shall have first  received  an Opinion of Counsel  (at the  expense of the party  seeking such  amendment)  to the effect  that such  amendment  or the  exercise of any power  granted  to the  Master  Servicer,  the  Depositor  or the  Trustee  in
accordance  with such amendment will not result in the imposition of a federal tax on the Trust  Fund or cause any REMIC  hereunder  to fail to  qualify as a
REMIC at any time that any Certificate is outstanding;  provided,  that if the indemnity described in  Section 10.01(f) with  respect to any taxes that might be imposed on the Trust Fund has been  given,  the  Trustee  shall not require
the   delivery   to  it  of  the   Opinion  of  Counsel   described   in  this
Section 11.01(c).  The  Trustee may but shall not be  obligated  to enter into any amendment  pursuant to this  Section that  affects its rights,  duties and immunities and this Agreement or otherwise;  provided,  however,  such consent shall not be unreasonably withheld.

(d)   Promptly  after the  execution of any such  amendment  the Trustee shall furnish  written  notification  of the  substance  of such  amendment  to each
Certificateholder.   It  shall   not  be   necessary   for  the   consent   of
Certificateholders  under this Section 11.01 to approve the particular form of any proposed  amendment,  but it shall be  sufficient  if such  consent  shall approve the substance  thereof.  The manner of obtaining  such consents and of evidencing the  authorization of the execution  thereof by  Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

(e)   The Depositor shall have the option,  in its sole discretion,  to obtain and  deliver  to the  Trustee  any  corporate  guaranty,  payment  obligation, irrevocable  letter of  credit,  surety  bond,  insurance  policy  or  similar instrument or a reserve fund, or any  combination  of the  foregoing,  for the purpose of protecting the Holders of the Class R  Certificates  against any or all Realized Losses or other shortfalls.  Any such instrument or fund shall be held by the Trustee for the  benefit of the  Class R  Certificateholders,  but shall not be and shall  not be deemed to be under any  circumstances  included in any REMIC.  To the extent that any such  instrument  or fund  constitutes a reserve  fund  for  federal  income  tax  purposes,  (i) any  reserve  fund so established  shall be an outside  reserve fund and not an asset of such REMIC,
(ii) any such reserve fund shall be owned by the Depositor,  and (iii) amounts transferred  by such  REMIC to any such  reserve  fund  shall  be  treated  as amounts  distributed  by such REMIC to the  Depositor  or any  successor,  all within the meaning of Treasury  regulations  Section 1.860G-2(h)  in effect as of the Cut-off Date. In connection  with the provision of any such  instrument or fund,  this Agreement and any provision  hereof may be modified,  added to, deleted or otherwise  amended in any manner that is related or  incidental  to such instrument or fund or the establishment or administration  thereof,  such amendment  to be made by written  instrument  executed or  consented to by the
Depositor   and  such   related   insurer  but  without  the  consent  of  any
Certificateholder  and  without  the  consent  of the Master  Servicer  or the
Trustee being required  unless any such amendment  would impose any additional
obligation   on,  or  otherwise   adversely   affect  the   interests  of  the
Certificateholders,  the  Master  Servicer  or  the  Trustee,  as  applicable;
provided that the Depositor  obtains an Opinion of Counsel  (which need not be an opinion of Independent  counsel) to the effect that any such amendment will not cause  (a) any  federal  tax to be  imposed on the Trust  Fund,  including without  limitation,  any  federal tax  imposed on  "prohibited  transactions"
under  Section 860F(a)(1)  of the Code or on "contributions  after the startup
date"  under   Section 860G(d)(1)  of  the  Code  and  (b) any  REMIC  created hereunder  to fail to qualify as a REMIC at any time that any  Certificate  is outstanding.

(f)   Notwithstanding  anything to the  contrary  set forth in Sections  11.01
(b), (c), (d), and (e), any amendment of Sections  4.02(c)(x) and 4.08 of this
Agreement shall require the consent of the Swap  Counterparty as a third-party beneficiary of Sections 4.02(c)(x) and 4.08 of this Agreement.

Section 11.02.    Recordation of Agreement; Counterparts

(a)   To the extent  permitted by applicable law, this Agreement is subject to recordation in all  appropriate  public  offices for real property  records in all the counties or other comparable  jurisdictions in which any or all of the
properties   subject  to  the  Mortgages  are  situated,   and  in  any  other
appropriate  public  recording  office or elsewhere,  such  recordation  to be effected  by the  Master  Servicer  and at its  expense  on  direction  by the
Trustee  (pursuant to the request of the Holders of  Certificates  entitled to at least 25% of the Voting Rights), but only upon direction  accompanied by an
Opinion  of  Counsel  to the  effect  that  such  recordation  materially  and beneficially affects the interests of the Certificateholders.

(b)   For the purpose of  facilitating  the  recordation  of this Agreement as herein  provided  and for  other  purposes,  this  Agreement  may be  executed simultaneously  in any  number  of  counterparts,  each of which  counterparts shall be deemed to be an original,  and such counterparts shall constitute but one and the same instrument.

Section 11.03.    Limitation on Rights of Certificateholders

(a)   The death or  incapacity of any  Certificateholder  shall not operate to
terminate   this   Agreement   or   the   Trust   Fund,   nor   entitle   such
Certificateholder's  legal  representatives or heirs to claim an accounting or to take any action or  proceeding  in any court for a partition  or winding up
of  the  Trust  Fund,  nor  otherwise  affect  the  rights,   obligations  and
liabilities of any of the parties hereto.

(b)   No  Certificateholder  shall have any right to vote (except as expressly provided  herein)  or in  any  manner  otherwise  control  the  operation  and management of the Trust Fund, or the  obligations of the parties  hereto,  nor
shall  anything   herein  set  forth,   or  contained  in  the  terms  of  the
Certificates,  be construed so as to constitute  the  Certificateholders  from time  to time  as  partners  or  members  of an  association;  nor  shall  any
Certificateholder  be under any liability to any third person by reason of any action  taken by the  parties  to this  Agreement  pursuant  to any  provision hereof.

(c)   No Certificateholder  shall have any right by virtue of any provision of this  Agreement to institute  any suit,  action or  proceeding in equity or at law  upon or under or with  respect  to this  Agreement,  unless  such  Holder previously  shall have given to the Trustee a written notice of default and of the  continuance  thereof,  as  hereinbefore  provided,  and  unless  also the
Holders of  Certificates  of any  Class evidencing  in the  aggregate not less than 25% of the related  Percentage  Interests of such Class,  shall have made written request upon the Trustee to institute such action,  suit or proceeding in its own name as Trustee  hereunder  and shall have  offered to the  Trustee such reasonable  indemnity as it may require  against the costs,  expenses and liabilities  to be  incurred  therein or thereby,  and the Trustee  shall have given its written  consent and the  Trustee,  for 60 days after its receipt of such notice,  request and offer of indemnity,  shall have neglected or refused to institute  any such action,  suit or  proceeding  it being  understood  and intended,  and being expressly covenanted by each Certificateholder with every other  Certificateholder  and the  Trustee,  that no one or  more  Holders  of
Certificates  of any  Class shall  have any right in any  manner  whatever  by virtue of any provision of this Agreement to affect,  disturb or prejudice the rights of the Holders of any other of such  Certificates  of such Class or any other Class,  or to obtain or seek to obtain  priority  over or  preference to any other such Holder,  or to enforce any right under this  Agreement,  except
in  the   manner   herein   provided   and   for   the   common   benefit   of
Certificateholders  of such Class or all Classes,  as the case may be. For the protection and enforcement of the provisions of this  Section 11.03,  each and every  Certificateholder  and the Trustee  shall be entitled to such relief as can be given either at law or in equity.

Section 11.04.    Governing Law

      This agreement and the  Certificates  shall be governed by and construed in  accordance  with  the laws of the  State of New York and the  obligations,
rights  and  remedies  of  the  parties   hereunder  shall  be  determined  in
accordance with such laws.

Section 11.05.    Notices

      All  demands  and  notices  hereunder  shall be in writing  and shall be deemed  to have  been  duly  given if  personally  delivered  at or  mailed by registered  mail,  postage  prepaid  (except for notices to the Trustee  which shall be deemed to have been duly  given  only when  received),  to (a) in the
case  of  the  Depositor,   8400  Normandale   Lake   Boulevard,   Suite  250,
Minneapolis,  Minnesota  55437,  Attention:  President  (RAMP),  or such other address as may  hereafter be furnished to the Master  Servicer and the Trustee in writing by the  Depositor;  (b) in  the case of the Master  Servicer,  2255
North  Ontario  Street,   Burbank,   California  91504-3120,   Attention: Bond
Administration  or such other  address as may be  hereafter  furnished  to the
Depositor and the Trustee by the Master  Servicer in writing;  (c) in the case of the  Trustee,  the  Corporate  Trust  Office or such  other  address as may hereafter be furnished to the Depositor and the Master  Servicer in writing by the Trustee;  (d) in the case of  [Standard & Poor's,  55 Water  Street,  41st
Floor,  New York,  New York 10041  Attention:  Mortgage  Surveillance  or such other  address as may be  hereafter  furnished to the  Depositor,  Trustee and
Master Servicer by Standard & Poor's];  (e) in the case of [Moody's, 99 Church
Street, New York, New York 10007,  Attention:  ABS Monitoring  Department,  or
such  other  address  as may be  hereafter  furnished  to the  Depositor,  the
Trustee and the Master  Servicer in writing by Moody's];  and (f) [in the case of the Swap Counterparty,  Hedge Agreement Provider,  [_________________],  or
such  other  address  as may be  hereafter  furnished  to the  Depositor,  the
Trustee  and the Master  Servicer  in writing by the Swap  Counterparty].  Any notice  required or  permitted  to be mailed to a  Certificateholder  shall be given by first class mail,  postage prepaid,  at the address of such holder as shown in the  Certificate  Register.  Any  notice  so mailed  within  the time prescribed in this Agreement shall be conclusively  presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 11.06.    Notices to Rating Agencies

      The  Depositor,  the Master  Servicer  or the  Trustee,  as  applicable,
(a) shall  notify each Rating Agency at such time as it is otherwise  required pursuant  to this  Agreement  to give notice of the  occurrence  of any of the events described in clause (i), (ii),  (iii),  (iv),  (vii),  (viii),  (ix) or
(x) below,  (b) shall  notify the  Subservicer at such time as it is otherwise required  pursuant to this  Agreement to give notice of the  occurrence of any
of  the  events   described  in  clause  (i),  (ii),   (iii)(1),   (vii)(1) or
(ix) below,  or  (c) provide  a copy to each  Rating  Agency  at such  time as otherwise  required to be delivered  pursuant to this  Agreement of any of the statements described in clauses (v) and (vi) below:

(i)   a material change or amendment to this Agreement,

(ii)  the occurrence of an Event of Default,

(iii) (1) the  termination or appointment  of a successor  Master  Servicer or
(2) the  termination or appointment of a successor  Trustee or a change in the majority ownership of the Trustee,

(iv)  the filing of any claim  under the Master  Servicer's  blanket  fidelity bond and the errors and omissions  insurance  policy  required by Section 3.12 or the cancellation or modification of coverage under any such instrument,

(v)   the  statement  required to be delivered to the Holders of each Class of
Certificates pursuant to Section 4.03,

(vi)  the  statements  required to be delivered  pursuant to Sections 3.18 and
3.19,

(vii) (1) a  change in the location of the  Custodial  Account or (2) a change in the location of the Certificate Account,

(viii)      the  occurrence of any monthly cash flow  shortfall to the Holders of any  Class of  Certificates  resulting  from  the  failure  by  the  Master
Servicer to make an Advance pursuant to Section 4.04,

(ix)  the occurrence of the Final Distribution Date, and

(x)   the repurchase of or substitution for any Mortgage Loan,

provided,  however,  that with  respect  to notice  of the  occurrence  of the events described in clauses (iv), (vii) or  (viii) above,  the Master Servicer
shall  provide   prompt   written   notice  to  each  Rating  Agency  and  the
Subservicer, if applicable, of any such event known to the Master Servicer.

Section 11.07.    Severability of Provisions

      If any one or more of the covenants, agreements,  provisions or terms of this  Agreement  shall be for any reason  whatsoever  held invalid,  then such covenants, agreements,  provisions or terms shall be deemed severable from the remaining  covenants,  agreements,  provisions or terms of this  Agreement and shall in no way affect the validity or  enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.08.    Supplemental Provisions for Resecuritization

(a)   This  Agreement  may be  supplemented  by  means  of the  addition  of a separate  Article  hereto  (a  "Supplemental  Article")  for  the  purpose  of resecuritizing any of the Certificates  issued hereunder,  under the following circumstances.  With respect to any Class or  Classes of  Certificates  issued hereunder,  or any portion of any such Class, as to which the Depositor or any of its  Affiliates  (or any designee  thereof) is the  registered  Holder (the
"Resecuritized  Certificates"),  the Depositor may deposit such  Resecuritized
Certificates  into a new REMIC,  grantor  trust or  custodial  arrangement  (a
"Restructuring  Vehicle") to be held by the Trustee pursuant to a Supplemental
Article.  The instrument adopting such Supplemental  Article shall be executed by the Depositor, the Master Servicer and the Trustee;  provided, that neither the Master  Servicer nor the Trustee shall withhold  their consent  thereto if
their  respective   interests  would  not  be  materially  adversely  affected thereby.  To the extent that the terms of the  Supplemental  Article do not in any way affect any provisions of this Agreement as to any of the  Certificates initially issued  hereunder,  the adoption of the  Supplemental  Article shall not constitute an "amendment" of this Agreement.

(b)   Each  Supplemental  Article  shall set forth  all  necessary  provisions relating to the holding of the Resecuritized  Certificates by the Trustee, the
establishment of the Restructuring  Vehicle, the issuing of various classes of new  certificates by the  Restructuring  Vehicle and the  distributions  to be made thereon,  and any other provisions  necessary to the purposes thereof. In connection with each Supplemental  Article, the Depositor shall deliver to the
Trustee  an  Opinion of  Counsel  to the  effect  that  (i) the  Restructuring
Vehicle will qualify as a REMIC,  grantor trust or other entity not subject to taxation  for  federal  income  tax  purposes  and  (ii) the  adoption  of the
Supplemental  Article  will not  endanger  the  status  of any  REMIC  created hereunder as a REMIC or result in the  imposition of a tax upon the Trust Fund
(including but not limited to the tax on prohibited  transaction as defined in
Section 860F(a)(2)  of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code.

Section 11.09.    Intended Third Party Beneficiary

      The Swap Counterparty is an express third-party  beneficiary of Sections
4.02(c)(x) and  4.08 of this  Agreement,  and shall  have the right to enforce the provisions of Sections 4.02(c)(x) and 4.08 of this Agreement.

                                 ARTICLE XII

                        COMPLIANCE WITH REGULATION AB

Section 12.01.    Intent of the Parties; Reasonableness.

       The  Depositor,  the Trustee and the Master  Servicer  acknowledge  and agree that the purpose of this Article XII is to facilitate  compliance by the
Depositor  with  the  provisions  of  Regulation  AB  and  related  rules  and regulations of the  Commission.  The Depositor shall not exercise its right to request  delivery of information or other  performance  under these provisions other than in good  faith,  or for  purposes  other than  compliance  with the
Securities  Act,  the  Exchange  Act  and the  rules  and  regulations  of the
Commission  under the  Securities Act and the Exchange Act. Each of the Master
Servicer   and  the  Trustee   acknowledges   that   interpretations   of  the
requirements   of  Regulation  AB  may  change  over  time,   whether  due  to
interpretive  guidance  provided  by the  Commission  or its staff,  consensus among  participants  in the  mortgage-backed  securities  markets,  advice  of counsel,  or  otherwise,  and  agrees  to  comply  with  requests  made by the
Depositor in good faith for delivery of information  under these provisions on the basis of evolving  interpretations  of  Regulation  AB. Each of the Master
Servicer and the Trustee shall  cooperate  fully with the Depositor to deliver to the Depositor  (including any of its assignees or  designees),  any and all
statements,  reports,  certifications,   records  and  any  other  information
necessary  in the good  faith  determination  of the  Depositor  to permit the
Depositor or such  Depositor to comply with the  provisions of Regulation  AB, together with such disclosures  relating to the Master  Servicer,  the Trustee and the Mortgage  Loans,  or the servicing of the Mortgage  Loans,  reasonably believed by the Depositor to be necessary in order to effect such compliance.

Section 12.02.    Additional Representations and Warranties of the Trustee.

(a)   The Trustee  shall be deemed to  represent  to the  Depositor  as of the date on which  information  is first  provided to the Depositor  under Section
12.03 that,  except as  disclosed  in writing to the  Depositor  prior to such date:  (i) it is not  aware  and has not  received  notice  that any  default, early  amortization or other  performance  triggering event has occurred as to any other  Securitization  Transaction due to any act or failure to act of the
Trustee;  (ii) it has not been  terminated as trustee in a  securitization  of mortgage  loans;  (iii) there are no aspects of its financial  condition  that could have a material  adverse effect on the  performance by it of its trustee obligations  under this  Agreement  or any other  Securitization  Transaction;
(iv) there are no  material  legal or  governmental  proceedings  pending  (or known to be  contemplated)  against  it;  and (v) there  are no  affiliations, relationships  or  transactions  relating to the Trustee  with  respect to the
Depositor or any  sponsor,  issuing  entity,  servicer,  trustee,  originator, significant  obligor,  enhancement  or  support  provider  or  other  material transaction  party (as such terms are used in  Regulation  AB) relating to the
Securitization  Transaction  contemplated by the Agreement (the  "Transaction
Parties").

(b)   If so  requested  by the  Depositor  on any date  following  the date on which  information is first provided to the Depositor under Section 12.03, the
Trustee shall,  within five Business Days  following such request,  confirm in writing  the  accuracy  of the  representations  and  warranties  set forth in paragraph (a) of this Section or, if any such  representation  and warranty is not  accurate  as of the date of such  request or such  confirmation,  provide reasonably  adequate  disclosure of the pertinent  facts,  in writing,  to the requesting party.

Section 12.03.    Information to Be Provided by the Trustee.

(c)   If so  requested  by the  Depositor  for the purpose of  satisfying  its reporting  obligation  under the  Exchange  Act with  respect  to any class of
Certificates,  the Trustee  shall (i) notify the  Depositor  in writing of (A)
any  material  litigation  or  governmental  proceedings  pending  against the
Trustee and (B) any affiliations or relationships  that develop  following the
Closing Date between the Trustee and any Transaction  Party,  and (ii) provide to the Depositor a written  description of such  proceedings,  affiliations or relationships.

(d)   In addition to such  information  as the Trustee is obligated to provide pursuant  to  other  provisions  of this  Agreement,  if so  requested  by the
Depositor , the Trustee shall provide such  information  reasonably  available to the Trustee  regarding the  performance  or servicing of the Mortgage Loans as is reasonably  required to facilitate  preparation of distribution  reports in accordance with Item 1121 of Regulation AB.

Section 12.04.    Report on Assessment of Compliance and Attestation.

       On or before March 15 of each calendar year, the Trustee shall:

(e)   deliver  to the  Depositor  a report (in form and  substance  reasonably
satisfactory  to  the  Depositor)   regarding  the  Trustee's   assessment  of
compliance  with the  Servicing  Criteria  during  the  immediately  preceding calendar  year, as required  under Rules 13a-18 and 15d-18 of the Exchange Act and  Item  1122 of  Regulation  AB.  Such  report  shall be  addressed  to the
Depositor  and  signed by an  authorized  officer  of the  Trustee,  and shall
address  each  of  the  Servicing   Criteria   specified  on  a  certification
substantially in the form of Exhibit S hereto; and

(f)   deliver to the  Depositor  a report of a  registered  public  accounting firm  reasonably  acceptable to the Depositor that attests to, and reports on, the  assessment  of compliance  made by the Trustee and delivered  pursuant to the preceding  paragraph.  Such attestation  shall be in accordance with Rules
1-02(a)(3)  and 2-02(g) of  Regulation  S-X under the  Securities  Act and the
Exchange Act.

Section 12.05.    Indemnification; Remedies.

(g)   The  Trustee  shall  indemnify  the  Depositor,  each  affiliate  of the
Depositor,  the Master  Servicer and each broker dealer acting as underwriter, placement  agent or initial  purchaser of the  Certificates or each Person who controls  any of  such  parties  (within  the  meaning  of  Section  15 of the
Securities  Act and  Section  20 of the  Exchange  Act);  and  the  respective present and former  directors,  officers,  employees and agents of each of the foregoing,  and shall hold each of them  harmless from and against any losses, damages,  penalties,  fines, forfeitures,  legal fees and expenses and related costs, judgments,  and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)   (A)         any  untrue  statement  of  a  material  fact  contained  or
alleged  to  be  contained   in  any   information,   report,   certification,
accountants'  letter or other  material  provided under this Article XII by or on behalf of the Trustee  (collectively,  the "Trustee  Information"),  or (B)
the  omission  or  alleged  omission  to state in the  Trustee  Information  a material  fact required to be stated in the Trustee  Information  or necessary in order to make the  statements  therein,  in the light of the  circumstances
under   which  they  were  made,   not   misleading;   provided,   by  way  of
clarification,  that clause (B) of this paragraph shall be construed solely by reference  to  the  Trustee  Information  and  not to  any  other  information communicated  in  connection  with a sale or purchase of  securities,  without regard to whether the Trustee  Information or any portion thereof is presented together with or separately from such other information;

(ii)  any  failure  by  the  Trustee  to  deliver  any  information,   report,
certification,  accountants'  letter or other  material  when and as  required under this Article XII; or

(iii) any breach by the Trustee of a  representation  or warranty set forth in
Section 12.02(a) or in a writing furnished pursuant to Section 12.02(b).

(h)   In the case of any failure of  performance  described  in clause (ii) of this  Section,  the Trustee  shall  promptly  reimburse  the Depositor for all costs  reasonably  incurred  by  each  such  party  in  order  to  obtain  the information, report, certification,  accountants' letter or other material not delivered as required by the Trustee.

                           [Signature Page Follows]

      IN WITNESS WHEREOF,  the Depositor,  the Master Servicer and the Trustee
have  caused  their  names to be signed  hereto by their  respective  officers thereunto duly authorized and their  respective  seals,  duly attested,  to be hereunto affixed, all as of the date and year first above written.
                                          RESIDENTIAL ASSET MORTGAGE PRODUCTS,
                                          INC.
                                          By:   __________________________
                                          Name:
                                          Title:      Vice President
                                          RESIDENTIAL FUNDING CORPORATION
                                          By:   __________________________
                                          Name:
                                          Title:
                                          [_______________________],
                                           as Trustee
                                          By:   __________________________
                                          Name:
                                          Title:

STATE OF MINNESOTA      )
) ss.:
COUNTY OF HENNEPIN      )
      On the ___ day of  [___________],  20[_],  before me, a notary public in and for said State, personally appeared  _______________,  known to me to be a
[Vice  President] of  Residential  Asset Mortgage  Products,  Inc., one of the
corporations that executed the within  instrument,  and also known to me to be the person who executed it on behalf of said corporation,  and acknowledged to me that such corporation executed the within instrument.

      IN WITNESS WHEREOF,  I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                 _________________________
                                 Notary Public
[Notarial Seal]

STATE OF MINNESOTA
                         ) ss.:
COUNTY OF HENNEPIN       )
      On the ___ day of  [___________],  20[_],  before me, a notary public in and for said  State,  personally  appeared  ____________,  known to me to be a
[Managing   Director]  of  Residential   Funding   Corporation,   one  of  the
corporations that executed the within  instrument,  and also known to me to be the person who executed it on behalf of said corporation,  and acknowledged to me that such corporation executed the within instrument.

      IN WITNESS WHEREOF,  I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                 _________________________
                                 Notary Public
[Notarial Seal]

STATE OF NEW YORK
                          ) ss.:
COUNTY OF NEW YORK        )
      On the ___ day of December,  2005, before me, a notary public in and for said State, personally appeared ______________,  known to me to be a Assistant
Vice  President of JPMorgan Chase Bank,  N.A., a New York banking  corporation that  executed  the within  instrument,  and also known to me to be the person who executed it on behalf of said banking corporation,  and acknowledged to me that such banking corporation executed the within instrument.

      IN WITNESS WHEREOF,  I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                 _________________________
                                 Notary Public
[Notarial Seal]

=================================================================================

                                                                     EXHIBIT A

                       FORM OF CLASS A-[ ] CERTIFICATE

      SOLELY FOR U.S.  FEDERAL  INCOME TAX  PURPOSES,  THIS  CERTIFICATE  IS A
"REGULAR  INTEREST" IN A "REAL ESTATE MORTGAGE  INVESTMENT  CONDUIT," AS THOSE
TERMS ARE  DEFINED,  RESPECTIVELY,  IN SECTIONS  860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986  [COUPLED  WITH THE RIGHT TO RECEIVE  PAYMENTS  UNDER THE
SWAP AGREEMENT].

      THE CERTIFICATE  PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED
BY THE  PRINCIPAL  PAYMENTS  HEREON  AND  REALIZED  LOSSES  ALLOCABLE  HERETO.
ACCORDINGLY,   FOLLOWING  THE  INITIAL  ISSUANCE  OF  THE  CERTIFICATES,   THE
CERTIFICATE  PRINCIPAL  BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE
DENOMINATION SHOWN BELOW.  ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS
CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED  REPRESENTATIVE OF
THE DEPOSITORY  TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR  REGISTRATION  OF
TRANSFER,  EXCHANGE OR PAYMENT,  AND ANY  CERTIFICATE  ISSUED IS REGISTERED IN
THE  NAME OF CEDE & CO.  OR SUCH  OTHER  NAME AS  REQUESTED  BY AN  AUTHORIZED
REPRESENTATIVE  OF THE  DEPOSITORY  TRUST  COMPANY  AND ANY PAYMENT IS MADE TO
CEDE & CO.,  ANY  TRANSFER,  PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
BY OR TO ANY PERSON IS WRONGFUL  SINCE THE  REGISTERED  OWNER  HEREOF,  CEDE &
CO., HAS AN INTEREST HEREIN.

      NO TRANSFER OF THIS  CERTIFICATE  OR ANY INTEREST  THEREIN SHALL BE MADE
TO ANY  EMPLOYEE  BENEFIT  PLAN OR OTHER  PLAN OR  ARRANGEMENT  SUBJECT TO THE
PROHIBITED  TRANSACTION  PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED ("ERISA"),  OR SECTION 4975 OF THE CODE, OR ANY PERSON
(INCLUDING AN INSURANCE COMPANY  INVESTING ITS GENERAL ACCOUNT,  AN INVESTMENT
MANAGER,  A NAMED  FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING "PLAN
ASSETS" OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING,  A
"PLAN INVESTOR").

      ANY PURPORTED  CERTIFICATE  OWNER WHOSE  ACQUISITION  OR HOLDING OF THIS
CERTIFICATE   (OR   INTEREST   THEREIN)  WAS  EFFECTED  IN  VIOLATION  OF  THE
RESTRICTIONS IN SECTION  5.02(e) OF THE POOLING AND SERVICING  AGREEMENT SHALL
INDEMNIFY AND HOLD HARMLESS THE DEPOSITOR,  THE TRUSTEE,  THE MASTER SERVICER,
ANY SUBSERVICER,  AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES,
CLAIMS,  COSTS OR  EXPENSES  INCURRED  BY SUCH  PARTIES  AS A  RESULT  OF SUCH
ACQUISITION OR HOLDING.

                                             Certificate No. [_]
CUSIP:  [______]
Date of Pooling and Servicing                [Adjustable Pass-Through Rate]
Agreement and Cut-off Date:
[________] 1, 20[_]
First Distribution Date:
[_________], 20[_]                           Percentage Interest: [_]%
Master Servicer:                             Aggregate Initial Certificate
Residential Funding Corporation              Principal Balance of the Class
                                             A-[_] Certificates: $_________
Final Scheduled Distribution                 Initial Certificate Principal
Date:                                        Balance of this Class A-[_]
[___________], 20[_]                         Certificate:
                                             $_________

               MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES

                              SERIES 20[_]-RZ[_]

            evidencing a percentage  interest in the distributions
            allocable  to  the  Class  A-[_]   Certificates   with
            respect  to a Trust  Fund  consisting  primarily  of a
            pool of  one-  to  four-family  fixed  and  adjustable
            interest  rate,  first  lien  mortgage  loans  sold by
            RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

      This  Certificate  is payable  solely from the assets of the Trust Fund, and does not  represent  an  obligation  of or interest in  Residential  Asset
Mortgage  Products,  Inc., the Master Servicer,  the Trustee referred to below or [_______________] or any of their affiliates.  Neither this Certificate nor the underlying  Mortgage  Loans are guaranteed or insured by any  governmental agency or  instrumentality  or by Residential Asset Mortgage  Products,  Inc.,
the  Master  Servicer,  the  Trustee  or  [_______________]  or any  of  their affiliates.  None of the Depositor, the Master Servicer,  [_______________] or
any  of  their  affiliates  will  have  any  obligation  with  respect  to any certificate  or other  obligation  secured by or payable from  payments on the
Certificates.

      This  certifies  that  [____________]  is the  registered  owner  of the
Percentage  Interest  evidenced by this Certificate  (obtained by dividing the
Initial  Certificate  Principal  Balance of this  Certificate by the aggregate
Initial Certificate  Principal Balance of all Class A-[_]  Certificates,  both as specified  above) in certain  distributions  with respect to the Trust Fund consisting  primarily  of an interest in a pool of one- to  four-family  fixed and  adjustable  interest  rate,  first lien  mortgage  loans  (the  "Mortgage
Loans"),  sold by  Residential  Asset  Mortgage  Products,  Inc.  (hereinafter called the  "Depositor,"  which term includes any  successor  entity under the
Agreement  referred  to  below).  The Trust  Fund was  created  pursuant  to a
Pooling and Servicing  Agreement  dated as specified  above (the  "Agreement")
among the Depositor,  the Master  Servicer and  [_______________],  as trustee
(the "Trustee"),  a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein,  the capitalized terms used herein have the meanings  assigned in the Agreement.  This Certificate is issued under and is subject to the terms,  provisions  and  conditions  of the
Agreement,  to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement,  a distribution  will be made on the 25th day of each  month or, if such 25th day is not a  Business  Day,  the
Business Day immediately  following (the "Distribution  Date"),  commencing as described in the  Agreement,  to the Person in whose name this  Certificate is registered  at the close of  business on the day prior (or if such last day is not a Business Day, the Business Day  immediately  preceding such day) to such
Distribution Date (the "Record Date"), from the Available  Distribution Amount in an amount  equal to the product of the  Percentage  Interest  evidenced  by this  Certificate and the amount of interest and principal,  if any,  required to be distributed to Holders of Class A-[_]  Certificates on such Distribution
Date.

      Distributions  on this  Certificate  will be made  either by the  Master
Servicer  acting on behalf of the Trustee or by a Paying  Agent  appointed  by the Trustee in  immediately  available  funds (by wire  transfer or otherwise)
for the account of the Person  entitled  thereto if such Person  shall have so notified the Master  Servicer or such Paying Agent,  or by check mailed to the address of the Person entitled thereto,  as such name and address shall appear on the Certificate Register.

      Notwithstanding  the above,  the final  distribution on this Certificate will be made after due notice of the  pendency of such  distribution  and only upon  presentation  and surrender of, this Certificate at the office or agency appointed  by the Trustee for that purpose in  [_______________].  The Initial
Certificate  Principal  Balance of this  Certificate  is set forth above.  The
Certificate  Principal  Balance  hereof  will  be  reduced  from  time to time pursuant to the Agreement.

      This  Certificate  is one of a duly  authorized  issue  of  Certificates issued in several  Classes  designated as Mortgage  Asset-Backed  Pass-Through
Certificates of the Series  specified hereon (herein  collectively  called the
"Certificates").

      The Certificates are limited in right of payment to certain  collections and recoveries  respecting the Mortgage Loans,  all as more  specifically  set forth  herein and in the  Agreement.  In the event Master  Servicer  funds are advanced with respect to any Mortgage Loan,  such advance is  reimbursable  to the Master  Servicer,  to the extent  provided in the Agreement,  from related recoveries  on such  Mortgage  Loan or from  other  cash that  would have been distributable to Certificateholders.

      As provided in the  Agreement,  withdrawals  from the Custodial  Account and/or the Certificate  Account created for the benefit of  Certificateholders may be made by the Master  Servicer from time to time for purposes  other than
distributions  to   Certificateholders,   such  purposes   including   without
limitation  reimbursement to the Depositor and the Master Servicer of advances made, or certain expenses incurred, by either of them.

      The Agreement permits,  with certain  exceptions  therein provided,  the amendment of the Agreement and the  modification of the rights and obligations of the  Depositor,  the Master  Servicer and the Trustee and the rights of the
Certificateholders  under the  Agreement  from time to time by the  Depositor, the  Master  Servicer  and the  Trustee  with the  consent  of the  Holders of
Certificates  evidencing in the aggregate not less than 66% of the  Percentage
Interests of each Class of Certificates  affected thereby. Any such consent by the Holder of this Certificate  shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate  issued upon the transfer  hereof or in exchange  herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate.  The Agreement also permits the amendment thereof in certain  circumstances without the consent of
the  Holders  of  any  of  the   Certificates   and,  in  certain   additional
circumstances,  without  the  consent of the  Holders  of  certain  Classes of
Certificates.

      As provided in the Agreement and subject to certain  limitations therein set forth,  the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this  Certificate  for  registration of transfer at the  offices or agencies  appointed  by the  Trustee  [_______________],  duly endorsed  by,  or  accompanied  by an  assignment  in the form  below or other written  instrument  of transfer in form  satisfactory  to the Trustee and the
Certificate  Registrar  duly  executed by the Holder  hereof or such  Holder's
attorney  duly   authorized  in  writing,   and  thereupon  one  or  more  new
Certificates  of  authorized  denominations  evidencing  the  same  Class  and aggregate  Percentage Interest will be issued to the designated  transferee or transferees.

      No transfer of this  Certificate  or any interest  therein shall be made to any  employee  benefit  plan or other  plan or  arrangement  subject to the prohibited  transaction  provisions  of ERISA or Section 4975 of the Code,  or any person (including an insurance  company investing its general account,  an investment  manager,  a named  fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such  acquisition  (each of the foregoing, a "Plan Investor").

      The  Certificates are issuable only as registered  Certificates  without coupons  in  Classes  and in  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and  subject to certain  limitations  therein set forth,  Certificates  are  exchangeable  for new  Certificates  of  authorized denominations  evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such  registration of transfer or exchange,  but the Trustee may require  payment of a sum  sufficient  to cover any tax or other governmental charge payable in connection therewith.

      The  Depositor,  the Master  Servicer,  the Trustee and the  Certificate
Registrar and any agent of the Depositor,  the Master Servicer, the Trustee or the Certificate  Registrar may treat the Person in whose name this Certificate is  registered  as  the  owner  hereof  for  all  purposes,  and  neither  the
Depositor,  the Master  Servicer,  the  Trustee  nor any such  agent  shall be affected by notice to the contrary.

      This  Certificate  shall be governed by and construed in accordance with the laws of the State of New York.

      The obligations  created by the Agreement in respect of the Certificates and the Trust  Fund  created  thereby  shall  terminate  upon the  payment  to
Certificateholders  of all  amounts  held by or on behalf of the  Trustee  and required to be paid to them  pursuant to the  Agreement  following the earlier of (i) the maturity or other  liquidation  of the last  Mortgage  Loan subject thereto or the disposition of all property  acquired upon  foreclosure or deed in lieu of  foreclosure  of any  Mortgage  Loan,  and (ii) the purchase by the
Master  Servicer or Holder of the Class SB  Certificates,  as described in the
Agreement,  thereby  effecting early  retirement of the related  Certificates.
The  Agreement  permits,  but does not  require,  the  purchase  by the Master
Servicer  or  Holder  of  the  Class  SB  Certificates,  as  described  in the
Agreement,  (i) from the Trust Fund of all  remaining  Mortgage  Loans and all property  acquired in respect of such Mortgage Loans, at a price determined as provided in the  Agreement,  or (ii) in whole,  but not in part, of all of the
Class A Certificates,  [Class M Certificates]  and Class SB Certificates  from the Holders thereof;  provided, that any such options may only be exercised if the Stated  Principal  Balance of the Mortgage  Loans (before giving effect to
the  distributions  to  be  made  on  such  Distribution   Date),  as  of  the
Distribution   Date  upon  which  the  proceeds  of  any  such   purchase  are
distributed is less than ten percent of the Cut-off Date Principal  Balance of the Mortgage Loans.

      Unless the  certificate  of  authentication  hereon has been executed by the Certificate Registrar, by manual signature,  this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS  WHEREOF,  the Trustee has caused this Certificate to be duly executed.

                                    [_______________],
                                         as Trustee

                                    By:___________________________________
                                              Authorized Signatory

Dated: [_______], 20[_]

                        CERTIFICATE OF AUTHENTICATION

      This  is  one  of  the  Class  A-[_]  Certificates  referred  to in  the within-mentioned Agreement.

                                    [_______________], as Certificate
                                         Registrar

                                    By:___________________________________
                                              Authorized Signatory

                                  ASSIGNMENT

      FOR VALUE  RECEIVED,  the  undersigned  hereby  sell(s),  assign(s)  and
transfer(s)                                                               unto
__________________________________________________________________________________________________________________________________________________________________________________________________________________________________________(Please
print or typewrite name and address  including  postal zip code of assignee) a
Percentage   Interest   evidenced   by  the   within   Mortgage   Asset-Backed
Pass-Through  Certificate  and hereby  authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

      I  (We)  further  direct  the  Certificate  Registrar  to  issue  a  new
Certificate of a like  denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

Dated:_________________                      _________________________________
                                             Signature  by  or  on  behalf  of
assignor

                                             _________________________________
                                             Signature Guaranteed

                          DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

Distributions  shall be made, by wire transfer or  otherwise,  in  immediately
available                               funds                               to
______________________________________________________________________________for
the account of ______________________________________________________  account
number         or,        if         mailed        by        check,         to
__________________________________________________

      Applicable       statements       should       be       mailed       to:
_____________________________________
___________________________________________________________________________________________________________________________________________________________.

      This  information  is provided  by  ___________________________________, the assignee named above, or __________________________, as its agent.

                                                                     EXHIBIT B

                       FORM OF CLASS M-[_] CERTIFICATE

      THIS  CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A AND
CLASS M-[_] CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

      THE CERTIFICATE  PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED
BY THE  PRINCIPAL  PAYMENTS  HEREON  AND  REALIZED  LOSSES  ALLOCABLE  HERETO.
ACCORDINGLY,   FOLLOWING  THE  INITIAL  ISSUANCE  OF  THE  CERTIFICATES,   THE
CERTIFICATE  PRINCIPAL  BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE
DENOMINATION SHOWN BELOW.  ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS
CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED  REPRESENTATIVE OF
THE DEPOSITORY  TRUST COMPANY,  A NEW YORK CORPORATION  ("DTC"),  TO ISSUER OR
ITS  AGENT  FOR  REGISTRATION  OF  TRANSFER,  EXCHANGE,  OR  PAYMENT,  AND ANY
CERTIFICATE  ISSUED IS  REGISTERED  IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
NAME AS IS REQUESTED BY AN AUTHORIZED  REPRESENTATIVE  OF DTC (AND ANY PAYMENT
IS  MADE  TO  CEDE  & CO.  OR TO  SUCH  OTHER  ENTITY  AS IS  REQUESTED  BY AN
AUTHORIZED  REPRESENTATIVE OF DTC), ANY TRANSFER,  PLEDGE, OR OTHER USE HEREOF
FOR  VALUE OR  OTHERWISE  BY OR TO ANY  PERSON  IS  WRONGFUL  INASMUCH  AS THE
REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      SOLELY FOR U.S.  FEDERAL  INCOME TAX  PURPOSES,  THIS  CERTIFICATE  IS A
"REGULAR  INTEREST" IN A "REAL ESTATE MORTGAGE  INVESTMENT  CONDUIT," AS THOSE
TERMS ARE  DEFINED,  RESPECTIVELY,  IN SECTIONS  860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE")  [COUPLED  WITH A RIGHT TO RECEIVE  PAYMENTS
UNDER THE SWAP AGREEMENT].

      NO TRANSFER OF THIS  CERTIFICATE  OR ANY INTEREST  THEREIN SHALL BE MADE
TO ANY  EMPLOYEE  BENEFIT  PLAN OR OTHER  PLAN OR  ARRANGEMENT  SUBJECT TO THE
PROHIBITED  TRANSACTION  PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED ("ERISA"),  OR SECTION 4975 OF THE CODE, OR ANY PERSON
(INCLUDING AN INSURANCE COMPANY  INVESTING ITS GENERAL ACCOUNT,  AN INVESTMENT
MANAGER,  A NAMED  FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING "PLAN
ASSETS" OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING,  A
"PLAN INVESTOR").

      ANY PURPORTED  CERTIFICATE  OWNER WHOSE  ACQUISITION  OR HOLDING OF THIS
CERTIFICATE   (OR   INTEREST   THEREIN)  WAS  EFFECTED  IN  VIOLATION  OF  THE
RESTRICTIONS IN SECTION  5.02(e) OF THE POOLING AND SERVICING  AGREEMENT SHALL
INDEMNIFY AND HOLD HARMLESS THE DEPOSITOR,  THE TRUSTEE,  THE MASTER SERVICER,
ANY SUBSERVICER,  AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES,
CLAIMS,  COSTS OR  EXPENSES  INCURRED  BY SUCH  PARTIES  AS A  RESULT  OF SUCH
ACQUISITION OR HOLDING.

                                             Certificate No. M-[_]
CUSIP:  [______]
Date of Pooling and Servicing                [Adjustable Pass-Through Rate]
Agreement and Cut-off Date:
[________] 1, 20[_]
First Distribution Date:
[________], 20[_]                            Aggregate Initial Certificate
                                             Principal Balance of the Class
Master Servicer:                             M-[_]Certificates:  $______
Residential Funding Corporation
Final Scheduled Distribution                 Initial Certificate Principal
Date:                                        Balance of the Class M-[_]
_________ __, 20[_]                          Certificates: $_________

               MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES

                              SERIES 20[_]-RZ[_]

            evidencing a percentage  interest in the distributions
            allocable  to  the  Class  M-[_]   Certificates   with
            respect  to a Trust  Fund  consisting  primarily  of a
            pool of  one-  to  four-family  fixed  and  adjustable
            interest  rate,  first  lien  mortgage  loans  sold by
            RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

      This  Certificate  is payable  solely from the assets of the Trust Fund, and does not  represent  an  obligation  of or interest in  Residential  Asset
Mortgage  Products,  Inc., the Master Servicer,  the Trustee referred to below or [___________] or any of their affiliates.  Neither this Certificate nor the underlying  Mortgage  Loans are  guaranteed  or  insured  by any  governmental agency or  instrumentality  or by Residential Asset Mortgage  Products,  Inc.,
the Master Servicer,  the Trustee or [___________] or any of their affiliates.
None of the  Depositor,  the Master  Servicer,  [___________]  or any of their affiliates  will have any obligation  with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

      This  certifies  that  [___________]  is  the  registered  owner  of the
Percentage  Interest  evidenced by this Certificate  (obtained by dividing the
Initial  Certificate  Principal  Balance of this  Certificate by the aggregate
Initial Certificate  Principal Balance of all Class M-[_]  Certificates,  both as specified  above) in certain  distributions  with respect to the Trust Fund consisting  primarily  of an interest in a pool of one- to  four-family  fixed and adjustable  rate, first lien mortgage loans (the "Mortgage  Loans"),  sold
by  Residential  Asset  Mortgage  Products,   Inc.   (hereinafter  called  the
"Depositor,"  which term  includes any  successor  entity under the  Agreement referred  to below).  The Trust Fund was  created  pursuant  to a Pooling  and
Servicing  Agreement  dated as  specified  above (the  "Agreement")  among the
Depositor, the Master Servicer and [___________],  as trustee (the "Trustee"), a  summary  of  certain  of the  pertinent  provisions  of which is set  forth hereafter.  To the extent  not  defined  herein,  the  capitalized  terms used herein  have the  meanings  assigned in the  Agreement.  This  Certificate  is issued under and is subject to the terms,  provisions  and  conditions  of the
Agreement,  to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement,  a distribution  will be made on the 25th day of each  month or, if such 25th day is not a  Business  Day,  the
Business Day immediately  following (the "Distribution  Date"),  commencing as described in the  Agreement,  to the Person in whose name this  Certificate is registered  at the close of  business on the day prior (or if such last day is not a Business Day, the Business Day  immediately  preceding such day) to such
Distribution Date (the "Record Date"), from the Available  Distribution Amount in an amount  equal to the product of the  Percentage  Interest  evidenced  by this  Certificate and the amount of interest and principal,  if any,  required to be distributed to Holders of Class M-[_]  Certificates on such Distribution
Date.

      Distributions  on this  Certificate  will be made  either by the  Master
Servicer  acting on behalf of the Trustee or by a Paying  Agent  appointed  by the Trustee in  immediately  available  funds (by wire  transfer or otherwise)
for the account of the Person  entitled  thereto if such Person  shall have so notified the Master  Servicer or such Paying Agent,  or by check mailed to the address of the Person entitled thereto,  as such name and address shall appear on the Certificate Register.

      Notwithstanding  the above,  the final  distribution on this Certificate will be made after due notice of the  pendency of such  distribution  and only upon  presentation  and surrender of this  Certificate at the office or agency appointed  by the  Trustee  for that  purpose in  [___________].  The  Initial
Certificate  Principal  Balance of this  Certificate  is set forth above.  The
Certificate  Principal  Balance  hereof  will be  reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

      No transfer of this  Certificate  or any interest  therein shall be made to any  employee  benefit  plan or other  plan or  arrangement  subject to the prohibited  transaction  provisions  of ERISA or Section 4975 of the Code,  or any person (including an insurance  company investing its general account,  an investment  manager,  a named  fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such  acquisition  (each of the foregoing, a "Plan Investor").

      This  Certificate  is one of a duly  authorized  issue  of  Certificates issued in several  Classes  designated as Mortgage  Asset-Backed  Pass-Through
Certificates of the Series  specified hereon (herein  collectively  called the
"Certificates").  The  Certificates are limited in right of payment to certain collections  and  recoveries  respecting  the  Mortgage  Loans,  all  as  more specifically  set forth  herein  and in the  Agreement.  In the  event  Master
Servicer  funds are advanced with respect to any Mortgage  Loan,  such advance is  reimbursable  to the  Master  Servicer,  to  the  extent  provided  in the
Agreement,  from related  recoveries  on such Mortgage Loan or from other cash that would have been distributable to  Certificateholders.  As provided in the
Agreement,  withdrawals  from the  Custodial  Account  and/or the  Certificate
Account  created  for the  benefit  of  Certificateholders  may be made by the
Master  Servicer from time to time for purposes  other than  distributions  to
Certificateholders,  such purposes including without limitation  reimbursement to the  Depositor  and the  Master  Servicer  of  advances  made,  or  certain expenses incurred, by either of them.

      The Agreement permits,  with certain  exceptions  therein provided,  the amendment of the Agreement and the  modification of the rights and obligations of the  Depositor,  the Master  Servicer and the Trustee and the rights of the
Certificateholders  under  the  Agreement  at any time by the  Depositor,  the
Master   Servicer  and  the  Trustee  with  the  consent  of  the  Holders  of
Certificates  evidencing in the aggregate not less than 66% of the  Percentage
Interests of each Class of Certificates  affected thereby. Any such consent by the Holder of this Certificate  shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate  issued upon the transfer  hereof or in exchange  herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate.  The Agreement also permits the amendment thereof in certain  circumstances without the consent of
the  Holders  of  any  of  the   Certificates   and,  in  certain   additional
circumstances,  without  the  consent of the  Holders  of  certain  Classes of
Certificates.

      As provided in the Agreement and subject to certain  limitations therein set forth,  the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this  Certificate  for  registration of transfer at the offices or  agencies  appointed  by the  Trustee in  [__________________], duly endorsed by, or  accompanied  by an assignment in the form below or other written  instrument  of transfer in form  satisfactory  to the Trustee and the
Certificate  Registrar  duly  executed by the Holder  hereof or such  Holder's
attorney  duly   authorized  in  writing,   and  thereupon  one  or  more  new
Certificates  of  authorized  denominations  evidencing  the  same  Class  and aggregate  Percentage Interest will be issued to the designated  transferee or transferees.

      The  Certificates are issuable only as registered  Certificates  without coupons  in  Classes  and in  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and  subject to certain  limitations  therein set forth,  Certificates  are  exchangeable  for new  Certificates  of  authorized denominations  evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such  registration of transfer or exchange,  but the Trustee may require  payment of a sum  sufficient  to cover any tax or other governmental charge payable in connection therewith.

      The  Depositor,  the Master  Servicer,  the Trustee and the  Certificate
Registrar and any agent of the Depositor,  the Master Servicer, the Trustee or the Certificate  Registrar may treat the Person in whose name this Certificate is  registered  as  the  owner  hereof  for  all  purposes,  and  neither  the
Depositor,  the Master  Servicer,  the  Trustee  nor any such  agent  shall be affected by notice to the contrary.

      This  Certificate  shall be governed by and construed in accordance with the laws of the State of New York.

      The obligations  created by the Agreement in respect of the Certificates and the Trust  Fund  created  thereby  shall  terminate  upon the  payment  to
Certificateholders  of all  amounts  held by or on behalf of the  Trustee  and required to be paid to them  pursuant to the  Agreement  following the earlier of (i) the maturity or other  liquidation  of the last  Mortgage  Loan subject thereto or the disposition of all property  acquired upon  foreclosure or deed in lieu of  foreclosure  of any  Mortgage  Loan,  and (ii) the purchase by the
Master  Servicer or Holder of the Class SB  Certificates,  as described in the
Agreement,  thereby  effecting early  retirement of the related  Certificates.
The  Agreement  permits,  but does not  require,  the  purchase  by the Master
Servicer  or  Holder  of  the  Class  SB  Certificates,  as  described  in the
Agreement,  (i) from the Trust Fund of all  remaining  Mortgage  Loans and all property  acquired in respect of such Mortgage Loans, at a price determined as provided in the  Agreement,  or (ii) in whole,  but not in part, of all of the
Class A Certificates,  Class M Certificates and Class SB Certificates from the
Holders thereof;  provided, that any such options may only be exercised if the
Stated  Principal  Balance of the Mortgage  Loans (before giving effect to the distributions  to be made on such  Distribution  Date), as of the Distribution
Date upon which the  proceeds of any such  purchase  are  distributed  is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

      Unless the  certificate  of  authentication  hereon has been executed by the Certificate Registrar, by manual signature,  this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS  WHEREOF,  the Trustee has caused this Certificate to be duly executed.

                                    [__________________],
                                         as Trustee

                                    By:___________________________________
                                              Authorized Signatory

Dated: [_________], 20[_]

                        CERTIFICATE OF AUTHENTICATION

      This  is  one  of  the  Class  M-[_]  Certificates  referred  to in  the within-mentioned Agreement.

                                    [__________________],
                                         as Certificate Registrar

                                    By:___________________________________
                                              Authorized Signatory

                                  ASSIGNMENT

      FOR VALUE  RECEIVED,  the  undersigned  hereby  sell(s),  assign(s)  and
transfer(s)                                                               unto
__________________________________________________________________________________________________________________________________________________________________________________________________________________________________________(Please
print or typewrite name and address  including  postal zip code of assignee) a
Percentage   Interest   evidenced   by  the   within   Mortgage   Asset-Backed
Pass-Through  Certificate  and hereby  authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

      I  (We)  further  direct  the  Certificate  Registrar  to  issue  a  new
Certificate of a like  denomination and Class, to the above named assignee and
deliver     such      Certificate      to     the      following      address:
______________________________________________________________

______________________________________________________________________________

Dated:_________________                      _________________________________
                                             Signature  by  or  on  behalf  of
assignor

                                             _________________________________
                                             Signature Guaranteed

                          DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

Distributions  shall be made, by wire transfer or  otherwise,  in  immediately
available                               funds                               to
______________________________________________________________________________for
the account of ______________________________________________________  account
number         or,        if         mailed        by        check,         to
__________________________________________________

      Applicable       statements       should       be       mailed       to:
_____________________________________
___________________________________________________________________________________________________________________________________________________________.

      This  information  is provided  by  ___________________________________, the assignee named above, or __________________________, as its agent.

                       1

                                                                     EXHIBIT C

                         FORM OF CLASS SB CERTIFICATE

      THIS  CERTIFICATE  IS  SUBORDINATED  IN RIGHT OF PAYMENT TO THE  CLASS A
CERTIFICATES  AND CLASS M  CERTIFICATES  AS  DESCRIBED  IN THE  AGREEMENT  (AS
DEFINED HEREIN).

      SOLELY FOR U.S.  FEDERAL  INCOME TAX  PURPOSES,  THIS  CERTIFICATE  IS A
"REGULAR  INTEREST" IN A "REAL ESTATE MORTGAGE  INVESTMENT  CONDUIT," AS THOSE
TERMS ARE  DEFINED,  RESPECTIVELY,  IN SECTIONS  860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

      THIS  CERTIFICATE  HAS NOT BEEN AND WILL  NOT BE  REGISTERED  UNDER  THE
SECURITIES ACT OF 1933, AS AMENDED,  OR THE  SECURITIES  LAWS OF ANY STATE AND
MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED  PURSUANT TO SUCH ACT
AND LAWS OR IS SOLD OR  TRANSFERRED  IN  TRANSACTIONS  WHICH ARE  EXEMPT  FROM
REGISTRATION  UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED
IN  ACCORDANCE  WITH  THE  PROVISIONS  OF  SECTION  5.02  OF THE  POOLING  AND
SERVICING AGREEMENT (THE "AGREEMENT").

      NO TRANSFER OF THIS  CERTIFICATE  OR ANY INTEREST  THEREIN SHALL BE MADE
TO ANY  EMPLOYEE  BENEFIT  PLAN OR OTHER  PLAN OR  ARRANGEMENT  SUBJECT TO THE
PROHIBITED  TRANSACTION  PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED ("ERISA"),  OR SECTION 4975 OF THE CODE, OR ANY PERSON
(INCLUDING AN INSURANCE COMPANY  INVESTING ITS GENERAL ACCOUNT,  AN INVESTMENT
MANAGER,  A NAMED  FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING "PLAN
ASSETS" OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING,  A
"PLAN INVESTOR").

                                             Certificate No. [_]
CUSIP:__________
Date of Pooling and Servicing                Percentage Interest:  [__]%
Agreement and Cut-off Date:
[_____________], 20[_]
First Distribution Date:                     Aggregate Certificate Principal
[_____________], 20[_]                       Balance of the Class SB
                                             Certificates:  $______
Master Servicer:
Residential Funding Corporation
Final Scheduled Distribution                 Initial Certificate Principal
Date:                                        Balance of this Certificate:
[_____________], 20[_]                       $_________

               MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES

                              SERIES 20[_]-RZ[_]

            evidencing a percentage  interest in the distributions
            allocable  to the Class SB  Certificates  with respect
            to a  Trust  Fund  consisting  primarily  of a pool of
            one- to  four-family  fixed  and  adjustable  interest
            rate,  first lien mortgage  loans sold by  RESIDENTIAL
            ASSET MORTGAGE PRODUCTS, INC.

      This  Certificate  is payable  solely from the assets of the Trust Fund, and does not  represent  an  obligation  of or interest in  Residential  Asset
Mortgage  Products,  Inc., the Master Servicer,  the Trustee referred to below or any of  their  affiliates.  Neither  this  Certificate  nor the  underlying
Mortgage  Loans  are  guaranteed  or  insured  by any  governmental  agency or instrumentality  or by Residential Asset Mortgage  Products,  Inc., the Master
Servicer, the Trustee or any of their affiliates.  None of the Depositor,  the
Master  Servicer  or any of their  affiliates  will have any  obligation  with respect to any  certificate  or other  obligation  secured by or payable  from payments on the Certificates.

      This  certifies  that  [_____________]  is the  registered  owner of the
Percentage  Interest  evidenced by this Certificate  (obtained by dividing the
Certificate   Principal   Balance  of  this   Certificate   by  the  aggregate
Certificate Principal Balance of all Class SB Certificates,  both as specified above) in certain  distributions  with  respect  to the Trust Fund  consisting primarily  of  an  interest  in a  pool  of  one-  to  four-family  fixed  and adjustable  interest rate,  first lien mortgage loans (the "Mortgage  Loans"), sold by Residential  Asset Mortgage  Products,  Inc.  (hereinafter  called the
"Depositor,"  which term  includes any  successor  entity under the  Agreement referred  to below).  The Trust Fund was  created  pursuant  to a Pooling  and
Servicing  Agreement  dated as  specified  above (the  "Agreement")  among the
Depositor,   the  Master  Servicer  and   [_____________],   as  trustee  (the
"Trustee"),  a summary of certain of the pertinent  provisions of which is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein  have the  meanings  assigned in the  Agreement.  This  Certificate  is issued under and is subject to the terms,  provisions  and  conditions  of the
Agreement,  to which Agreement the Holder of this Certificate by virtue of the acceptance hereof, assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement,  a distribution  will be made on the 25th day of each  month or, if such 25th day is not a  Business  Day,  the
Business Day immediately  following (the "Distribution  Date"),  commencing as described in the  Agreement,  to the Person in whose name this  Certificate is registered  at the close of  business  on the last day (or if such last day is not a Business Day, the Business Day  immediately  preceding such last day) of the month  immediately  preceding the month in which the related  Distribution
Date occurs (the "Record Date"), from the Available  Distribution Amount in an amount  equal to the  product of the  Percentage  Interest  evidenced  by this
Certificate and the amount of interest and principal,  if any,  required to be distributed to Holders of Class SB Certificates on such Distribution Date.

      Distributions  on this  Certificate  will be made  either by the  Master
Servicer  acting on behalf of the Trustee or by a Paying  Agent  appointed  by the Trustee in  immediately  available  funds (by wire  transfer or otherwise)
for the account of the Person  entitled  thereto if such Person  shall have so notified the Master  Servicer or such Paying Agent,  or by check mailed to the address of the Person entitled thereto,  as such name and address shall appear on the Certificate Register.

      Notwithstanding  the above,  the final  distribution on this Certificate will be made after due notice of the  pendency of such  distribution  and only upon  presentation  and surrender of this  Certificate at the office or agency appointed by the Trustee for that purpose in [_____________].

      The  Notional  Amount  of this  Class SB  Certificate  as of any date of determination  will be  calculated as described in the  Agreement.  This Class
SB Certificate will not accrue interest on its Certificate Principal Balance.

      No  transfer  of this  Class SB  Certificate  will be made  unless  such transfer is exempt from the  registration  requirements  of the Securities Act of 1933, as amended,  and any applicable  state  securities laws or is made in accordance  with said Act and laws. In the event that such a transfer is to be made,  (i) the  Trustee  or the  Depositor  may  require an opinion of counsel acceptable  to and in form and substance  satisfactory  to the Trustee and the
Depositor that such transfer is exempt  (describing  the applicable  exemption and the basis  therefor)  from or is being made  pursuant to the  registration requirements of the Securities Act of 1933, as amended,  and of any applicable statute  of any state and (ii) the  transferee  shall  execute  an  investment letter in the form described by the Agreement.  The Holder hereof  desiring to effect such transfer shall,  and does hereby agree to,  indemnify the Trustee, the Depositor,  the Master  Servicer and the Certificate  Registrar  acting on behalf of the Trustee  against any  liability  that may result if the transfer is not so exempt or is not made in  accordance  with  such  Federal  and state laws.

      No transfer of this  Certificate  or any interest  therein shall be made to any  employee  benefit  plan or other  plan or  arrangement  subject to the prohibited  transaction  provisions  of ERISA or Section 4975 of the Code,  or any person (including an insurance  company investing its general account,  an investment  manager,  a named  fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such  acquisition  (each of the foregoing, a "Plan Investor").

      This  Certificate  is one of a duly  authorized  issue  of  Certificates issued in several  Classes  designated as Mortgage  Asset-Backed  Pass-Through
Certificates of the Series  specified hereon (herein  collectively  called the
"Certificates").

      The Certificates are limited in right of payment to certain  collections and recoveries  respecting the Mortgage Loans,  all as more  specifically  set forth  herein and in the  Agreement.  In the event Master  Servicer  funds are advanced with respect to any Mortgage Loan,  such advance is  reimbursable  to the Master  Servicer,  to the extent  provided in the Agreement,  from related recoveries  on such  Mortgage  Loan or from  other  cash that  would have been distributable to Certificateholders.

      As provided in the  Agreement,  withdrawals  from the Custodial  Account and/or the Certificate  Account created for the benefit of  Certificateholders may be made by the Master  Servicer from time to time for purposes  other than
distributions  to   Certificateholders,   such  purposes   including   without
limitation  reimbursement to the Depositor and the Master Servicer of advances made, or certain expenses incurred, by either of them.

      The Agreement permits,  with certain  exceptions  therein provided,  the amendment of the Agreement and the  modification of the rights and obligations of the  Depositor,  the Master  Servicer and the Trustee and the rights of the
Certificateholders  under the  Agreement  from time to time by the  Depositor, the  Master  Servicer  and the  Trustee  with the  consent  of the  Holders of
Certificates  evidencing in the aggregate not less than 66% of the  Percentage
Interests of each Class of Certificates  affected thereby. Any such consent by the Holder of this Certificate  shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate  issued upon the transfer  hereof or in exchange  herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate.  The Agreement also permits the amendment thereof in certain  circumstances without the consent of
the  Holders  of  any  of  the   Certificates   and,  in  certain   additional
circumstances,  without  the  consent of the.  Holders  of certain  Classes of
Certificates.

      As provided in the Agreement and subject to certain  limitations therein set forth,  the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this  Certificate  for  registration of transfer at the offices or agencies  appointed  by the  Trustee in  [_____________],  duly endorsed  by,  or  accompanied  by an  assignment  in the form  below or other written  instrument  of transfer in form  satisfactory  to the Trustee and the
Certificate  Registrar  duly  executed by the Holder  hereof or such  Holder's
attorney  duly   authorized  in  writing,   and  thereupon  one  or  more  new
Certificates  of  authorized  denominations  evidencing  the  same  Class  and aggregate  Percentage Interest will be issued to the designated  transferee or transferees.

      The  Certificates are issuable only as registered  Certificates  without coupons  in  Classes  and in  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and  subject to certain  limitations  therein set forth,  Certificates  are  exchangeable  for new  Certificates  of  authorized denominations  evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such  registration of transfer or exchange,  but the Trustee may require  payment of a sum  sufficient  to cover any tax or other governmental charge payable in connection therewith.

      The  Depositor,  the  Master  Servicer,  the  Trustee,  the  Certificate
Registrar and any agent of the Depositor,  the Master Servicer, the Trustee or the Certificate  Registrar may treat the Person in whose name this Certificate is  registered  as  the  owner  hereof  for  all  purposes,  and  neither  the
Depositor,  the Master  Servicer,  the  Trustee  nor any such  agent  shall be affected by notice to the contrary.

      This  Certificate  shall be governed by and construed in accordance with the laws of the State of New York.

      The obligations  created by the Agreement in respect of the Certificates and the Trust  Fund  created  thereby  shall  terminate  upon the  payment  to
Certificateholders  of all  amounts  held by or on behalf of the  Trustee  and required to be paid to them  pursuant to the  Agreement  following the earlier of (i) the maturity or other  liquidation  of the last  Mortgage  Loan subject thereto or the disposition of all property  acquired upon  foreclosure or deed in lieu of  foreclosure  of any  Mortgage  Loan,  and (ii) the purchase by the
Master  Servicer or Holder of the Class SB  Certificates,  as described in the
Agreement,  thereby  effecting early  retirement of the related  Certificates.
The  Agreement  permits,  but does not  require,  the  purchase  by the Master
Servicer  or  Holder  of  the  Class  SB  Certificates,  as  described  in the
Agreement,  (i) from the Trust Fund of all  remaining  Mortgage  Loans and all property  acquired in respect of such Mortgage Loans, at a price determined as provided in the  Agreement,  or (ii) in whole,  but not in part, of all of the
[Class A Certificates,  Class M Certificates]  and Class SB Certificates  from the Holders thereof;  provided, that any such options may only be exercised if the Stated  Principal  Balance of the Mortgage  Loans (before giving effect to
the  distributions  to  be  made  on  such  Distribution   Date),  as  of  the
Distribution   Date  upon  which  the  proceeds  of  any  such   purchase  are
distributed is less than ten percent of the Cut-off Date Principal  Balance of the Mortgage Loans.

      Unless the  certificate  of  authentication  hereon has been executed by the Certificate  Registrar by manual signature,  this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS  WHEREOF,  the Trustee has caused this Certificate to be duly executed.

                                    [________________________],
                                         as Trustee

                                    By:___________________________________
                                              Authorized Signatory

Dated: [_____________], 20[_]

                        CERTIFICATE OF AUTHENTICATION

      This  is  one  of  the  Class  SB   Certificates   referred  to  in  the
within-mentioned Agreement.

                                    [________________________],
                                         as Certificate Registrar

                                    By:___________________________________
                                              Authorized Signatory

                                  ASSIGNMENT

      FOR VALUE  RECEIVED,  the  undersigned  hereby  sell(s),  assign(s)  and
transfer(s)                                                               unto
__________________________________________________________________________________________________________________________________________________________________________________________________________________________________________(Please
print or typewrite name and address  including  postal zip code of assignee) a
Percentage   Interest   evidenced   by  the   within   Mortgage   Asset-Backed
Pass-Through  Certificate  and hereby  authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

      I  (We)  further  direct  the  Certificate  Registrar  to  issue  a  new
Certificate of a like  denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

Dated:_________________                      _________________________________
                                             Signature  by  or  on  behalf  of
assignor

                                             _________________________________
                                             Signature Guaranteed

                          DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

Distributions  shall be made, by wire transfer or  otherwise,  in  immediately
available                               funds                               to
______________________________________________________________________________for
the account of ______________________________________________________  account
number         or,        if         mailed        by        check,         to
__________________________________________________

      Applicable       statements       should       be       mailed       to:
_____________________________________
___________________________________________________________________________________________________________________________________________________________.

      This  information  is provided  by  ___________________________________, the assignee named above, or __________________________, as its agent.

                                                                     EXHIBIT D

                       FORM OF CLASS R-[__] CERTIFICATE

      THE   CLASS R-[_]   CERTIFICATE   WILL  NOT  BE   ENTITLED  TO  PAYMENTS
CONSTITUTING  THE AVAILABLE  DISTRIBUTION  AMOUNT UNTIL SUCH TIME AS DESCRIBED
IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN (THE "AGREEMENT").

      THIS CLASS R-[_] CERTIFICATE IS SUBORDINATE TO THE CLASS A,  CLASS M AND
CLASS SB CERTIFICATES, TO THE EXTENT DESCRIBED HEREIN AND IN THE AGREEMENT.

      THIS  CERTIFICATE  MAY  NOT BE HELD BY OR  TRANSFERRED  TO A  NON-UNITED
STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

      SOLELY FOR U.S.  FEDERAL  INCOME TAX  PURPOSES,  THIS  CERTIFICATE  IS A
"RESIDUAL  INTEREST" IN A "REAL ESTATE MORTGAGE  INVESTMENT  CONDUIT" AS THOSE
TERMS ARE  DEFINED,  RESPECTIVELY,  IN SECTIONS  860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE").

      THIS  CERTIFICATE  HAS NOT BEEN AND WILL  NOT BE  REGISTERED  UNDER  THE
SECURITIES ACT OF 1933, AS AMENDED,  OR THE  SECURITIES  LAWS OF ANY STATE AND
MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED  PURSUANT TO SUCH ACT
AND LAWS OR IS SOLD OR  TRANSFERRED  IN  TRANSACTIONS  WHICH ARE  EXEMPT  FROM
REGISTRATION  UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED
IN  ACCORDANCE  WITH  THE  PROVISIONS  OF  SECTION  5.02  OF THE  POOLING  AND
SERVICING AGREEMENT (THE "AGREEMENT").

      NO TRANSFER OF THIS  CERTIFICATE  OR ANY INTEREST  THEREIN SHALL BE MADE
TO ANY  EMPLOYEE  BENEFIT  PLAN OR OTHER  PLAN OR  ARRANGEMENT  SUBJECT TO THE
PROHIBITED  TRANSACTION  PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED ("ERISA"),  OR SECTION 4975 OF THE CODE, OR ANY PERSON
(INCLUDING AN INSURANCE COMPANY  INVESTING ITS GENERAL ACCOUNT,  AN INVESTMENT
MANAGER,  A NAMED  FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING "PLAN
ASSETS" OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING,  A
"PLAN INVESTOR").

      ANY RESALE,  TRANSFER OR OTHER  DISPOSITION OF THIS  CERTIFICATE  MAY BE
MADE ONLY IF THE  PROPOSED  TRANSFEREE  PROVIDES A TRANSFER  AFFIDAVIT  TO THE
MASTER  SERVICER  AND THE  TRUSTEE  THAT  (1) SUCH  TRANSFEREE  IS NOT (A) THE
UNITED STATES, ANY STATE OR POLITICAL  SUBDIVISION  THEREOF, ANY POSSESSION OF
THE UNITED STATES,  OR ANY AGENCY OR  INSTRUMENTALITY  OF ANY OF THE FOREGOING
(OTHER  THAN  AN  INSTRUMENTALITY  WHICH  IS  A  CORPORATION  IF  ALL  OF  ITS
ACTIVITIES  ARE SUBJECT TO TAX AND EXCEPT FOR  FREDDIE  MAC, A MAJORITY OF ITS
BOARD OF DIRECTORS IS NOT SELECTED BY SUCH  GOVERNMENTAL  UNIT), (B) A FOREIGN
GOVERNMENT, ANY INTERNATIONAL  ORGANIZATION,  OR ANY AGENCY OR INSTRUMENTALITY
OF EITHER OF THE FOREGOING,  (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS'
COOPERATIVES  DESCRIBED  IN SECTION  521 OF THE CODE) WHICH IS EXEMPT FROM THE
TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS  SUCH  ORGANIZATION  IS SUBJECT TO
THE TAX  IMPOSED  BY SECTION  511 OF THE CODE  (INCLUDING  THE TAX  IMPOSED BY
SECTION  511 OF THE CODE ON  UNRELATED  BUSINESS  TAXABLE  INCOME),  (D) RURAL
ELECTRIC AND TELEPHONE  COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE
CODE, (E) AN ELECTING LARGE  PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY
SUCH PERSON  DESCRIBED  IN THE  FOREGOING  CLAUSES (A),  (B),  (C), (D) OR (E)
BEING HEREIN  REFERRED TO AS A "DISQUALIFIED  ORGANIZATION"),  OR (F) AN AGENT
OF A DISQUALIFIED  ORGANIZATION,  (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE
THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE  SATISFIES CERTAIN
ADDITIONAL  CONDITIONS  RELATING TO THE  FINANCIAL  CONDITION  OF THE PROPOSED
TRANSFEREE.  NOTWITHSTANDING  THE REGISTRATION IN THE CERTIFICATE  REGISTER OR
ANY TRANSFER,  SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED
ORGANIZATION  OR AN AGENT OF A DISQUALIFIED  ORGANIZATION,  SUCH  REGISTRATION
SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT  WHATSOEVER  AND SUCH PERSON
SHALL NOT BE  DEEMED  TO BE A  CERTIFICATEHOLDER  FOR ANY  PURPOSE  HEREUNDER,
INCLUDING,   BUT  NOT  LIMITED  TO,  THE  RECEIPT  OF  DISTRIBUTIONS  ON  THIS
CERTIFICATE.   EACH  HOLDER  OF  THIS   CERTIFICATE   BY  ACCEPTANCE  OF  THIS
CERTIFICATE  SHALL BE  DEEMED  TO HAVE  CONSENTED  TO THE  PROVISIONS  OF THIS
PARAGRAPH.

                                             Certificate No. [_]
Class R-[_] [Subordinate]
Date of Pooling and Servicing                Percentage Interest:  [100]%
Agreement and Cut-off Date:
[_________]1, 20[_]
First Distribution Date:                     Final Scheduled Distribution Date:
[_________], 20[_]                           [_________], 20[_]
Master Servicer:
Residential Funding Corporation

               MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES

                              SERIES 20[_]-RZ[_]

            evidencing a percentage  interest in the distributions
            allocable  to  the  Class  R-[_]   Certificates   with
            respect  to a Trust  Fund  consisting  primarily  of a
            pool of  one-  to  four-family  fixed  and  adjustable
            interest  rate,  first  lien  mortgage  loans  sold by
            RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

      This  Certificate  is payable  solely  from the assets of the Trust Fund and does not  represent  an  obligation  of or interest in  Residential  Asset
Mortgage  Products,  Inc., the Master Servicer,  the Trustee referred to below or [____________]or any of their affiliates.  Neither this Certificate nor the underlying  Mortgage  Loans are  guaranteed  or  insured  by any  governmental agency or  instrumentality  or by Residential Asset Mortgage  Products,  Inc.,
the  Master  Servicer,   the  Trustee  or   [____________]  or  any  of  their
affiliates.  None of the Depositor,  the Master Servicer or  [____________] or
any  of  their  affiliates  will  have  any  obligation  with  respect  to any certificate  or other  obligation  secured by or payable from  payments on the
Certificates.

      This  certifies  that  [____________]  is the  registered  owner  of the
Percentage  Interest evidenced by this Certificate  specified above in certain distributions  with respect to the Trust Fund  consisting  primarily of a pool of  one- to  four-family  fixed  and  adjustable  interest  rate,  first  lien mortgage loans (the  "Mortgage  Loans"),  sold by  Residential  Asset Mortgage
Products,  Inc.  (hereinafter  called the "Depositor," which term includes any successor  entity under the Agreement  referred to below).  The Trust Fund was created  pursuant  to a Pooling and  Servicing  Agreement  dated as  specified
above  (the  "Agreement)   among  the  Depositor,   the  Master  Servicer  and
[____________],  as  trustee  (the  "Trustee"),  a summary  of  certain of the pertinent  provisions  of which is set  forth  hereafter.  To the  extent  not defined herein,  the capitalized  terms used herein have the meanings assigned in the  Agreement.  This  Certificate  is issued  under and is  subject to the terms,  provisions  and conditions of the  Agreement,  to which  Agreement the
Holder of this  Certificate by virtue of the acceptance  hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement,  a distribution  will be made on the 25th day of each  month or, if such 25th day is not a  Business  Day,  the
Business Day immediately  following (the "Distribution  Date"),  commencing as described in the  Agreement,  to the Person in whose name this  Certificate is registered  at the close of  business  on the last day (or if such last day is not a Business Day, the Business Day  immediately  preceding such last day) of the month  immediately  preceding the month of such  distribution (the "Record
Date"),  from the  Available  Distribution  Amount in an  amount  equal to the product of the  Percentage  Interest  evidenced  by this  Certificate  and the amount of  interest  and  principal,  if any,  required to be  distributed  to
Holders of Class R-[_] Certificates on such Distribution Date.

      Each  Holder of this  Certificate  will be  deemed to have  agreed to be bound by the  restrictions  set forth in the  Agreement to the effect that (i)
each person  holding or acquiring any Ownership  Interest in this  Certificate must be a United States Person and a Permitted  Transferee,  (ii) the transfer of any Ownership  Interest in this  Certificate  will be conditioned  upon the delivery to the Trustee of,  among other  things,  an  affidavit to the effect that  it is a  United  States  Person  and  Permitted  Transferee,  (iii)  any
attempted or purported  transfer of any Ownership Interest in this Certificate in violation of such  restrictions  will be absolutely  null and void and will vest no rights in the purported transferee,  and (iv) if any person other than a United  States  Person and a Permitted  Transferee  acquires  any  Ownership
Interest in this  Certificate  in  violation  of such  restrictions,  then the
Master  Servicer  will have the  right,  in its sole  discretion  and  without notice  to the  Holder of this  Certificate,  to sell  this  Certificate  to a purchaser  selected by the Master Servicer,  which purchaser may be the Master
Servicer,  or  any  affiliate  of the  Master  Servicer,  on  such  terms  and conditions as the Master Servicer may choose.

      Notwithstanding  the above,  the final  distribution on this Certificate will be made after due notice of the  pendency of such  distribution  and only upon  presentation  and surrender of this  Certificate at the office or agency appointed  by the Trustee for that  purpose in  [____________].  The Holder of this  Certificate  may  have  additional  obligations  with  respect  to  this
Certificate, including tax liabilities.

      No  transfer of this Class  R-[_]  Certificate  will be made unless such transfer is exempt from the  registration  requirements  of the Securities Act of 1933, as amended,  and any applicable  state  securities laws or is made in accordance  with said Act and laws. In the event that such a transfer is to be made,  (i) the  Trustee  or the  Depositor  may  require an opinion of counsel acceptable  to and in form and substance  satisfactory  to the Trustee and the
Depositor that such transfer is exempt  (describing  the applicable  exemption and the basis  therefor)  from or is being made  pursuant to the  registration requirements of the Securities Act of 1933, as amended,  and of any applicable statute  of any state and (ii) the  transferee  shall  execute  an  investment letter in the form described by the Agreement.  The Holder hereof  desiring to effect such transfer shall,  and does hereby agree to,  indemnify the Trustee, the Depositor,  the Master  Servicer and the Certificate  Registrar  acting on behalf of the Trustee  against any  liability  that may result if the transfer is not so exempt or is not made in  accordance  with  such  Federal  and state laws.

      No transfer of this  Certificate or any interest herein shall be made to any  employee  benefit  plan or  other  plan  or  arrangement  subject  to the prohibited  transaction  provisions  of ERISA or  Section  4975 of the Code (a
"Plan"),  any Person  acting,  directly or  indirectly,  on behalf of any such
Plan or any Person  acquiring such  Certificates  with "plan assets" of a Plan within the meaning of the  Department of Labor  regulation  promulgated  at 29
C.F.R.  §2510.3-101 unless the Depositor,  the Trustee and the Master Servicer are provided with an Opinion of Counsel which  establishes to the satisfaction of the  Depositor,  the Trustee and the Master  Servicer  that the purchase or holding of this  Certificate is  permissible  under  applicable  law, will not constitute or result in any non-exempt  prohibited  transaction  under Section
406 of ERISA or  Section  4975 of the Code (or  comparable  provisions  of any subsequent  enactments)  and  will  not  subject  the  Depositor,  the  Master
Servicer,  the  Trustee  or the  Trust  Fund to any  obligation  or  liability
(including  obligations  or  liabilities  under  ERISA or Section  4975 of the
Code) in addition  to those  undertaken  in the  Agreement,  which  Opinion of
Counsel shall not be an expense of the  Depositor,  the Master  Servicer,  the
Trustee  or the Trust  Fund.  In lieu of such  Opinion  of  Counsel,  a Person acquiring  this  Certificate  may  provide  a  certification  in the  form  of paragraph fifteen of Exhibit H-1 to the Agreement,  which the Trustee may rely upon without further inquiry or investigation.

      This  Certificate  is one of a duly  authorized  issue  of  Certificates issued in several  Classes  designated as Mortgage  Asset-Backed  Pass-Through
Certificates of the Series  specified hereon (herein  collectively  called the
"Certificates").

      The Certificates are limited in right of payment to certain  collections and recoveries  respecting the Mortgage Loans,  all as more  specifically  set forth  herein and in the  Agreement.  In the event Master  Servicer  funds are advanced with respect to any Mortgage Loan,  such advance is  reimbursable  to the Master  Servicer,  to the extent  provided in the Agreement,  from related recoveries  on such  Mortgage  Loan or from  other  cash that  would have been distributable to Certificateholders.

      As provided in the  Agreement,  withdrawals  from the Custodial  Account and/or the Certificate  Account created for the benefit of  Certificateholders may be made by the Master  Servicer from time to time for purposes  other than
distributions  to   Certificateholders,   such  purposes   including   without
limitation  reimbursement to the Depositor and the Master Servicer of advances made, or certain expenses incurred, by either of them.

      The Agreement permits,  with certain  exceptions  therein provided,  the amendment of the Agreement and the  modification of the rights and obligations of the  Depositor,  the Master  Servicer and the Trustee and the rights of the
Certificateholders  under the  Agreement  from time to time by the  Depositor, the  Master  Servicer  and the  Trustee  with the  consent  of the  Holders of
Certificates  evidencing in the aggregate not less than 66% of the  Percentage
Interests of each Class of Certificates  affected thereby. Any such consent by the Holder of this Certificate  shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate  issued upon the transfer  hereof or in exchange  herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate.  The Agreement also permits the amendment thereof in certain  circumstances without the consent of
the  Holders  of  any  of  the   Certificates   and,  in  certain   additional
circumstances,  without  the  consent of the  Holders  of  certain  Classes of
Certificates.

      As provided in the Agreement and subject to certain  limitations therein set forth,  the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this  Certificate  for  registration of transfer at the  offices or agencies  appointed  by the  Trustee in  [____________],  duly endorsed  by,  or  accompanied  by an  assignment  in the form  below or other written  instrument  of transfer in form  satisfactory  to the Trustee and the
Certificate  Registrar  duly  executed by the Holder  hereof or such  Holder's
attorney  duly   authorized  in  writing,   and  thereupon  one  or  more  new
Certificates  of  authorized  denominations  evidencing  the  same  Class  and aggregate  Percentage Interest will be issued to the designated  transferee or transferees.

      The  Certificates are issuable only as registered  Certificates  without coupons  in  Classes  and in  denominations  specified  in the  Agreement.  As provided  in the  Agreement  and  subject to certain  limitations  therein set forth,  Certificates  are  exchangeable  for new  Certificates  of  authorized denominations  evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such  registration of transfer or exchange,  but the Trustee may require  payment of a sum  sufficient  to cover any tax or other governmental charge payable in connection therewith.

      The  Depositor,  the  Master  Servicer,  the  Trustee,  the  Certificate
Registrar and any agent of the Depositor,  the Master Servicer, the Trustee or the Certificate  Registrar may treat the Person in whose name this Certificate is  registered  as  the  owner  hereof  for  all  purposes,  and  neither  the
Depositor,  the Master  Servicer,  the  Trustee  nor any such  agent  shall be affected by notice to the contrary.

      This  Certificate  shall be governed by and construed in accordance with the laws of the State of New York.

      The obligations  created by the Agreement in respect of the Certificates and the Trust  Fund  created  thereby  shall  terminate  upon the  payment  to
Certificateholders  of all  amounts  held by or on behalf of the  Trustee  and required to be paid to them  pursuant to the  Agreement  following the earlier of (i) the maturity or other  liquidation  of the last  Mortgage  Loan subject thereto or the disposition of all property  acquired upon  foreclosure or deed in lieu of  foreclosure  of any  Mortgage  Loan,  and (ii) the purchase by the
Master  Servicer or Holder of the Class SB  Certificates,  as described in the
Agreement,  thereby  effecting early  retirement of the related  Certificates.
The  Agreement  permits,  but does not  require,  the  purchase  by the Master
Servicer  or  Holder  of  the  Class  SB  Certificates,  as  described  in the
Agreement,  (i) from the Trust Fund of all  remaining  Mortgage  Loans and all property  acquired in respect of such Mortgage Loans, at a price determined as provided in the  Agreement,  or (ii) in whole,  but not in part, of all of the
[Class A Certificates,  Class M Certificates]  and Class SB Certificates  from the Holders thereof;  provided, that any such options may only be exercised if the Stated  Principal  Balance of the Mortgage  Loans (before giving effect to
the  distributions  to  be  made  on  such  Distribution   Date),  as  of  the
Distribution   Date  upon  which  the  proceeds  of  any  such   purchase  are
distributed is less than ten percent of the Cut-off Date Principal  Balance of the Mortgage Loans.

      Unless the  certificate  of  authentication  hereon has been executed by the Certificate Registrar, by manual signature,  this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      IN WITNESS  WHEREOF,  the Trustee has caused this Certificate to be duly executed.

                                    [________________________],
                                         as Trustee

                                    By:___________________________________
                                              Authorized Signatory

Dated: [__________], 20[_]

                        CERTIFICATE OF AUTHENTICATION

      This  is  one  of  the  Class  R-[_]  Certificates  referred  to in  the within-mentioned Agreement.

                                    [________________________],
                                         as Certificate Registrar

                                    By:___________________________________
                                              Authorized Signatory

                                  ASSIGNMENT

      FOR VALUE  RECEIVED,  the  undersigned  hereby  sell(s),  assign(s)  and
transfer(s)                                                               unto
__________________________________________________________________________________________________________________________________________________________________________________________________________________________________________(Please
print or typewrite name and address  including  postal zip code of assignee) a
Percentage   Interest   evidenced   by  the   within   Mortgage   Asset-Backed
Pass-Through  Certificate  and hereby  authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

      I  (We)  further  direct  the  Certificate  Registrar  to  issue  a  new
Certificate of a like  denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

Dated:_________________                      _________________________________
                                             Signature  by  or  on  behalf  of
assignor

                                             _________________________________
                                             Signature Guaranteed

                          DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

Distributions  shall be made, by wire transfer or  otherwise,  in  immediately
available                               funds                               to
______________________________________________________________________________for
the account of ______________________________________________________  account
number         or,        if         mailed        by        check,         to
__________________________________________________

      Applicable       statements       should       be       mailed       to:
_____________________________________
___________________________________________________________________________________________________________________________________________________________.

      This  information  is provided  by  ___________________________________, the assignee named above, or __________________________, as its agent.

                     E-15

                                                                     EXHIBIT E

                         FORM OF CUSTODIAL AGREEMENT

      THIS  CUSTODIAL  AGREEMENT  (as  amended and  supplemented  from time to time,  the  "Agreement"),  dated as of  [___________]  1, 20[_],  by and among
[________________________].,  as trustee  (including its successors  under the
Pooling  Agreement  defined below, the "Trustee"),  RESIDENTIAL ASSET MORTGAGE
PRODUCTS,  INC.,  as company  (together  with any  successor in interest,  the
"Company"),  RESIDENTIAL  FUNDING  CORPORATION,  as master servicer  (together with any  successor  in interest  or  successor  under the  Pooling  Agreement referred to below, the "Master Servicer") and  [________________________],  as
custodian  (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                         W I T N E S S E T H T H A T:

      WHEREAS, the Company, the Master Servicer,  and the Trustee have entered into a Pooling and Servicing  Agreement,  dated as of  [___________] 1, 20[_], relating  to the  issuance  of  Residential  Asset  Mortgage  Products,  Inc.,
Mortgage  Asset-Backed  Pass-Through  Certificates,  Series 20[_]-RZ[_] (as in
effect on the date of this Agreement,  the "Original  Pooling  Agreement," and as amended and supplemented from time to time, the "Pooling Agreement"); and

      WHEREAS,  the  Custodian  has agreed to act as agent for the Trustee for the purposes of receiving and holding certain  documents and other instruments delivered by the Company and the Master Servicer under the Pooling  Agreement, all upon the terms and conditions and subject to the  limitations  hereinafter set forth;

      NOW,  THEREFORE,  in  consideration  of  the  premises  and  the  mutual covenants and agreements  hereinafter set forth, the Trustee, the Company, the
Master Servicer and the Custodian hereby agree as follows:

                                  ARTICLE I

                                 Definitions

      Capitalized  terms used in this  Agreement and not defined  herein shall
have  the  meanings  assigned  in  the  Original  Pooling  Agreement,   unless
otherwise required by the context herein.

                                 ARTICLE II

                        Custody of Mortgage Documents

Section 2.1 Custodian  to Act as Agent:  Acceptance  of  Mortgage  Files.  The
Custodian,  as the duly  appointed  agent of the Trustee  for these  purposes, acknowledges  receipt of the Mortgage  Files  relating to the  Mortgage  Loans identified  on  the  schedule  attached  hereto  (the  "Mortgage  Files")  and declares  that it holds  and will  hold the  Mortgage  Files as agent  for the
Trustee,  in  trust,  for  the use  and  benefit  of all  present  and  future
Certificateholders.

Section 2.2    Recordation of  Assignments.  If any Mortgage File includes one or more  assignments  of the related  Mortgage  Loans to the Trustee that have not been recorded,  each such  assignment  shall be delivered by the Custodian to the Company  for the  purpose of  recording  it in the  appropriate  public office  for real  property  records,  and the  Company,  at no  expense to the
Custodian,  shall  promptly  cause to be  recorded in the  appropriate  public office for real  property  records  each such  assignment  and,  upon  receipt thereof  from such public  office,  shall return each such  assignment  to the
Custodian.

Section 2.3    Review of Mortgage Files.

(a)   On or prior to the Closing  Date,  the  Custodian  shall  deliver to the
Trustee an Initial  Certification  in the form  annexed  hereto as Exhibit One evidencing  receipt of a Mortgage  File for each  Mortgage  Loan listed on the
Schedule  attached hereto (the "Mortgage Loan  Schedule").  The parties hereto acknowledge  that certain  documents  referred to in Subsection  2.01(b)(i) of the Pooling  Agreement may be missing on or prior to the Closing Date and such missing documents shall be listed as a Schedule to Exhibit One.

(b)   Within [45] days after the Closing Date, the Custodian  agrees,  for the benefit of Certificateholders,  to review in accordance with the provisions of
Section 2.02 of the Pooling  Agreement  each  Mortgage  File and to deliver to the Trustee an Interim  Certification  in the form  annexed  hereto as Exhibit
Two to the effect  that all  documents  required to be  delivered  pursuant to
Section 2.01 (b) of the Pooling  Agreement have been executed and received and that such documents  relate to the Mortgage  Loans  identified on the Mortgage
Loan  Schedule,  except for any  exceptions  listed on  Schedule A attached to such Interim  Certification.  For purposes of such review, the Custodian shall compare the following  information in each Mortgage File to the  corresponding information  in the Mortgage  Loan  Schedule:  (i) the loan  number,  (ii) the borrower  name and (iii) the  original  principal  balance.  In the event that any  Mortgage  Note or  Assignment  of  Mortgage  has  been  delivered  to the
Custodian by the Company in blank,  the  Custodian,  upon the direction of the
Company,  shall  cause each such  Mortgage  Note to be endorsed to the Trustee and each  such  Assignment  of  Mortgage  to be  completed  in the name of the
Trustee prior to the date on which such Interim  Certification is delivered to the  Trustee.  Within  [45] days of receipt of the  documents  required  to be delivered pursuant to Section 2.01(c) of the Pooling Agreement,  the Custodian
agrees,  for the  benefit  of the  Certificateholders,  to  review  each  such document,  and upon the  written  request  of the  Trustee  to  deliver to the
Trustee  and  an  updated  Schedule  A  to  the  Interim  Certification.   The
Custodian  shall be under no duty or obligation to inspect,  review or examine said  documents,  instruments,  certificates or other papers to determine that the same are genuine,  enforceable, or appropriate for the represented purpose or that they have  actually  been  recorded  or that they are other  than what they  purport  to be on  their  face,  or  that  the  MIN is  accurate.  If in performing  the review  required by this Section 2.3 the  Custodian  finds any document or documents  constituting a part of a Mortgage File to be missing or defective  in respect  of the items  reviewed  as  described  in this  Section
2.3(b),  the  Custodian  shall  promptly  so notify  the  Company,  the Master
Servicer and the Trustee.

(c)   Upon receipt of all documents  required to be in the Mortgage  Files the
Custodian  shall  deliver  to the  Trustee a Final  Certification  in the form annexed hereto as Exhibit Three  evidencing the  completeness  of the Mortgage
Files.

      Upon receipt of written  request  from the  Trustee,  the Company or the
Master  Servicer,  the  Custodian  shall  as soon as  practicable  supply  the
Trustee with a list of all of the  documents  relating to the  Mortgage  Loans required  to be  delivered  pursuant  to  Section  2.01  (b)  of  the  Pooling
Agreement not then contained in the Mortgage Files.

Section 2.4    Notification  of Breaches of  Representations  and  Warranties.
If the  Custodian  discovers,  in  the  course  of  performing  its  custodial functions,  a  breach  of a  representation  or  warranty  made by the  Master
Servicer or the Company as set forth in the Pooling  Agreement with respect to a Mortgage Loan relating to a Mortgage File,  the Custodian  shall give prompt written notice to the Company, the Master Servicer and the Trustee.

Section 2.5    Custodian to  Cooperate:  Release of Mortgage  Files.  Upon the
repurchase or  substitution of any Mortgage Loan pursuant to Article II of the
Pooling  Agreement or payment in full of any Mortgage  Loan, or the receipt by the Master  Servicer of a  notification  that payment in full will be escrowed
in  a  manner   customary  for  such  purposes,   the  Master  Servicer  shall
immediately  notify the Custodian by delivering to the Custodian a Request for
Release (in the form of Exhibit Four attached hereto or a mutually  acceptable electronic  form) and shall request  delivery to it of the Mortgage  File. The
Custodian  agrees,  upon  receipt of such  Request  for  Release,  promptly to release to the Master Servicer the related Mortgage File.

      Upon receipt of a Request for Release from the Master  Servicer,  signed by a Servicing Officer, that (i) the Master Servicer or a Subservicer,  as the case may be, has made a deposit  into the  Certificate  Account in payment for the purchase of the related  Mortgage  Loan in an amount equal to the Purchase
Price for such  Mortgage  Loan or (ii) the Company has chosen to  substitute a
Qualified  Substitute  Mortgage  Loan for such  Mortgage  Loan,  the Custodian shall release to the Master Servicer the related Mortgage File.

      Upon written  notification of a substitution,  the Master Servicer shall deliver to the Custodian and the Custodian  agrees to accept the Mortgage Note and  other  documents  constituting  the  Mortgage  File with  respect  to any
Qualified  Substitute Mortgage Loan, upon receiving written  notification from the Master Servicer of such substitution.

      From time to time as is  appropriate  for the servicing or  foreclosures of any  Mortgage  Loan,  including,  for this  purpose,  collection  under any
Primary  Insurance  Policy or any Mortgage Pool Insurance  Policy,  the Master
Servicer  shall deliver to the  Custodian a Request for Release  certifying as to the reason for such release.  Upon receipt of the foregoing,  the Custodian shall deliver the Mortgage File or such document to the Master  Servicer.  The
Master  Servicer  shall cause each  Mortgage  File or any document  therein so released to be returned to the Custodian  when the need therefor by the Master
Servicer no longer  exists,  unless (i) the Mortgage Loan has been  liquidated and  the  Liquidation  Proceeds  relating  to  the  Mortgage  Loan  have  been deposited in the Custodial  Account or (ii) the Mortgage File or such document has been  delivered  to an  attorney,  or to a public  trustee or other public official as required by law,  for  purposes of  initiating  or pursuing  legal action or other  proceedings  for the  foreclosure  of the Mortgaged  Property either judicially or non-judicially,  and the Master Servicer has delivered to the  Custodian an updated  Request for Release  signed by a Servicing  Officer certifying  as to the name and  address of the  Person to which such  Mortgage
File or such  document  was  delivered  and the  purpose or  purposes  of such delivery.  Immediately  upon  receipt of any  Mortgage  File  returned  to the
Custodian  by the  Master  Servicer,  the  Custodian  shall  deliver  a signed acknowledgement  to the Master Servicer,  confirming  receipt of such Mortgage
File.

      Upon the written  request of the Master  Servicer,  the  Custodian  will send to the Master Servicer copies of any documents  contained in the Mortgage
File.

Section 2.6    Assumption  Agreements.   In  the  event  that  any  assumption
agreement or substitution of liability  agreement is entered into with respect to any Mortgage Loan subject to this  Agreement in  accordance  with the terms and provisions of the Pooling Agreement,  the Master Servicer shall notify the
Custodian that such  assumption or  substitution  agreement has been completed
by  forwarding   to  the   Custodian  the  original  of  such   assumption  or
substitution  agreement,  which  shall be added to the related  Mortgage  File and, for all  purposes,  shall be  considered a part of such  Mortgage File to the same extent as all other  documents  and  instruments  constituting  parts thereof.

                                  ARTICLE III

                           Concerning the Custodian

Section 3.1    Custodian a Bailee and Agent of the  Trustee.  With  respect to each Mortgage Note,  Mortgage and other documents  constituting  each Mortgage
File which are delivered to the Custodian,  the Custodian is  exclusively  the bailee and agent of the Trustee and has no  instructions  to hold any Mortgage
Note or Mortgage  for the benefit of any person other than the Trustee and the
Certificateholders  and undertakes to perform such duties and only such duties as are specifically  set forth in this Agreement.  Except upon compliance with the provisions of Section 2.5 of this  Agreement,  no Mortgage Note,  Mortgage or other  document  constituting  a part of a Mortgage File shall be delivered by the Custodian to the Company or the Master  Servicer or otherwise  released from the possession of the Custodian.

      The Master  Servicer shall  promptly  notify the Custodian in writing if it shall no longer be a member of MERS, or if it otherwise  shall no longer be capable of registering  and recording  Mortgage Loans using MERS. In addition, the Master  Servicer shall (i) promptly notify the Custodian in writing when a
MERS Mortgage Loan is no longer  registered  with and recorded  under MERS and
(ii)  concurrently  with  any such  deregistration  of a MERS  Mortgage  Loan, prepare,  execute and record an original  assignment  from MERS to the Trustee and deliver such assignment to the Custodian.

Section 3.2    Indemnification.  The Company  hereby  agrees to indemnify  and hold the Custodian harmless from and against all claims, liabilities,  losses, actions,  suits or  proceedings  at law or in equity,  or any other  expenses, fees or charges of any  character or nature,  which the Custodian may incur or with  which  the  Custodian  may be  threatened  by  reason  of its  acting as custodian under this  Agreement,  including  indemnification  of the Custodian against any and all  expenses,  including  attorney's  fees if counsel for the
Custodian  has been  approved by the Company,  and the cost of  defending  any action,  suit or  proceedings  or  resisting  any claim.  Notwithstanding  the foregoing,  it is  specifically  understood  and agreed  that in the event any such claim, liability,  loss, action, suit or proceeding or other expense, fee or charge  shall have been caused by reason of any  negligent  act,  negligent failure to act or willful  misconduct on the part of the  Custodian,  or which
shall   constitute   a  willful   breach   of  its   duties   hereunder,   the
indemnification provisions of this Agreement shall not apply.

Section 3.3    Custodian   May  Own   Certificates.   The   Custodian  in  its
individual  or  any  other  capacity  may  become  the  owner  or  pledgee  of
Certificates with the same rights it would have if it were not Custodian.

Section 3.4    Master  Servicer  to Pay  Custodian's  Fees and  Expenses.  The
Master  Servicer  covenants  and agrees to pay to the  Custodian  from time to time, and the Custodian shall be entitled to, reasonable  compensation for all services  rendered by it in the exercise and  performance of any of the powers and duties  hereunder of the  Custodian,  and the Master  Servicer will pay or reimburse  the  Custodian  upon  its  request  for  all  reasonable  expenses, disbursements  and advances  incurred or made by the  Custodian in  accordance with  any of the  provisions  of  this  Agreement  (including  the  reasonable compensation  and the  expenses  and  disbursements  of its counsel and of all persons not regularly in its employ),  except any such  expense,  disbursement or advance as may arise from its negligence or bad faith.

Section 3.5    Custodian  May  Resign;  Trustee  May  Remove  Custodian.   The
Custodian may resign from the  obligations  and duties hereby  imposed upon it as such  obligations  and  duties  relate to its  acting as  Custodian  of the
Mortgage Loans.  Upon receiving such notice of resignation,  the Trustee shall either  take  custody of the  Mortgage  Files  itself and give  prompt  notice thereof to the Company,  the Master  Servicer and the  Custodian,  or promptly appoint a successor  Custodian by written instrument,  in duplicate,  one copy of which  instrument  shall be delivered to the  resigning  Custodian  and one copy to the successor  Custodian.  If the Trustee shall not have taken custody of the Mortgage Files and no successor  Custodian shall have been so appointed and have accepted  appointment  within 30 days after the giving of such notice of  resignation,  the resigning  Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

      The Trustee may remove the  Custodian  at any time.  In such event,  the
Trustee  shall  appoint,  or  petition a court of  competent  jurisdiction  to appoint, a successor Custodian  hereunder.  Any successor Custodian shall be a depository  institution  subject to  supervision  or examination by federal or state authority and shall be able to satisfy the other requirements  contained in  Section  3.7 and shall be  unaffiliated  with the Master  Servicer  or the
Company.

      Any  resignation  or  removal  of the  Custodian  and  appointment  of a successor  Custodian  pursuant to any of the  provisions  of this  Section 3.5 shall  become  effective  upon  acceptance  of  appointment  by the  successor
Custodian.  The Trustee shall give prompt notice to the Company and the Master
Servicer  of  the  appointment  of  any  successor  Custodian.   No  successor
Custodian  shall be appointed by the Trustee without the prior approval of the
Company and the Master Servicer.

Section 3.6    Merger or  Consolidation  of  Custodian.  Any Person into which
the   Custodian   may  be  merged  or  converted  or  with  which  it  may  be
consolidated,   or  any  Person  resulting  from  any  merger,  conversion  or consolidation  to  which  the  Custodian  shall  be a  party,  or  any  Person succeeding  to the business of the  Custodian,  shall be the  successor of the
Custodian  hereunder,  without  the  execution  or  filing of any paper or any further act on the part of any of the parties  hereto,  anything herein to the contrary notwithstanding.

Section 3.7    Representations   of  the  Custodian.   The  Custodian   hereby
represents  that it is a  depository  institution  subject to  supervision  or examination  by a federal  or state  authority,  has a  combined  capital  and surplus  of at  least  $15,000,000  and is  qualified  to do  business  in the jurisdictions in which it will hold any Mortgage File.

                                 ARTICLE IV

                           Miscellaneous Provisions

Section 4.1    Notices. All notices, requests,  consents and demands and other communications  required  under  this  Agreement  or  pursuant  to  any  other instrument or document  delivered  hereunder  shall be in writing and,  unless otherwise specifically  provided, may be delivered personally,  by telegram or telex, or by registered or certified  mail,  postage  prepaid,  return receipt requested,  at the addresses  specified on the signature  page hereof  (unless changed by the  particular  party  whose  address is stated  herein by similar notice in writing).

Section 4.2    Amendments.  No  modification  or amendment of or supplement to this Agreement  shall be valid or effective  unless the same is in writing and signed by all parties  hereto,  and neither the Company,  the Master  Servicer nor the Trustee shall enter into any  amendment  hereof except as permitted by the Pooling  Agreement.  The Trustee shall give prompt notice to the Custodian of any  amendment  or  supplement  to the  Pooling  Agreement  and furnish the
Custodian with written copies thereof.

Section 4.3    GOVERNING LAW. THIS  AGREEMENT  SHALL BE DEEMED A CONTRACT MADE
UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE  CONSTRUED  AND  ENFORCED
IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 4.4    Recordation   of   Agreement.   To  the  extent   permitted  by
applicable  law, this Agreement is subject to  recordation in all  appropriate public  offices  for  real  property  records  in all the  counties  or  other comparable  jurisdictions in which any or all of the properties subject to the
Mortgages are situated,  and in any other appropriate  public recording office or elsewhere,  such  recordation to be effected by the Master  Servicer and at its expense on  direction  by the Trustee  (pursuant to the request of holders of Certificates  evidencing  undivided  interests in the aggregate of not less than  25% of the  Trust  Fund),  but only  upon  direction  accompanied  by an
Opinion of Counsel  reasonably  satisfactory  to the  Master  Servicer  to the effect  that the failure to effect such  recordation  is likely to  materially and adversely affect the interests of the Certificateholders.

      For the purpose of  facilitating  the  recordation  of this Agreement as herein  provided  and for  other  purposes,  this  Agreement  may be  executed simultaneously  in any  number  of  counterparts,  each of which  counterparts shall be deemed to be an original,  and such counterparts shall constitute but one and the same instrument.

Section 4.5    Severability  of  Provisions.   If  any  one  or  more  of  the
covenants, agreements,  provisions or terms of this Agreement shall be for any reason whatsoever held invalid,  then such covenants,  agreements,  provisions or terms shall be deemed severable from the remaining  covenants,  agreements, provisions or terms of this  Agreement and shall in no way affect the validity or  enforceability  of  the  other  provisions  of  this  Agreement  or of the
Certificates or the rights of the holders thereof.

                           [Signature Page Follows]

      IN WITNESS  WHEREOF,  this  Agreement  is  executed as of the date first above written.

                                            [________________]
Address:                                    as Trustee
[________________]
[________________]
Attention:  Residential Asset Mortgage      By: _______________________________
            Products,      Inc.,     Series Name:_____________________
20[_]-RZ[_]                                 Title: ______________________
Address:                                    RESIDENTIAL ASSET MORTGAGE
                                            PRODUCTS, INC.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437
                                            By: _______________________________
                                            Name:_____________________
                                            Title: ______________________
Address:                                    RESIDENTIAL FUNDING CORPORATION, as
                                            Master Servicer.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437
                                            By: _______________________________
                                            Name:_____________________
                                            Title: ______________________
Address:                                    [CUSTODIAN]
[________________]
[________________]
[________________]
                                            By: _______________________________
                                            Name:_____________________
                                            Title: ______________________

STATE OF NEW YORK       )
                              )ss.:
COUNTY OF NEW YORK            )

      On the _____ day of  _______________,  20[_], before me, a notary public in and for said State, personally appeared _____________,  known to me to be a
___________ of  [________________],  a [__________]  banking  corporation that executed  the  within  instrument,  and also  known to me to be the person who executed it on behalf of said banking  corporation and acknowledged to me that such banking corporation executed the within instrument.

      IN WITNESS WHEREOF,  I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                              ________________________________
                                                        Notary Public

[SEAL]

STATE OF MINNESOTA )
                       )ss.:
COUNTY OF HENNEPIN )

      On the _____ day of  _______________,  20[_], before me, a notary public in and for said State,  personally appeared  ___________________,  known to me to be a  _________________  of Residential Asset Mortgage Products,  Inc., one
of the corporations that executed the within instrument,  and also known to me to be  the  person  who  executed  it  on  behalf  of  said  corporation,  and acknowledged to me that such corporation executed the within instrument.

      IN WITNESS WHEREOF,  I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                              ________________________________
                                                        Notary Public

[Notorial Seal]

STATE OF MINNESOTA )
                       )ss.:
COUNTY OF HENNEPIN )

      On the _____ day of  _______________,  20[_], before me, a notary public in and for said State,  personally appeared  ___________________,  known to me to be a  _________________  of  Residential  Funding  Corporation,  one of the
corporations that executed the within  instrument,  and also known to me to be the person who executed it on behalf of said corporation,  and acknowledged to me that such corporation executed the within instrument.

      IN WITNESS WHEREOF,  I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                              ________________________________
                                                        Notary Public

[Notorial Seal]

STATE OF MINNESOTA )
                       )ss.:
COUNTY OF HENNEPIN )

      On the _____ day of  _______________,  20[_], before me, a notary public in and for said State,  personally appeared  ___________________,  known to me to be a _________________ of [________________],  one of the corporations that executed  the  within  instrument,  and also  known to me to be the person who executed it on behalf of said  corporation,  and  acknowledged to me that such corporation executed the within instrument.

      IN WITNESS WHEREOF,  I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                              ________________________________
                                                        Notary Public

                                                          ANNEX I TO EXHIBIT E

                              FORM OF CUSTODIAN
                            INITIAL CERTIFICATION

                             [__________], 20[_]

[________________]
[________________]
[________________]

      Re:  Custodial  Agreement,  dated as of  [__________],  20[_],  by and among  [________________],  Residential Asset Mortgage  Products,
           Inc.,  Residential  Funding  Corporation and  [________________],
           relating to Mortgage  Asset-Backed  Pass-Through  Certificates,
           Series 20[_]-RZ[_]

Ladies and Gentlemen:

            In accordance  with Section 2.3 of the  above-captioned  Custodial
Agreement,  and  subject  to  Section  2.02  of  the  Pooling  Agreement,  the
undersigned,  as Custodian,  hereby  certifies that it has received a Mortgage
File  (which  contains  an original  Mortgage  Note or an  original  lost note affidavit with a copy of the related  Mortgage Note) to the extent required in
Section  2.01(b) of the Pooling  Agreement  with respect to each Mortgage Loan listed in the Mortgage Loan Schedule,  with any exceptions  listed on Schedule
A attached hereto.

            Capitalized   words  and  phrases   used  herein  shall  have  the
respective  meanings  assigned  to  them  in  the  above-captioned   Custodial
Agreement.

                                          [________________]

                                    By: ___________________________________
                                    Name: _________________________________
                                    Title: __________________________________

                                                         ANNEX II TO EXHIBIT E

                   FORM OF CUSTODIAN INTERIM CERTIFICATION

                            ____________ __, 20__

[__________________]
[__________________]
[__________________]

            Re:   Custodial  Agreement,  dated  as of  [___________]  1,
                  20[_], by and among [__________________],  Residential
                  Asset Mortgage  Products,  Inc.,  Residential  Funding
                  Corporation  and  [__________________],   relating  to
                  Mortgage Asset-Backed Pass-
                  Through Certificates, Series 20[_]-RZ[_]

Ladies and Gentlemen:

            In accordance  with Section 2.3 of the  above-captioned  Custodial
Agreement,  the  undersigned,  as  Custodian,  hereby  certifies  that  it has received a Mortgage File to the extent  required  pursuant to Section  2.01(b)
of the Pooling  Agreement  with  respect to each  Mortgage  Loan listed in the
Mortgage  Loan  Schedule,  and it has  reviewed  the  Mortgage  File  and  the
Mortgage Loan Schedule and has determined  that:  all required  documents have been  executed  and received  and that such  documents  relate to the Mortgage
Loans identified on the Mortgage Loan Schedule,  with any exceptions listed on
Schedule A attached hereto.

            Capitalized   words  and  phrases   used  herein  shall  have  the
respective  meanings  assigned  to  them  in  the  above-captioned   Custodial
Agreement.

                                    [__________________]

                                    By: ___________________________________
                                    Name: _________________________________
                                    Title: __________________________________

                                                        ANNEX III TO EXHIBIT E

                    FORM OF CUSTODIAN FINAL CERTIFICATION

                            ____________ __, 20__

[__________________]
[__________________]
[__________________]

Attention: Residential Asset Mortgage Products, Inc., Series 20[_]5-RZ[_]

            Re:   Custodial  Agreement,   dated  as  of  [____________],
                  20[_], by and among [__________________],  Residential
                  Asset Mortgage  Products,  Inc.,  Residential  Funding
                  Corporation  and  [__________________],   relating  to
                  Mortgage Asset-Backed Pass-
                  Through Certificates, Series 20[_]-RZ[_]

Ladies and Gentlemen:

            In accordance  with Section 2.3 of the  above-captioned  Custodial
Agreement,  the  undersigned,  as  Custodian,  hereby  certifies  that  it has received a Mortgage  File with  respect to each  Mortgage  Loan  listed in the
Mortgage  Loan Schedule and it has reviewed the Mortgage File and the Mortgage
Loan Schedule and has determined that: all required  documents  referred to in
Section  2.01(b) of the Pooling  Agreement have been executed and received and that such documents  relate to the Mortgage  Loans  identified on the Mortgage
Loan Schedule.

            Capitalized   words  and  phrases   used  herein  shall  have  the
respective  meanings  assigned  to  them  in  the  above-captioned   Custodial
Agreement.

                                    [__________________]

                                    By: ___________________________________
                                    Name: _________________________________
                                    Title: ________________________________

                                                         ANNEX IV TO EXHIBIT E

                         FORM OF REQUEST FOR RELEASE

DATE:
TO:
RE:   REQUEST FOR RELEASE OF DOCUMENTS

In connection  with the  administration  of the pool of Mortgage Loans held by you for the referenced  pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
MIN#:
Borrower Name(s):
Reason for Document Request: (circle one) Mortgage Loan Prepaid in Full
                                    Mortgage Loan Repurchased

"We hereby  certify that all amounts  received or to be received in connection with such payments  which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."

______________________________
Residential Funding Corporation
Authorized Signature

****************************************************************

TO   CUSTODIAN/TRUSTEE:   Please  acknowledge  this  request,  and  check  off
documents  being  enclosed  with a copy of this form.  You should  retain this form for your files in accordance  with the terms of the Pooling and Servicing
Agreement.

            Enclosed Documents:           [ ] Promissory Note
                                    [ ] Primary Insurance Policy
                                    [ ] Mortgage or Deed of Trust
                                    [ ]  Assignment(s)  of Mortgage or Deed of
                        Trust
                                    [ ] Title Insurance Policy
                                    [ ] Other: ________________________

___________________________
Name
___________________________
Title
___________________________
Date

                                                                     EXHIBIT F

                            MORTGAGE LOAN SCHEDULE

                     [ON FILE WITH TRUSTEE AND CUSTODIAN]

                                                                     EXHIBIT G

                         FORMS OF REQUEST FOR RELEASE

DATE:
TO:
RE:   REQUEST FOR RELEASE OF DOCUMENTS

In connection  with the  administration  of the pool of Mortgage Loans held by you for the referenced  pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
MIN#:
Borrower Name(s):
Reason for Document Request: (circle one) Mortgage Loan Prepaid in Full
                                    Mortgage Loan Repurchased

"We hereby  certify that all amounts  received or to be received in connection with such payments  which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."

______________________________
Residential Funding Corporation
Authorized Signature

****************************************************************

TO   CUSTODIAN/TRUSTEE:   Please  acknowledge  this  request,  and  check  off
documents  being  enclosed  with a copy of this form.  You should  retain this form for your files in accordance  with the terms of the Pooling and Servicing
Agreement.

            Enclosed Documents:           [ ] Promissory Note
                                    [ ] Primary Insurance Policy
                                    [ ] Mortgage or Deed of Trust
                                    [ ]  Assignment(s)  of Mortgage or Deed of
                        Trust
                                    [ ] Title Insurance Policy
                                    [ ] Other: ________________________

___________________________
Name
___________________________
Title
___________________________
Date

                                     H-1-9

                                     H-1-1

                                                                   EXHIBIT H-1

                   FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF                      )
                       )ss.:
COUNTY OF               )

      [NAME OF OFFICER], being first duly sworn, deposes and says:

1.    That he is [Title of Officer] of [Name of Owner]  (record or  beneficial
owner  of  the  Mortgage  Asset-Backed   Pass-Through   Certificates,   Series
20[_]-RZ[_],  Class R-__ (the "Owner")), a [savings institution] [corporation]
duly organized and existing under the laws of [the State of  ________________]
[the United States], on behalf of which he makes this affidavit and agreement.

2.    That the Owner (i) is not and will not be a "disqualified  organization"
or an electing large  partnership as of [date of transfer]  within the meaning of Section 860E(e)(5) and 775,  respectively,  of the Internal Revenue Code of
1986, as amended (the "Code") or an electing large  partnership  under Section
775(a) of the Code,  (ii) will  endeavor to remain  other than a  disqualified organization  for so long as it retains  its  ownership  interest in the Class
R-__ Certificates,  and (iii) is acquiring the Class R-__ Certificates for its own account or for the account of another  Owner from which it has received an affidavit and agreement in  substantially  the same form as this affidavit and agreement. (For this purpose, a "disqualified  organization" means an electing large partnership under Section 775 of the Code, the United States,  any state or political  subdivision thereof, any agency or instrumentality of any of the foregoing  (other than an  instrumentality  all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage  Corporation,  a majority of whose board of directors is not selected by any such  governmental entity) or any foreign  government,  international  organization or any agency or  instrumentality  of such foreign  government  or  organization,  any rural electric or telephone  cooperative,  or any  organization  (other than certain farmers'  cooperatives)  that is  generally  exempt  from  federal  income tax unless such  organization is subject to the tax on unrelated  business taxable income).

3.    That the  Owner  is  aware  (i) of the tax  that  would  be  imposed  on transfers  of Class R-__  Certificates  to  disqualified  organizations  or an electing large  partnership  under the Code,  that applies to all transfers of
Class R-__  Certificates  after March 31, 1988; (ii) that such tax would be on the transferor (or, with respect to transfers to electing large  partnerships, on each such  partnership),  or, if such  transfer is through an agent  (which
person   includes  a  broker,   nominee  or  middleman)   for  a  disqualified
organization,  on the agent; (iii) that the person (other than with respect to transfers to electing large  partnerships)  otherwise liable for the tax shall be relieved  of  liability  for the tax if the  transferee  furnishes  to such person an affidavit  that the  transferee is not a  disqualified  organization and, at the time of transfer,  such person does not have actual knowledge that the  affidavit  is false;  and (iv) that the Class  R-__  Certificates  may be
"noneconomic  residual  interests" within the meaning of Treasury  regulations promulgated  pursuant  to the Code and that the  transferor  of a  noneconomic residual  interest  will remain  liable for any taxes due with  respect to the income  on such  residual  interest,  unless  no  significant  purpose  of the transfer was to impede the assessment or collection of tax.

4.    That the Owner is aware of the tax  imposed on a  "pass-through  entity"
holding  Class  R-__  Certificates  if either  the  pass-through  entity is an electing  large  partnership  under  Section 775 of the Code or if at any time
during  the  taxable   year  of  the   pass-through   entity  a   disqualified
organization  is the record  holder of an interest in such  entity.  (For this purpose,  a "pass through entity" includes a regulated  investment  company, a real estate  investment  trust or common trust fund, a  partnership,  trust or estate, and certain cooperatives.)

5.    That the Owner is aware that the Trustee  will not register the transfer of any Class R-__  Certificates  unless the  transferee,  or the  transferee's agent,  delivers to it an affidavit  and  agreement,  among other  things,  in substantially  the  same  form as this  affidavit  and  agreement.  The  Owner expressly  agrees that it will not consummate any such transfer if it knows or believes  that any of the  representations  contained  in such  affidavit  and agreement are false.

6.    That the Owner has  reviewed the  restrictions  set forth on the face of the Class R -__  Certificates  and the  provisions  of Section  5.02(f) of the
Pooling and Servicing  Agreement under which the Class R-__  Certificates were issued (in  particular,  clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize  the Trustee to deliver  payments  to a person  other than the Owner and  negotiate  a  mandatory  sale by the Trustee in the event the Owner holds such  Certificates  in  violation  of Section  5.02(f)).  The Owner  expressly agrees to be bound by and to comply with such restrictions and provisions.

7.    That the Owner consents to any additional  restrictions  or arrangements that  shall be  deemed  necessary  upon  advice of  counsel  to  constitute  a reasonable  arrangement to ensure that the Class R-__  Certificates  will only be owned,  directly  or  indirectly,  by an Owner  that is not a  disqualified organization.

8.    The Owner's Taxpayer Identification Number is ____________________.

9.    This   affidavit   and   agreement   relates  only  to  the  Class  R-__
Certificates  held by the Owner and not to any other  holder of the Class R-__
Certificates.  The Owner  understands  that the liabilities  described  herein relate only to the Class R-__ Certificates.

10.   That no  purpose of the Owner  relating  to the  transfer  of any of the
Class R-__  Certificates  by the Owner is or will be to impede the  assessment or collection of any tax; in making this  representation,  the Owner  warrants that the  Owner is  familiar  with (i)  Treasury  Regulation  1.860E-1(c)  and recent  amendments  thereto,  effective  as of July  19,  2002,  and  (ii) the preamble  describing the adoption of the amendments to such regulation,  which is attached hereto as Annex I.

11.   That the Owner has no present  knowledge or expectation  that it will be unable  to pay  any  United  States  taxes  owed  by it so  long as any of the
Certificates remain  outstanding.  In this regard, the Owner hereby represents to and for the  benefit of the  person  from whom it  acquired  the Class R-__
Certificate  that the Owner intends to pay taxes  associated with holding such
Class R-__  Certificate  as they become due, fully  understanding  that it may incur tax  liabilities in excess of any cash flows generated by the Class R-__
Certificate.

12.   That the Owner has no  present  knowledge  or  expectation  that it will become  insolvent or subject to a bankruptcy  proceeding for so long as any of the Class R-__ Certificates remain outstanding.

13.   The Owner is either (i) a citizen  or  resident  of the  United  States,
(ii) a corporation,  partnership or other entity treated as a corporation or a partnership for U.S.  federal income tax purposes and created or organized in, or under the laws of, the United States,  any state thereof or the District of
Columbia  (other than a  partnership  that is not  treated as a United  States person under any  applicable  Treasury  regulations),  (iii) an estate that is described  in  Section  7701(a)(30)(D)  of the Code,  or (iv) a trust  that is described in Section 7701(a)(30)(E) of the Code.

14.   The Owner  hereby  agrees  that it will not cause  income from the Class
R-__ Certificates to be attributable to a foreign  permanent  establishment or fixed base  (within  the  meaning of an  applicable  income tax treaty) of the
Owner or another United States taxpayer.

15.   The Owner hereby  certifies,  represents  and warrants to, and covenants with the  Depositor,  the Trustee and the Master  Servicer  that the following statement is accurate:

                  The  Certificates are not being acquired by, and will not be transferred  to, any employee  benefit plan or other plan or arrangement subject  to  the  prohibited  transaction  provisions  of  the  Employee
      Retirement  Income  Security  Act of  1974,  as  amended  ("ERISA"),  or
      Section  4975 of the  Internal  Revenue  Code of 1986,  as amended  (the
      "Code"),  or any person  (including an insurance  company  investing its general account,  an investment  manager, a named fiduciary or a trustee of any such plan) who is using "plan  assets" of any such plan to effect such acquisition (each of the foregoing, a "Plan Investor").

      In addition,  the Owner hereby  certifies,  represents  and warrants to, and covenants  with, the Depositor,  the Trustee and the Master  Servicer that the Owner will not transfer such  Certificates  to any Plan Investor or person unless  either such Plan Investor or person meets the  requirements  set forth in the statement above.

      Capitalized  terms used but not defined  herein  shall have the meanings assigned in the Pooling and Servicing Agreement.

      IN WITNESS WHEREOF,  the Owner has caused this instrument to be executed on its behalf,  pursuant to the  authority of its Board of  Directors,  by its
[Title of Officer] and its corporate  seal to be hereunto  attached,  attested by its [Assistant] Secretary, this ____ day of ______________ 20__.

                                    [NAME OF OWNER]

                                    By: ___________________________________
                                    [Name of Officer]
                                    [Title of Officer]

[Corporate Seal]

ATTEST:

______________________________
[Assistant] Secretary

            Personally  appeared before me the above-named  [Name of Officer], known or  proved  to me to be the  same  person  who  executed  the  foregoing instrument and to be the [Title of Officer] of the Owner,  and acknowledged to me that he  executed  the  same as his  free act and deed and the free act and deed of the Owner.

            Subscribed and sworn before me this       day of      , 200_.

                                    __________________________________________
                                    NOTARY PUBLIC

                                    COUNTY OF ______________________________
                                    STATE OF ________________________________
                                    My Commission expires the ___ day of
                                    __________, 20__

                                                        ANNEX I TO EXHIBIT H-1

                          DEPARTMENT OF THE TREASURY

                           Internal Revenue Service

                            26 CFR Parts 1 and 602

                                  [TD 9004]

                                RIN 1545-AW98

                   Real Estate Mortgage Investment Conduits

              AGENCY: Internal Revenue Service (IRS), Treasury.

                          ACTION: Final regulations.

   -----------------------------------------------------------------------

SUMMARY:  This document  contains  final  regulations  relating to safe harbor
transfers  of  noneconomic   residual   interests  in  real  estate   mortgage
investment  conduits  (REMICs).   The  final  regulations  provide  additional
limitations  on the  circumstances  under  which  transferors  may claim  safe harbor treatment.

DATES: Effective Date: These regulations are effective July 19, 2002.

Applicability Date: For dates of applicability, see Sec. 1.860E-(1)(c)(10).

FOR FURTHER INFORMATION CONTACT:  Courtney Shepardson at (202) 622-3940 (not a
toll-free number).

SUPPLEMENTARY INFORMATION:

Paperwork Reduction Act

      The  collection of information in this final rule has been reviewed and, pending receipt and evaluation of public  comments,  approved by the Office of
Management and Budget (OMB) under 44 U.S.C.  3507 and assigned  control number
1545-1675.

      The   collection  of   information   in  this   regulation  is  in  Sec.
1.860E-1(c)(5)(ii).  This  information is required to enable the IRS to verify that a taxpayer is  complying  with the  conditions  of this  regulation.  The collection  of  information  is  mandatory  and is  required.  Otherwise,  the taxpayer will not receive the benefit of safe harbor  treatment as provided in the regulation.  The likely  respondents  are businesses and other  for-profit institutions.

      Comments on the collection of  information  should be sent to the Office of  Management  and  Budget,  Attn:  Desk  Officer for the  Department  of the
Treasury,  Office of  Information  and  Regulatory  Affairs,  Washington,  DC,
20503,  with  copies  to the  Internal  Revenue  Service,  Attn:  IRS  Reports
Clearance  Officer,  W:CAR:MP:FP:S,  Washington,  DC  20224.  Comments  on the
collection of information  should be received by September 17, 2002.  Comments are specifically requested concerning:

         Whether the  collection  of  information  is necessary for the proper performance  of  the  functions  of  the  Internal  Revenue  Service, including whether the information will have practical utility;

         The accuracy of the estimated  burden  associated with the collection of information (see below);

         How the  quality,  utility,  and  clarity  of the  information  to be collected may be enhanced;

         How the burden of complying with the  collection of  information  may
         be  minimized,   including   through  the  application  of  automated
         collection techniques or other forms of information technology; and

         Estimates  of  capital  or  start-up  costs and  costs of  operation, maintenance, and purchase of service to provide information.

      An agency may not  conduct or sponsor,  and a person is not  required to respond to, a collection  of  information  unless it displays a valid  control number assigned by the Office of Management and Budget.

      The estimated total annual  reporting  burden is 470 hours,  based on an estimated number of respondents of 470 and an estimated  average annual burden hours per respondent of one hour.

      Books  or  records  relating  to a  collection  of  information  must be retained as long as their contents may become  material in the  administration
of  any  internal  revenue  law.   Generally,   tax  returns  and  tax  return
information are confidential, as required by 26 U.S.C. 6103.

Background

      This  document  contains  final   regulations   regarding  the  proposed
amendments  to 26 CFR part 1 under  section 860E of the Internal  Revenue Code
(Code). The regulations  provide the circumstances under which a transferor of
a  noneconomic   REMIC  residual   interest  meeting  the   investigation  and
representation  requirements may avail itself of the safe harbor by satisfying either the formula test or the asset test.

      Final  regulations  governing  REMICs,  issued  in 1992,  contain  rules governing the transfer of noneconomic REMIC residual interests.  In general, a transfer  of a  noneconomic  residual  interest  is  disregarded  for  all tax purposes if a significant  purpose of the transfer is to enable the transferor to impede  the  assessment  or  collection  of tax.  A purpose  to impede  the
assessment  or  collection  of  tax  (a  wrongful   purpose)   exists  if  the
transferor,  at the time of the  transfer,  either  knew or should  have known that the  transferee  would be  unwilling  or  unable  to pay taxes due on its share of the REMIC's  taxable income.  Under a safe harbor,  the transferor of a REMIC  noneconomic  residual  interest  is  presumed  not to have a wrongful purpose if two  requirements  are  satisfied:  (1) the  transferor  conducts a
reasonable   investigation  of  the  transferee's   financial  condition  (the
investigation  requirement);  and (2) the transferor  secures a representation from the  transferee  to the effect that the  transferee  understands  the tax obligations  associated  with  holding a residual  interest and intends to pay those taxes (the representation requirement).

      The IRS and  Treasury  have  been  concerned  that some  transferors  of noneconomic  residual  interests  claim they  satisfy  the safe harbor even in
situations   where  the  economics  of  the  transfer   clearly  indicate  the
transferee is unwilling or unable to pay the tax  associated  with holding the interest.  For this  reason,  on February 7, 2000,  the IRS  published  in the
Federal Register (65 FR 5807) a notice of proposed rulemaking  (REG-100276-97;
REG-122450-98)  designed  to clarify  the safe  harbor by adding the  "formula test," an  economic  test.  The  proposed  regulation  provides  that the safe harbor  is  unavailable  unless  the  present  value  of the  anticipated  tax liabilities  associated with holding the residual interest does not exceed the sum of: (1) The present value of any consideration  given to the transferee to
acquire  the  interest;   (2)  the  present  value  of  the  expected   future
distributions  on the interest;  and (3) the present value of the  anticipated tax  savings  associated  with  holding the  interest  as the REMIC  generates losses.

      The notice of  proposed  rulemaking  also  contained  rules for  FASITs.
Section  1.860H-6(g) of the proposed  regulations  provides  requirements  for transfers of FASIT  ownership  interests and adopts a safe harbor by reference to the safe harbor provisions of the REMIC  regulations.  In January 2001, the
IRS  published  Rev.  Proc.  2001-12  (2001-3  I.R.B.  335)  to set  forth  an alternative  safe  harbor  that  taxpayers  could  use  while  the IRS and the
Treasury   considered  comments  on  the  proposed   regulations.   Under  the
alternative safe harbor, if a transferor meets the  investigation  requirement and the representation  requirement but the transfer fails to meet the formula test,  the  transferor  may invoke the safe harbor if the  transferee  meets a two-prong test (the asset test). A transferee  generally meets the first prong of this  test if,  at the time of the  transfer,  and in each of the two years preceding  the year of transfer,  the  transferee's  gross assets  exceed $100 million and its net assets exceed $10 million.  A transferee  generally  meets the second  prong of this test if it is a domestic,  taxable  corporation  and agrees in writing  not to  transfer  the  interest  to any  person  other than another domestic,  taxable corporation that also satisfies the requirements of the asset test. A transferor  cannot rely on the asset test if the  transferor knows,  or has reason to know,  that the  transferee  will not comply with its written  agreement to limit the  restrictions  on subsequent  transfers of the residual interest.

      Rev.  Proc.  2001-12  provides that the asset test fails to be satisfied in the case of a transfer or assignment of a noneconomic  residual interest to a foreign branch of an otherwise  eligible  transferee.  If such a transfer or assignment were permitted,  a corporate  taxpayer might seek to claim that the provisions of an applicable  income tax treaty would resource excess inclusion income as foreign  source  income,  and that, as a  consequence,  any U.S. tax liability  attributable  to the  excess  inclusion  income  could be offset by foreign tax credits.  Such a claim would impede the  assessment  or collection of U.S. tax on excess inclusion income,  contrary to the congressional purpose of  assuring  that such  income  will be taxable  in all  events.  See,  e.g., sections 860E(a)(1), (b), (e) and 860G(b) of the Code.

      The  Treasury   and  the  IRS  have   learned  that  certain   taxpayers
transferring   noneconomic   residual   interests  to  foreign  branches  have
attempted  to rely on the formula  test to obtain safe harbor  treatment in an effort to impede the assessment or collection of U.S. tax on excess  inclusion income.  Accordingly,  the final  regulations  provide  that if a  noneconomic residual  interest is  transferred  to a foreign  permanent  establishment  or fixed base of a U.S.  taxpayer,  the  transfer is not eligible for safe harbor treatment  under  either  the  asset  test  or the  formula  test.  The  final regulations  also  require a transferee  to  represent  that it will not cause income from the noneconomic  residual interest to be attributable to a foreign permanent establishment or fixed base.

      Section 1.860E-1(c)(8)  provides computational rules that a taxpayer may use to  qualify  for safe  harbor  status  under  the  formula  test.  Section
1.860E-1(c)(8)(i)  provides  that the  transferee  is presumed to pay tax at a rate  equal to the  highest  rate of tax  specified  in  section  11(b).  Some commentators  were  concerned that this presumed rate of taxation was too high because  it  does  not  take  into  consideration  taxpayers  subject  to  the alternative  minimum  tax  rate.  In  light  of the  comments  received,  this provision  has  been  amended  in  the  final  regulations  to  allow  certain transferees  that compute their taxable income using the  alternative  minimum tax rate to use the alternative minimum tax rate applicable to corporations.

      Additionally,  Sec. 1.860E-1(c)(8)(iii) provides that the present values in the  formula  test are to be  computed  using a discount  rate equal to the applicable  Federal  short-term rate prescribed by section 1274(d).  This is a change  from  the  proposed  regulation  and  Rev.  Proc.  2001-12.  In  those publications  the provision  stated that ``present values are computed using a discount  rate equal to the  applicable  Federal  rate  prescribed  in section
1274(d)  compounded  semiannually"  and that "[a] lower  discount  rate may be used if the  transferee  can  demonstrate  that it regularly  borrows,  in the course of its trade or business,  substantial funds at such lower rate from an unrelated  third  party." The IRS and the  Treasury  Department  have  learned that, based on this provision,  certain  taxpayers have been attempting to use unrealistically  low or zero  interest  rates to  satisfy  the  formula  test, frustrating the intent of the test.  Furthermore,  the Treasury Department and the IRS believe that a rule  allowing for a rate other than a rate based on an objective  index would add  unnecessary  complexity  to the safe harbor.  As a result, the rule in the proposed  regulations that permits a transferee to use a lower discount rate, if the  transferee  can  demonstrate  that it regularly borrows  substantial  funds at such lower rate,  is not  included in the final regulations;  and the Federal  short-term  rate has been  substituted  for the applicable  Federal  rate.  To  simplify  taxpayers'  computations,  the final regulations allow use of any of the published short-term rates,  provided that the present values are computed with a  corresponding  period of  compounding.
With  the  exception  of the  provisions  relating  to  transfers  to  foreign branches,  these changes  generally  have the proposed  applicability  date of
February 4, 2000,  but taxpayers may choose to apply the interest rate formula set forth in the proposed  regulation  and Rev.  Proc.  2001-12 for  transfers occurring before August 19, 2002.

      It is anticipated  that when final  regulations are adopted with respect to FASITs,  Sec.  1.860H-6(g) of the proposed  regulations  will be adopted in substantially  its present  form,  with the result that the final  regulations contained  in this  document  will also govern  transfers  of FASIT  ownership interests with  substantially the same  applicability  date as is contained in this document.

Effect on Other Documents

      Rev.  Proc.  2001-12  (2001-3  I.R.B.  335) is obsolete for transfers of noneconomic  residual  interests  in REMICs  occurring  on or after August 19,
2002.

Special Analyses

      It  is  hereby  certified  that  these   regulations  will  not  have  a
significant  economic impact on a substantial  number of small entities.  This certification  is based on the fact  that it is  unlikely  that a  substantial number of small  entities will hold REMIC  residual  interests.  Therefore,  a
Regulatory  Flexibility  Analysis  under  the  Regulatory  Flexibility  Act (5
U.S.C.  chapter 6) is not required.  It has been determined that this Treasury decision is not a significant  regulatory action as defined in Executive Order
12866.  Therefore,  a regulatory  assessment is not required. It also has been determined  that sections  553(b) and 553(d) of the  Administrative  Procedure
Act (5 U.S.C. chapter 5) do not apply to these regulations.

Drafting Information

      The  principal  author  of these  regulations  is  Courtney  Shepardson.
However, other personnel from the IRS and Treasury Department  participated in their development.

List of Subjects

26 CFR Part 1

      Income taxes, Reporting and record keeping requirements.

26 CFR Part 602

      Reporting and record keeping requirements.

      Adoption of Amendments to the Regulations

      Accordingly, 26 CFR parts 1 and 602 are amended as follows:

PART 1--INCOME TAXES

      Paragraph 1. The authority citation for part 1 continues to read in part as follows:

      Authority: 26 U.S.C. 7805 * * *

                                                                   EXHIBIT H-2

                        FORM OF TRANSFEROR CERTIFICATE

                                                      ________________, 200__

[________________]
[________________]
[________________]

[________________]
[________________]
[________________]

Attention: Residential Funding Corporation Series 20[_]-RZ[_]

            Re:   Mortgage Asset-Backed Pass-Through
                  Certificates,
                  Series 20[_]-RZ[_], Class R-

Ladies and Gentlemen:

      This  letter is  delivered  to you in  connection  with the  transfer by
________________________   (the  "Seller")  to   ______________________   (the
"Purchaser")  of  $___________   Initial  Certificate   Principal  Balance  of
Mortgage Asset-Backed  Pass-Through  Certificates,  Series 20[_]-RZ[_],  Class
R-__  (the  "Certificates"),  pursuant  to  Section  5.02 of the  Pooling  and
Servicing  Agreement  (the  "Pooling and  Servicing  Agreement"),  dated as of
[________]1,  20[_] among Residential Asset Mortgage Products, Inc., as seller
(the  "Company"),  Residential  Funding  Corporation,  as master servicer (the
"Master  Servicer"),  and  [______________],  as trustee (the "Trustee").  All terms used herein and not otherwise  defined shall have the meanings set forth
in  the  Pooling  and  Servicing  Agreement.   The  Seller  hereby  certifies,
represents  and warrants to, and covenants  with,  the Company and the Trustee that:

1.    No purpose of the Seller  relating to the transfer of the Certificate by the  Seller  to the  Purchaser  is or  will be to  impede  the  assessment  or collection of any tax.

2.    The Seller  understands  that the Purchaser has delivered to the Trustee and the  Master  Servicer  a  transfer  affidavit  and  agreement  in the form attached to the Pooling and  Servicing  Agreement  as Exhibit  H-1. The Seller
does not know or believe that any representation contained therein is false.

3.    The  Seller  has at the  time of the  transfer  conducted  a  reasonable investigation  of the financial  condition of the Purchaser as contemplated by
Treasury  Regulations  Section  1.860E-1(c)(4)(i)  and,  as a  result  of that investigation,  the Seller has determined that the Purchaser has  historically paid its debts as they  become due and has found no  significant  evidence  to indicate that the Purchaser  will not continue to pay its debts as they become due in the future.  The Seller  understands  that the transfer of a Class R-__
Certificate  may not be respected  for United  States income tax purposes (and the  Seller  may  continue  to  be  liable  for  United  States  income  taxes associated therewith) unless the Seller has conducted such an investigation.

4.    The Seller has no actual  knowledge that the proposed  Transferee is not both a United States Person and a Permitted Transferee.

                                    Very truly yours,

                                    _______________________________________
                                    (Seller)

                                    By: ____________________________________
                                    Name: __________________________________
                                    Title: ___________________________________

                                                                     EXHIBIT I

                    FORM OF INVESTOR REPRESENTATION LETTER

                                                      ___________, 20__

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

[________________]
[________________]
[________________]

Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

Attention: Residential Funding Corporation Series 20[_]-RZ[_]

            Re:   Mortgage Asset-Backed Pass-Through
                  Certificates,
                  Series 20[_]-RZ[_], Class [B] [SB] [R-[
                  ]]

Ladies and Gentlemen:

      ____________________________________   (the   "Purchaser")   intends  to
purchase  from  (the  "Seller")  $___________  Initial  Certificate  Principal
Balance   of   Mortgage   Asset-Backed   Pass-Through   Certificates,   Series
20[_]-RZ[_],  Class [B] [SB] [R-[ ]](the  "Certificates"),  issued pursuant to the Pooling and Servicing  Agreement (the "Pooling and Servicing  Agreement"),
dated as of [_________] 1, 20[_] among  Residential  Asset Mortgage  Products,
Inc., as seller (the "Company"),  Residential Funding  Corporation,  as master servicer (the "Master Servicer"),  and  [__________________],  as trustee (the
"Trustee").  All terms used herein and not  otherwise  defined  shall have the meanings  set forth in the  Pooling and  Servicing  Agreement.  The  Purchaser
hereby  certifies,  represents  and  warrants  to,  and  covenants  with,  the
Company, the Trustee and the Master Servicer that:

1.    The Purchaser  understands that (a) the  Certificates  have not been and will not be  registered  or qualified  under the  Securities  Act of 1933,  as amended  (the  "Act") or any state  securities  law,  (b) the  Company  is not required to so register or qualify the Certificates,  (c) the Certificates may be resold only if registered  and qualified  pursuant to the provisions of the
Act or any state  securities  law, or if an exemption  from such  registration and  qualification  is  available,  (d) the  Pooling and  Servicing  Agreement contains  restrictions  regarding the transfer of the Certificates and (e) the
Certificates will bear a legend to the foregoing effect.

2.    The  Purchaser is  acquiring  the  Certificates  for its own account for investment  only  and not with a view to or for  sale in  connection  with any distribution  thereof  in  any  manner  that  would  violate  the  Act  or any applicable state securities laws.

3.    The  Purchaser  is  (a)  a  substantial,   sophisticated   institutional
investor  having such  knowledge  and  experience  in  financial  and business matters, and, in particular,  in such matters related to securities similar to the  Certificates,  such that it is capable of evaluating the merits and risks of  investment  in the  Certificates,  (b) able to bear the economic  risks of such an  investment  and (c) an  "accredited  investor"  within the meaning of
Rule 501(a) promulgated pursuant to the Act.

4.    The Purchaser has been  furnished  with,  and has had an  opportunity to
review   (a)   [a   copy   of  the   Private   Placement   Memorandum,   dated
________________,  20__,  relating  to the  Certificates  (b)]  a copy  of the
Pooling and Servicing Agreement and [b] [c] such other information  concerning the Certificates,  the Mortgage Loans and the Company as has been requested by the  Purchaser  from  the  Company  or  the  Seller  and  is  relevant  to the
Purchaser's  decision to purchase the Certificates.  The Purchaser has had any questions  arising  from such review  answered by the Company or the Seller to the  satisfaction  of the  Purchaser.  [If the  Purchaser did not purchase the
Certificates  from the Seller in connection  with the initial  distribution of the  Certificates  and  was  provided  with a copy  of the  Private  Placement
Memorandum  (the  "Memorandum")  relating to the original sale (the  "Original
Sale") of the  Certificates by the Company,  the Purchaser  acknowledges  that such  Memorandum  was provided to it by the Seller,  that the  Memorandum  was prepared by the Company  solely for use in  connection  with the Original Sale and the Company did not  participate  in or facilitate in any way the purchase of the  Certificates  by the  Purchaser  from the  Seller,  and the  Purchaser agrees  that it will look  solely to the  Seller and not to the  Company  with respect to any damage,  liability,  claim or expense arising out of, resulting from or in  connection  with  (a)  error  or  omission,  or  alleged  error or omission, contained in the Memorandum, or (b) any information,  development or event arising after the date of the Memorandum.]

5.    The  Purchaser  has not and  will not nor has it  authorized  or will it authorize  any  person to (a) offer,  pledge,  sell,  dispose of or  otherwise transfer  any  Certificate,  any  interest  in any  Certificate  or any  other similar security to any person in any manner,  (b) solicit any offer to buy or to accept a pledge,  disposition  of other  transfer of any  Certificate,  any interest in any  Certificate or any other similar  security from any person in
any  manner,   (c)  otherwise  approach  or  negotiate  with  respect  to  any
Certificate,  any interest in any  Certificate  or any other similar  security with any person in any manner,  (d) make any general  solicitation by means of general  advertising or in any other manner or (e) take any other action, that
(as to any of (a) through (e) above) would  constitute a  distribution  of any
Certificate   under  the  Act,  that  would  render  the  disposition  of  any
Certificate a violation of Section 5 of the Act or any state  securities  law, or that would require  registration or  qualification  pursuant  thereto.  The
Purchaser will not sell or otherwise transfer any of the Certificates,  except in compliance with the provisions of the Pooling and Servicing Agreement.

6.    The  Purchaser  hereby  certifies,   represents  and  warrants  to,  and
covenants  with the  Depositor,  the Trustee and the Master  Servicer that the following statement is correct:

                  The Purchaser is not an employee  benefit plan or other plan or arrangement subject to the prohibited  transaction  provisions of the
      Employee  Retirement Income Security Act of 1974, as amended  ("ERISA"), or Section  4975 of the Internal  Revenue Code of 1986,  as amended (the
      "Code"),  or any person  (including an insurance  company  investing its general account,  an investment  manager, a named fiduciary or a trustee of any such plan) who is using "plan  assets" of any such plan to effect such acquisition (each of the foregoing, a "Plan Investor").

      In addition,  the Purchaser  hereby  certifies,  represents and warrants to, and covenants with, the Company,  the Trustee and the Master Servicer that the  Purchaser  will not transfer  such  Certificates  to any Plan Investor or person unless either such Plan Investor or person meets the  requirements  set forth in the statement referred to in paragraph 6 above.

                                    Very truly yours,

                                    _______________________________________
                                    (Purchaser)

                                    By: ____________________________________
                                    Name: __________________________________
                                    Title: ___________________________________

                                                                     EXHIBIT J

                   FORM OF TRANSFEROR REPRESENTATION LETTER

                                                      ___________, 20__

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

[________________]
[________________]
[________________]

Attention: Residential Funding Corporation Series 20[_]-RZ[_]

            Re:   Mortgage Asset-Backed Pass-Through
                  Certificates,
                  Series 20[_]-RZ[_], Class [B] [SB] [R-[
                  ]]

Ladies and Gentlemen:

      In  connection  with  the  sale  by   ____________   (the  "Seller")  to
_______________  (the "Purchaser") of $_______ Initial  Certificate  Principal
Balance   of   Mortgage   Asset-Backed   Pass-Through   Certificates,   Series
20[_]-RZ[_],  Class SB (the  "Certificates"),  issued  pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing  Agreement"),  dated as of
[___________] 1, 20[_] among  Residential  Asset Mortgage  Products,  Inc., as seller (the "Company"),  Residential Funding Corporation,  as master servicer,
and   [______________],   as  trustee  (the  "Trustee").   The  Seller  hereby
certifies,  represents  and warrants to, and covenants  with,  the Company and the Trustee that:

      Neither  the  Seller nor  anyone  acting on its behalf has (a)  offered, pledged,  sold,  disposed of or otherwise  transferred  any  Certificate,  any interest in any  Certificate  or any other  similar  security to any person in any  manner,  (b) has  solicited  any  offer  to buy or to  accept  a  pledge, disposition  or  other  transfer  of  any  Certificate,  any  interest  in any
Certificate or any other similar  security from any person in any manner,  (c)
has otherwise  approached or negotiated with respect to any  Certificate,  any interest in any  Certificate or any other similar  security with any person in any  manner,  (d) has  made any  general  solicitation  by  means  of  general advertising  or in any other manner,  or (e) has taken any other action,  that
(as to any of (a) through (e) above) would  constitute a  distribution  of the
Certificates  under the Securities Act of 1933 (the "Act"),  that would render the  disposition of any Certificate a violation of Section 5 of the Act or any state  securities  law, or that would require  registration  or  qualification pursuant thereto. The Seller will

not act, in any manner set forth in the  foregoing  sentence  with  respect to any  Certificate.  The Seller has not and will not sell or otherwise  transfer any of the  Certificates,  except in  compliance  with the  provisions  of the
Pooling and Servicing Agreement.

                                    Very truly yours,

                                    _______________________________________
                                    (Seller)

                                    By: ____________________________________
                                    Name: __________________________________
                                    Title: ___________________________________

                                                                     EXHIBIT K

                       FORM OF FORM 10-K CERTIFICATION

      I, [identify the certifying individual], certify that:

1.    I have reviewed this report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period covered by this report on
Form 10-K of the trust (the "Exchange Act periodic reports") created pursuant to the Pooling and Servicing Agreement dated as of [__________] 1, 20[_] (the
"P&S Agreement") among Residential Asset Mortgage Corporation, Inc.,
Residential Funding Corporation (the "Master Servicer") and [__________] (the
"Trustee");

2.    Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.    Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D of the period covered by this report is included in the Exchange Act periodic reports;

4.    I am responsible for reviewing the activities performed by the Master
Servicer and based on my knowledge and the compliance review conducted in preparing the servicer compliance statement required in this report under
Item 1123 of Regulation AB, and except a disclosed in the Exchange Act periodic reports, the Master Servicer has fulfilled its obligations under the
P&S Agreement; and

5.    All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of
Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report.  Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

      In giving the certifications above, I have reasonably relied on the information provided to me by the following unaffiliated parties:  [the
Trustee].

      IN WITNESS WHEREOF, I have duly executed this certificate as of
_________, 20__.

                                                ____________________________
                                                Name:
                                                Title:

* to be signed by the senior officer in charge of the servicing functions of the Master Servicer

                                                                     EXHIBIT L

            FORM OF BACK-UP CERTIFICATE TO FORM 10-K CERTIFICATION

      The undersigned, a Responsible Officer of [______________] (the
"Trustee") certifies that:

1.    The Trustee has performed all of the duties specifically required to be performed by it pursuant to the provisions of the Pooling and Servicing
Agreement dated as of [__________] 1, 20[_] (the "Agreement") by and among
Residential Asset Mortgage Products, Inc. as depositor, Residential Funding
Corporation, as master servicer, and the Trustee in accordance with the standards set forth therein.

2.    Based on my knowledge, the list of Certificateholders as shown on the
Certificate Register as of the end of each calendar year that is provided by the Trustee pursuant to the Agreement is accurate as of the last day of the
20[_] calendar year.

      Capitalized  terms used and not defined  herein  shall have the meanings given such terms in the Agreement.

      IN WITNESS WHEREOF, I have duly executed this certificate as of
_________, 20__.

                                                ____________________________
                                                Name:
                                                Title:

                                                                     EXHIBIT M

         FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN

                                                      ___________, 20__

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

[________________]
[________________]
[________________]

Attention: Residential Funding Corporation Series 20[_]-RZ[_]

            Re:   Mortgage Asset-Backed Pass-Through
                  Certificates,
                  Series 20[_]-RZ[_] Assignment of Mortgage
                  Loan

Ladies and Gentlemen:

            This letter is delivered to you in connection  with the assignment by ________________ (the "Trustee") to  ______________________  (the "Lender")
of  _______________  (the "Mortgage  Loan") pursuant to Section 3.13(d) of the
Pooling and  Servicing  Agreement  (the  "Pooling and  Servicing  Agreement"),
dated as of [__________] 1, 20[_] among Residential  Asset Mortgage  Products,
Inc., as seller (the "Company"),  Residential Funding  Corporation,  as master servicer,  and the Trustee.  All terms used herein and not  otherwise  defined shall have the meanings set forth in the Pooling and Servicing Agreement.  The
Lender hereby  certifies,  represents and warrants to, and covenants with, the
Master Servicer and the Trustee that:

      (i) the  Mortgage  Loan is secured by  Mortgaged  Property  located in a jurisdiction  in which an  assignment in lieu of  satisfaction  is required to preserve  lien  priority,  minimize  or  avoid  mortgage  recording  taxes  or otherwise  comply with, or facilitate a  refinancing  under,  the laws of such jurisdiction;

      (ii) the  substance  of the  assignment  is,  and is  intended  to be, a refinancing  of such Mortgage Loan and the form of the  transaction  is solely to comply with, or facilitate the transaction under, such local laws;

      (iii) the  Mortgage  Loan  following  the  proposed  assignment  will be modified  to have a rate of interest at least  [0.25]  percent  below or above the rate of interest on such Mortgage Loan prior to such proposed  assignment;
and

      (iv)  such  assignment  is at the  request  of the  borrower  under  the related Mortgage Loan.

                                    Very truly yours,

                                    _______________________________________
                                    (Lender)

                                    By: ____________________________________
                                    Name: __________________________________
                                    Title: ___________________________________

                                                                     EXHIBIT N

                 FORM OF RULE 144A INVESTMENT REPRESENTATION

           Description of Rule 144A Securities, including numbers:
               _______________________________________________
               _______________________________________________
               _______________________________________________
               _______________________________________________

            The  undersigned  seller,  as  registered  holder (the  "Seller"),
intends  to  transfer  the  Rule  144A  Securities   described  above  to  the
undersigned buyer (the "Buyer").

            1. In connection  with such  transfer and in  accordance  with the agreements  pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts:  Neither the Seller nor anyone acting on its behalf has offered,  transferred,  pledged,  sold or otherwise disposed of the Rule 144A  Securities,  any  interest in the Rule 144A  Securities  or any other  similar  security  to,  or  solicited  any  offer  to buy or  accept  a transfer,  pledge  or other  disposition  of the  Rule  144A  Securities,  any interest in the Rule 144A  Securities or any other similar  security  from, or otherwise  approached or negotiated with respect to the Rule 144A  Securities, any interest in the Rule 144A  Securities or any other similar  security with, any  person  in any  manner,  or made  any  general  solicitation  by means of general  advertising or in any other manner,  or taken any other action,  that would  constitute  a  distribution  of the  Rule  144A  Securities  under  the
Securities Act of 1933, as amended (the "1933 Act"),  or that would render the disposition  of the Rule 144A  Securities a violation of Section 5 of the 1933
Act or  require  registration  pursuant  thereto,  and that the Seller has not offered  the Rule  144A  Securities  to any  person  other  than the  Buyer or another  "qualified  institutional  buyer" as  defined  in Rule 144A under the
1933 Act.

            2. The Buyer warrants and  represents to, and covenants  with, the
Seller,  the  Trustee and the Master  Servicer  (as defined in the Pooling and
Servicing  Agreement  (the  "Agreement"),  dated as of  [__________]  1, 20[_]
among Residential  Funding  Corporation as Master Servicer,  Residential Asset
Mortgage  Products,  Inc.  as  depositor  pursuant  to  Section  5.02  of  the
Agreement and [______________], as trustee, as follows:

                  a. The Buyer  understands that the Rule 144A Securities have not been  registered  under the 1933 Act or the  securities  laws of any state.

                  b. The Buyer considers  itself a substantial,  sophisticated
      institutional   investor   having  such   knowledge  and  experience  in
      financial  and  business  matters that it is capable of  evaluating  the merits and risks of investment in the Rule 144A Securities.

                  c.  The  Buyer  has  been  furnished  with  all  information regarding  the  Rule  144A  Securities  that it has  requested  from the
      Seller, the Trustee or the Servicer.

                  d.  Neither  the Buyer nor  anyone  acting on its behalf has offered,  transferred,  pledged,  sold or otherwise disposed of the Rule
      144A  Securities,  any interest in the Rule 144A Securities or any other similar  security  to,  or  solicited  any  offer  to  buy or  accept  a transfer,  pledge or other disposition of the Rule 144A Securities,  any interest  in the Rule  144A  Securities  or any other  similar  security from, or otherwise  approached  or  negotiated  with respect to the Rule
      144A  Securities,  any interest in the Rule 144A Securities or any other similar  security  with,  any person in any manner,  or made any general solicitation by means of general  advertising or in any other manner, or taken any other  action,  that would  constitute a  distribution  of the
      Rule  144A  Securities  under  the 1933  Act or that  would  render  the disposition of the Rule 144A  Securities a violation of Section 5 of the
      1933 Act or require registration  pursuant thereto, nor will it act, nor has it  authorized  or will it  authorize  any  person  to act,  in such manner with respect to the Rule 144A Securities.

                  e. The Buyer is a  "qualified  institutional  buyer" as that term is  defined  in Rule  144A  under  the 1933  Act and has  completed either of the forms of  certification  to that effect attached hereto as
      Annex 1 or  Annex 2.  The  Buyer  is aware  that the sale to it is being made in  reliance  on Rule 144A.  The Buyer is  acquiring  the Rule 144A
      Securities  for its own  account  or the  accounts  of  other  qualified institutional buyers,  understands that such Rule 144A Securities may be resold,  pledged or transferred only (i) to a person reasonably believed to be a  qualified  institutional  buyer  that  purchases  for  its  own account or for the  account of a qualified  institutional  buyer to whom notice is given that the  resale,  pledge or  transfer  is being made in reliance  on Rule  144A,  or (ii)  pursuant  to another  exemption  from registration under the 1933 Act.

            3.    The Buyer of Class SB  Certificates  or Class R Certificates
is not an employee  benefit plan or other plan or  arrangement  subject to the prohibited  transaction  provisions  of ERISA or Section 4975 of the Code,  or any person (including an insurance  company investing its general account,  an investment  manager,  a named  fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition.

            4.    This  document  may be executed in one or more  counterparts and by the different parties hereto on separate  counterparts,  each of which, when so  executed,  shall be  deemed  to be an  original;  such  counterparts, together, shall constitute one and the same document.

                              [Signature Page Follows]

       IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

                                            Print Name of Buyer
Print Name of Seller _____________________  __________________
By: __________________________________      By: ________________________________
    Name:                                       Name:
    Title:                                      Title:
Taxpayer Identification:                    Taxpayer Identification:
No.__________________________________       No._______________________________
Date:_________________________________      Date:_____________________________

                                                          ANNEX I TO EXHIBIT N

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Buyers Other Than Registered Investment Companies]

      The undersigned  hereby certifies as follows in connection with the Rule
144A Investment Representation to which this Certification is attached:

      1.  As  indicated  below,  the  undersigned  is  the  President,   Chief
Financial  Officer,  Senior Vice President or other  executive  officer of the
Buyer.

      2. In connection with purchases by the Buyer,  the Buyer is a "qualified institutional  buyer"  as  that  term  is  defined  in  Rule  144A  under  the
Securities  Act of 1933  ("Rule  144A")  because  (i) the Buyer  owned  and/or invested on a discretionary  basis  $___________ in securities (except for the excluded  securities  referred  to  below) as of the end of the  Buyer's  most recent  fiscal year (such  amount being  calculated  in  accordance  with Rule
144A) and (ii) the Buyer satisfies the criteria in the category marked below.

____  Corporations,  etc.  The  Buyer  is a  corporation  (other  than a bank, savings and loan association or similar  institution),  Massachusetts or
      similar  business  trust,   partnership,   or  charitable   organization
      described in Section 501(c)(3) of the Internal Revenue Code.

____  Bank. The Buyer (a) is a national bank or banking institution  organized under the laws of any State,  territory or the District of Columbia, the
      business  of  which  is   substantially   confined  to  banking  and  is
      supervised  by the State or  territorial  banking  commission or similar official or is a foreign bank or equivalent institution,  and (b) has an audited net worth of at least  $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

____  Savings  and Loan.  The Buyer  (a) is a  savings  and loan  association, building and loan association,  cooperative bank, homestead  association or similar  institution,  which is supervised and examined by a State or
      Federal authority having  supervision over any such institutions or is a foreign savings and loan  association or equivalent  institution and (b)
      has an audited net worth of at least  $25,000,000 as demonstrated in its latest annual financial statements.

____  Broker-Dealer.  The Buyer is a dealer registered  pursuant to Section 15 of the Securities Exchange Act of 1934.

____  Insurance  Company.  The Buyer is an insurance company whose primary and predominant  business  activity  is  the  writing  of  insurance  or the reinsuring  of risks  underwritten  by insurance  companies and which is subject  to  supervision  by the  insurance  commissioner  or a  similar official or agency of a State or territory or the District of Columbia.

____  State or Local Plan. The Buyer is a plan  established  and maintained by a State, its political  subdivisions,  or any agency or  instrumentality of the  State or its  political  subdivisions,  for the  benefit  of its employees.

____  Investment Adviser.  The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

____  SBIC. The Buyer is a Small Business  Investment  Company licensed by the
      U.S.  Small Business  Administration  under Section 301(c) or (d) of the
      Small Business Investment Act of 1958.

____  Business  Development  Company.  The  Buyer  is a  business  development company as defined in Section 202(a)(22) of the Investment  Advisers Act
      of 1940.

____  Trust Fund.  The Buyer is a trust fund whose  trustee is a bank or trust company and whose  participants  are exclusively  (a) plans  established and maintained by a State, its political subdivisions,  or any agency or instrumentality  of the  State or its  political  subdivisions,  for the benefit of its  employees,  or (b)  employee  benefit  plans  within the meaning of Title I of the  Employee  Retirement  Income  Security Act of
      1974, but is not a trust fund that includes as  participants  individual retirement accounts or H.R. 10 plans.

      3. The term  "securities" as used herein does not include (i) securities of issuers that are affiliated  with the Buyer,  (ii) securities that are part of an unsold  allotment  to or  subscription  by the Buyer,  if the Buyer is a dealer,  (iii) bank  deposit  notes and  certificates  of  deposit,  (iv) loan participations,  (v) repurchase agreements,  (vi) securities owned but subject to a repurchase  agreement  and (vii)  currency,  interest  rate and commodity swaps.

      4. For purposes of determining the aggregate  amount of securities owned and/or  invested  on a  discretionary  basis by the Buyer,  the Buyer used the cost  of  such  securities  to  the  Buyer  and  did  not  include  any of the securities  referred to in the preceding  paragraph.  Further,  in determining such  aggregate  amount,  the  Buyer  may have  included  securities  owned by subsidiaries  of the Buyer,  but only if such  subsidiaries  are  consolidated with  the  Buyer in its  financial  statements  prepared  in  accordance  with generally  accepted  accounting  principles  and if the  investments  of  such
subsidiaries  are  managed  under  the  Buyer's   direction.   However,   such
securities  were not included if the Buyer is a  majority-owned,  consolidated subsidiary  of  another  enterprise  and the Buyer is not  itself a  reporting company under the Securities Exchange Act of 1934.

      5.  The  Buyer  acknowledges  that it is  familiar  with  Rule  144A and
understands   that  the  seller  to  it  and  other  parties  related  to  the
Certificates  are relying and will  continue  to rely on the  statements  made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

___   ___   Will the Buyer be purchasing the Rule 144A
Yes   No    Securities only for the Buyer's own account?

      6. If the answer to the  foregoing  question is "no",  the Buyer  agrees that, in connection  with any purchase of securities sold to the Buyer for the account of a third party (including any separate  account) in reliance on Rule
144A,  the Buyer will only  purchase  for the account of a third party that at the time is a  "qualified  institutional  buyer"  within  the  meaning of Rule
144A.  In  addition,  the  Buyer  agrees  that the  Buyer  will  not  purchase securities  for a  third  party  unless  the  Buyer  has  obtained  a  current representation  letter from such third party or taken other  appropriate steps contemplated  by Rule 144A to  conclude  that such third  party  independently meets the  definition  of  "qualified  institutional  buyer" set forth in Rule
144A.

      7.  The  Buyer  will   notify   each  of  the   parties  to  which  this
certification  is made  of any  changes  in the  information  and  conclusions herein.  Until  such  notice  is  given,  the  Buyer's  purchase  of Rule 144A
Securities  will constitute a reaffirmation  of this  certification  as of the date of such purchase.

                                    _______________________________________
                                    Print Name of Buyer

                                    By: ___________________________________
                                    Name:
                                    Title:

                                    Date: __________________________________

                                                         ANNEX II TO EXHIBIT N

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

            [For Buyers That Are Registered Investment Companies]

            The  undersigned  hereby  certifies as follows in connection  with the Rule  144A  Investment  Representation  to  which  this  Certification  is attached:

            1. As indicated  below,  the  undersigned is the President,  Chief
Financial  Officer or Senior Vice President of the Buyer or, if the Buyer is a
"qualified  institutional  buyer" as that term is  defined  in Rule 144A under the  Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of
Investment Companies (as defined below), is such an officer of the Adviser.

            2.  In  connection  with  purchases  by  Buyer,  the  Buyer  is  a
"qualified  institutional  buyer" as defined in SEC Rule 144A  because (i) the
Buyer is an investment  company registered under the Investment Company Act of
1940,  and (ii) as marked  below,  the Buyer alone,  or the Buyer's  Family of
Investment  Companies,  owned at least  $100,000,000 in securities (other than the excluded  securities  referred to below) as of the end of the Buyer's most recent  fiscal year.  For  purposes of  determining  the amount of  securities owned by the Buyer or the Buyer's Family of Investment Companies,  the cost of such securities was used.

____  The Buyer owned  $_____________________  in  securities  (other than the excluded  securities  referred  to below)  as of the end of the  Buyer's most recent  fiscal year (such amount  being  calculated  in  accordance with Rule 144A).

____  The Buyer is part of a Family of  Investment  Companies  which  owned in the  aggregate  $_____________  in  securities  (other than the excluded securities  referred to below) as of the end of the Buyer's  most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment  Companies" as used herein means two or more registered  investment companies (or series thereof) that have the same investment adviser or investment  advisers that are affiliated (by virtue of being  majority  owned  subsidiaries  of the same  parent  or  because  one investment adviser is a majority owned subsidiary of the other).

            4. The term  "securities"  as used  herein  does not  include  (i)
securities  of issuers that are  affiliated  with the Buyer or are part of the
Buyer's  Family  of  Investment   Companies,   (ii)  bank  deposit  notes  and
certificates   of  deposit,   (iii)  loan   participations,   (iv)  repurchase
agreements,  (v)  securities  owned but subject to a repurchase  agreement and
(vi) currency, interest rate and commodity swaps.

            5.    The Buyer is familiar  with Rule 144A and  understands  that each of the parties to which this  certification  is made are relying and will continue to rely on the  statements  made herein  because one or more sales to the Buyer will be in reliance on Rule 144A.  In addition,  the Buyer will only purchase for the Buyer's own account.

            6. The  undersigned  will notify each of the parties to which this certification  is made  of any  changes  in the  information  and  conclusions herein.  Until such notice,  the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this  certification by the undersigned as of the date of such purchase.

                                    _______________________________________
                                    Print Name of Buyer

                                    By: ___________________________________
                                        Name:
                                        Title:

                                    IF AN ADVISER:

                                    Print Name of Buyer

                                    By: ___________________________________
                                        Name:
                                        Title:

                                        Date: ______________________________

                                                                     EXHIBIT O

                     FORM OF ERISA REPRESENTATION LETTER

                                                      ___________, 20__

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

[____________________]
[____________________]
[____________________]

Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

Attention: Residential Funding Corporation Series 20[_]-RZ[_]

            Re:   Mortgage Asset-Backed Pass-Through
                  Certificates,
                  Series 20[_]-RZ[_], Class [__]

Ladies and Gentlemen:

            [____________________________________]  (the "Purchaser")  intends
to   purchase    from    [______________________________]    (the    "Seller")
$[____________]    Initial   Certificate   Principal   Balance   of   Mortgage
Asset-Backed Pass-Through  Certificates,  Series 20[_]-RZ[_],  Class ____ (the
"Certificates"),  issued pursuant to the Pooling and Servicing  Agreement (the
"Pooling and Servicing  Agreement"),  dated as of  [_________]  1, 20[_] among
Residential Asset Mortgage  Products,  Inc., as the company (the "Depositor"),
Residential  Funding  Corporation,  as master servicer (the "Master Servicer")
and JPMorgan  Chase Bank,  N.A.,  as trustee (the  "Trustee").  All terms used herein and not  otherwise  defined  shall have the  meanings  set forth in the
Pooling and Servicing  Agreement.  The Purchaser hereby certifies,  represents and  warrants  to, and  covenants  with,  the  Depositor,  the Trustee and the
Master Servicer that:

            (a)  The  Purchaser  is not an  employee  benefit  or  other  plan subject  to  the  prohibited  transaction  provisions  of  the  Employee
      Retirement  Income  Security  Act of  1974,  as  amended  ("ERISA"),  or
      Section  4975 of the  Internal  Revenue  Code of 1986,  as amended  (the
      "Code")  (a  "Plan"),  or any  other  person  (including  an  investment manager,  a named  fiduciary or a trustee of any Plan) acting,  directly or  indirectly,  on behalf of or purchasing any  Certificate  with "plan assets"  of any Plan  within  the  meaning  of the  Department  of Labor
      ("DOL") regulation at 29 C.F.R. §2510.3-101; or

            (b) The Purchaser has provided the Trustee,  the Depositor and the
      Master  Servicer  with an opinion of counsel  acceptable  to and in form and substance  satisfactory to the Trustee, the Depositor and the Master
      Servicer to the effect that the purchase or holding of  Certificates  is permissible  under  applicable law, will not constitute or result in any non-exempt prohibited  transaction under Section 406 of ERISA or Section
      4975  of  the  Code  (or   comparable   provisions  of  any   subsequent
      enactments) and will not subject the Trustee, the Depositor,  the Master
      Servicer or the Trust Fund to any  obligation  or  liability  (including obligations or  liabilities  under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

            In  addition,  the  Purchaser  hereby  certifies,  represents  and warrants to, and covenants  with,  the  Depositor,  the Trustee and the Master
Servicer that the Purchaser  will not transfer such  Certificates  to any Plan or  person  unless  such Plan or person  meets the  requirements  set forth in either (a) or (b) above.

                                    Very truly yours,

                                    _______________________________________
                                    (Purchaser)

                                    By: ____________________________________
                                    Name: __________________________________
                                    Title: ___________________________________

                                                                     EXHIBIT P

                     FORM OF ERISA REPRESENTATION LETTER

                                                      ___________, 20__

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

[____________________]
[____________________]
[____________________]

Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 250
Minneapolis, Minnesota 55437

Attention: Residential Funding Corporation Series 20[_]-RZ[_]

            Re:   Residential Asset Mortgage Products, Inc.
                  Mortgage Asset-Backed Pass-Through
                  Certificates, Series 20[_]-RZ[_], Class
                  [A-[  ]] [M-[  ]] [B]

Ladies and Gentlemen:

            [____________________________________]  (the "Purchaser")  intends
to   purchase    from    [______________________________]    (the    "Seller")
$[____________]    Initial   Certificate   Principal   Balance   of   Mortgage
Asset-Backed  Pass-Through,  Series 20[_]-RZ[_] (the  "Certificates"),  issued pursuant to the Pooling and  Servicing  Agreement  (the "Pooling and Servicing
Agreement"),  dated  as of  [_________]  1,  20[_],  among  Residential  Asset
Mortgage Products,  Inc., as depositor (the "Depositor"),  Residential Funding
Corporation,  as master servicer (the "Master Servicer"),  and [____________], as trustee (the  "Trustee").  All terms used herein and not otherwise  defined shall have the meanings set forth in the Pooling and Servicing Agreement.

            The Purchaser  hereby  certifies,  represents and warrants to, and covenants  with the  Depositor,  the  Trustee  and the Master  Servicer  that, either:

            (a)   The  Purchaser  is not an  employee  benefit  or other  plan subject  to  the  prohibited  transaction  provisions  of  the  Employee
      Retirement  Income  Security  Act of  1974,  as  amended  ("ERISA"),  or
      Section  4975 of the  Internal  Revenue  Code of 1986,  as amended  (the
      "Code")  (a  "Plan"),  or any  other  person  (including  an  investment manager,  a named  fiduciary or a trustee of any Plan) acting,  directly or  indirectly,  on behalf of or purchasing any  Certificate  with "plan assets"  of any Plan  within  the  meaning  of the  Department  of Labor
      ("DOL") regulation at 29 C.F.R. §2510.3-101; or

            (b)   The Purchaser is an insurance  company,  the source of funds used to  purchase  or hold the  Certificates  is an  "insurance  company general account",  as the term is defined in DOL Prohibited  Transaction
      Class  Exemption  ("PTCE")  95-60,  and the conditions in Sections I and
      III of PTCE 95-60 have been satisfied.

            In  addition,  the  Purchaser  hereby  certifies,  represents  and warrants  to, and  covenants  with,  the  Seller,  the  Trustee and the Master
Servicer that the Purchaser  will not transfer such  Certificates  to any Plan or person unless that Plan or person meets the  requirements  in either (a) or
(b) above.

            The  Purchaser  hereby  agrees to indemnify  and hold harmless the
Company, the Trustee, the Master Servicer,  any Subservicer and the Trust Fund
from and against all liabilities,  claims,  costs or expenses incurred by such parties as a result of a breach of any  representation,  warranty  or covenant made by the Purchaser herein.

                                    Very truly yours,

                                    By: ____________________________________
                                    Name: __________________________________
                                    Title: ___________________________________

                                                                     EXHIBIT Q

   INFORMATION TO BE PROVIDED BY THE MASTER SERVICER TO THE RATING AGENCIES
                RELATING TO REPORTABLE MODIFIED MORTGAGE LOANS

Account number

Transaction Identifier
Unpaid Principal Balance prior to Modification
Next Due Date
Monthly Principal and Interest Payment
Total Servicing Advances
Current Interest Rate
Original Maturity Date
Original Term to Maturity (Months)
Remaining Term to Maturity (Months)
Trial Modification Indicator
Mortgagor Equity Contribution
Total Servicer Advances
Trial Modification Term (Months)
Trial Modification Start Date
Trial Modification End Date
Trial Modification Period Principal and Interest Payment
Trial Modification Interest Rate
Trial Modification Term
Rate Reduction Indicator
Interest Rate Post Modification
Rate Reduction Start Date
Rate Reduction End Date
Rate Reduction Term

Term Modified Indicator
Modified Amortization Period
Modified Final Maturity Date
Total Advances Written Off
Unpaid Principal Balance Written Off
Other Past Due Amounts Written Off
Write Off Date
Unpaid Principal Balance Post Write Off
Capitalization Indicator
Mortgagor Contribution
Total Capitalized Amount
Modification Close Date
Unpaid Principal Balance  Post Capitalization Modification
Next Payment Due Date per Modification Plan
Principal and Interest Payment Post Modification

Interest Rate Post Modification
Payment Made Post Capitalization
Delinquency Status to Modification Plan

                                                                     EXHIBIT R

                      SCHEDULE OF SWAP NOTIONAL AMOUNTS

                        (SEE SCHEDULE A TO EXHIBIT S)

                                                                     EXHIBIT S

                                SWAP AGREEMENT

                               (SEE ATTACHMENT)

                                                                     EXHIBIT T

      SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

      The  assessment  of  compliance  to be  delivered  by the Trustee  shall address,  at a  minimum,  the  criteria  identified  as below  as  "Applicable
Servicing Criteria":

----------------------------------------------------------------------------------------
                                                                         Applicable
                            Servicing Criteria                       Servicing Criteria
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
      Reference                         Criteria
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                           General Servicing Considerations
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
      1122(d)(1)(i)        Policies and  procedures  are  instituted
                     to monitor any  performance  or other  triggers
                     and events of default  in  accordance  with the
                     transaction agreements.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
      1122(d)(1)(ii)       If any material servicing  activities are
                     outsourced  to  third  parties,   policies  and
                     procedures  are instituted to monitor the third
                     party's  performance  and compliance  with such
                     servicing activities.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                           Any   requirements   in  the  transaction
                     agreements  to maintain a back-up  servicer for
                     the  credit  card   accounts  or  accounts  are
1122(d)(1)(iii)      maintained.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
      1122(d)(1)(iv)       A fidelity  bond and errors and omissions
                     policy is in effect on the party  participating
                     in  the  servicing   function   throughout  the
                     reporting  period  in the  amount  of  coverage
                     required by and  otherwise in  accordance  with
                     the terms of the transaction agreements.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                           Cash Collection and Administration
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
      1122(d)(2)(i)        Payments  on  credit  card  accounts  are       |X|
                     deposited into the  appropriate  custodial bank
                     accounts and related bank clearing  accounts no
                     more than two business days following  receipt,
                     or such other  number of days  specified in the
                     transaction agreements.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
      1122(d)(2)(ii)       Disbursements  made via wire  transfer on       |X|
                     behalf  of an  obligor  or to an  investor  are
                     made only by authorized personnel.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                           Advances    of   funds   or    guarantees
                     regarding    collections,    cash    flows   or
                     distributions,  and any  interest or other fees
                     charged for such advances,  are made,  reviewed
                     and approved as  specified  in the  transaction
1122(d)(2)(iii)      agreements.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                           The    related     accounts    for    the
                     transaction,  such as cash reserve  accounts or
                     accounts    established    as   a    form    of
                     overcollateralization,      are      separately
                     maintained  (e.g.,  with respect to commingling
                     of  cash)  as  set  forth  in  the  transaction
      1122(d)(2)(iv) agreements.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
      1122(d)(2)(v)        Each  custodial  account is maintained at
                     a federally insured  depository  institution as
                     set forth in the  transaction  agreements.  For
                     purposes of this criterion,  "federally insured
                     depository   institution"  with  respect  to  a
                     foreign  financial  institution means a foreign
                     financial    institution    that    meets   the
                     requirements   of  Rule   13k-1(b)(1)   of  the
                     Securities Exchange Act.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
      1122(d)(2)(vi)       Unissued  checks are safeguarded so as to
                     prevent unauthorized access.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                           Reconciliations   are   prepared   on   a
                     monthly basis for all  asset-backed  securities
                     related  bank  accounts,   including  custodial
                     accounts  and related bank  clearing  accounts.
                     These  reconciliations  are (A)  mathematically
                     accurate;  (B) prepared within 30 calendar days
                     after the bank  statement  cutoff date, or such
                     other   number   of  days   specified   in  the
                     transaction   agreements;   (C)   reviewed  and
                     approved  by someone  other than the person who
                     prepared  the  reconciliation;  and (D) contain
                     explanations  for  reconciling   items.   These
                     reconciling   items  are  resolved   within  90
                     calendar     days     of     their     original
                     identification,  or such  other  number of days
1122(d)(2)(vii)      specified in the transaction agreements.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                           Investor Remittances and Reporting
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
      1122(d)(3)(i)        Reports to investors,  including those to
                     be filed with the  Commission,  are  maintained
                     in accordance with the  transaction  agreements
                     and   applicable    Commission    requirements.
                     Specifically,  such reports (A) are prepared in
                     accordance  with timeframes and other terms set
                     forth  in  the  transaction   agreements;   (B)
                     provide  information  calculated  in accordance
                     with the  terms  specified  in the  transaction
                     agreements;  (C) are filed with the  Commission
                     as required by its rules and  regulations;  and
                     (D)  agree  with  investors'  or the  trustee's
                     records  as  to  the  total  unpaid   principal
                     balance  and  number  of credit  card  accounts
                     serviced by the Servicer.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
      1122(d)(3)(ii)       Amounts due to  investors  are  allocated       |X|
                     and  remitted in  accordance  with  timeframes,
                     distribution   priority  and  other  terms  set
                     forth in the transaction agreements.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                           Disbursements  made  to an  investor  are
                     posted   within  two   business   days  to  the
                     Servicer's  investor  records,  or  such  other       |X|
                     number  of days  specified  in the  transaction
1122(d)(3)(iii)      agreements.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                           Amounts  remitted  to  investors  per the
                     investor  reports agree with cancelled  checks,
                     or other form of  payment,  or  custodial  bank       |X|
      1122(d)(3)(iv) statements.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                           Pool Asset Administration
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
      1122(d)(4)(i)        Collateral  or  security  on credit  card       |X|
                     accounts  is  maintained  as  required  by  the
                     transaction  agreements  or related  asset pool
                     documents.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                           Account   and   related   documents   are
                     safeguarded  as  required  by  the  transaction       |X|
      1122(d)(4)(ii) agreements.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                           Any additions,  removals or substitutions
                     to  the  asset  pool  are  made,  reviewed  and
                     approved in accordance  with any  conditions or
1122(d)(4)(iii)      requirements in the transaction agreements.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
      1122(d)(4)(iv)       Payments   on   credit   card   accounts,
                     including any payoffs,  made in accordance with
                     the related credit card accounts  documents are
                     posted  to  the  Servicer's   obligor   records
                     maintained  no  more  than  two  business  days
                     after  receipt,  or such  other  number of days
                     specified in the  transaction  agreements,  and
                     allocated  to  principal,   interest  or  other
                     items  (e.g.,  escrow) in  accordance  with the
                     related asset pool documents.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
      1122(d)(4)(v)        The  Servicer's   records  regarding  the
                     accounts  and  the  accounts   agree  with  the
                     Servicer's   records   with   respect   to   an
                     obligor's unpaid principal balance.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
      1122(d)(4)(vi)       Changes  with  respect  to the  terms  or
                     status  of an  obligor's  account  (e.g.,  loan
                     modifications or re-agings) are made,  reviewed
                     and   approved  by   authorized   personnel  in
                     accordance with the transaction  agreements and
                     related pool asset documents.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                           Loss   mitigation  or  recovery   actions
                     (e.g.,  forbearance  plans,  modifications  and
                     deeds in lieu of foreclosure,  foreclosures and
                     repossessions,  as  applicable)  are initiated,
                     conducted and concluded in accordance  with the
                     timeframes  or other  requirements  established
1122(d)(4)(vii)      by the transaction agreements.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                           Records  documenting  collection  efforts
                     are  maintained  during the period a Account is
                     delinquent in accordance  with the  transaction
                     agreements.  Such records are  maintained on at
                     least a monthly  basis,  or such  other  period
                     specified in the  transaction  agreements,  and
                     describe the entity's  activities in monitoring
                     delinquent  Accounts  including,  for  example,
                     phone calls,  letters and payment  rescheduling
                     plans  in cases  where  delinquency  is  deemed
1122(d)(4)(viii)     temporary (e.g., illness or unemployment).
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
      1122(d)(4)(ix)       Adjustments  to  interest  rates or rates
                     of return for Accounts with variable  rates are
                     computed   based   on   the   related   Account
                     documents.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
      1122(d)(4)(x)        Regarding  any funds held in trust for an
                     obligor  (such as  escrow  accounts):  (A) such
                     funds  are  analyzed,  in  accordance  with the
                     obligor's  Account  documents,  on at  least an
                     annual  basis,  or such other period  specified
                     in the transaction agreements;  (B) interest on
                     such funds is paid,  or  credited,  to obligors
                     in   accordance   with    applicable    Account
                     documents  and state  laws;  and (C) such funds
                     are returned to the obligor  within 30 calendar
                     days  of   full   repayment   of  the   related
                     Accounts,   or  such   other   number  of  days
                     specified in the transaction agreements.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
      1122(d)(4)(xi)       Payments  made on  behalf  of an  obligor
                     (such as tax or  insurance  payments)  are made
                     on or before the related  penalty or expiration
                     dates,  as indicated on the  appropriate  bills
                     or notices  for such  payments,  provided  that
                     such support has been  received by the servicer
                     at  least  30  calendar  days  prior  to  these
                     dates,  or such other number of days  specified
                     in the transaction agreements.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                           Any late payment  penalties in connection
                     with any  payment  to be made on  behalf  of an
                     obligor are paid from the servicer's  funds and
                     not  charged  to the  obligor,  unless the late
                     payment  was  due to  the  obligor's  error  or
1122(d)(4)(xii)      omission.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                           Disbursements   made  on   behalf  of  an
                     obligor are posted  within two business days to
                     the   obligor's   records   maintained  by  the
                     servicer,   or  such   other   number  of  days
1122(d)(4)(xiii)     specified in the transaction agreements.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                           Delinquencies,       charge-offs      and
                     uncollectible   accounts  are   recognized  and
                     recorded  in  accordance  with the  transaction
1122(d)(4)(xiv)      agreements.
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                           Any   external   enhancement   or   other
                     support,  identified in Item 1114(a)(1) through
                     (3)  or  Item   1115  of   Regulation   AB,  is
                     maintained  as set  forth  in  the  transaction
      1122(d)(4)(xv) agreements.
----------------------------------------------------------------------------------------